FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-274151-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 3, 2026, may be amended or completed prior to time of sale.

$377,960,000 (Approximate)

D2-Natixis

Multifamily Mortgage Trust 2026-M1
(Central Index Key Number 0002145996)
as Issuing Entity

Natixis Commercial Mortgage Securities LLC
(Central Index Key Number 0001693143)
as Depositor

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

as Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2026-M1

Natixis Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-M1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates” below) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named D2-Natixis Multifamily Mortgage Trust 2026-M1. The assets of the issuing entity will primarily consist of a pool of fixed-rate multifamily mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2026. The rated final distribution date for the certificates is the distribution date in August 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-2	(1)		[__]%	(5)	(1)
Class A-3	(1)		[__]%	(5)	(1)
Class X-A	$336,640,000	(6)	[__]%	Variable(7)	NAP
Class A-S	$24,000,000		[__]%	(5)	July 2031
Class B	$18,430,000		[__]%	(5)	July 2031
Class C	$22,890,000		[__]%	(5)	July 2031

_____________________________________________________________

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 49 and page 51, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsor, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Natixis Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Natixis Securities Americas LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC will purchase the offered certificates from Natixis Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Natixis Securities Americas LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Natixis Securities Americas LLC is acting as sole bookrunning manager with respect to approximately 25.0% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 25.0% of each class of offered certificates, BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 25.0% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 25.0% of each class of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 18, 2026. Natixis Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2026, before deducting expenses payable by the depositor.

NATIXIS	Barclays	BMO Capital Markets	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners

August [__], 2026

D2-Natixis Multifamily Mortgage Trust 2026-M1

Commercial Mortgage Pass-Through Certificates, Series 2026-M1

Minnesota
2 properties
$33,367,000
7.5% of total
Indiana
2 properties
$23,500,000
5.3% of total
Ohio
1 property
$21,450,000
4.8% of total
Pennsylvania
1 property
$38,000,000
8.5% of total
New York
4 properties
$64,800,000
14.5% of total
Maryland
1 property
$39,162,750
8.8% of total
North Carolina
1 property
$15,000,000
3.4% of total
Georgia
2 properties
$34,100,000
7.6% of total
Florida
2 properties
$51,790,000
11.6% of total
Texas
4 properties
$100,900,000
22.6% of total
Arizona
1 property
$24,563,000
5.5% of total
Percentage of Initial Pool Balance
10.1%-22.6%
5.1%-10.0%
3.4%-5.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-2	(1)		30.000%	[_]%	(5)	(1)	(1)	(1)
Class A-3	(1)		30.000%	[_]%	(5)	(1)	(1)	(1)
Class X-A	$336,640,000	(6)	NAP	[_]%	Variable(7)	NAP	NAP	NAP
Class A-S	$24,000,000		24.625%	[_]%	(5)	July 2031	4.91	59 – 59
Class B	$18,430,000		20.500%	[_]%	(5)	July 2031	4.91	59 – 59
Class C	$22,890,000		15.375%	[_]%	(5)	July 2031	4.91	59 – 59
Non-Offered Certificates
Class D	$20,100,000		10.875%	[_]%	(5)	July 2031	4.91	59 – 59
Class E	$12,840,000		8.000%	[_]%	(5)	August 2031	4.92	59 – 60
Class F-RR	$8,370,000		6.125%	[_]%	(5)	August 2031	4.99	60 – 60
Class G-RR	$18,430,000		2.000%	[_]%	(5)	August 2031	4.99	60 – 60
Class J-RR	$8,932,750		0.000%	[_]%	(5)	August 2031	4.99	60 – 60
Class R(8)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a variance of plus or minus 5%. The actual initial certificate balances and notional amounts may be larger or smaller in connection with any variation in the certificate balance of the horizontal risk retention certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention”. The actual initial certificate balances and notional amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented herein. In addition, the notional amount of the Class X-A certificates may vary depending upon the final pricing of the classes of principal balance certificates and, if, as a result of such pricing, the pass-through rate of the Class X-A certificates would be equal to zero at all times, the Class X-A certificates may not be issued on the closing date of this securitization.

The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $312,640,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 certificates are issued with the maximum certificate balance (i.e., with an initial certificate balance of $312,640,000), the Class A-2 certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $125,000,000	NAP – February 2031	NAP – 4.34	NAP / 50 – 54
Class A-3	$187,640,000 - $312,640,000	July 2031 – July 2031	4.72 – 4.57	54 – 59 / 50 – 59
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on 30/360 basis) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC rate for the related distribution date or (iv) a variable rate per annum equal to the WAC rate for the related distribution date minus a specified percentage.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-2, Class A-3 and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
3

(7)	The pass-through rate of the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (i) the WAC rate for the related distribution date, over (ii) the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-S certificates for such distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(8)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	24
Summary of Risk Factors	49
Risks Relating to the Mortgage Loans	49
Risks Relating to Conflicts of Interest	50
Other Risks Relating to the Certificates	50
Risk Factors	51
Risks Related to Market Conditions and Other External Factors	51
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	51
Risks Relating to the Mortgage Loans	52
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	52
Risks of Multifamily Lending Generally; Multifamily Properties Have Special Risks	53
Condominium Ownership May Limit Use and Improvements	60
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	62
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	63
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	64
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	65
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	66
Risks Related to Zoning Non-Compliance and Use Restrictions	67
Risks Relating to Inspections of Properties	69
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	69
Insurance May Not Be Available or Adequate	69
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	71
Terrorism Insurance May Not Be Available for All Mortgaged Properties	71
Risks Associated with Blanket Insurance Policies	73
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	73
Limited Information Causes Uncertainty	73
Historical Information	73
Ongoing Information	74
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	74
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	75
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	76
Static Pool Data Would Not Be Indicative of the Performance of this Pool	76
Appraisals May Not Reflect Current or Future Market Value of Each Property	77
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	78
5

The Borrower’s Form of Entity May Cause Special Risks	79
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	81
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	82
Other Financings or Ability to Incur Other Indebtedness Entails Risk	83
Risks Relating to Enforceability of Cross-Collateralization	84
Tenancies-in-Common May Hinder Recovery	85
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	85
Risks Associated with One Action Rules	86
State Law Limitations on Assignments of Leases and Rents May Entail Risks	86
Various Other Laws Could Affect the Exercise of Lender’s Rights	86
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	87
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	88
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	89
Risks Related to Ground Leases and Other Leasehold Interests	90
Increases in Real Estate Taxes May Reduce Available Funds	92
Risks Relating to Tax Credits	92
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	93
Risks Related to Conflicts of Interest	93
Interests and Incentives of the Originator, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests	93
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	95
Potential Conflicts of Interest of the Master Servicer and Special Servicer	97
Potential Conflicts of Interest of the Operating Advisor	99
Potential Conflicts of Interest of the Asset Representations Reviewer	100
Potential Conflicts of Interest of the Directing Certificateholder	100
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	101
Other Potential Conflicts of Interest May Affect Your Investment	102
Other Risks Relating to the Certificates	103
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	106
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	109
General	109
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	110
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	112
Losses and Shortfalls May Change Your Anticipated Yield	112
Risk of Early Termination	113
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	113
6

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	114
You Have Limited Voting Rights	114
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	114
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	116
The Rights of Mezzanine Debt May Adversely Affect Your Investment	116
Risks Relating to Modifications of the Mortgage Loans	117
The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	118
Risks Relating to Interest on Advances and Special Servicing Compensation	119
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	119
The Sponsor, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	119
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	121
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	121
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	121
Tax Considerations Relating to Foreclosure	121
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	122
REMIC Status	123
Material Federal Tax Considerations Regarding Original Issue Discount	123
Changes in Tax Law; No Gross Up in Respect of the Certificates	123
State and Local Taxes Could Adversely Impact Your Investment	124
General Risks	124
The Certificates May Not Be a Suitable Investment for You	124
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	124
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	125
Other Events May Affect the Value and Liquidity of Your Investment	125
The Certificates Are Limited Obligations	126
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	126
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	127
Description of the Mortgage Pool	130
General	130
Certain Calculations and Definitions	130
Definitions	131
Mortgage Pool Characteristics	142
Overview	142
7

Property Types	143
Multifamily Properties	143
Significant Obligors	144
Mortgage Loan Concentrations	145
Top Twenty Mortgage Loans	145
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	145
Geographic Concentrations	147
Mortgaged Properties with Limited Prior Operating History	147
Tenancies-in-Common or Diversified Ownership	147
Condominium and Other Shared Interests	148
Fee & Leasehold Estates; Ground Leases	148
Environmental Considerations	149
Redevelopment, Renovation and Expansion	150
Assessment of Property Value and Condition	150
Litigation and Other Considerations	151
Condemnations	152
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	152
Competition from Certain Nearby Properties	153
Insurance Considerations	153
Use Restrictions	154
Appraised Value	154
Non-Recourse Carveout Limitations	155
Real Estate and Other Tax Considerations	156
Delinquency Information	157
Certain Terms of the Mortgage Loans	157
Amortization of Principal	157
Payment Due Dates; Interest Rates; Calculations of Interest	158
Single Purpose Entity Covenants	159
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	159
Voluntary Prepayments	159
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	161
Defeasance	162
Releases; Partial Releases; Property Additions	163
Escrows	163
Mortgaged Property Accounts	164
Exceptions to Underwriting Guidelines	165
Additional Indebtedness	165
General	165
Mezzanine Indebtedness	166
Other Secured Indebtedness	167
General	167
Preferred Equity	167
Other Unsecured Indebtedness	167
Additional Information	168
Transaction Parties	168
The Sponsor and Mortgage Loan Seller	168
Natixis Real Estate Capital LLC	168
General	168
NREC’s Commercial Real Estate Securitization Program	169
Review of the Mortgage Loans	170
NREC’s Underwriting Standards	171
Compliance with Rule 15Ga-1 under the Exchange Act	175
8

Retained Interests in This Securitization	176
The Depositor	176
The Issuing Entity	177
The Certificate Administrator and Trustee	177
Trustee	178
Certificate Administrator	178
Custodian	179
The Master Servicer and the Special Servicer	180
The Operating Advisor and Asset Representations Reviewer	185
Credit Risk Retention	187
General	187
Qualifying CRE Loans; Required Credit Risk Retention Percentage	187
Third Party Purchaser	187
Horizontal Risk Retention Certificates	188
General	188
Material Terms of the Eligible Horizontal Residual Interest	189
Determination of Amount of Required Horizontal Credit Risk Retention	190
General	190
Treasury-Priced Principal Balance Certificates	190
Treasury Yield Curve	190
Credit Spread Determination	191
Discount Yield Determination	191
Determination of Class Sizes	192
Target Price Determination	192
Determination of Treasury-Priced Expected Price	193
Interest-Only Certificates	193
Treasury Yield Curve	193
Credit Spread Determination	194
Discount Yield Determination	194
Determination of Scheduled Certificate Interest Payments	194
Determination of Interest-Only Expected Price	195
Yield-Priced Certificates	195
Determination of Class Size	195
Determination of Yield-Priced Expected Price	195
Calculation of Estimated Fair Value	195
Hedging, Transfer and Financing Restrictions	196
Operating Advisor	197
Representations and Warranties	198
Description of the Certificates	199
General	199
Distributions	200
Method, Timing and Amount	200
Available Funds	201
Priority of Distributions	203
Pass-Through Rates	206
Interest Distribution Amount	207
Principal Distribution Amount	207
Certain Calculations with Respect to Individual Mortgage Loans	209
Application Priority of Mortgage Loan Collections	210
Allocation of Yield Maintenance Charges and Prepayment Premiums	213
Assumed Final Distribution Date; Rated Final Distribution Date	215
Prepayment Interest Shortfalls	216
Subordination; Allocation of Realized Losses	217
9

Reports to Certificateholders; Certain Available Information	219
Certificate Administrator Reports	219
Information Available Electronically	225
Voting Rights	231
Delivery, Form, Transfer and Denomination	231
Book-Entry Registration	232
Definitive Certificates	235
Certificateholder Communication	235
Access to Certificateholders’ Names and Addresses	235
Requests to Communicate	236
List of Certificateholders	236
Description of the Mortgage Loan Purchase Agreement	237
General	237
Dispute Resolution Provisions	245
Asset Review Obligations	245
Pooling and Servicing Agreement	246
General	246
Assignment of the Mortgage Loans	246
Servicing Standard	246
Subservicing	248
Advances	249
P&I Advances	249
Servicing Advances	250
Nonrecoverable Advances	250
Recovery of Advances	251
Accounts	253
Withdrawals from the Collection Account	255
Servicing and Other Compensation and Payment of Expenses	256
General	256
Master Servicing Compensation	260
Special Servicing Compensation	263
Disclosable Special Servicer Fees	267
Certificate Administrator and Trustee Compensation	268
Operating Advisor Compensation	268
Asset Representations Reviewer Compensation	269
CREFC® Intellectual Property Royalty License Fee	269
Appraisal Reduction Amounts	270
Maintenance of Insurance	276
Modifications, Waivers and Amendments	279
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	284
Inspections	286
Collection of Operating Information	286
Special Servicing Transfer Event	286
Asset Status Report	290
Realization Upon Mortgage Loans	293
Sale of Defaulted Loans and REO Properties	295
The Directing Certificateholder	298
General	298
Major Decisions	299
Asset Status Report	303
Replacement of the Special Servicer	304
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	304
10

Servicing Override	306
Limitation on Liability of Directing Certificateholder	307
The Operating Advisor	308
General	308
Duties of Operating Advisor at All Times	308
Annual Report	310
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	311
Recommendation of the Replacement of the Special Servicer	312
Eligibility of Operating Advisor	312
Other Obligations of Operating Advisor	313
Delegation of Operating Advisor’s Duties	314
Termination of the Operating Advisor With Cause	314
Rights Upon Operating Advisor Termination Event	315
Waiver of Operating Advisor Termination Event	316
Termination of the Operating Advisor Without Cause	316
Resignation of the Operating Advisor	316
Operating Advisor Compensation	317
The Asset Representations Reviewer	317
Asset Review	317
Asset Review Trigger	317
Asset Review Vote	318
Review Materials	319
Asset Review	320
Eligibility of Asset Representations Reviewer	322
Other Obligations of Asset Representations Reviewer	323
Delegation of Asset Representations Reviewer’s Duties	323
Asset Representations Reviewer Termination Events	323
Rights Upon Asset Representations Reviewer Termination Event	324
Termination of the Asset Representations Reviewer Without Cause	325
Resignation of Asset Representations Reviewer	325
Asset Representations Reviewer Compensation	326
Replacement of the Special Servicer Without Cause	326
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	328
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	329
Termination of the Master Servicer or Special Servicer for Cause	330
Servicer Termination Events	330
Rights Upon Servicer Termination Event	331
Waiver of Servicer Termination Event	332
Resignation of the Master Servicer or Special Servicer	332
Limitation on Liability; Indemnification	333
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	336
Dispute Resolution Provisions	336
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	336
Repurchase Request Delivered by a Party to the PSA	337
Resolution of a Repurchase Request	337
Mediation and Arbitration Provisions	340
Rating Agency Confirmations	341
Evidence as to Compliance	343
11

Limitation on Rights of Certificateholders to Institute a Proceeding	345
Termination; Retirement of Certificates	345
Amendment	346
Resignation and Removal of the Trustee and the Certificate Administrator	349
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	350
Certain Legal Aspects of Mortgage Loans	350
General	352
Types of Mortgage Instruments	353
Leases and Rents	353
Personalty	353
Foreclosure	354
General	354
Foreclosure Procedures Vary from State to State	354
Judicial Foreclosure	354
Equitable and Other Limitations on Enforceability of Certain Provisions	354
Nonjudicial Foreclosure/Power of Sale	355
Public Sale	355
Rights of Redemption	356
Anti-Deficiency Legislation	357
Leasehold Considerations	357
Cooperative Shares	358
Bankruptcy Laws	358
Environmental Considerations	366
General	366
Superlien Laws	366
CERCLA	366
Certain Other Federal and State Laws	367
Additional Considerations	367
Due-on-Sale and Due-on-Encumbrance Provisions	368
Subordinate Financing	368
Default Interest and Limitations on Prepayments	368
Applicability of Usury Laws	368
Americans with Disabilities Act	369
Servicemembers Civil Relief Act	369
Anti-Money Laundering, Economic Sanctions and Bribery	370
Potential Forfeiture of Assets	370
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	370
Pending Legal Proceedings Involving Transaction Parties	371
Use of Proceeds	371
Yield and Maturity Considerations	372
Yield Considerations	372
General	372
Rate and Timing of Principal Payments	372
Losses and Shortfalls	373
Certain Relevant Factors Affecting Loan Payments and Defaults	374
Delay in Payment of Distributions	375
Yield on the Certificates with Notional Amounts	375
Weighted Average Life	375
Pre-Tax Yield to Maturity Tables	380
Material Federal Income Tax Considerations	382
General	382
Qualification as a REMIC	383
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Status of Offered Certificates	385
Taxation of Regular Interests	385
General	385
Original Issue Discount	385
Acquisition Premium	388
Market Discount	388
Premium	389
Election To Treat All Interest Under the Constant Yield Method	389
Treatment of Losses	390
Yield Maintenance Charges and Prepayment Premiums	391
Sale or Exchange of Regular Interests	391
Taxes That May Be Imposed on a REMIC	392
Prohibited Transactions	392
Contributions to a REMIC After the Startup Day	392
Net Income from Foreclosure Property	392
REMIC Partnership Representative	393
Taxation of Certain Foreign Investors	393
FATCA	394
Backup Withholding	395
Information Reporting	395
3.8% Medicare Tax on “Net Investment Income”	395
Reporting Requirements	395
Certain State and Local Tax Considerations	396
Method of Distribution (Conflicts of Interest)	396
Incorporation of Certain Information by Reference	399
Where You Can Find More Information	399
Financial Information	400
Certain ERISA Considerations	400
General	400
Plan Asset Regulations	401
Administrative Exemptions	401
Insurance Company General Accounts	403
Legal Investment	404
Legal Matters	405
Ratings	405
Index of Defined Terms	409

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

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WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Natixis Commercial Mortgage Securities LLC;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

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●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

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OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION (AND FOR THE PURPOSES OF THE PRECEDING SECTION OF THIS PROSPECTUS), THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

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OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED

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ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION AND THE PRECEDING SECTION OF THIS PROSPECTUS, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSOR, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF

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ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO

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THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN

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ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR

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RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-M1.
Depositor	Natixis Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Natixis Real Estate Capital LLC, a Delaware limited liability company, which is itself a wholly-owned indirect subsidiary of Natixis North America LLC, which in turn is a wholly-owned direct subsidiary of Natixis, a joint stock company with a board of directors duly established under the laws of France (“Natixis”). The depositor’s address is 1251 Avenue of the Americas, New York, New York 10020 and its telephone number is (212) 891-6100. See “Transaction Parties—The Depositor”.
Issuing Entity	D2-Natixis Multifamily Mortgage Trust 2026-M1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsor and Originator	The sponsor of this transaction is Natixis Real Estate Capital LLC, a Delaware limited liability company. This entity is sometimes also referred to in this prospectus as the “mortgage loan seller”. The originator of the mortgage loans in this transaction is Natixis Real Estate Capital LLC, a Delaware limited liability company. The sponsor originated and will transfer to the depositor all of the mortgage loans on the closing date.

See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans. The principal servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

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Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the special servicer with respect to the mortgage loans and REO properties (other than any excluded special servicer loans). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to special servicer decisions, major decisions and other transactions relating to such mortgage loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties— The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and

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Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association, is expected to be appointed as a special servicer by D2-Natixis Retention Holder, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
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Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class E, Class F-RR, Class G-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been

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reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J-RR certificates.

It is anticipated that on the closing date, D2-Natixis Retention Holder, LLC, is expected to purchase the Class E, Class F-RR, Class G-RR and Class J-RR certificates, and that D2-Natixis Retention Holder, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

Certain Affiliations

and Relationships	The originator, the sponsor, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in August 2026 (or, in the case of any mortgage loan that has its first payment due date after August 2026, the date that would have been its payment due date in August 2026 under the terms of such mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 18, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Kansas, New York, North Carolina, Pennsylvania or the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-2	NAP – February 2031(1)(2)
Class A-3	July 2031 – July 2031(2)
Class X-A	NAP
Class A-S	July 2031
Class B	July 2031
Class C	July 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $125,000,000.

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(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-3 certificates ranging from $187,640,000 to $312,640,000. In the event that the Class A-3 certificates are issued with an initial certificate balance of $312,640,000, the Class A-2 certificates will not be issued.

The rated final distribution date for the offered certificates will be the distribution date in August 2059.

Transaction Overview

On the closing date, the sponsor will sell the mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-M1:
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus (collectively the “non-offered certificates”): Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-2	(2)	(2)	30.000%
Class A-3	(2)	(2)	30.000%
Class X-A	$336,640,000	NAP	NAP
Class A-S	$24,000,000	5.374%	24.625%
Class B	$18,430,000	4.126%	20.500%
Class C	$22,890,000	5.125%	15.375%

(1)	The approximate initial credit support with respect to the Class A-2 and Class A-3 certificates are presented in the aggregate.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-2 certificates is expected to be within the range of $0 - $125,000,000 (0.000% - 27.987% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 certificates is expected to be within the range of $187,640,000 - $312,640,000 (42.012% - 69.999% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $312,640,000, subject to a variance of plus or minus 5%.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-2	[_]%
Class A-3	[_]%
Class X-A	[_]%
Class A-S	[_]%
Class B	[__%
Class C	[_]%

(1)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on 30/360 basis) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC rate for the related distribution date or (iv) a variable rate per annum equal to the WAC rate for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-3 and Class A-S certificates for such distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

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C. Servicing and

Administration Fees	The master servicer and special servicer are entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan at a servicing fee rate equal to a per annum rate equal to 0.00250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan) at a per annum rate equal to 0.022110%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.003027%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.000552%. Upon the completion of any asset review with

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respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order

    of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-2, Class A-3 and Class X-A certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (b) second, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to

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zero, (ii) if the certificate balance of each class of certificates other than the Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-2 and Class A-3 certificates remaining outstanding, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 certificates to reimburse the Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on

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the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and

Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated
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to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and then to the other non-offered certificates (other than the Class R certificates)) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A certificates are interest-only certificates.
(2)	Other than the Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-2, Class A-3 and Class A-S certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions

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applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan or any successor REO loan serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess

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of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer

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or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, compounded annually, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty (20) fixed-rate multifamily mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in twenty-one (21) multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $446,632,750.

The term “mortgage loan” refers to each of the multifamily mortgage loans to be held by the issuing entity.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

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The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$446,632,750
Number of mortgage loans	20
Number of mortgaged properties	21
Range of Cut-off Date Balances	$10,550,000 to $39,162,750
Average Cut-off Date Balance per mortgage loan	$22,331,638
Range of Interest Rates	5.6800% to 6.7000%
Weighted average Interest Rate	6.1748%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	50 months to 60 months
Weighted average remaining term to maturity	56 months
Range of Cut-off Date LTV Ratios(2)	63.8% to 77.9%
Weighted average Cut-off Date LTV Ratio(2)	70.3%
Range of LTV Ratios as of the maturity date(2)	63.8% to 77.9%
Weighted average LTV Ratio as of the maturity date(2)	70.3%
Range of U/W NCF DSCRs(3)	1.20x to 1.49x
Weighted average U/W NCF DSCR(3)	1.26x
Range of U/W NOI Debt Yields	7.0% to 9.8%
Weighted average U/W NOI Debt Yield	8.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(3)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

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Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to one (1) of the mortgaged properties (6.9%), such mortgaged property was constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	The sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsor and Mortgage Loan Seller—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Natixis Real Estate Capital LLC, as retaining sponsor, see “Credit Risk Retention”.

This transaction is being structured with a “third-party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “horizontal risk retention certificates”). D2-Natixis Retention Holder, LLC (in satisfaction of the retention obligations of Natixis Real Estate Capital LLC, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, D2-Natixis Retention Holder, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third-party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

EU SR Rules and UK

Securitization Framework	None of the sponsor, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action
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that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co.), a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT, CMBS.com, Inc., LSEG, and BlackRock Financial Management, Inc.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and

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deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreement—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the

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certificateholders (as a collective whole as if such certificateholders constituted a single lender).

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained

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in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: All of the mortgaged properties securing the mortgage pool are multifamily properties, including garden, mid-rise, high-rise, student housing and townhome. Adverse developments with respect to multifamily properties or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
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●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder: Certain certificateholders have control and/or consent rights regarding the servicing of the mortgage loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsor, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsor, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsor, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsor, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsor, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsor, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the

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sponsor’s, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsor or any of its affiliates is materially adversely affected by such events, the sponsor may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsor make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

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The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsor make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Multifamily Lending Generally; Multifamily Properties Have Special Risks

The mortgage loans will be secured by various multifamily properties. The repayment of a multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space or multifamily housing;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Increased labor expenses, including collective bargaining agreements may also impact the performance of a mortgaged property and may be impacted by a number of factors, such as:

●	adverse relationships with employees or the unions that represent them become causing labor disputes or disruptions;
●	labor regulation and the negotiation of new or existing collective bargaining agreements leading to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns; and
●	certain union employees working at a mortgaged property participating in multiemployer pension plans.
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We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

A decline in the real estate market will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition to the factors discussed above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
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●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

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We cannot assure you that such rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. To qualify for CityFHEPS, a tenant’s income must be at or below 200% of the federal poverty level. Tenants under the CityFHEPS program must qualify for individual vouchers under the program. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. The tenants participating in the CityFHEPS program pay no more than 30% of their income as rent with the subsidy payments covering the remaining portion of the rent, but many families will have their entire rent covered by CityFHEPS and a cash assistance shelter allowance. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS program may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold

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qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including

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(i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by certain of the mortgaged properties. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged property, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged property for a price sufficient to repay the underlying mortgage loan at maturity.

Certain of the mortgaged properties contain co-living space, which is generally leased on a per bedroom basis, and may have characteristics similar to student housing, such as common living areas, kitchens and/or amenities. Co-living space is typically leased to subtenants for shorter terms than typical for leases of multifamily housing; for example, for periods of three to 12 months. Accordingly, turnover may be higher than for traditional multifamily space. Co-living space may also be more sensitive to economic fluctuations than traditional multifamily space. Further, co-living space may be leased in blocks; for example, by a company for certain of its employees. In such event, expiration or termination of the related leases may result in a large block of space being unoccupied. Tenants that operate co-living space may experience high operating costs, and revenues may lag expenses until the co-living space is subleased. Further, if multifamily rents decrease, shorter-term co-living space users may move to properties with lower rent, while tenants that operate co-living space would be left with longer-term lease obligations. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

In addition, certain of the mortgaged properties contain retail space. The retail components compete with retail properties, including other retail properties in the related city and surrounding areas. The retail components also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Increased competition could adversely affect income from and market value of those retail components. The correlation between success of tenant business and a property’s value with retail space may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged properties or the rates of occupancy at the retail stores will remain consistent with past performance.

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Certain retail tenants at the Properties may not have operating covenants and may not be contractually obligated to operate their stores at the Properties. In addition, some tenant leases may be month-to-month or are short-term leases that expire prior to the Maturity Date, and certain tenants may have termination rights under their leases. In the event any of the current tenants terminates its lease, fails to renew its lease or otherwise vacates its space, the related borrowers may not be able to find replacement tenants. As a result, the related borrowers may need to incur substantial capital costs to lease such space to such replacement tenants.

See Annex A-3 for information regarding certain retail space located at the mortgaged properties with respect to the mortgage loans.

Affiliates of the Borrowers and the Property Manager may currently own, and in the future may develop or acquire, additional properties and lease space in other properties in the same market area where the Properties are located. The Property Manager also may manage competing properties.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and

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restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures.

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A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

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See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in certain states may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, New York, Florida, Maryland, Pennsylvania, Georgia, Minnesota, Arizona and Indiana. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).
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We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsor and Mortgage Loan Seller—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed

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in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or beds or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

The properties may not be readily convertible (or convertible at all) to alternative uses if such property were to become unprofitable for any reason. This is because:

●	converting commercial and/or multifamily properties to alternate uses and/or converting specialized tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and
●	zoning, land use or other restrictions also may prevent alternative uses

In addition, converting multifamily properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Certain properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance

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insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

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As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on

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Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and

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no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy. See “—Risks Associated with Blanket Insurance Policies” below.

Risks Associated with Blanket Insurance Policies

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket policies may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and

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some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is part of a leased fee structure. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsor’s access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

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We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsor has conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreement” and the sponsor’s description of its underwriting criteria and the review conducted by the sponsor for this securitization

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transaction described under “Transaction Parties—The Sponsor and Mortgage Loan Seller—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The representations and warranties made by the sponsor may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreement”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the sponsor.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan or at or around the time of the acquisition of the mortgage loan by the sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered

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certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an other than “as-is” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the value other than “as-is” as a result of the satisfaction of the related conditions or assumptions) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such other than “as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

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Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsor and Mortgage Loan Seller—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

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Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater

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than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot

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assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’

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and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the

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related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

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Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant

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in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as

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landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC

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transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

While none of the mortgage loans provide for amortization, mortgage loans that amortize on a schedule typically have amortization schedules that are significantly longer than their respective terms to maturity, and all of the mortgage loans require only payments of interest for all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer

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amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties;
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for the mortgage loan seller under “Transaction Parties” in this prospectus.

None of the sponsor, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in

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collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest

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in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased

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premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, if applicable, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that

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they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

In addition, with respect to certain mortgage loans the related property owners may be entitled to receive low income housing tax credits pursuant to other state or local programs, such as New York City Department of Housing Preservation and Development 421-a tax abatements, which provide tax credits and incentives to borrowers for such properties. Such programs have their own requirements and restriction the borrowers must comply with to retain the related tax benefits.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originator, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

The originator, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsor will sell the mortgage loans to the depositor (an affiliate of Natixis Real Estate Capital LLC, the sponsor, the originator and the retaining sponsor and of Natixis Securities Americas LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to

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investors and/or in exchange for offered certificates. A completed offering would reduce the sponsor’s exposure to the mortgage loans. The originator made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originator may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the originator. This offering of offered certificates will effectively transfer the sponsor’s exposure to the mortgage loans to purchasers of the offered certificates. The originator, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsor and its affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originator, the sponsor and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsor and/or its affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsor and its affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originator, the sponsor or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originator, the sponsor and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originator, the sponsor and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originator, the sponsor and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originator, the sponsor or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsor and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsor and its affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the

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properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsor may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by the sponsor, the originator or one of their respective key employees or affiliates, or the sponsor, the originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsor, the originator and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsor, the originator and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

Further, the originator, sponsor and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered

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certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

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Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, the originator or sponsor prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsor and Mortgage Loan Seller” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required

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to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the D2-Natixis Multifamily Mortgage Trust 2026-M1 non-offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan seller will determine who will service mortgage loans that the mortgage loan seller originates in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the mortgage loan seller. Such enforcement may also

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be influenced by any affiliation between the master servicer or special servicer, as applicable, and the mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) the mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsor, the mortgage loan seller, the originator, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, any third party purchaser, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC, and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the

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mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsor, the mortgage loan seller, the originator, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a

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parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder

It is expected that D2-Natixis Retention Holder, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder or its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information

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related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Although the anticipated initial investor in the Class E, Class F-RR, Class G-RR and Class J-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), acted as correspondent to identify and present the mortgage loans to the sponsor for origination by the sponsor and bore the risk of loss for the mortgage loans prior to the date of this securitization, the b-piece buyer was also given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsor was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)       in the European Economic Area (the “EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)       in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

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The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU
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Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and
(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

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Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsor, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any SR Institutional Investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Certain reforms have been proposed to the EU SR Rules and the UK Securitization Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements, the implications of any future changes thereto and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
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●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not

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be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse

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change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial or multifamily real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
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●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if the sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their

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initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreement” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-2, Class A-3 and Class A-S certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately

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available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-2, Class A-3 or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-2, Class A-3 and Class X-A certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans, those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any mezzanine debt under the related intercreditor agreement. See “Pooling and Servicing Agreement”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, the mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Although the master servicer or special servicer under the pooling and servicing agreement are not permitted to take actions which are prohibited by law or violate the servicing standard under the pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in the interests of the holders of the controlling class;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class;

(iv)           may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans. Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if the certificateholders constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates.

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You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Mezzanine Debt May Adversely Affect Your Investment

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken

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with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the

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special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

The sponsor is the sole warranting party in respect of the mortgage loans. Neither we nor any of our affiliates (except Natixis Real Estate Capital LLC in its capacity as the sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of the sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsor or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsor may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

A financial failure or insolvency proceeding involving the mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

The sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that the sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreement”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsor, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of the sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not

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successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsor to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of the sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to the sponsor. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income

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attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”). Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has

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issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither any Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

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State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant

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dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Any of the foregoing impacts on the economy or the supply chain may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and
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multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsor, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.
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We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty (20) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $446,632,750 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in August 2026 (or, in the case of any Mortgage Loan that has its first payment due date after August 2026, the date that would have been its payment due date in August 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan seller and its affiliates, or originated by others and acquired by the mortgage loan seller specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

All of the Mortgage Loans were originated by Natixis Real Estate Capital LLC, the mortgage loan seller, and the mortgage loan seller will sell the Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsor, the mortgage loan seller or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 18, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by the sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan may be identified in this prospectus by name (for example, the Redwood Campus Center Mortgage Loan); when that occurs, we are

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referring to the Mortgage Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Redwood Campus Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such

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cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which assigns a premium to the value of the Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. See “Description of the Mortgage Pool—Appraised Value”.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, parking income, laundry income and other income, with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the

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caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan seller or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a

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Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage

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Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Occupancy Rate” means the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain

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additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

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“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“Square Feet”, “SF” or “Sq. Ft.” means the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of the mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant). Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) by generally relying on a rent roll

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and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily properties, the mortgage loan seller generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue; (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are, in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of

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the information provided by any borrowers, or the adequacy of the procedures used by the mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital

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expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), subject to the assumptions and subjective judgments of the mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, and (b) in the case of certain Mortgaged Properties operated as student housing, the number of beds.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

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A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for the mortgage loan seller under “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$446,632,750
Number of Mortgage Loans	20
Number of Mortgaged Properties	21
Range of Cut-off Date Balances	$10,550,000 to $39,162,750
Average Cut-off Date Balance per Mortgage Loan	$22,331,638
Range of Interest Rates	5.6800% to 6.7000%
Weighted average Interest Rate	6.1748%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	50 months to 60 months
Weighted average remaining term to maturity	56 months
Range of Cut-off Date LTV Ratios(2)	63.8% to 77.9%
Weighted average Cut-off Date LTV Ratio(2)	70.3%
Range of LTV Ratios as of the maturity date(2)	63.8% to 77.9%
Weighted average LTV Ratio as of the maturity date(2)	70.3%
Range of U/W NCF DSCRs(3)	1.20x to 1.49x
Weighted average U/W NCF DSCR(3)	1.26x
Range of U/W NOI Debt Yields	7.0% to 9.8%
Weighted average U/W NOI Debt Yield	8.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(3)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	21	$446,632,750	100.0%
Garden	11	227,803,000	51.0
Mid Rise	7	137,329,750	30.7
High Rise	1	38,000,000	8.5
Student Housing	1	28,500,000	6.4
Townhome	1	15,000,000	3.4
Total	21	$446,632,750	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Redwood Campus Center Mortgage Loan (8.8%), the related Mortgaged Property is a multifamily property, a portion of which contains student housing. In particular, Coppin State University leases 125 units pursuant to a master lease that expires on July 31, 2028. The remaining student concentration is primarily graduate students from Johns Hopkins University (“JHU”) and the University of Maryland at Baltimore (“UMB”). In total, approximately 43% of units are occupied by graduate students from JHU and UMB.
●	With respect to The Helm on the Allegheny Mortgage Loan (8.5%), the related Mortgaged Property consists of 187 traditional residential units and 32 co-living units comprised of 64 beds.
●	With respect to the Royal Blue Mortgage Loan (6.9%), the related borrower entered into a master lease with the affiliated property manager expiring on July 31, 2031, pursuant to which the related borrower leases to the affiliate 32 parking spaces located in a parking garage at the related Mortgaged Property at a rate of $250 space per month ($8,000 per month). The tenant’s obligations under the master lease are guaranteed by the related borrower sponsors.
●	With respect to the Prospect Row at the Enclave Mortgage Loan (6.4%), the related Mortgaged Property is a student housing facility consisting of 37 units (193 beds).
●	With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), three of the 36 units at the related Mortgaged Property are occupied by tenants receiving Section 8 vouchers. In addition, certain tenants benefit from the CityFHEPS program. The CityFHEPS benefits were awarded to an affiliate of the related borrower, who was the prior owner of the related Mortgaged Property, and as such, the related Mortgage Loan documents require that the related borrower cause such payments to be transferred to the related borrower within 12 months of origination. At origination, the related borrower escrowed $196,206.72, which is to be released to the related borrower at the time of such transfer. Such affiliate also delivered an assignment of the CityFHEPS
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benefits to the lender at origination. If such tenants fail to receive such Section 8 subsidies or other government assistance program rental subsidy, it could result in delinquent rent payments and/or reduced occupancy rates at the related Mortgaged Property.

●	With respect to the Townes at Southpark Mortgage Loan (3.4%), the related borrower and borrower sponsor entered into a one-year master lease at origination, pursuant to which the related borrower sponsor will rent from the related borrower any and all current and future vacant townhome space at the related Mortgaged Property, with rent payable monthly in arrears equal to the applicable rents for every townhome for which there was a vacancy during the entirety of such prior month. As of March 2026, the related Mortgaged Property is fully leased by third party tenants.
●	With respect to the Hidden Creek Apartments Mortgage Loan (2.9%), 3 of the 183 units at the related Mortgaged Property are occupied by tenants receiving Section 8 vouchers. If such tenants fail to receive such Section 8 subsidies or other government assistance program rental subsidy, it could result in delinquent rent payments and/or reduced occupancy rates at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Twenty (20) Mortgage Loans

The following table shows certain information regarding the 20 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit	U/W NCF DSCR	Cut-off Date LTV Ratio	Property Sub-Type
Redwood Campus Center	$39,162,750	8.8%	$99,146	1.31x	63.8%	Mid-Rise
The Helm on the Allegheny	$38,000,000	8.5%	$173,516	1.20x	69.0%	High-Rise
Star Westheimer	$35,400,000	7.9%	$107,273	1.23x	73.3%	Garden
Royal Blue	$31,000,000	6.9%	$574,074	1.27x	66.1%	Mid-Rise
Aviator at Brooks	$29,750,000	6.7%	$106,250	1.20x	69.0%	Garden
Prospect Row at the Enclave	$28,500,000	6.4%	$147,668	1.20x	77.9%	Student Housing
Icon Broadway	$24,563,000	5.5%	$81,877	1.35x	71.2%	Garden
Little Torch Cottages	$23,290,000	5.2%	$465,800	1.25x	70.6%	Garden
The Links	$21,450,000	4.8%	$135,759	1.20x	75.5%	Garden
Midline Apartments	$20,200,000	4.5%	$131,169	1.23x	68.9%	Mid-Rise
1010 Bedford-Stuyvesant	$19,000,000	4.3%	$527,778	1.22x	70.9%	Mid-Rise
Avaya Stafford	$18,000,000	4.0%	$102,273	1.27x	72.9%	Garden
The Lodge at St. Moritz	$18,000,000	4.0%	$126,761	1.41x	68.2%	Garden
Star Villa Ana	$17,750,000	4.0%	$100,852	1.22x	71.6%	Garden
The Maynard of Augusta	$16,100,000	3.6%	$68,220	1.49x	66.8%	Garden
Townes at Southpark	$15,000,000	3.4%	$789,474	1.21x	70.4%	Townhome
The William and The Geoffrey	$14,800,000	3.3%	$1,233,333	1.20x	67.0%	Mid-Rise
Nox Apartments	$13,167,000	2.9%	$153,105	1.24x	74.3%	Mid-Rise
Hidden Creek Apartments	$12,950,000	2.9%	$70,765	1.20x	71.4%	Garden
Alpine Studios	$10,550,000	2.4%	$92,544	1.27x	73.1%	Garden
Top 3 Total/Weighted Average	$112,562,750	25.2%		1.25x	68.5%
Top 5 Total/Weighted Average	$173,312,750	38.8%		1.24x	68.2%
Top 10 Total/Weighted Average	$291,315,750	65.2%		1.24x	70.2%
Top 15 Total/Weighted Average	$380,165,750	85.1%		1.26x	70.2%
Top 20 Total/Weighted Average	$446,632,750	100.0%		1.26x	70.3%

For more information regarding the Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loan set forth in the table below entitled “Multi-Property Mortgage Loan” is secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loan(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
The William and The Geoffrey	$ 14,800,000	3.3%
Total	$ 14,800,000	3.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.  For example, with respect to the Prospect Row at the Enclave Mortgaged Property (6.4%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (collectively, 19.4%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Star Westheimer	1	$ 35,400,000	7.9%
Star Villa Ana	1	17,750,000	4.0
Total	2	$ 53,150,000	11.9%
Group 2
Midline Apartments	1	$ 20,200,000	4.5%
Nox Apartments	1	13,167,000	2.9
Total	2	$ 33,367,000	7.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	While “Related Borrower Loans” my have similar guarantors actual ownership structures will be unique to each individual loan.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	4	$100,900,000	22.6%
New York	4	$64,800,000	14.5%
Florida	2	$51,790,000	11.6%
Maryland	1	$39,162,750	8.8%
Pennsylvania	1	$38,000,000	8.5%
Georgia	2	$34,100,000	7.6%
Minnesota	2	$33,367,000	7.5%
Arizona	1	$24,563,000	5.5%
Indiana	2	$23,500,000	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout two (2) other states with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Six (6) Mortgaged Properties (34.2%) located in Texas and Florida, among others, are more susceptible to wildfires than properties in other parts of the country.
●	Fourteen (14) Mortgaged Properties (68.5%) are each located in coastal states, which include for example, Texas, New York, Florida, Maryland, Georgia and North Carolina, among others, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

One (1) of the Mortgaged Properties (6.9%) was constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to The Maynard of Augusta Mortgage Loan (3.6%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—

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Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Links Mortgage Loan (4.8%) and the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium (or other shared interest structure) association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), the related Mortgaged Property is subject to a condominium regime consisting of two units: the Mortgaged Property and a non-collateral unit comprised of the parking garage and portions of the cellar at 1010 Bedford and the entirety of 263 Skillman Street. The related borrower’s ownership of the Mortgaged Property equates to a 43.56% interest in the condominium. The condominium is governed by a two-member board, with one member appointed by the related borrower. Unanimous consent is required for major decisions, however, each board member is in control of decisions that only impact their applicable unit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	20	$ 416,882,750	93.3%
Leasehold(3)	1	29,750,000	6.7
Total	21	$ 446,632,750	100.0%
(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The entire ground rent for the Aviator at Brooks Property was upfront for $32.9 million with no future ground lease base rent payment due.
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In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the Mortgage Loans.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to ASTM International (“ASTM”) standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to ASTM standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues relating to RECs and controlled recognized environmental conditions (each, “CREC”) at the Mortgaged Properties:

●	With respect to the Star Westheimer Mortgage Loan (7.9%), the related ESA identified a CREC in connection with historic dry cleaning operations at adjoining properties. Groundwater testing identified contaminants exceeding the applicable regulatory standards, and as part of the remediation measures, groundwater monitoring wells were installed and a groundwater use restriction was imposed. According to the related ESA, the affected groundwater plume appears to be stable and declining in both concentration and extent, no impacted soils have been identified and the Mortgaged Property has received a no further action determination under the applicable regulatory program. Such no further action determination requires that the borrower provide reasonable access to the Mortgaged Property for future investigation and remediation activities if requested by the applicable environmental authority. Therefore, the groundwater contamination represents a CREC and the related ESA recommended continued compliance with the groundwater use restriction.
●	With respect to the Avaya Stafford Mortgage Loan (4.0%), the related ESA identified a CREC in connection with groundwater contamination migrated from a gasoline service station located at an adjoining property. The most recent groundwater monitoring
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report in 2024 identified contaminants at concentrations above the applicable regulatory levels and following the completion of remediation measures, the adjoining property received a closure letter in 2025. Pursuant to the closure letter, there is residual groundwater contamination at the eastern portion of the related Mortgaged Property and the following requirements apply: (i) re-evaluation of any remaining contamination in connection with future soil excavation or construction activities and (ii) no beneficial use of groundwater. Accordingly, the residual groundwater contamination and the ongoing institutional controls are considered a CREC, and the related ESA recommended continued compliance with the conditions set forth in the closure letter.

●	With respect to The William and The Geoffrey Mortgage Loan (3.3%), the related ESA identified a CREC in connection with historical dry cleaning operations at adjoining properties that resulted in soil and groundwater contamination at the related Mortgaged Property. Remediation activities were conducted under the Brownfield Cleanup Program, including large-scale excavation, and the related Mortgaged Property received a Certificate of Completion in 2007, subject to a deed restriction and certain engineering and institutional controls. Although subsequent investigations identified contaminants at concentrations exceeding applicable regulatory standards, the ESA notes that a vapor barrier was installed beneath the related Mortgaged Property during construction in 2020 and that the source of the off-site contamination has likely been removed through redevelopment of the adjoining property, indicating that natural attenuation is occurring. Accordingly, the off-site contamination represents a CREC, and the related ESA recommended no further action.
Redevelopment, Renovation and Expansion

Certain Mortgaged Properties are currently undergoing or are expected to undergo material redevelopment, renovation or expansion.

We cannot assure you that any redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan seller based on its

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internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twelve (12) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to The Maynard of Augusta Mortgage Loan (3.6%), the related borrower sponsor and guarantor was the guarantor of an $125 million loan secured by a non-collateral office property, and in connection with such loan, the related borrower sponsor executed a customary recourse guaranty. In July 2024, the lender commenced litigation against multiple parties, including the related borrower sponsor and affiliated entities, alleging, among other things, fraud and breach of contract in connection with the origination of that mortgage loan. In March 2025, the related court dismissed the original complaint; however, in December 2025, the lender was given leave to amend its complaint. On June 29, 2026, the court denied the defendants' motions to dismiss an amended complaint, and the defendants have filed notices of appeal.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

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Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Eighteen (18) Mortgage Loans (90.9%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Two (2) Mortgage Loans (9.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), the related borrower sponsor was the borrower sponsor of a $9,100,000 loan secured by a non-collateral property in Brooklyn, New York, that entered maturity default. The property was foreclosed upon in June 2024. In addition, there was a related litigation commenced by the prior lender, alleging that the loan at issue matured and that there was a default of the debt service coverage ratio and loan-to-value covenants as set forth in the loan documents; the prior lender also made a partial payment guaranty claim against the related borrower sponsor related to this foreclosure, which was ultimately dismissed. The property was sold to a third-party purchaser on September 26, 2025, at which point the related litigation was settled.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in

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Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the originator.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans do not require earthquake insurance. None of the Mortgaged Properties are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if the property manager elects to provide third party insurance or self-insurance in accordance with its management agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

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In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), a partial stop work order/vacate order was issued against the adjacent non-collateral property, 263 Skillman Street, with respect to the enlargement/expansion of six existing balconies. The partial vacate order relates only to the balconies, and not the building itself. Based on a zoning opinion issued in connection with the origination of the related Mortgage Loan, there does not appear to be any risk of having the 1010 Bedford-Stuyvesant building fully vacated in connection with the violation or the vacate order applicable to 263 Skillmam Street. Additionally, pursuant to an expediter’s letter, a party has been engaged to remove the violation and stop work order. At the time of such letter’s issuance, approvals and permits to resolve the violation and schedule an inspection were obtained. Per the expediter’s letter, following the removal of the stop work order, the balconies were to be restored to their prior legal condition, and the expediter thereafter expected that all conditions needed to remove the vacate order will have been satisfied. The related Mortgage Loan is recourse to the related borrower and guarantor for losses incurred in connection with the existence of any violations.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place

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and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgage Loans, including several of the 20 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender may be required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Redwood Campus Center Mortgage Loan (8.8%), the multifamily portion of the related Mortgaged Property benefits from a 10-year High Performance Market-Rate tax credit that began in fiscal tax year 2022/2023, which provides a credit against the tax imposed on the increased value of the Mortgaged Property due to improvements that were made to the Mortgaged Property before the final occupancy permit was issued. The tax credit starts at 80% for years 1 through 5 and decreases by
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10% every year thereafter, and expires on June 30, 2032. The tax credit applies to Baltimore City real property taxes only. According to the related appraisal, estimated abated taxes for the 2026 tax year are $780,471 compared to unabated taxes of $1,319,493 (with the lender underwriting abated taxes).

●	With respect to The Helm on the Allegheny Mortgage Loan (8.5%), the related Mortgaged Property benefits from a 10-year tax abatement granted through the Local Economic Revitalization Tax Assistance (“LERTA”) Program, which was implemented to encourage private investment and the revitalization of properties within Allegheny County. The abatement provides for a 100% real estate tax abatement for the first two years, which decreases at a rate of 20% every two years, and in exchange, the related Mortgaged Property is required to designate 33 units as affordable, with 11 units restricted to tenants earning up to 50% of the area median income (“AMI”) and 22 units restricted to earning up to 80% of the AMI. Once the LERTA abatement fully burns off, the affordability restrictions will be removed and the units currently subject to such restrictions may be re-let at market rents upon the expiration and abandonment of the existing tenants’ lease. The abatement is in year four. According to the related appraisal, estimated abated taxes for the 2026 tax year are $87,275 compared to unabated taxes of $508,094 (with the lender underwriting abated taxes)
●	With respect to the Royal Blue Mortgage Loan (6.9%), the related Mortgaged Property benefits from a 20-year PILOT agreement with the Nassau County Industrial Development Agency (the “IDA”) that commenced in 2025, pursuant to which the borrower is entitled to make PILOT payments equal to $93,500 for years 1 through 4, followed by annual increases of approximately $30,222 per year through year 20, in lieu of full ad valorem real estate taxes. In order to effectuate the abatement, the related borrower ground leased the fee interest in the related Mortgaged Property to the IDA and the IDA has sub-ground leased the related Mortgaged Property back to the related borrower. The obligation to make PILOT payments is secured by a mortgage (the “PILOT Mortgage”) encumbering the related Mortgaged Property in favor of the County of Nassau, New York. The collateral for the related Mortgage Loan is the overlapping fee, leasehold and sub-leasehold interests. In exchange for such benefits, six of the 54 units the related Mortgaged Property (approximately 11.1% of total units) are reserved for tenants earning up to 80% or 100% of the AMI. The related borrower has the option to purchase the IDA’s interest in the related Mortgaged Property and to terminate the PILOT arrangement at any time by paying all amounts then due under the sub-ground lease. According to the related appraisal, estimated 2026 PILOT payments are $93,500 compared to unabated taxes are $540,308, resulting in a $446,808 savings (with the lender underwriting the average PILOT payments over the term of the Mortgage Loan).
●	With respect to the Aviator at Brooks Mortgage Loan (6.7%), the related Mortgaged Property is subject to a 75-year property tax abatement pursuant to Chapter 379B of the Texas Local Government Code, under which the Mortgaged Property receives a 100% exemption from ad valorem property taxes assessed by the Bexar County Appraisal District as a result of its location within the former Brooks Air Force Base and its designation as part of the Texas Defense Base Development Authority. The tax abatement has approximately 71 years remaining and is not conditioned upon compliance with any rent restrictions or tenant income qualification requirements. In connection with the tax abatement, the Mortgaged Property is also subject to a 75-year ground lease with Brooks Development Authority, which expires in 2097. Ground rent was paid in full at the commencement of the ground lease in the amount of approximately $32.9 million, and the related borrower is obligated only to pay an annual common area maintenance charge of approximately $89,990.
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●	With respect to the 1010 Bedford-Stuyvesant Mortgage Loan (4.3%), the related Mortgaged Property benefits from a 35-year real estate tax exemption pursuant to the 421-a program, which provides for a 100% real estate tax abatement during the first 25 years of the benefit period, followed by a 30.77% real estate tax abatement during the remaining 10 years. In exchange for such benefits, 30% of the residential units at the Mortgaged Property are reserved for tenants earning up to 130% of the AMI. The related Mortgaged Property was previously part of a larger tax lot that also included an adjacent property known as 263 Skillman, and a single 421-a certificate governs both properties. Accordingly, if 263 Skillman fails to comply with the requirements of the 421-a program, it could adversely affect the real estate tax benefits applicable to the related Mortgaged Property. According to the related appraisal, estimated 2026 abated taxes are $22,052 compared to unabated to unabated taxes of $384,481 (with the lender underwriting abated taxes).
●	With respect to The William and The Geoffrey Mortgage Loan (3.3%), the related Mortgaged Properties are classified as Tax Class 2A under New York law, which generally includes residential properties containing 10 or fewer units. As a result of such classification, increases in the assessed value of each related Mortgaged Property are limited to no more than 8% in any one year or 30% over any five-year period.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

All of the Mortgage Loans (100.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	20	$ 446,632,750	100.0%
Total	20	$ 446,632,750	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required

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to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	17	$ 378,682,750	84.8%
8	2	53,150,000	11.9
7	1	14,800,000	3.3
Total	20	$ 446,632,750	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	20	$ 446,632,750	100.0%
Total	20	$ 446,632,750	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

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Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Ten (10) Mortgage Loans (55.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) Mortgage Loans (36.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for
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payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loans (8.5%) has no Lock-out Period and, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and following such period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	14	74.9%
7	6	25.1
Total	20	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the

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related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of all Mortgage Loans (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying

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REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan, or under the defeased portion of the Mortgage Loan in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment (or in certain cases the borrower may be required to deliver such defeasance securities rather than making the defeasance deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

Certain Mortgage Loans may permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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Escrows

Twenty (20) Mortgage Loans (100.0%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Nineteen (19) Mortgage Loans (93.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty (20) Mortgage Loans (100.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Soft	12	$ 240,670,000	53.9%
Springing	6	128,800,000	28.8
Soft (Residential) / Springing (Commercial)	1	39,162,750	8.8
Soft (Residential) / Hard (Commercial)	1	38,000,000	8.5
Total	20	$ 446,632,750	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger”
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event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

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Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsor and Mortgage Loan Seller—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or

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indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, the sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

With respect to The Helm on the Allegheny Mortgage Loan (8.5%), there is a related subordinate loan in the amount of $2,000,000 (the “URA Loan”) from the Urban Redevelopment Authority of Pittsburgh (the “Pittsburgh URA”) that is coterminous with the related Mortgage Loan. At origination, the lender and the Pittsburgh URA entered into a subordination and intercreditor agreement, subordinating the URA Loan to the related Mortgage Loan and prohibiting the URA from (among other things) instituting any legal proceedings of any kind to enforce the URA Loan.

In addition, with respect to any Mortgaged Properties located in Florida, Florida's Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsor of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall

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and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annexes A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2026 and ending on the hypothetical Determination Date in August 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsor and Mortgage Loan Seller

Natixis Real Estate Capital LLC is referred to in this prospectus as the “originator”. The depositor will acquire the Mortgage Loans from Natixis Real Estate Capital LLC on or about August 18, 2026 (the “Closing Date”). The mortgage loan seller is the “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), the sponsor and the mortgage loan seller, is an affiliate of both Natixis Commercial Mortgage Securities LLC, the depositor, and Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of NATIXIS, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of February 23, 2026, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $70.085 billion and the total amount of these loans that were securitized is in excess of $32 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing

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communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to the MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the Mortgage Loans or such other standard as is described in the MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under the MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of the Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the Mortgage Loans, has conducted a review of the Mortgage Loans in connection with the securitization described in this prospectus. The review of the Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to the Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the originator during the underwriting process. After origination of the Mortgage Loans, the NREC Deal Team updated the information in the database with respect to the Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

Data Comparison and Recalculation. NREC (or the depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the Mortgage Loans. These procedures included:

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●	comparing certain information in the NREC Data File against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Mortgage Loans, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for the Mortgage Loans reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to the Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for the Mortgage Loans with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for the Mortgage Loans originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the Mortgage Loans, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under the Mortgage Loans to determine whether it filed for bankruptcy after origination of the Mortgage Loans. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing the Mortgage Loans, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the originator to confirm that the Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the Mortgage Loans was originated in accordance with NREC’s origination procedures and underwriting criteria, except as set forth under “—NREC’s Underwriting Standards—Exceptions” below. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years.

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However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel
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property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as
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when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. The Mortgage Loans was originated in accordance with the underwriting guidelines set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2026. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2026.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00
(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, NREC or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

Natixis Commercial Mortgage Securities LLC, a Delaware limited liability company, is the depositor. The depositor is a Delaware limited liability company and was formed in 2016, for the purpose of engaging in the activities, among other things, of acquiring and depositing mortgage loans in trusts or other entities and causing such trusts or other entities to issue certificates representing beneficial ownership interests in the assets of such trusts or other entities or notes collateralized by the assets of such trusts or other entities. The depositor is a direct, wholly owned subsidiary of Natixis Real Estate Capital LLC, the sponsor, the originator and the mortgage loan seller and an affiliate of Natixis Securities Americas LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing

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information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor was formed to purchase commercial and multifamily mortgage loans and interests in commercial and multifamily mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, D2-Natixis Multifamily Mortgage Trust 2026-M1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities

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described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan seller, as described under “Description of the Mortgage Loan Purchase Agreement” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 653 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $419 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

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For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will be responsible for the master servicing and administration of the Mortgage Loans pursuant to the PSA. Midland will also be the special servicer and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers or sub-subservicers that previously serviced the Mortgage Loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
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●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

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Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this preliminary prospectus and purchase or sell Certificates issued in this offering, including in the secondary market.

As of June 30, 2026, Midland was master and primary servicing approximately 18,881 commercial and multifamily mortgage loans with a principal balance of approximately $432 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,672 of such loans, with a total principal balance of approximately $356 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of June 30, 2026, Midland was named the special servicer in approximately 288 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $98 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 219 assets with an outstanding principal balance of approximately $5.7 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio

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of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

Pursuant to certain interim servicing agreements between NREC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the Mortgage Loans.

Pursuant to certain interim servicing agreements between certain affiliates of Barclays Capital Inc., on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between certain affiliates of BMO Capital Markets Corp., on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between certain affiliates of Wells Fargo Securities, LLC, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any holder of a companion loan, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The foregoing information set forth under this “Transaction Parties—The Master Servicer and the Special Servicer” heading has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as Master Servicer and Special Servicer), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacities as master servicer and special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Certain duties and obligations of the Special Servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the certificateholder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

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Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2026, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $415.6 billion issued in 494 transactions.

As of June 30, 2026, Park Bridge Lender Services was acting as asset representations reviewer for 225 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $196.5 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third Party Purchaser or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this “—The Operating Advisor and Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Natixis Real Estate Capital LLC will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by D2-Natixis Retention Holder, LLC, a Delaware limited liability company, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $35,732,750 and representing approximately 5.79% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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Third Party Purchaser

D2-Natixis Retention Holder, LLC, a Delaware limited liability company (the “Initial Third Party Purchaser”), will act as an initial third party purchaser for this transaction and retain the Class F-RR, Class G-RR and Class J-RR certificates. In addition, the Initial Third Party Purchaser or one or more of its affiliates is expected to purchase the Class E certificates. This will be the first purchase by the Initial Third Party Purchaser of commercial mortgage-backed securities. The Initial Third Party Purchaser is a wholly owned indirect subsidiary of D2 Multifamily Credit Partners, LP, a Delaware limited partnership (“D2 MCP”). Prior to the date hereof, D2 MCP entered into agreements with Natixis Real Estate Capital LLC, pursuant to which agreements D2 MCP acted as correspondent to identify and present the Mortgage Loans to Natixis Real Estate Capital LLC for origination by Natixis Real Estate Capital LLC and bore the risk of loss for the Mortgage Loans prior to the date of this securitization.

D2 Multifamily Manager, LP, a Delaware limited partnership (“D2 Manager”), is the investment manager of D2 MCP. D2 Manager is a relying adviser of D2 Asset Management, LP (“D2”). D2 is an experienced commercial real estate debt investor. Certain senior members of D2’s real estate credit team have over 25 years of investing experience as of June 30, 2026. Funds advised by D2 have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and subordinate tranches of CLO securities. D2 is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Any review by the Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the Sponsor’s underwriting standards or any loan-level disclosure in this document. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of the sponsor or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsor’s underwriting standards, the collateral and expected cash flows. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the Sponsor. Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsor as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Third Party Purchaser’s acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, Third Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Third Party Purchaser or any director, officer, employee, agent or principal of the Third Party Purchaser for having so acted.

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Horizontal Risk Retention Certificates

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value (in $) and Estimated Range of Fair Value (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class F-RR	$8,370,000	$6,895,658 / 1.538% - 1.557%	82.3854%
Class G-RR	$18,430,000	$13,685,252 / 3.053% - 3.091%	74.2553%
Class J-RR	$8,932,750	$5,208,829 / 1.162% - 1.176%	58.3116%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Certificates”. The fair value of the other certificates has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	Expressed as a percentage of the expected initial Certificate Balance of the applicable Class of Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $25,789,739, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual risk retention interest with an aggregate fair value dollar amount of between approximately $22,139,238 and $22,410,337, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-2, Class A-3 and Class X-A certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of

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Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (collectively, the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class E, Class F-RR, Class G-RR and Class J-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Certificates with certificate balances as described below. CMBS such as the Class X-A certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments are required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

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Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.24000%	4.34000%	4.44000%
5YR	4.30500%	4.40500%	4.50500%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-2	0.88%	0.93%	0.98%
Class A-3	0.90%	0.95%	1.00%
Class A-S	1.15%	1.25%	1.35%
Class B	1.45%	1.55%	1.65%
Class C	1.70%	1.90%	2.10%
Class D	3.80%	4.00%	4.20%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-2	5.1635%	5.3135%	5.4635%
Class A-3	5.1959%	5.3459%	5.4959%
Class A-S	5.4520%	5.6520%	5.8520%
Class B	5.7520%	5.9520%	6.1520%
Class C	6.0020%	6.3020%	6.6020%
Class D	8.1020%	8.4020%	8.7020%

Determination of Class Sizes

For each other subordinate class of Treasury-Priced Principal Balance Certificates except the Class D certificates, that class’s Certificate Balance was determined by multiplying the aggregate initial Certificate Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level. The Certificate Balance of the Class D certificates was determined by multiplying the aggregate initial Certificate Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and the Class D certificates credit support level needed to meet the Required Credit Risk Retention Percentage.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as

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applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-2	101%
Class A-3	103%
Class A-S	103%
Class B	103%
Class C	103%
Class D	101%

(1)       The Target Price may not be achieved for Classes accruing at the WAC Rate.

Range of Assumed Certificate Coupons for the Treasury-Priced
Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-2	5.4206%	5.5698%	5.7190%
Class A-3	5.9126%	6.0634%	6.3259%(1)
Class A-S	6.1436%(2)	6.3509%(3)	6.3509%(3)
Class B	6.3509%(3)	6.3509%(3)	6.3509%(3)
Class C	6.3509%(3)	6.3509%(3)	6.3509%(3)
Class D	6.3509%(3)	6.3509%(3)	6.3509%(3)

(1)	Based on the WAC Rate minus 0.02500%.
(2)	Based on the lessor of (i) 6.1436% or (ii) the WAC Rate.
(3)	Based on the WAC Rate.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

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Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.24000%	4.34000%	4.44000%
5YR	4.30500%	4.40500%	4.50500%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.85%	-0.75%	-0.65%

Discount Yield Determination

The Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated

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Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.4309%	3.6309%	3.8309%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 9.500% for the Class E certificates, 11.000% for the Class F-RR certificates, 13.625% for the Class G-RR certificates and 20.000% for the Class J-RR certificates (in each case, inclusive of agreed-upon price adjustments, if applicable), an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Certificates, the Structuring Assumptions and 0% CPY, each as agreed among the sponsor and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

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Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount, as applicable, of that class by determining the net present value of the Scheduled Certificate Principal Payments (if applicable) and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-2(1)	$126,249,500.00	$126,249,500.00	$126,249,875.00
Class A-3(1)	$193,234,111.32	$193,268,824.72	$193,268,824.72
Class X-A	$2,567,889.92	$4,373,290.24	$6,323,445.76
Class A-S	$24,409,632.00	$24,612,672.00	$24,719,928.00
Class B	$18,513,598.48	$18,667,194.10	$18,822,337.84
Class C	$22,571,531.43	$22,852,002.60	$23,136,731.31
Class D	$18,195,545.10	$18,417,429.00	$18,642,649.50
Class E	$11,253,207.12	$11,253,207.12	$11,253,207.12
Class F-RR	$6,895,657.98	$6,895,657.98	$6,895,657.98
Class G-RR	$13,685,251.79	$13,685,251.79	$13,685,251.79
Class J-RR	$5,208,829.45	$5,208,829.45	$5,208,829.45
Total	$442,784,754.59	$445,483,859.00	$448,206,738.47

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 to $125,000,000, and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $187,640,000 to $312,640,000. In the event that the Class A-3 certificates are issued with an initial certificate balance of $312,640,000, the Class A-2 certificates will not be issued. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $312,640,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $125,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $187,640,000.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $442,784,754.59 to $448,206,738.47.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until the date that is five years from the Closing Date. On and after that date, the Third Party Purchaser may

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transfer the eligible horizontal residual interest to a successor third party purchaser as long as such Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsor with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans).

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

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Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when (i) the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate or (ii) a Control Termination Event is continuing.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by the special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

NREC (solely in its capacity as the mortgage loan seller) will make the representations and warranties identified on Annex D-1 with respect to the Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of NREC’s decision to include each of the Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters

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of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under the MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-M1 will consist of the following classes: the Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A certificates and the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X-A certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular

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Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X-A certificates and the Class R certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class F-RR, Class G-RR and Class J-RR certificates are also collectively referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by D2-Natixis Retention Holder, LLC.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X-A certificates will have the respective Notional Amounts shown under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X-A certificates will not have a Certificate Balance, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-2, Class A-3 and Class A-S certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will

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be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the loss of value reserve fund maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the Mortgage Loans and any REO Property that is on deposit in the Collection Account, as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
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●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)      if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)      with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)      the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for

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such Mortgage Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-2, Class A-3 and Class X-A certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)          prior to the Cross-Over Date:

a)      to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

b)      to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-2 and Class A-3 certificates, are reduced to zero;

Third, to the Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

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Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twenty-seventh, to the Class J-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for each class of Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-2, Class A-3 and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

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The “Net Mortgage Rate” for each Mortgage Loan and any REO Loan is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer or the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on the Mortgage Loan as stated in the related Mortgage Note without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)    the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)    the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise

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available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its balloon payment or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)      all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

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(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)           the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan (an “REO Loan”), and all references to Mortgage Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan documents or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in

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the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

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Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was

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not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) to the Certificates (other than the Class F-RR, Class G-RR, Class J-RR and Class R certificates), in the following manner: (a) first such Yield Maintenance Charge or Prepayment Premium will be allocated between (i) the group (the “YM Group A”) comprised of the Class X-A, Class A-2, Class A-3 and Class A-S certificates, and (ii) the group (the “YM Group B/C/D/E” and, together with the YM Group A, the “YM Groups”) comprised of the Class B, Class C, Class D and Class E certificates, pro rata based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date,

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and (b) then the portion of such Yield Maintenance Charge or Prepayment Premium allocated to each YM Group will be further allocated as among the classes of Principal Balance Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such Yield Maintenance Charge or Prepayment Premium equal to the product of (X) a fraction whose numerator is the amount of principal distributed to the subject class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of Principal Balance Certificates (for each class of which the value of this clause (Y) is one (1)), the Base Interest Fraction for the related principal prepayment and the subject class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such Yield Maintenance Charge or Prepayment Premium allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of interest-only Certificates, if any, in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges or Prepayment Premiums are distributable to such classes, the portion of such Yield Maintenance Charges or Prepayment Premiums allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those Yield Maintenance Charges or Prepayment Premiums in accordance with the prior sentence of this paragraph.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A certificates and the Certificate Balances of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.
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“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations.

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Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan or a Mortgage Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during

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such Collection Period with respect to the applicable Mortgage Loans subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among the classes of certificates (other than the Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

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No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

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seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X-A certificates. However, the Notional Amount of the Class X-A certificates will be reduced if the Class A-2, Class A-3 or Class A-S certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

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Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);
(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;
(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;
(4)	a CREFC® advance recovery report;
(5)	a CREFC® total loan report;
(6)	a CREFC® operating statement analysis report;
(7)	a CREFC® comparative financial status report;
(8)	a CREFC® net operating income adjustment worksheet;
(9)	a CREFC® real estate owned status report;
(10)	a CREFC® servicer watch list;
(11)	a CREFC® loan level reserve and letter of credit report;
(12)	a CREFC® property file;
(13)	a CREFC® financial file;
(14)	a CREFC® loan setup file (to the extent delivery is required under the PSA); and
(15)	a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling

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and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the mortgage loan seller or another party to the PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2027, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does
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provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan seller, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

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In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, the mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final

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prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and the mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or the mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that

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such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT, CMBS.com, Inc., LSEG, and BlackRock Financial Management, Inc., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPA and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPA and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
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o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
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o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
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●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by a Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the certificate administrator’s Website and has registered to receive e-mail notification that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that a Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged

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breach of one or more representations and warranties made by the mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor

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Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer,

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the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of its determination of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X-A certificates, and

(2)         in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of

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Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds

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settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC

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system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

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Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Classes of Horizontal Risk Retention Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Horizontal Risk Retention Certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under

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the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Administration Group –D2-Natixis Multifamily Mortgage Trust 2026-M1

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreement

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan seller pursuant to a mortgage loan purchase agreement (the “MLPA”), between the mortgage loan seller and the depositor.

Under the MLPA, the depositor will require the mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)               the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)             the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)         an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)           the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)              an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)            the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iii) or (v)   above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow

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instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the mortgage loan seller;

(x)            an original assignment in favor of the trustee of any financing statement executed and filed in favor of the mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)         the original or a copy of any intercreditor agreement relating to existing debt of the borrower;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan;

(xiv)     the original or a copy of any property management agreement relating to a Mortgage Loan;

(xv)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan;

(xvi)    the original or a copy of any related mezzanine intercreditor agreement; and

(xvii)  the original or a copy of all related environmental insurance policies.

In addition, the mortgage loan seller will be required to deliver the Diligence Files for each of the Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)            the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)           the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the mortgage loan seller);

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(iii)          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the mortgage loan seller);

(iv)           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)              the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)           any UCC financing statements, related amendments and continuation statements in the possession of the mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan;

(x)            any property management agreement relating to a Mortgage Loan;

(xi)         any lock-box or cash management agreement relating to a Mortgage Loan;

(xii)      all related environmental reports; and

(xiii)   all related environmental insurance policies;

(b)      a copy of any engineering reports or property condition reports;

(c)     a copy of all legal opinions (excluding attorney-client communications between the mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(d)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(e)      a copy of the appraisal for the related Mortgaged Property(ies);

(f)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(g)      a copy of the mortgage loan seller’s asset summary;

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(h)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(i)         a copy of all zoning reports;

(j)         a copy of financial statements of the related mortgagor;

(k)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(l)        a copy of all UCC searches;

(m)    a copy of all litigation searches;

(n)      a copy of all bankruptcy searches;

(o)      a copy of any origination settlement statement;

(p)      a copy of the insurance summary report;

(q)      a copy of organizational documents of the related mortgagor and any guarantor;

(r)        a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(s)       a copy of all related environmental reports that were received by the mortgage loan seller;

(t)        a copy of any closure letter (environmental); and

(u)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

The MLPA will contain certain representations and warranties of the mortgage loan seller with respect to each Mortgage Loan sold by the mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if

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there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the mortgage loan seller will be required to, no later than 90 days following:

(x)	the mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan) or, if applicable, substitute a Qualified Substitute Mortgage Loan, if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations

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Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of the mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase,

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(3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)      have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)      have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)      accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the MLPA;

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(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)   not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the mortgage loan seller);

(n)      have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the mortgage loan seller;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the mortgage loan

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seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of the mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by the mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the mortgage loan seller’s remittance of such costs and expenses, the mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans and any related REO Properties will be governed by the PSA.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans and any related REO Properties.

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Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from the mortgage loan seller pursuant to the MLPA. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” and “Description of the Mortgage Loan Purchase Agreement”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan seller under the MLPA, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require the mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the mortgage loan seller.

In addition, pursuant to the MLPA, the mortgage loan seller will be required to deliver the Diligence File for each of the Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan seller to the depositor in the MLPA and any rights and remedies that the depositor has against the mortgage loan seller under the MLPA with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreement”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans and the related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

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(A)   any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsor, the mortgage loan seller, the originator, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)    any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing

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agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

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(1)         all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans and any REO Loan during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)         in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums.

The special servicer will not be required to make any P&I Advance or any non-recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the

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trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances or non-recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such

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person may update or change its non-recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could

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jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account, in no event later than the 2nd business day following receipt in available and properly identified funds, all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related property acquired by foreclosure or

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otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates have been made.

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The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts”. Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the servicing account, loss-of-value reserve fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause   (ii) being limited as described above under “—Advances”);

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(iii)                  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the mortgage loan seller’s obligations under the applicable section of the MLPA;

(ix)                to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A)   interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B)   certain penalty charges and default interest;

(xi)                  to recoup any amounts deposited in the Collection Account in error;

(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)               to pay the CREFC® Intellectual Property Royalty License Fee;

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(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)         to pay the mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA; and

(xix)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and REO Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and REO Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan, and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan that are Corrected Loans, the Workout Fee Rate	Out of each collection of interest, principal, and prepayment consideration	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	multiplied by all payments of interest and principal received on such Mortgage Loan for so long as they remain a Corrected Loan.	received on the related Mortgage Loan and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee /Special Servicer(2)	With respect to (i) each Mortgage Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds, loss of value payments and any other revenues received with respect to the related Mortgage Loan and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to time
Certificate Administrator/Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $22,500 multiplied by the number of Subject Loans, plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, subject, in the case of each of clauses (i) through (iii), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Payable by the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.

In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan, and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan, and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account, subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan and REO Loan (including Specially Serviced Loans), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to a per annum rate equal to 0.00250%.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation, the following amounts to the extent collected from a borrower relating to a Mortgage Loan:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans that are not Specially Serviced Loans that are Master Servicer Decisions; provided, for any matter for a Non-Specially Serviced Loan which matter involves a Major Decision or Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) on any such Mortgage Loans that are not Specially Serviced Loans relating to Master Servicer Decisions; provided, that for any matter for a Non-Specially Serviced Loan which matter involves a Major Decision or
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Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans for beneficiary statements and demands prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

For the avoidance of doubt, the Master Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the

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master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and the loss of value reserve fund in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any successor REO Loan) in the same manner as interest is calculated on such Mortgage Loans. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than

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Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland, with respect to each Mortgage Loan and any successor REO Loan, in each case, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan being refinanced or otherwise repaid in full if such Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan and received and retained by the master servicer or

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special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan; or (c) REO Property, in each case, as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments or other recoveries resulting from repurchases by the Mortgage Loan Seller due to material breaches of representations and warranties or material document defects (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Non-Specially Serviced Loan with respect to which the special servicer acts as Enforcing Servicer, each Specially Serviced Loan and any REO Property will be payable from the related payment or proceeds in an amount equal to a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

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(i)               (A)   the repurchase of, or substitution for, any Mortgage Loan by the mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B)   the payment of a Loss of Value Payment in connection with any such breach or document defect if the mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)             the purchase of   any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)          the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)           the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90   days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(v)              if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause   (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower in connection with such liquidation to the extent provided for in, or not prohibited by, the related Mortgage Loan documents.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it performs duties in the form of:

(i)              100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans whether or not such fees become due while such loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)              100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)           100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

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(iv)            100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)               50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision or any other action requiring the consent (or deemed-consent) of the special servicer;

(vi)            with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds;

(vii)        100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer; and

(viii)     penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan since the Closing Date.

For the avoidance of doubt, the special servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had

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charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan and any purchaser of such Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the

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certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.022110% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.003027% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or such REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

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Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.000552% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $22,500 multiplied by the number of Subject Loans, plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, subject, in the case of each of clauses (i) through (iii), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting

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Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders of the issuing entity pursuant to the PSA.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan by the special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, at all times, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably

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necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan, over

(b)      the excess of

1.       the sum of

a)      90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)      all escrows, letters of credit and reserves in respect of that Mortgage Loan as of the date of calculation; over

2.       the sum as of the Payment Due Date occurring in the month of the date of determination of

a)      to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan o at a per annum rate equal to the Interest Rate,

b)      all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan not reimbursed from the proceeds of such Mortgage Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan, and

c)      all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

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Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information requested by the special servicer from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan. Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan, provided that

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the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

If any Mortgage Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, an amount, calculated by the special servicer, equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties, plus (z) any other escrows or reserves (in

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addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related classes for purposes of removal of the special servicer or the operating advisor, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class J-RR, Class G-RR and Class F-RR certificates, in that order). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website; provided that such notification by the master servicer will be satisfied if such information is included in the CREFC® loan periodic update file.

Any class of Control Eligible Certificates the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate

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Balance greater than zero without regard to any Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans) or the special servicer (with respect to REO Properties), as

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the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer or the special servicer (with respect to REO Properties), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) (i) with the consent of the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan) or (ii) after consultation with the Directing Certificateholder (if a Control Termination Event has occurred but prior to a Consultation Termination Event, other than with respect to an Excluded Loan). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer (at its own expense) and special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional

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Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any

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event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan)) (in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and REO Properties, as applicable. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect

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to any Mortgage Loan. However, provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC, or cause any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below.

Upon receiving a request for any matter described in this section that constitutes a Major Decision or Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as described in the next sentence such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision or Special Servicer Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of

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any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Mortgage Loan that is a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer:

(i)               grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)             consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)          approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan;

(iv)           grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)             consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use

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or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan when due);

(vi)           approve annual operating budgets for Mortgage Loans;

(vii)        consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(viii)      any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or pari passu companion loan holder related to a Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement (including, without limitation, any action to enforce rights or decision not to enforce rights) other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(ix)         approve or consent to any defeasance of the related Mortgage Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(x)           any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xi)         grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA.

A “Special Servicer Decision” means any decision or borrower request with respect to a Mortgage Loan that is not a Major Decision or a Master Servicer Decision.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder or the special servicer, such consent will be deemed given if a response to

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the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder or the special servicer, as applicable, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis, as provided in the PSA and described in this prospectus and (z) with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan if that extension, modification, waiver, amendment or forbearance would:

(1)       extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded

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Loan), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Mortgage Loan, after completion, the special servicer will be required to notify the master servicer, the mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan), the Directing Certificateholder, the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Mortgage Loan, after completion, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will be required to forward such notice to, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing)), the mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer or special servicer, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (x) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination

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Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency.

With respect to respect to a Mortgage Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (x) or clause (xi) of the definition thereof with respect to such “due-on-encumbrance” clause) the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) or (z) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency.

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Non-Specially Serviced Loan and other than any transfers provided for in clause (x) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to

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clause (x) or clause (xi) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan that is a Non-Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (x) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (x) or clause (xi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA, the special servicer’s consent to such matter will be deemed granted.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan and then from the Collection Account as an expense of the issuing entity). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of

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any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2027 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan for which the master servicer is responsible for servicing if:

(1)       the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward or make available such documentation to the special servicer or the master servicer, as applicable, and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan at any

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time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described

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under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)        the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)        the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)        the master servicer or the special servicer (and (i) in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise

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materially and adversely affect the interests of Certificateholders and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30 day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. Any Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event);
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.
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A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described below. No consultation with the operating advisor will be required prior to an Operating Advisor Consultation Event and the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer.

Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable);
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●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Termination Event, the special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of the Directing Certificateholder Asset Status Report Approval Process.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan)). The operating advisor will be required to

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provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole. Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan) will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred and such Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the special servicer,

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on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code

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Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property.

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To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell a Defaulted Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in

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addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to an Excluded Loan and subject to the limitations on consultation under this “Pooling and Servicing Agreement”, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the sponsor, any

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Borrower Party, any independent contractor engaged by the special servicer, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

For so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Mortgage Loans (other than any Excluded Loan), and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that

(1)          absent that selection, or

(2)          until a Directing Certificateholder is so selected, or

(3)           upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest

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in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be D2-Natixis Retention Holder, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F-RR, Class G-RR or Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent of or consultation with the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days after the receipt

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of the Directing Certificateholder of written request for consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved or consulted on the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to a determination of an Acceptable Insurance Default) after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days or 30 days, as applicable, after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan, each of the following:

(i)               any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan that comes into and continues in default;

(ii)              any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii)          any sale of a Defaulted Loan or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(iv)           any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)              any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the

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Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (x) or (xi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)           (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager or (b) with respect to any Mortgage Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(vii)         the release of a material amount from any escrow account, reserve fund or letter of credit specified (along with the related Mortgage Loan) on a schedule to the Pooling and Servicing Agreement, which, in each case, is held as a performance escrow or reserve with respect to which the lender has discretion over the decision to make such release under the related Mortgage Loan documents;

(viii)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(ix)         other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)            other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)         other than in the case of a Non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or pari passu companion loan holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)      any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)    requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to

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condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (vii) of the definition of Master Servicer Decision;

(xiv)    other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii) other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan when due;

(xviii) following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)   other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

provided that with respect to any Non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xi) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Mortgage Loan that is not a Specially Serviced Loan.

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Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan that is a Non-Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is a Non-Specially Serviced Loan with respect to a Major Decision) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan that is a Non-Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan that is a Non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status

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Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class). The special servicer will

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be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation); provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer or for which the special servicer’s consent is required (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as

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to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when  no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of its determination of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Operating Advisor Consultation Event”, “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, Operating Advisor

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Consultation Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision, Master Servicer Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders, as a collective whole, the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of any party to the PSA under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

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(c)    does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)   may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider the master servicer’s actions in connection with any annual report.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan, the operating advisor’s obligations will generally consist of the following:

(a)    reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) during the continuance of an Operating Advisor Consultation Event, the actions of the special

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servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan and processed by the special servicer or for which the special servicer’s consent is required;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)    recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts (if the special servicer has calculated any such Appraisal Reduction Amounts or Collateral Deficiency Amounts) and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)               after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)             if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)          if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

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Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA. In addition, with respect to the operating advisor’s review of net present value, Collateral Deficiency Amount or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value, Collateral Deficiency Amount or Appraisal Reduction Amount calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not in the best interest of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, the sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor

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Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting

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limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer or for which the special servicer’s consent is required as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

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(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third Party Purchaser, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)           that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x)   in respect of its obligations under the PSA or (y)   for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege (and that has been identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the

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operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure

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within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)      the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

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Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an

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Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and

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the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that, if applicable, the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40% however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which NREC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2017, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 1, 2021 and June 30, 2026, was 18.3%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders

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who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan seller, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of the MLPA and a copy of the PSA, the “Review Materials”):

(i)                   a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)             a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)              a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                 a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

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(vi)             a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)           copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the mortgage loan seller. The mortgage loan seller will be required under the MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

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“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the

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trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) the sponsor, the mortgage loan seller, the originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, a Third Party Purchaser, any successor third party purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan prior to the Closing Date for or on behalf of the sponsor, the mortgage loan seller, any

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underwriter, a Third Party Purchaser, any successor third party purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or the sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its

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representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)             any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)              a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                 the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)              the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any

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Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of Certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

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Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to notify the special servicer by e-mail, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

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Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan (any such Mortgage Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the special servicer that has acted as the special servicer for an Excluded Special Servicer Loan prior to it becoming an Excluded Special Servicer Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date and, in either case, the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special

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Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal of securities in a transaction serviced by the applicable servicer prior to the time of determination), (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of such Principal Balance Certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s

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recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of a Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) an officer or manager of the operating advisor or the asset representations reviewer that is responsible for performing the duties of the operating advisor or the asset representations reviewer, as applicable, obtaining actual knowledge that it is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of a Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

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(f)      Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody's within 60 days of such rating action) and (B) such Rating Agency has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination

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Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution,

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subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer, the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or

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duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

In addition, the PSA will provide that none of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (as a collective whole) under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan, then any subsequent recovery on that Mortgage Loan will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer, the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such

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certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be

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repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan seller under the MLPA pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of the mortgage loan seller under the MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or

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the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the MLPA, (iv) the mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the mortgage loan seller’s obligations under the MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only

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responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or

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(ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

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In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan seller and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject

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to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or the mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans

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(other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary

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for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that the mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an

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advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and

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the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity and (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus

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(b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates:

(a)      to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder;

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(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency, if any, has been received;

(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)      to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of

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the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment, without the consent of the holders of all certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in the MLPA or the obligations or rights of the mortgage loan seller under the MLPA or change any rights of the mortgage loan seller as third party beneficiary under the PSA without the consent of the mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency.

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of the mortgage loan seller under the MLPA or the rights of the mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller.

No amendment to the PSA that is materially adverse to the interests of the Third Party Purchaser may be effected unless the Third Party Purchaser provides written consent to such amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, maintains a long-term senior unsecured debt rating or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least

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“A2(cr)” by Moody’s, (B) whose long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short-term rating of at least “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt or issuer default rating of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch and (C) if rated by Morningstar DBRS, whose long-term senior unsecured debt or issuer credit rating is at least “A” by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of “BBB(low)” by Morningstar DBRS as long as the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a long term unsecured debt rating of “A” by Morningstar DBRS, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and long-term unsecured debt or issuer credit rating is at least “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or (iv) in the case of clauses (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the

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successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Texas. Four (4) Mortgaged Properties (22.6%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the

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entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York. Four (4) Mortgaged Properties (14.5%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Two (2) Mortgaged Properties (11.6%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees

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otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.

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At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some

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states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and

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thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right

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to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and

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interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the

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Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a

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lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a

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lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could

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result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured, among other things, senior, by equal

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or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become

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property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or

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“operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations,

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and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

NREC and its affiliates are playing several roles in this transaction. NREC, the sponsor, the originator, the Retaining Sponsor, the mortgage loan seller, is an affiliate of Natixis Commercial Mortgage Securities LLC, the depositor, and of Natixis Securities Americas LLC, one of the underwriters.

Midland is expected to be the master servicer and is expected to be appointed as a special servicer by D2-Natixis Retention Holder, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder.

Pursuant to certain interim servicing agreements between NREC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the Mortgage Loans.

Pursuant to certain interim servicing agreements between certain affiliates of Barclays Capital Inc., on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between certain affiliates of BMO Capital Markets Corp., on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between certain affiliates of Wells Fargo Securities, LLC, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Computershare Trust Company will be the certificate administrator, the trustee and the custodian.

Park Bridge will be the operating advisor and the asset representations reviewer.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer” and “—Potential Conflicts of Interest of the Directing Certificateholder”. For a description of certain other affiliations, relationships and related

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transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsor has been involved in, and is currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings currently known to be contemplated by any governmental authorities, against the sponsor that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan seller and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment

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lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsor due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreement” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates, applied to reduce their Notional Amount. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest

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that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$336,640,000	Class A-2, Class A-3 and Class A-S certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial

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releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$336,640,000	Class A-2, Class A-3 and Class A-S certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the

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Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity
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consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2026; and
●	the Offered Certificates are settled with investors on August 18, 2026.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans

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will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Maximum Initial Certificate Balance ($125,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	98%	95%	91%	51%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.34	4.31	4.28	4.24	4.04

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($312,640,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	99%	98%	97%	80%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.57	4.54	4.51	4.47	4.23

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Minimum Initial Certificate Balance ($187,640,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.72	4.69	4.66	4.62	4.36

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.90	4.81	4.64

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.66

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.66
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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
377

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations and announcements promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-2, Class A-3, Class X-A, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Hogan Lovells Cadwalader US LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan seller had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar

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year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. No such regulations have been proposed. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a

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portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties securing twenty (20) Mortgage Loans representing 100.0% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a class of regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not

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adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X-A certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at

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maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or

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group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all taxable premium bonds and market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X-A certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would

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be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account

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holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the

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meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

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DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%:

Underwriter	Class A-2	Class A-3	Class X-A
Natixis Securities Americas LLC	$[__] [__]	$[__] [__]	$[__] [__]
Barclays Capital Inc.	$[__] [__]	$[__] [__]	$[__] [__]
BMO Capital Markets Corp.	$[__] [__]	$[__] [__]	$[__] [__]
Wells Fargo Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]
Total	$[__] [__]	$[__] [__]	$[__] [__]
Underwriter	Class A-S	Class B	Class C
Natixis Securities Americas LLC	$[__] [__]	$[__] [__]	$[__] [__]
Barclays Capital Inc.	$[__] [__]	$[__] [__]	$[__] [__]
BMO Capital Markets Corp.	$[__] [__]	$[__] [__]	$[__] [__]
Wells Fargo Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]
Total	$[__] [__]	$[__] [__]	$[__] [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to

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purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2026, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

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Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is the sponsor, the originator, the retaining sponsor, the mortgage loan seller and is an affiliate of Natixis Commercial Mortgage Securities LLC, the depositor.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Natixis Securities Americas LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the payment by Natixis Securities Americas LLC or one or more affiliates thereof to the depositor, an affiliate of Natixis Real Estate Capital LLC, of the purchase price for the Offered Certificates and the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC.

As a result of the circumstances described above, Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Natixis is the marketing name for Natixis Securities Americas LLC.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c., and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-274151-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

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All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1251 Avenue of the Americas, New York, New York 10020, or by telephone at (212) 891-6100.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-274151) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or

395

arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice

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with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), the predecessor of BMO Capital Markets Corp., PTE 2006-07, 71 Fed. Reg. 32,134 (June 2, 2006), Barclays Capital Inc., Final Authorization Number 2004-03E (February 4, 2004) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BMO Capital Markets Corp. and Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the

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Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code

398

Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate

399

accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

400

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Hogan Lovells Cadwalader US LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in

401

connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive

402

pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	227
1986 Act	380
1996 Act	362
3
30/360 Basis	259
4
401(c) Regulations	399
A
AB Modified Loan	270
Accelerated Mezzanine Loan Lender	220
Acceptable Insurance Default	274
Acting General Counsel’s Letter	119
Actual/360 Basis	156
Actual/360 Loans	250
ADA	364
Additional Exclusions	274
Administrative Fee Rate	204
Advances	246
Affirmative Asset Review Vote	315
AIFM Regulations	103
AMI	154
Annual Debt Service	129
Appraisal Reduction Amount	267
Appraisal Reduction Event	267
Appraised Value	129
Appraised-Out Class	271
ASR Consultation Process	289
Assessment of Compliance	340
Asset Representations Reviewer Asset Review Fee	266
Asset Representations Reviewer Fee	266
Asset Representations Reviewer Fee Rate	266
Asset Representations Reviewer Termination Event	319
Asset Review	316
Asset Review Notice	315
Asset Review Quorum	315
Asset Review Report	317
Asset Review Report Summary	317
Asset Review Standard	317
Asset Review Trigger	313

Asset Review Vote Election	314
Asset Status Report	286
Assumed Final Distribution Date	212
Assumed Scheduled Payment	206
ASTM	147
Attestation Report	340
Available Funds	198
B
Balloon LTV Ratio	132
Balloon Payment	133
Bankruptcy Code	354
Base Interest Fraction	211
Beds	138
Borrower Party	220
Borrower Party Affiliate	220
Breach Notice	238
Bridge Bank	87
C
C(WUMP)O	20
Cash Flow Analysis	130
CERCLA	361
Certificate Administrator	175
Certificate Administrator/Trustee Fee	264
Certificate Administrator/Trustee Fee Rate	265
Certificate Balance	197
Certificate Owners	230
Certificateholder	221
Certificateholder Quorum	322
Certificateholder Repurchase Request	332
Certificates	197
Certifying Certificateholder	232
CityFHEPS	57
Class A Certificates	196
Clearstream	229
Clearstream Participants	231
Closing Date	128, 166
CMBS	123, 178
Code	121
Collateral Deficiency Amount	270
Collection Account	249
Collection Period	199
Communication Request	233
Compensating Interest Payment	213
Computershare	175
Computershare Limited	175

405

Computershare Trust Company	175
Constant Prepayment Rate	371
Consultation Termination Event	302
Control Eligible Certificates	295
Control Termination Event	302
Controlling Class	295
Controlling Class Certificateholder	295
Corrected Loan	286
CPP	371
CPR	187, 371
CPY	371
CREC	147
Credit Risk Retention Rules	184
CREFC®	217
CREFC® Intellectual Property Royalty License Fee	266
CREFC® Intellectual Property Royalty License Fee Rate	267
CREFC® Reports	217
Cross-Over Date	203
CTS	175
Cumulative Appraisal Reduction Amount	270, 271
Cure/Contest Period	317
Cut-off Date	128
Cut-off Date Balance	131
Cut-off Date Loan-to-Value Ratio	131
Cut-off Date LTV Ratio	131
D
D or YM(#)	134
D or YM@(#)	134
D(#)	134
D2	185
D2 Manager	185
D2 MCP	185
Debt Service Coverage Ratio	132
Defaulted Loan	292
Defeasance Deposit	159
Defeasance Loans	159
Defeasance Lock-Out Period	159
Defeasance Option	159
Definitive Certificate	228
Delegated Directive	17
Delinquent Loan	314
Depositories	229
Determination Date	197
Diligence File	235
Directing Certificateholder	294
Directing Certificateholder Asset Status Report Approval Process	288
Disclosable Special Servicer Fees	264

Discount Rate	212
Discount Yield	189
Dispute Resolution Consultation	335
Dispute Resolution Cut-off Date	334
Distribution Accounts	250
Distribution Date	197
Distribution Date Statement	217
Dodd-Frank Act	126
DOL	396
DSCR	132
DTC	228
DTC Participants	229
DTC Rules	230
E
EDGAR	395
EEA	16, 102
Effective Gross Income	130
Eligible Asset Representations Reviewer	318
Eligible Operating Advisor	308
Enforcing Party	332
Enforcing Servicer	332
ESA	147
EU CRR	103
EU Investor Requirements	103
EU PRIIPS Regulation	16
EU Prospectus Regulation	16
EU Qualified Investor	16
EU Retail Investor	16
EU Securitization Regulation	102
EU SR Rules	102
Euroclear	229
Euroclear Operator	231
Euroclear Participants	231
Excess Modification Fee Amount	260
Excess Modification Fees	259
Excess Prepayment Interest Shortfall	214
Exchange Act	106, 165
Excluded Controlling Class Holder	219
Excluded Controlling Class Loan	220
Excluded Information	220
Excluded Loan	220
Excluded Plan	398
excluded special servicer	25
Excluded Special Servicer	323
excluded special servicer loan	25
Excluded Special Servicer Loan	323
Exemption	397
Exemption Rating Agency	397

406

F
FATCA	390
FDIA	118
FDIC	86, 119
FIEL	22
Final Asset Status Report	287
Final Dispute Resolution Election Notice	335
Financial Promotion Order	18
FINRA	394
FIRREA	120
Fitch	318, 338
Flagstar	87
FPO Persons	18
FSMA	18, 102
G
GAAP	184
Gain-on-Sale Entitlement Amount	199
Gain-on-Sale Remittance Amount	199
Gain-on-Sale Reserve Account	250
Garn Act	363
GLA	132
Government Securities	157
H
HFC	58
Horizontal Risk Retention Certificates	184, 197
House Bill 21	58
HSTP Act	58
I
IDA	154
Impermissible Risk Retention Affiliate	325
Impermissible TPP Affiliate	325
In Place Cash Management	132
Indirect Participants	229
Initial Delivery Date	286
Initial Pool Balance	128
Initial Requesting Certificateholder	332
Initial Third Party Purchaser	185
Institutional Investor	21
Insurance and Condemnation Proceeds	249
Interest Accrual Amount	204
Interest Accrual Period	205
Interest Distribution Amount	204
Interest Rate	204
Interest Reserve Account	250

Interest Shortfall	204
Interested Person	293
Interest-Only Certificates	187
Interest-Only Expected Price	192
Interpolated Yield	188, 191
Investment Account	251
Investor Certification	220
IRS	121
J
Japanese Retention Requirement	23
JFSA	22
JHU	141
JRR Rule	23
K
KBRA	318
L
L(#)	134
LERTA	154
Liquidation Fee	261
Liquidation Fee Rate	261
Liquidation Proceeds	250
Loan Per Unit	132
Loan-to-Value Ratio at Maturity	132
Local Law 97	89
Lock-out Period	157
Loss of Value Payment	239
Lower-Tier Regular Interests	378
Lower-Tier REMIC	197, 378
LTV Ratio	131
LTV Ratio at Maturity	132
M
MAI	240
Major Decision	296
Major Decision Reporting Package	296
MAS	21
Master Servicer Decision	277
Material Defect	238
Maturity Date Balloon Payment	133
Midland	178
MIFID II	16
MLPA	234
Modification Fees	259
Moody’s	318, 338
Morningstar DBRS	318, 338
Mortgage	128
Mortgage File	234

407

Mortgage Loan	40
Mortgage Loans	128, 167
Mortgage Note	128
Mortgage Pool	128
Mortgaged Property	128
N
Natixis	24, 166
Net Mortgage Rate	204
Net Operating Income	133
NFA	394
NFIP	70
NI 33-105	23
non-offered certificates	31
Nonrecoverable Advance	247
Non-Specially Serviced Loan	298
Non-U.S. Person	390
Notional Amount	197
NRA	133
NREC	166
NREC Deal Team	167
NRSRO	219
NRSRO Certification	221
O
O(#)	134
Occupancy As Of Date	133
Occupancy Rate	133
offered certificates	31
Offered Certificates	197
OID Regulations	381
OLA	119
Operating Advisor Annual Report	306
Operating Advisor Consultation Event	195
Operating Advisor Consulting Fee	265
Operating Advisor Expenses	265
Operating Advisor Fee	265
Operating Advisor Fee Rate	265
Operating Advisor Standard	306
Operating Advisor Termination Event	310
P
P&I Advance	245
P&I Advance Date	245
PACE	86, 164
Par Purchase Price	292
Park Bridge Financial	182
Park Bridge Lender Services	182
Participants	229
Parties in Interest	396

partnership representative	389
Pass-Through Rate	203
Patriot Act	365
Payment Due Date	156, 200
Percentage Interest	198
Periodic Payments	198
Permitted Investments	251
Permitted Special Servicer/Affiliate Fees	264
Pittsburgh URA	164
Plans	396
PML	7
PRASR	102
PRC	20
Preliminary Dispute Resolution Election Notice	334
Prepayment Assumption	383
Prepayment Interest Excess	213
Prepayment Interest Shortfall	213
Prepayment Premium	212
Prepayment Provisions	134
Prime Rate	249
Principal Balance Certificates	197
Principal Distribution Amount	205
Principal Shortfall	206
Privileged Information	309
Privileged Information Exception	310
Privileged Person	219
Professional Investors	21
Prohibited Prepayment	214
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	333
Proposed Course of Action Notice	333
Prospectus	20
PSA	196
PSA Party Repurchase Request	333
PTCE	399
PTE	397
Purchase Price	239
Q
Qualified Replacement Special Servicer	323
Qualified Substitute Mortgage Loan	240
Qualifying CRE Loan Percentage	184
R
RAC No-Response Scenario	337
Rated Final Distribution Date	213
Rating Agencies	338
Rating Agency Confirmation	338

408

Realized Loss	215
REC	147
Record Date	197
Registration Statement	395
Regular Certificates	197
Regular Interestholder	381
Regular Interests	378
Regulation AB	340
Reimbursement Rate	249
Related Proceeds	248
Release Date	159
Relevant Investor	21
Relevant Persons	19
Relief Act	365
Remaining Term to Maturity	135
REMIC	378
REMIC LTV Test	121
REMIC Provisions	378
REO Account	251
REO Loan	207
REO Property	286
Repurchase Request	333
Requesting Certificateholder	335
Requesting Holders	272
Requesting Investor	233
Requesting Party	337
Required Credit Risk Retention Percentage	184
Requirements	365
Residual Certificates	196
Resolution Failure	333
Resolved	333
Restricted Group	397
Restricted Party	310
Retaining Sponsor	184
Review Materials	315
Risk Retention Affiliate	309
Risk Retention Affiliated	309
Rule 17g-5	222
S
S&P	318
Scheduled Certificate Interest Payments	190
Scheduled Certificate Principal Payments	187
Scheduled Principal Distribution Amount	205
SEC	165
SECN	102
Securities Act	340
Securitization Accounts	196, 251

Senior Certificates	196
Servicer Termination Event	326
Servicing Advances	246
Servicing Fee	257
Servicing Fee Rate	257
Servicing Standard	244
SF	135
SFA	21
SFO	20
Similar Law	396
SIPC	394
SMMEA	400
Spaces	138
Special Servicer Decision	278
Special Servicing Fee	260
Special Servicing Fee Rate	260
Specially Serviced Loans	283
Sq. Ft.	135
Square Feet	135
SR Institutional Investors	103
SR Investor Requirements	103
Startup Day	379
Stated Principal Balance	206
Structured Product	20
Structuring Assumptions	371
Subject 2025 Computershare CMBS Annual Statement of Compliance	176
Subject Loan	266
Subordinate Certificates	196
Subsequent Asset Status Report	286
Sub-Servicing Agreement	245
SVB	86
T
T-12	135
Target Coupon	189
Target Price	189
Term to Maturity	135
Termination Purchase Amount	341
Terms and Conditions	231
Tests	316
third country	103
Third Party Purchaser	184
Title V	364
Total Operating Expenses	130
Transaction Parties	399
Treasury-Priced Expected Price	190
Treasury-Priced Principal Balance Certificates	187
TRIPRA	71, 11
Trust	174
Trust REMICs	197, 378

409

TTM	135
U
U.S. Person	390
U/W DSCR	132
U/W Expenses	135
U/W NCF	135
U/W NCF Debt Yield	137
U/W NCF DSCR	132
U/W Net Cash Flow	135
U/W Net Operating Income	137
U/W NOI	137
U/W NOI Debt Yield	138
U/W NOI DSCR	138
U/W Revenues	138
UK	17, 102
UK CRR	103
UK Institutional Investor	103
UK Investor Requirements	103
UK MIFIR Product Governance Rules	18
UK Qualified Investor	17
UK Retail Investor	17
UK Securitization Framework	102
UMB	141
Underwriter Entities	94
Underwriting Agreement	392
Underwritten Debt Service Coverage Ratio	132
Underwritten Economic Occupancy	135
Underwritten Expenses	135
Underwritten NCF	135
Underwritten NCF Debt Yield	137
Underwritten Net Cash Flow	135
Underwritten Net Cash Flow Debt Service Coverage Ratio	132
Underwritten Net Operating Income	137

Underwritten Net Operating Income Debt Service Coverage Ratio	138
Underwritten NOI	137
Underwritten NOI Debt Yield	138
Underwritten Revenues	138
Units	138
Unscheduled Principal Distribution Amount	206
Unsolicited Information	316
Upper-Tier REMIC	197, 378
URA Loan	164
V
Volcker Rule	126
Voting Rights	228
W
WAC rate	3, 32
WAC Rate	203
Weighted Average Interest Rate	138
Weighted Averages	139
Wells Fargo Bank	175
Withheld Amounts	250
Workout Fee	260
Workout Fee Rate	260
Workout-Delayed Reimbursement Amount	249
Y
Yield Maintenance Charge	212
Yield-Priced Certificates	187
Yield-Priced Expected Price	193
YM(#)	134

410

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code
								(1)	(25)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	8.8%	100.0%	NREC	NREC	NAP	NAP	300 West Redwood Street	Baltimore	Baltimore City	MD	21201
2	Loan	2, 27, 30	1	The Helm on the Allegheny	8.5%	100.0%	NREC	NREC	NAP	NAP	2239 Railroad Street	Pittsburgh	Allegheny	PA	15222
3	Loan	16, 19, 25	1	Star Westheimer	7.9%	100.0%	NREC	NREC	Group A	NAP	7900 Locke Lane	Houston	Harris	TX	77063
4	Loan	16, 20, 27, 28	1	Royal Blue	6.9%	100.0%	NREC	NREC	NAP	NAP	101 Searing Avenue	Mineola	Nassau	NY	11501
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	6.7%	100.0%	NREC	NREC	NAP	NAP	8010 Aeromedical Road	San Antonio	Bexar	TX	78235
6	Loan	19	1	Prospect Row at the Enclave	6.4%	100.0%	NREC	NREC	NAP	NAP	1214 and 1231 Stearns Street and 700, 701 and 1001 Mosley Street	Tallahassee	Leon	FL	32310
7	Loan	19, 20	1	Icon Broadway	5.5%	100.0%	NREC	NREC	NAP	NAP	7730 East Broadway Boulevard	Tucson	Pima	AZ	85710
8	Loan		1	Little Torch Cottages	5.2%	100.0%	NREC	NREC	NAP	NAP	28501 Channel View Drive	Little Torch Key	Monroe	FL	33042
9	Loan	19, 30	1	The Links	4.8%	100.0%	NREC	NREC	NAP	NAP	370 Saint Andrews Drive	Cincinnati	Clermont	OH	45245
10	Loan	2, 25	1	Midline Apartments	4.5%	100.0%	NREC	NREC	Group B	NAP	2227 University Avenue	Saint Paul	Ramsey	MN	55114
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	4.3%	100.0%	NREC	NREC	NAP	NAP	1010 Bedford Avenue	Brooklyn	Kings	NY	11205
12	Loan		1	Avaya Stafford	4.0%	100.0%	NREC	NREC	NAP	NAP	3719 Country Place Drive	Stafford	Fort Bend	TX	77477
13	Loan		1	The Lodge at St. Moritz	4.0%	100.0%	NREC	NREC	NAP	NAP	62 Harwell Road Northwest	Atlanta	Fulton	GA	30311
14	Loan	25	1	Star Villa Ana	4.0%	100.0%	NREC	NREC	Group A	NAP	10101 West Sam Houston Parkway South	Houston	Harris	TX	77099
15	Loan	19, 33	1	The Maynard of Augusta	3.6%	100.0%	NREC	NREC	NAP	NAP	2900 Perimeter Parkway	Augusta	Richmond	GA	30909
16	Loan	28	1	Townes at Southpark	3.4%	100.0%	NREC	NREC	NAP	NAP	5505 Closeburn Road	Charlotte	Mecklenburg	NC	28210
17	Loan	6, 27, 30	2	The William and The Geoffrey	3.3%		NREC	NREC	NAP	NAP	Various	New York	New York	NY	10009
17.01	Property		1	The William, 436 East 13th Street	1.7%	50.3%					436 East 13th Street	New York	New York	NY	10009
17.02	Property		1	The Geoffrey, 442 East 13th Street	1.6%	49.7%					442 East 13th Street	New York	New York	NY	10009
18	Loan	25	1	Nox Apartments	2.9%	100.0%	NREC	NREC	Group B	NAP	2703 Girard Avenue South	Minneapolis	Hennepin	MN	55408
19	Loan		1	Hidden Creek Apartments	2.9%	100.0%	NREC	NREC	NAP	NAP	3130 Middle Road	Jeffersonville	Clark	IN	47130
20	Loan		1	Alpine Studios	2.4%	100.0%	NREC	NREC	NAP	NAP	5818 Flight School Drive	Indianapolis	Marion	IN	46221

A-1-1

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
					(2)	(2)			(3)			(6),(7)	(6),(7)	(6),(7)		(8)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	Multifamily	Mid-Rise	1992	2021	395	Units	99,146.20	39,162,750	39,162,750	39,162,750	6.70000%	0.02869%
2	Loan	2, 27, 30	1	The Helm on the Allegheny	Multifamily	High-Rise	2021	NAP	219	Units	173,515.98	38,000,000	38,000,000	38,000,000	6.43500%	0.02869%
3	Loan	16, 19, 25	1	Star Westheimer	Multifamily	Garden	1967	2024	330	Units	107,272.73	35,400,000	35,400,000	35,400,000	6.25000%	0.02869%
4	Loan	16, 20, 27, 28	1	Royal Blue	Multifamily	Mid-Rise	2025	NAP	54	Units	574,074.07	31,000,000	31,000,000	31,000,000	6.25000%	0.02869%
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	Multifamily	Garden	2016	NAP	280	Units	106,250.00	29,750,000	29,750,000	29,750,000	6.19000%	0.02869%
6	Loan	19	1	Prospect Row at the Enclave	Multifamily	Student Housing	2021, 2022	NAP	193	Beds	147,668.39	28,500,000	28,500,000	28,500,000	6.40000%	0.02869%
7	Loan	19, 20	1	Icon Broadway	Multifamily	Garden	1982	2024	300	Units	81,876.67	24,563,000	24,563,000	24,563,000	6.00000%	0.02869%
8	Loan		1	Little Torch Cottages	Multifamily	Garden	2014	NAP	50	Units	465,800.00	23,290,000	23,290,000	23,290,000	5.90000%	0.02869%
9	Loan	19, 30	1	The Links	Multifamily	Garden	1974-1980	2024	158	Units	135,759.49	21,450,000	21,450,000	21,450,000	6.43000%	0.02869%
10	Loan	2, 25	1	Midline Apartments	Multifamily	Mid-Rise	2021	NAP	154	Units	131,168.83	20,200,000	20,200,000	20,200,000	5.94800%	0.02869%
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	Multifamily	Mid-Rise	2023	NAP	36	Units	527,777.78	19,000,000	19,000,000	19,000,000	5.68000%	0.02869%
12	Loan		1	Avaya Stafford	Multifamily	Garden	1978	2022	176	Units	102,272.73	18,000,000	18,000,000	18,000,000	5.91500%	0.02869%
13	Loan		1	The Lodge at St. Moritz	Multifamily	Garden	1970	2024	142	Units	126,760.56	18,000,000	18,000,000	18,000,000	5.88000%	0.02869%
14	Loan	25	1	Star Villa Ana	Multifamily	Garden	1979	2022-2024	176	Units	100,852.27	17,750,000	17,750,000	17,750,000	6.53500%	0.02869%
15	Loan	19, 33	1	The Maynard of Augusta	Multifamily	Garden	1986	2020	236	Units	68,220.34	16,100,000	16,100,000	16,100,000	6.28000%	0.02869%
16	Loan	28	1	Townes at Southpark	Multifamily	Townhome	2022	NAP	19	Units	789,473.68	15,000,000	15,000,000	15,000,000	5.92500%	0.02869%
17	Loan	6, 27, 30	2	The William and The Geoffrey	Multifamily	Mid-Rise	2021	NAP	12	Units	1,233,333.33	14,800,000	14,800,000	14,800,000	5.76000%	0.02869%
17.01	Property		1	The William, 436 East 13th Street	Multifamily	Mid-Rise	2021	NAP	6	Units		7,451,566	7,451,566	7,451,566
17.02	Property		1	The Geoffrey, 442 East 13th Street	Multifamily	Mid-Rise	2021	NAP	6	Units		7,348,434	7,348,434	7,348,434
18	Loan	25	1	Nox Apartments	Multifamily	Mid-Rise	2021	NAP	86	Units	153,104.65	13,167,000	13,167,000	13,167,000	5.72100%	0.02869%
19	Loan		1	Hidden Creek Apartments	Multifamily	Garden	1971	2022	183	Units	70,765.03	12,950,000	12,950,000	12,950,000	5.85500%	0.02869%
20	Loan		1	Alpine Studios	Multifamily	Garden	2021	NAP	114	Units	92,543.86	10,550,000	10,550,000	10,550,000	6.06000%	0.02869%

A-1-2

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
						(9)	(9)	(9)	(9)		[11]
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	6.67131%	NAP	221,695.61	NAP	2,660,347.32	Interest Only	No	Actual/360	60	59	60	59
2	Loan	2, 27, 30	1	The Helm on the Allegheny	6.40631%	NAP	206,605.21	NAP	2,479,262.52	Interest Only	No	Actual/360	60	60	60	60
3	Loan	16, 19, 25	1	Star Westheimer	6.22131%	NAP	186,935.76	NAP	2,243,229.12	Interest Only	No	Actual/360	60	56	60	56
4	Loan	16, 20, 27, 28	1	Royal Blue	6.22131%	NAP	163,700.81	NAP	1,964,409.72	Interest Only	No	Actual/360	60	59	60	59
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	6.16131%	NAP	155,591.81	NAP	1,867,101.72	Interest Only	No	Actual/360	60	54	60	54
6	Loan	19	1	Prospect Row at the Enclave	6.37131%	NAP	154,111.11	NAP	1,849,333.32	Interest Only	No	Actual/360	60	50	60	50
7	Loan	19, 20	1	Icon Broadway	5.97131%	NAP	124,520.76	NAP	1,494,249.12	Interest Only	No	Actual/360	60	57	60	57
8	Loan		1	Little Torch Cottages	5.87131%	NAP	116,099.57	NAP	1,393,194.84	Interest Only	No	Actual/360	60	59	60	59
9	Loan	19, 30	1	The Links	6.40131%	NAP	116,532.59	NAP	1,398,391.08	Interest Only	No	Actual/360	60	53	60	53
10	Loan	2, 25	1	Midline Apartments	5.91931%	NAP	101,515.29	NAP	1,218,183.48	Interest Only	No	Actual/360	60	56	60	56
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	5.65131%	NAP	91,182.41	NAP	1,094,188.92	Interest Only	No	Actual/360	60	55	60	55
12	Loan		1	Avaya Stafford	5.88631%	NAP	89,957.29	NAP	1,079,487.48	Interest Only	No	Actual/360	60	51	60	51
13	Loan		1	The Lodge at St. Moritz	5.85131%	NAP	89,425.00	NAP	1,073,100.00	Interest Only	No	Actual/360	60	57	60	57
14	Loan	25	1	Star Villa Ana	6.50631%	NAP	98,006.09	NAP	1,176,073.08	Interest Only	No	Actual/360	60	59	60	59
15	Loan	19, 33	1	The Maynard of Augusta	6.25131%	NAP	85,426.90	NAP	1,025,122.80	Interest Only	No	Actual/360	60	56	60	56
16	Loan	28	1	Townes at Southpark	5.89631%	NAP	75,091.15	NAP	901,093.80	Interest Only	No	Actual/360	60	53	60	53
17	Loan	6, 27, 30	2	The William and The Geoffrey	5.73131%	NAP	72,026.67	NAP	864,320.04	Interest Only	No	Actual/360	60	57	60	57
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	5.69231%	NAP	63,645.53	NAP	763,746.36	Interest Only	No	Actual/360	60	58	60	58
19	Loan		1	Hidden Creek Apartments	5.82631%	NAP	64,062.78	NAP	768,753.36	Interest Only	No	Actual/360	60	52	60	52
20	Loan		1	Alpine Studios	6.03131%	NAP	54,017.47	NAP	648,209.64	Interest Only	No	Actual/360	60	59	60	59

A-1-3

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Original String
														(10)	(10)	(12)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	0	0	7/1/2026	1	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0	L(25),D(31),O(4)
2	Loan	2, 27, 30	1	The Helm on the Allegheny	0	0	7/15/2026	0	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0	YM1(24),DorYM1(32),O(4)
3	Loan	16, 19, 25	1	Star Westheimer	0	0	3/27/2026	4	8	5/8/2026	NAP	4/8/2031	4/8/2031	0	0	L(28),DorYM1(25),O(7)
4	Loan	16, 20, 27, 28	1	Royal Blue	0	0	6/29/2026	1	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0	L(25),D(31),O(4)
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	0	0	2/6/2026	6	6	3/6/2026	NAP	2/6/2031	2/6/2031	0	0	L(30),D(26),O(4)
6	Loan	19	1	Prospect Row at the Enclave	0	0	10/3/2025	10	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0	L(34),D(22),O(4)
7	Loan	19, 20	1	Icon Broadway	0	0	4/30/2026	3	6	6/6/2026	NAP	5/6/2031	5/6/2031	0	0	L(27),D(29),O(4)
8	Loan		1	Little Torch Cottages	0	0	6/18/2026	1	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0	L(25),D(31),O(4)
9	Loan	19, 30	1	The Links	0	0	12/17/2025	7	6	2/6/2026	NAP	1/6/2031	1/6/2031	0	0	L(31),D(25),O(4)
10	Loan	2, 25	1	Midline Apartments	0	0	3/16/2026	4	6	5/6/2026	NAP	4/6/2031	4/6/2031	0	0	L(28),DorYM1(25),O(7)
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	0	0	2/27/2026	5	6	4/6/2026	NAP	3/6/2031	3/6/2031	0	0	L(29),D(27),O(4)
12	Loan		1	Avaya Stafford	0	0	10/28/2025	9	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0	L(33),DorYM1(23),O(4)
13	Loan		1	The Lodge at St. Moritz	0	0	5/5/2026	3	6	6/6/2026	NAP	5/6/2031	5/6/2031	0	0	L(27),DorYM1(29),O(4)
14	Loan	25	1	Star Villa Ana	0	0	7/8/2026	1	8	8/8/2026	NAP	7/8/2031	7/8/2031	0	0	L(25),DorYM1(28),O(7)
15	Loan	19, 33	1	The Maynard of Augusta	0	0	3/23/2026	4	6	5/6/2026	NAP	4/6/2031	4/6/2031	0	0	L(28),DorYM1(28),O(4)
16	Loan	28	1	Townes at Southpark	0	0	12/11/2025	7	6	2/6/2026	NAP	1/6/2031	1/6/2031	0	0	L(31),D(22),O(7)
17	Loan	6, 27, 30	2	The William and The Geoffrey	0	0	5/7/2026	3	7	6/7/2026	NAP	5/7/2031	5/7/2031	0	0	L(27),D(29),O(4)
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	0	0	6/4/2026	2	6	7/6/2026	NAP	6/6/2031	6/6/2031	0	0	L(26),DorYM1(27),O(7)
19	Loan		1	Hidden Creek Apartments	0	0	11/12/2025	8	6	1/6/2026	NAP	12/6/2030	12/6/2030	0	0	L(32),DorYM1(24),O(4)
20	Loan		1	Alpine Studios	0	0	6/11/2026	1	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0	L(25),DorYM1(28),O(7)

A-1-4

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
							(31)	(16)					(16)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	7,400,819	4,172,535	3,228,284	4/30/2026	T-12	7,365,781	4,006,353	3,359,428	12/31/2025	T-12	6,367,618
2	Loan	2, 27, 30	1	The Helm on the Allegheny	4,712,999	1,726,834	2,986,165	5/31/2026	T-12	4,681,899	1,609,070	3,072,830	12/31/2025	T-12	4,517,637
3	Loan	16, 19, 25	1	Star Westheimer	4,568,049	2,031,358	2,536,691	2/28/2026	T-12	4,612,413	2,048,657	2,563,756	12/31/2025	T-12	4,558,177
4	Loan	16, 20, 27, 28	1	Royal Blue	1,196,076	286,379	909,697	4/30/2026	T-12	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	3,714,939	1,311,487	2,403,451	2/28/2026	T-12	3,747,136	1,320,941	2,426,195	12/31/2025	T-12	3,757,043
6	Loan	19	1	Prospect Row at the Enclave	3,185,850	989,195	2,196,654	2/28/2026	T-12	3,196,708	1,017,175	2,179,533	12/31/2025	T-12	3,034,161
7	Loan	19, 20	1	Icon Broadway	3,752,652	1,692,246	2,060,406	2/28/2026	T-12	3,760,561	1,694,966	2,065,595	12/31/2025	T-12	3,717,712
8	Loan		1	Little Torch Cottages	2,665,299	876,319	1,788,980	4/30/2026	T-12	2,598,759	948,059	1,650,700	12/31/2025	T-12	2,472,139
9	Loan	19, 30	1	The Links	2,502,447	758,876	1,743,572	2/28/2026	T-12	2,496,953	760,047	1,736,907	10/31/2025	T-12	2,111,586
10	Loan	2, 25	1	Midline Apartments	2,806,253	1,289,099	1,517,154	1/31/2026	T-12	2,804,351	1,296,421	1,507,930	12/31/2025	T-12	2,813,135
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	1,517,805	307,415	1,210,390	1/31/2026	T-12	1,558,285	309,232	1,249,053	12/31/2025	T-12	1,108,971
12	Loan		1	Avaya Stafford	2,429,317	1,006,442	1,422,875	2/28/2026	T-12	2,437,750	1,008,132	1,429,618	12/31/2025	T-12	2,365,924
13	Loan		1	The Lodge at St. Moritz	2,423,219	402,197	2,021,022	3/31/2026	T-12	2,110,375	452,072	1,658,304	12/31/2025	T-12	1,010,698
14	Loan	25	1	Star Villa Ana	2,357,417	910,814	1,446,603	5/31/2026	T-12	2,364,058	960,890	1,403,168	12/31/2025	T-12	2,396,560
15	Loan	19, 33	1	The Maynard of Augusta	2,815,053	1,519,335	1,295,719	2/28/2026	T-12	2,748,156	1,518,476	1,229,681	12/31/2025	T-12	2,754,330
16	Loan	28	1	Townes at Southpark	1,407,559	462,133	945,425	2/28/2026	T-12	1,296,728	463,734	832,994	12/31/2025	T-12	1,478,877
17	Loan	6, 27, 30	2	The William and The Geoffrey	1,728,130	706,376	1,021,754	3/31/2026	T-12	1,671,971	583,345	1,088,626	12/31/2025	T-12	1,657,571
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	1,744,584	825,462	919,122	4/30/2026	T-12	1,735,075	811,157	923,918	12/31/2025	T-12	1,604,886
19	Loan		1	Hidden Creek Apartments	2,226,786	1,330,331	896,455	2/28/2026	T-12	2,200,908	1,307,656	893,252	12/31/2025	T-12	2,026,930
20	Loan		1	Alpine Studios	1,526,304	727,553	798,751	4/30/2026	T-12	1,548,616	693,003	855,613	12/31/2025	T-12	1,608,915

A-1-5

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
							(16)					(31)	(15)	(15)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	3,698,687	2,668,931	12/31/2024	T-12	91.9%	7,782,102	4,185,548	3,596,555	98,750	0
2	Loan	2, 27, 30	1	The Helm on the Allegheny	1,453,934	3,063,703	12/31/2024	T-12	89.0%	4,847,207	1,815,597	3,031,610	54,935	0
3	Loan	16, 19, 25	1	Star Westheimer	2,036,203	2,521,974	12/31/2024	T-12	82.0%	4,820,998	1,975,047	2,845,951	82,692	0
4	Loan	16, 20, 27, 28	1	Royal Blue	NAV	NAV	NAV	NAV	92.6%	2,965,710	453,712	2,511,998	13,500	0
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	1,437,667	2,319,375	12/31/2024	T-12	89.4%	3,696,649	1,378,922	2,317,726	70,000	0
6	Loan	19	1	Prospect Row at the Enclave	918,119	2,116,043	12/31/2024	T-12	91.6%	3,214,039	969,351	2,244,688	28,950	0
7	Loan	19, 20	1	Icon Broadway	1,801,326	1,916,385	12/31/2024	T-12	86.5%	3,673,127	1,584,004	2,089,123	75,000	0
8	Loan		1	Little Torch Cottages	1,086,044	1,386,095	12/31/2024	T-12	94.7%	2,669,020	918,672	1,750,348	10,000	0
9	Loan	19, 30	1	The Links	762,847	1,348,739	12/31/2024	T-12	93.5%	2,481,643	762,545	1,719,098	41,885	0
10	Loan	2, 25	1	Midline Apartments	1,271,894	1,541,240	12/31/2024	T-12	87.0%	2,933,715	1,400,067	1,533,648	31,155	0
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	250,232	858,739	12/31/2024	T-12	95.0%	1,634,088	293,093	1,340,995	9,000	0
12	Loan		1	Avaya Stafford	1,012,462	1,353,462	12/31/2024	T-12	91.9%	2,441,389	1,040,458	1,400,931	35,200	0
13	Loan		1	The Lodge at St. Moritz	520,279	490,418	12/31/2024	T-12	92.5%	2,532,250	985,593	1,546,657	35,500	0
14	Loan	25	1	Star Villa Ana	971,539	1,425,021	12/31/2024	T-12	90.9%	2,474,172	1,002,189	1,471,983	35,200	0
15	Loan	19, 33	1	The Maynard of Augusta	1,545,850	1,208,480	12/31/2024	T-12	89.3%	2,986,042	1,400,705	1,585,337	59,000	0
16	Loan	28	1	Townes at Southpark	383,657	1,095,220	12/31/2024	T-12	95.0%	1,566,279	468,996	1,097,283	4,750	0
17	Loan	6, 27, 30	2	The William and The Geoffrey	591,206	1,066,365	12/31/2024	T-12	96.5%	1,681,783	639,396	1,042,387	3,000	0
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	823,025	781,861	12/31/2024	T-12	92.6%	1,790,586	828,843	961,743	17,200	0
19	Loan		1	Hidden Creek Apartments	1,231,486	795,444	12/31/2024	T-12	86.2%	2,301,043	1,332,802	968,241	46,000	0
20	Loan		1	Alpine Studios	792,033	816,882	12/31/2024	T-12	92.4%	1,647,173	793,386	853,787	28,500	0

A-1-6

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date
						(7), (14)	(7), (14)	(7)	(7)	(5)	(5)		(5),(7)	(5),(7)	(3),(4)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	3,497,805	1.35	1.31	9.2%	8.9%	61,400,000	As Is	2/6/2026	63.8%	63.8%	95.4%	6/15/2026
2	Loan	2, 27, 30	1	The Helm on the Allegheny	2,976,675	1.22	1.20	8.0%	7.8%	55,100,000	As Is	11/19/2025	69.0%	69.0%	93.2%	7/1/2026
3	Loan	16, 19, 25	1	Star Westheimer	2,763,258	1.27	1.23	8.0%	7.8%	48,300,000	As Is	2/26/2026	73.3%	73.3%	85.8%	3/13/2026
4	Loan	16, 20, 27, 28	1	Royal Blue	2,498,498	1.28	1.27	8.1%	8.1%	46,900,000	As Is	6/3/2026	66.1%	66.1%	92.6%	6/24/2026
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	2,247,726	1.24	1.20	7.8%	7.6%	43,100,000	As Is	11/6/2025	69.0%	69.0%	93.2%	2/28/2026
6	Loan	19	1	Prospect Row at the Enclave	2,215,738	1.21	1.20	7.9%	7.8%	36,600,000	As Is	8/27/2025	77.9%	77.9%	91.7%	2/28/2026
7	Loan	19, 20	1	Icon Broadway	2,014,123	1.40	1.35	8.5%	8.2%	34,500,000	As Is	3/13/2026	71.2%	71.2%	92.3%	3/17/2026
8	Loan		1	Little Torch Cottages	1,740,348	1.26	1.25	7.5%	7.5%	33,000,000	As Is	5/12/2026	70.6%	70.6%	96.0%	5/5/2026
9	Loan	19, 30	1	The Links	1,677,213	1.23	1.20	8.0%	7.8%	28,400,000	As Is	10/15/2025	75.5%	75.5%	94.3%	3/1/2026
10	Loan	2, 25	1	Midline Apartments	1,502,493	1.26	1.23	7.6%	7.4%	29,300,000	As Is	1/23/2026	68.9%	68.9%	94.2%	2/26/2026
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	1,331,995	1.23	1.22	7.1%	7.0%	26,800,000	As Is	9/30/2025	70.9%	70.9%	97.2%	1/15/2026
12	Loan		1	Avaya Stafford	1,365,731	1.30	1.27	7.8%	7.6%	24,700,000	As Is	9/22/2025	72.9%	72.9%	94.9%	3/24/2026
13	Loan		1	The Lodge at St. Moritz	1,511,157	1.44	1.41	8.6%	8.4%	26,400,000	As Is	2/20/2026	68.2%	68.2%	97.9%	4/29/2026
14	Loan	25	1	Star Villa Ana	1,436,783	1.25	1.22	8.3%	8.1%	24,800,000	As Is	5/11/2026	71.6%	71.6%	93.2%	6/23/2026
15	Loan	19, 33	1	The Maynard of Augusta	1,526,337	1.55	1.49	9.8%	9.5%	24,100,000	As Is	1/7/2026	66.8%	66.8%	92.8%	3/16/2026
16	Loan	28	1	Townes at Southpark	1,092,533	1.22	1.21	7.3%	7.3%	21,300,000	As Is	11/3/2025	70.4%	70.4%	100.0%	3/24/2026
17	Loan	6, 27, 30	2	The William and The Geoffrey	1,039,387	1.21	1.20	7.0%	7.0%	22,100,000	As Is	3/18/2026	67.0%	67.0%	100.0%	4/7/2026
17.01	Property		1	The William, 436 East 13th Street											100.0%	4/7/2026
17.02	Property		1	The Geoffrey, 442 East 13th Street											100.0%	4/7/2026
18	Loan	25	1	Nox Apartments	944,543	1.26	1.24	7.3%	7.2%	17,710,000	As Is	2/13/2026	74.3%	74.3%	96.5%	6/1/2026
19	Loan		1	Hidden Creek Apartments	922,241	1.26	1.20	7.5%	7.1%	18,140,000	As Is	10/8/2025	71.4%	71.4%	93.4%	4/10/2026
20	Loan		1	Alpine Studios	825,287	1.32	1.27	8.1%	7.8%	14,425,000	As Is	5/8/2026	73.1%	73.1%	94.7%	5/5/2026

A-1-7

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
						(21),(22),(23)			(23)	(23)			(23)	(23)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey
17.01	Property		1	The William, 436 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Geoffrey, 442 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
					(23)	(23)			(23)	(23)			(23)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/10/2026	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/3/2025	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/3/2026	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2025	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/5/2025	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/19/2026	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/22/2026	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/19/2025	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/4/2026	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/8/2025	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/20/2025	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/25/2026	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/25/2026	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2025	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey
17.01	Property		1	The William, 436 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/27/2026	NAP
17.02	Property		1	The Geoffrey, 442 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/27/2026	NAP
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/17/2026	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/21/2025	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2026	NAP

A-1-9

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
									(17)	(17)	(17)	(17)	(17)	(18)	(19)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	2/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	64,075
2	Loan	2, 27, 30	1	The Helm on the Allegheny	12/3/2025	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP	66,328	11,055
3	Loan	16, 19, 25	1	Star Westheimer	3/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	173,285	57,762
4	Loan	16, 20, 27, 28	1	Royal Blue	12/29/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	7,792	7,792
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	11/11/2025	NAP	NAP	No	Leasehold	3/3/2097	None	0	No	0	0
6	Loan	19	1	Prospect Row at the Enclave	9/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	160,000	26,319
7	Loan	19, 20	1	Icon Broadway	3/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	13,738
8	Loan		1	Little Torch Cottages	5/22/2026	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP	50,323	12,581
9	Loan	19, 30	1	The Links	11/19/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	99,896	14,271
10	Loan	2, 25	1	Midline Apartments	3/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	254,731	45,081
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	10/8/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	4,000	1,884
12	Loan		1	Avaya Stafford	8/20/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	182,136	18,873
13	Loan		1	The Lodge at St. Moritz	2/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	207,302	29,615
14	Loan	25	1	Star Villa Ana	5/14/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	164,327	27,388
15	Loan	19, 33	1	The Maynard of Augusta	1/8/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	92,528	19,897
16	Loan	28	1	Townes at Southpark	11/11/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	9,404	9,404
17	Loan	6, 27, 30	2	The William and The Geoffrey										84,194	42,097
17.01	Property		1	The William, 436 East 13th Street	3/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	The Geoffrey, 442 East 13th Street	3/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18	Loan	25	1	Nox Apartments	3/17/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	66,517	23,544
19	Loan		1	Hidden Creek Apartments	10/21/2025	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP	182,136	18,873
20	Loan		1	Alpine Studios	5/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	58,942	20,863

A-1-10

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
					(18)	(19)	(18)	(19)	[20]	(18)	(19)	[20]	(18)	(19)	[20]
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	28,967	14,483	0	8,229	0	0	0	0	0	Springing	0
2	Loan	2, 27, 30	1	The Helm on the Allegheny	65,692	18,233	0	4,578	0	0	0	0	0	0	0
3	Loan	16, 19, 25	1	Star Westheimer	88,034	Springing	0	6,891	0	0	0	0	0	0	0
4	Loan	16, 20, 27, 28	1	Royal Blue	39,179	9,795	0	1,125	13,500	0	0	0	0	0	0
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	30,843	15,422	0	5,833	0	0	0	0	0	0	0
6	Loan	19	1	Prospect Row at the Enclave	52,000	8,615	0	2,413	0	0	0	0	0	0	0
7	Loan	19, 20	1	Icon Broadway	15,123	15,123	375,000	Springing	250,000	0	0	0	0	0	0
8	Loan		1	Little Torch Cottages	135,777	25,781	0	833	0	0	0	0	0	0	0
9	Loan	19, 30	1	The Links	26,840	Springing	0	3,490	0	0	0	0	0	0	0
10	Loan	2, 25	1	Midline Apartments	57,686	5,769	0	2,596	0	0	0	0	0	0	0
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	0	3,133	0	750	0	0	0	0	0	0	0
12	Loan		1	Avaya Stafford	90,201	10,022	44,950	2,933	0	0	0	0	0	0	0
13	Loan		1	The Lodge at St. Moritz	84,185	18,617	0	2,958	0	0	0	0	0	0	0
14	Loan	25	1	Star Villa Ana	47,847	11,962	150,000	2,933	0	0	0	0	0	0	0
15	Loan	19, 33	1	The Maynard of Augusta	110,431	Springing	750,000	4,847	0	0	0	0	0	0	0
16	Loan	28	1	Townes at Southpark	30,522	2,671	0	396	0	0	0	0	0	0	0
17	Loan	6, 27, 30	2	The William and The Geoffrey	5,837	2,919	0	250	0	0	0	0	0	0	0
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	22,467	4,493	0	1,433	0	0	0	0	0	0	0
19	Loan		1	Hidden Creek Apartments	167,726	18,636	0	3,833	0	0	0	0	0	0	0
20	Loan		1	Alpine Studios	5,938	2,969	0	2,375	0	0	0	0	0	0	0

A-1-11

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
					(18)	(18)	(19)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	0	0	Springing	Significant Tenant Reserve
2	Loan	2, 27, 30	1	The Helm on the Allegheny	0	0	0
3	Loan	16, 19, 25	1	Star Westheimer	202,750	0	0
4	Loan	16, 20, 27, 28	1	Royal Blue	0	0	0
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	120,680	50,000	0	Property Insurance Deductible Reserve
6	Loan	19	1	Prospect Row at the Enclave	0	0	0
7	Loan	19, 20	1	Icon Broadway	0	0	0
8	Loan		1	Little Torch Cottages	0	0	0
9	Loan	19, 30	1	The Links	17,500	0	0
10	Loan	2, 25	1	Midline Apartments	0	0	0
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	0	255,853	2,159	Skillman Street Property Condominium Common Charge Reserve (Upfront: $32,966.92; Monthly: Springing); Condominium Common Charge
								Reserve (Upfront: $26,679.67; Monthly: $2,158.55); CityFHEPS Reserve (Upfront: $196,206.72; Monthly: Springing)
12	Loan		1	Avaya Stafford	113,375	0	0
13	Loan		1	The Lodge at St. Moritz	8,438	140,375	0	Radon Reserve (Upfront: $8,375); Building Code Notice Removal Funds Reserve (Upfront: $132,000)
14	Loan	25	1	Star Villa Ana	0	0	0
15	Loan	19, 33	1	The Maynard of Augusta	84,538	0	0
16	Loan	28	1	Townes at Southpark	0	0	0
17	Loan	6, 27, 30	2	The William and The Geoffrey	2,750	0	0
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	0	0	0
19	Loan		1	Hidden Creek Apartments	61,055	0	0
20	Loan		1	Alpine Studios	0	0	0

A-1-12

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
					(20)			(26)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	0	NAP	NAP	Soft (Residential); Springing (Commercial)	Springing	Yes	Yes	No	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	0	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	No	No	NAP
3	Loan	16, 19, 25	1	Star Westheimer	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
6	Loan	19	1	Prospect Row at the Enclave	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
7	Loan	19, 20	1	Icon Broadway	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
8	Loan		1	Little Torch Cottages	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
9	Loan	19, 30	1	The Links	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
10	Loan	2, 25	1	Midline Apartments	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
12	Loan		1	Avaya Stafford	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
13	Loan		1	The Lodge at St. Moritz	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
14	Loan	25	1	Star Villa Ana	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
15	Loan	19, 33	1	The Maynard of Augusta	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
16	Loan	28	1	Townes at Southpark	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
19	Loan		1	Hidden Creek Apartments	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
20	Loan		1	Alpine Studios	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP

A-1-13

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
							(9)	(9)				(9)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
						(14)					(9)		(14)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						(13)	(13)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	No	NAP	Adam Kreisel and Alan Cohn
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	No	NAP	Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL Marital Trust #2,
dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable Deed of Trust dated May 16, 2012,
								as amended, L&M Associates and Steel Street Capital Partners, LLC
3	Loan	16, 19, 25	1	Star Westheimer	NAP	No	NAP	Uma Aggarwal and Gopal K. Aggarwal
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	No	NAP	Doron Pergament and Edward Zarabi
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	No	NAP	Walker Molinare and Nalie Lee-Wen
6	Loan	19	1	Prospect Row at the Enclave	NAP	No	NAP	Jeffrey L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber
7	Loan	19, 20	1	Icon Broadway	NAP	No	NAP	Gary Lipsky and Joseph Fang
8	Loan		1	Little Torch Cottages	NAP	No	NAP	Robert Schlesinger
9	Loan	19, 30	1	The Links	NAP	No	NAP	Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas
10	Loan	2, 25	1	Midline Apartments	NAP	No	NAP	Robb Lubenow, Bryan Walters and Howard A. Paster
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	No	NAP	Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust
12	Loan		1	Avaya Stafford	NAP	No	NAP	Prashant Satoskar, Shane Thomas, Haley John, Reji John and Scott Hermstein
13	Loan		1	The Lodge at St. Moritz	NAP	No	NAP	Alejandro Delgado
14	Loan	25	1	Star Villa Ana	NAP	No	NAP	Uma Aggarwal and Gopal K. Aggarwal
15	Loan	19, 33	1	The Maynard of Augusta	NAP	No	NAP	Craig L. Koenigsberg
16	Loan	28	1	Townes at Southpark	NAP	No	NAP	Daniel Jimenez and Raymond V. Jones
17	Loan	6, 27, 30	2	The William and The Geoffrey	NAP	No	NAP	Drew Popkin, Adam Shapiro and David Kantor
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	NAP	No	NAP	Robb Lubenow and Bryan Walters
19	Loan		1	Hidden Creek Apartments	NAP	No	NAP	Ramon M. Corona
20	Loan		1	Alpine Studios	NAP	No	NAP	Aminim Properties, LLC

A-1-16

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
					(24)		(33)		(29)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	Adam Kreisel and Alan Cohn	No	No	Refinance	No
2	Loan	2, 27, 30	1	The Helm on the Allegheny	Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL
Marital Trust #2, dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable
					Deed of Trust dated May 16, 2012, as amended, L&M Associates and Steel Street Capital Partners, LLC	No	No	Refinance	No
3	Loan	16, 19, 25	1	Star Westheimer	Uma Aggarwal and Gopal K. Aggarwal	No	No	Refinance	No
4	Loan	16, 20, 27, 28	1	Royal Blue	Doron Pergament and Edward Zarabi	No	No	Refinance	No
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	Walker Molinare and Nalie Lee-Wen	No	No	Refinance	No
6	Loan	19	1	Prospect Row at the Enclave	Jeffrey L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber	No	No	Refinance	No
7	Loan	19, 20	1	Icon Broadway	Gary Lipsky and Joseph Fang	No	No	Acquisition	No
8	Loan		1	Little Torch Cottages	Robert Schlesinger	No	No	Refinance	No
9	Loan	19, 30	1	The Links	Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas	No	No	Refinance	No
10	Loan	2, 25	1	Midline Apartments	Robb Lubenow, Bryan Walters and Howard A. Paster	No	No	Refinance	No
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust	No	No	Refinance	No
12	Loan		1	Avaya Stafford	Prashant Satoskar, Shane Thomas, Haley John, Reji John and Scott Hermstein	No	No	Refinance	No
13	Loan		1	The Lodge at St. Moritz	Alejandro Delgado	No	No	Refinance	No
14	Loan	25	1	Star Villa Ana	Uma Aggarwal and Gopal K. Aggarwal	No	No	Refinance	No
15	Loan	19, 33	1	The Maynard of Augusta	Craig L. Koenigsberg	No	Yes	Acquisition	No
16	Loan	28	1	Townes at Southpark	Daniel Jimenez and Raymond V. Jones	No	No	Refinance	No
17	Loan	6, 27, 30	2	The William and The Geoffrey	Drew Popkin, Adam Shapiro and David Kantor	No	No	Refinance
17.01	Property		1	The William, 436 East 13th Street					No
17.02	Property		1	The Geoffrey, 442 East 13th Street					No
18	Loan	25	1	Nox Apartments	Robb Lubenow and Bryan Walters	No	No	Refinance	No
19	Loan		1	Hidden Creek Apartments	Ramon M. Corona	No	No	Refinance	No
20	Loan		1	Alpine Studios	Aminim Properties, LLC	No	No	Refinance	No

A-1-17

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)
										(32)	(32)	(32)	(32)	(32)	(32)	(32)
1	Loan	2, 19, 27, 28	1	Redwood Campus Center	39,162,750	9,758,323	0	0	48,921,073	46,000,000	0	2,892,106	28,967	0	0	48,921,073
2	Loan	2, 27, 30	1	The Helm on the Allegheny	38,000,000	2,936,687	0	0	40,936,687	39,384,385	0	1,420,282	132,020	0	0	40,936,687
3	Loan	16, 19, 25	1	Star Westheimer	35,400,000	0	0	0	35,400,000	25,239,916	0	1,250,085	464,069	8,445,931	0	35,400,000
4	Loan	16, 20, 27, 28	1	Royal Blue	31,000,000	0	0	0	31,000,000	24,088,052	0	960,417	46,971	5,904,560	0	31,000,000
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	29,750,000	249,281	0	4,747,500	34,746,781	33,523,451	0	1,021,806	201,523	0	0	34,746,781
6	Loan	19	1	Prospect Row at the Enclave	28,500,000	0	0	0	28,500,000	23,532,659	0	755,288	212,000	4,000,053	0	28,500,000
7	Loan	19, 20	1	Icon Broadway	24,563,000	8,887,778	0	0	33,450,778	0	32,775,000	285,654	390,123	0	0	33,450,778
8	Loan		1	Little Torch Cottages	23,290,000	0	0	0	23,290,000	17,522,860	0	1,142,691	186,099	4,438,349	0	23,290,000
9	Loan	19, 30	1	The Links	21,450,000	0	0	0	21,450,000	16,105,278	0	254,809	144,236	4,945,677	0	21,450,000
10	Loan	2, 25	1	Midline Apartments	20,200,000	721,827	0	0	20,921,827	19,933,857	0	675,553	312,417	0	0	20,921,827
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	19,000,000	0	0	0	19,000,000	11,187,767	0	1,034,982	259,853	6,517,398	0	19,000,000
12	Loan		1	Avaya Stafford	18,000,000	0	0	0	18,000,000	15,989,145	0	508,049	430,662	1,072,143	0	18,000,000
13	Loan		1	The Lodge at St. Moritz	18,000,000	0	0	0	18,000,000	12,693,261	0	1,459,352	440,300	3,407,087	0	18,000,000
14	Loan	25	1	Star Villa Ana	17,750,000	0	0	0	17,750,000	14,725,699	0	512,214	362,174	2,149,913	0	17,750,000
15	Loan	19, 33	1	The Maynard of Augusta	16,100,000	7,166,893	0	0	23,266,893	0	21,500,000	729,397	1,037,497	0	0	23,266,893
16	Loan	28	1	Townes at Southpark	15,000,000	0	0	0	15,000,000	10,034,848	0	547,085	39,926	4,378,142	0	15,000,000
17	Loan	6, 27, 30	2	The William and The Geoffrey	14,800,000	572,917	0	0	15,372,917	14,589,184	0	690,953	92,781	0	0	15,372,917
17.01	Property		1	The William, 436 East 13th Street
17.02	Property		1	The Geoffrey, 442 East 13th Street
18	Loan	25	1	Nox Apartments	13,167,000	650,878	0	0	13,817,878	12,896,645	0	832,250	88,984	0	0	13,817,878
19	Loan		1	Hidden Creek Apartments	12,950,000	2,221,987	0	0	15,171,987	14,262,781	0	498,290	410,917	0	0	15,171,987
20	Loan		1	Alpine Studios	10,550,000	0	0	0	10,550,000	9,868,753	0	574,154	64,880	42,213	0	10,550,000

A-1-18

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)

1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	The William, 436 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Geoffrey, 442 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	2, 19, 27, 28	1	Redwood Campus Center	NAP	NAP	NAP
2	Loan	2, 27, 30	1	The Helm on the Allegheny	NAP	NAP	NAP
3	Loan	16, 19, 25	1	Star Westheimer	NAP	NAP	NAP
4	Loan	16, 20, 27, 28	1	Royal Blue	NAP	NAP	NAP
5	Loan	17, 19, 27, 30	1	Aviator at Brooks	NAP	NAP	NAP
6	Loan	19	1	Prospect Row at the Enclave	NAP	NAP	NAP
7	Loan	19, 20	1	Icon Broadway	NAP	NAP	NAP
8	Loan		1	Little Torch Cottages	NAP	NAP	NAP
9	Loan	19, 30	1	The Links	NAP	NAP	NAP
10	Loan	2, 25	1	Midline Apartments	NAP	NAP	NAP
11	Loan	16, 19, 20, 27, 30	1	1010 Bedford-Stuyvesant	NAP	NAP	NAP
12	Loan		1	Avaya Stafford	NAP	NAP	NAP
13	Loan		1	The Lodge at St. Moritz	NAP	NAP	NAP
14	Loan	25	1	Star Villa Ana	NAP	NAP	NAP
15	Loan	19, 33	1	The Maynard of Augusta	NAP	NAP	NAP
16	Loan	28	1	Townes at Southpark	NAP	NAP	NAP
17	Loan	6, 27, 30	2	The William and The Geoffrey	NAP	NAP	NAP
17.01	Property		1	The William, 436 East 13th Street	NAP	NAP	NAP
17.02	Property		1	The Geoffrey, 442 East 13th Street	NAP	NAP	NAP
18	Loan	25	1	Nox Apartments	NAP	NAP	NAP
19	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP
20	Loan		1	Alpine Studios	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“NREC” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller.

(2)

With respect to Loan No. 1, Redwood Campus Center, the mortgaged property is comprised of (i) 395 multifamily units and (ii) one 4,000 square foot commercial unit.

With respect to Loan No. 2, The Helm on the Allegheny, the mortgaged property is comprised of (i) 250 multifamily units and (ii) one 1,232 square foot commercial unit.

With respect to Loan No. 10, Midline Apartments, the mortgaged property is comprised of (i) 154 multifamily units and (ii) one 1,286 square feet commercial unit.

(3)	Certain mortgage loans include ground-leased parcels occupied by tenants in the calculation of the mortgaged property's total square footage and occupancy.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 17, The William and The Geoffrey

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity / ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s).

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee & Paying Agent Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

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(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	Intentionally left blank.

(11)	Intentionally left blank.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “YM1” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “1%” component of the prepayment provision represents 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the prospectus.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 3, Star Westheimer, historical cash flow prior to 2024 are unavailable as the borrower sponsors acquired the mortgaged property in 2023.

With respect to Loan No. 4, Royal Blue, historical financials are unavailable as the mortgaged property is was built in 2025.

With respect to Loan No. 11, 1010 Bedford-Stuyvesant, historical financials are unavailable prior to 2024 as the mortgaged property was built in 2023.

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(17)	With respect to Loan No. 5, Aviator at Brooks, the mortgaged property is subject to a ground lease between the borrower, Aviator Apartments Lessee LP, as ground lessee, and Brooks Development Authority, as ground lessor. The initial term of the ground lease expires on March 3, 2097, with no options to renew or extend. The entire ground lease was paid for upfront for $32.9 million with no future ground lease base rent payments due. A monthly common area maintenance charge is due, which, as of February 1, 2026, is calculated as an amount equal to 1/12th of 2.3509% of the effective gross income for the immediately preceding calendar year (approximately $89,990 in common area maintenance annually per the lease).

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.With respect to Loan No. 1, Redwood Campus Center, within five business days after the occurrence of a Carry Reserve Trigger Event (as defined below), the borrower is required to deposit an amount equal to $750,000 into a carry reserve account for the payment of debt service shortfalls. If at any time after the initial Carry Reserve Trigger Event, but prior to a carry reserve termination event (as defined in the Redwood Campus Center Mortgage Loan documents), the aggregate amount of funds on deposit in the carry reserve account is less than $250,000, then not later than ten business days prior to the next monthly payment date, the borrower is required to pay to the lender for deposit in the carry reserve account an amount sufficient to cause the balance of the carry reserve account to be at least $250,000. A “Carry Reserve Trigger Event” means the date (i) on which Coppin State University (“CSU”) is in default of any monetary or material non-monetary term of the its lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, manager, or any affiliate of the borrower or manager that it intends to terminate the CSU lease, or (iii) which is the earlier to occur of (y) 180 days prior to the then-current expiration of the term of the CSU lease (which expiration date is currently July 31, 2028), unless, on or prior to such date, the borrower and CSU enter into an acceptable lease extension, and (z) the date CSU notifies the borrower, manager, or any affiliate of the borrower or manager that it does not intend to extend or renew the CSU lease for substantially all of its demised premises.With respect to Loan No. 1, Redwood Campus Center, during the continuance of a cash management trigger event period due to a Cash Management Significant Tenant Trigger Event Period (as defined below), the borrower is required to deposit, on each monthly payment date, all amounts remaining in the lockbox account after all required deposits are made as described in the mortgage loan documents, which amounts will be transferred into a significant tenant reserve account and held as additional security for the mortgage loan. A “Cash Management Significant Tenant Trigger Event” means the date on which (i) CSU is in default of any monetary or material non-monetary term of its lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, property manager, or any affiliate of the borrower or property manager that it intends to terminate its lease or will not renew or extend its lease pursuant to an acceptable CSU Master Lease extension, or (iii) is six months prior to the expiration of the term of CSU’s lease, unless, on or prior to such date, the borrower and CSU enter into an acceptable extension of the CSU Master Lease.With respect to Loan No. 3, Star Westheimer, monthly insurance deposits are not required for as long as (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums as soon as practicable but within 10 business days of the due date and (v) there is no less than approximately $88,034 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket insurance policy is in place for the mortgaged property.

A-1-23

With respect to Loan No. 5, Aviator at Brooks, monthly real estate tax payments are not required as the mortgaged property is subject to a full tax abatement as part of a long-term ground lease.

With respect to Loan No. 6, Prospect Row at the Enclave, monthly insurance deposits are not required for as long as (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums as soon as practicable but within 10 business days of the due date and (v) there is at least $52,000 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket insurance policy is in place for the mortgaged property.

With respect to Loan No. 7, Icon Broadway, on each monthly payment date, the borrower is required to deposit an amount equal to $6,250 for replacement reserves, provided, however, the borrower is not required to make a monthly deposit if the balance of funds held in the replacement reserves account equals or exceeds $250,000. With respect to Loan No. 9, The Links, monthly insurance deposits are not required for as long as (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is at least approximately $26,840 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket policy is in place for the mortgaged property. With respect to Loan No. 11, 1010 Bedford-Stuyvesant, on each monthly payment date, the borrower is required to deposit 1/12th of the condominium common charges due and payable with respect to the non-collateral Skillman Street property (initially, approximately $2,830 per month); provided, however, that so long as the borrower has delivered evidence acceptable to the lender that the owner of the Skillman Street property is paying the condominium common charges with respect to the Skillman Street property directly to the condominium board when due, the borrower will not be obligated to make such deposits. With respect to Loan No. 11, 1010 Bedford-Stuyvesant, if the CityFHEPS reserve account falls below $196,207, the borrower will be required to deposit an amount into the account such that the balance is restored to $196,207. With respect to Loan No. 15, The Maynard of Augusta, monthly insurance deposits are not required for as long as (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums as soon as practicable but within 10 business days of the due date and (v) there is at least $28,422 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket insurance policy is in place at the mortgaged property.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 4, Royal Blue, the replacement reserves are capped at $13,500.

With respect to Loan No. 7, Icon Broadway, the replacement reserves are capped at $250,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

A-1-24

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

(24)	Intentionally left blank.

(25)	Each letter identifies a group of related borrowers. With respect to Loan Nos. 3 and 14, Star Westheimer and Star Villa Ana. With respect to Loan Nos. 10 and 18, Midline Apartments and Nox Apartments.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus for further details.

(27)

With respect to Loan No. 1, Redwood Campus Center, the mortgaged property benefits from a High-Performance Market-Rate Rental-Citywide Housing (“HPMRRH”) tax credit through Baltimore City. The HPMRRH tax credits incentivize construction of new apartment buildings and the conversion of vacant commercial properties to apartment buildings. The tax credit is a credit against the tax imposed on the increased value of the mortgaged property due to the improvements made to the mortgaged property prior to the final occupancy permit being issued. The tax credits only apply to the residential portion of the mortgaged property, not the retail portion and also only apply to Baltimore City real property taxes. The tax credits began in fiscal tax year 2023 and there are six years remaining in the term (approximately one year past the maturity date of the mortgage loan). The percentage of tax credit applicable starts at 80% for Years 1 through 5 and steps down by 10% each year until the tax credit fully burns off in 2032.

With respect to Loan No. 2, The Helm on the Allegheny, the mortgaged property benefits from tax abatement granted through the Local Economic Revitalization Tax Assistance (“LERTA”) Program. The LERTA Program provides tax exemptions to owners of deteriorated commercial and industrial properties that are redeveloped in Allegheny County to encourage private investment and the revitalization of properties. The LERTA abatement provides an exemption for property taxes from the city, county and school district and is a 10-year abatement that runs from 2022 to 2031 and that burns off at a rate of 10% every two years. As one of the conditions to receiving and maintaining the LERTA abatement, the mortgaged property is subject to an affordable unit requirement. In total, 33 of the mortgaged property’s units are restricted, with 11 units restricted to households with incomes at or below 50% of the AMI and 22 units restricted to households with incomes at or below 80% of the AMI. Once the LERTA abatement fully burns off, the affordability restrictions expire and the units currently subject to those restrictions may be re-let at market rents when the existing tenants vacate. According to the appraisal, the unabated real estate taxes would be approximately $508,094 for the 2025/2026 tax year compared to the abated taxes of $87,275 and the underwritten taxes of $132,656.

With respect to Loan No. 4, Royal Blue, the mortgaged property has a 20-year payment-in-lieu of taxes (“PILOT”) agreement with the Nassau County Industrial Development Agency (the “IDA”) that commenced in 2025, pursuant to which the borrower is entitled to make PILOT payments equal to $93,500 for years 1 through 4, followed by annual increases of approximately $30,222 per year through year 20, in lieu of full ad valorem real estate taxes. In exchange for such benefits, six of the 54 units the mortgaged property (approximately 11.1% of total units) are designated as affordable, consisting of one studio and two one-bedroom units restricted to tenants earning up to 80% of the AMI and three one-bedroom units restricted to tenants earning up to 100% of the AMI.

In connection with the PILOT, the mortgage is a second-priority mortgage, subject to the borrower’s obligation to make PILOT payments, which payments are secured by a first priority PILOT mortgage (the “PILOT Mortgage”) in favor of the County of Nassau, New York. The borrower’s obligations under the PILOT Mortgage are capped at $577,055.00, plus any enforcement costs and protective advances

A-1-25

incurred or advanced by the IDA and any accrued interest thereon. The PILOT Mortgage provides that Nassau County will not exercise any rights under the PILOT Mortgage until the borrower is in default in the making of required PILOT payments and such default remains uncured after the expiration of the applicable notice and cure period provided in the related leaseback agreement and any “permitted mortgagee” has been provided with at least 30 days prior written notice for a monetary default and 60 days prior written notice in the case of any other default. At origination, the IDA provided an estoppel confirming no existing defaults under the PILOT documentation and acknowledging the lender’s right to receive notices of default as a “permitted mortgagee” so long as the mortgage on the mortgaged property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement. Moreover, in connection with the PILOT, the borrower ground leased the fee interest in the mortgaged property to the IDA and the IDA has sub-ground leased the mortgaged property back to the borrower. The collateral for the related mortgage loan is the overlapping fee, leasehold and subleasehold interests. The borrower has the option to purchase the IDA’s interest in the mortgaged property and to terminate the PILOT arrangement at any time by paying all amounts then due under the sub-ground lease, plus a purchase price of $1.

With respect to Loan No. 5, Aviator at Brooks, the mortgaged property is subject to a 75-year tax abatement whereby it receives a 100% property tax exemption from the Bexar County Appraisal District in connection with its status as a “Texas Defense Base Development Authority” under Chapter 379B of the Texas Local Government Code, due to the mortgaged property’s location on the Brooks Air Force Base. There are no rent restrictions or income qualifications required in order to receive the tax exemption, and the abatement has approximately 71 years remaining.

With respect to Loan No. 11, 1010 Bedford-Stuyvesant, the mortgaged property benefits from a 35-year real estate tax exemption under 421-a, the Affordable New York Housing Program (the “421-a Abatement”) which requires that 30% of the units are reserved for tenants earning less than 130% of the area median income. The mortgaged property is in its third year of the exemption. The exemption is equal to 100% of the taxable value over the taxable base value until year 25, after which the exemption decreases to 30.77% for the next 10 years, with the mortgaged property becoming fully taxable in year 2058. According to the appraisal, the unabated real estate taxes would be approximately $384,481 for the 2025/2026 tax year compared to the abated taxes of $22,052 and the underwritten taxes of $22,052. The non-collateral building located at 263 Skillman Street and the mortgaged property were located on a single tax parcel at the time the 421-a abatement was granted, and as such, both properties are governed by one 421-a agreement which provides that the benefit is granted to the buildings on a cumulative basis. To mitigate against the possibility of the loss of the 421-a Abatement, the mortgage loan documents were structured such that in the event of a revocation, surrender, termination, cancellation, reduction, suspension, or forfeiture of the 421-a Abatement, or the violation, breach or default by the borrower or the mortgaged property of the terms and requirements of 421-a and/or the 421-a abatement documents for the mortgage loan then full recourse liability is triggered under the mortgage loan.

The mortgaged property also benefits from the City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”) program, which is a rental assistance supplement to help individuals and families find and keep housing that allows landlords of affordable housing units to skip the requisite lottery process, and instead lease-up their units through the Housing Preservation Department’s Homeless Placement department. The voucher program pays a landlord up to 130% of the area median income rents. At origination, the CityFHEPS payments were being paid to an affiliate of the borrower. The borrower and such affiliate entered into an assignment of rental assistance payments directing the current beneficiary of the CityFHEPS payments to transfer the payments to the lender. Any failure to comply with the assignment of rental assistance agreement is an event of default

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under the mortgage loan documents. Additionally, the borrower escrowed the estimated amount of 12 months of CityFHEPs rental assistance payments.

With respect to Loan No. 17, The William and The Geoffrey, the mortgaged property is classified as Tax Class 2A (under 10 units per building) and benefits from the 8-30 tax cap limitation, which restricts annual assessment increases to 8% and aggregate increases to 30% over any five-year period.

(28)

With respect to Loan No. 1, Redwood Campus Center, 125 units at the mortgaged property operate pursuant to a master lease with Redwood Campus Center, LLC an affiliate of the borrower, which expires on July 31, 2028.

With respect to Loan No. 4, Royal Blue, 32 parking spaces at the mortgage property operate pursuant to a master lease with Searing Group DE, LLC, an affiliate of the borrower, which expires on July 31, 2031. Pursuant to the related mortgage loan documents, the amendment, cancellation, modification, surrender, or termination of the related master lease, or any compromise or waiver by the borrower of any material obligation of the master lessee or its guarantor, constitutes an event of default under the related mortgage loan.

With respect to Loan No. 16, Townes at Southpark, the mortgaged property is subject to a one-year master lease, in which the borrower sponsors will rent from the borrower any and all current and future vacant townhome space at the mortgaged property. Rent will be paid monthly in arrears on the first day of each month during the lease term, and the rent payable on such rent payment date will equal the aggregate of the Applicable Rents (as defined below) for every townhome for which there was a vacancy during the entirety of such prior month. “Applicable Rent” means for any townhome the most recent monthly rent paid by a tenant of that townhome. Notwithstanding the foregoing, rent will only be due and payable on such rent payment date if, on such date, either (i) two (2) or more townhomes are vacant or (ii) unit #4006 (current rent $11,000 per month) is vacant.

(29)	Intentionally left blank.

(30)

With respect to Loan No. 2, The Helm on the Allegheny, the related borrower is partially capitalized with a $2,000,000 loan from the Urban Redevelopment Authority (“URA”) of Pittsburgh (the “URA Loan”). The URA Loan is coterminous with mortgage loan. The URA Loan requires interest-only payments at a 4.0% annual rate with full principal due at maturity. The URA Loan is secured by a second mortgage, and all liens under the URA Loan are subordinated to mortgage loan.

With respect to Loan No. 5, Aviator at Brooks, at origination the borrower sponsors obtained an approximately $4.7 million preferred equity loan (the “Preferred Equity Loan”) from Lubert-Adler as a preferred equity investor. The Preferred Equity Loan is co-terminus and subordinate to the mortgage loan.

With respect to Loan No. 9, The Links, the mortgaged property is subject to a condominium regime, with 158 separate condominium units. The borrower sponsors own all of the condominium units and all common elements, and thus control the condominium association.

With respect to Loan No. 11, 1010 Bedford-Stuyvesant, the mortgaged property is subject to a two-unit condominium regime, one for the mortgaged property (“Unit 1”) and the second for the non-collateral parking at 1010 Bedford, a portion of the cellar, and the non-collateral building located at 263 Skillman Street (“Unit 2”) as described under the “Description of the Mortgage Pool—Mortgage Pool Characteristic—Condominium and Other Shared Interests” in the prospectus. The borrower owns Unit 1 (representing a 43.6% interest in the common elements), which includes the entire residential unit and a portion of the cellar and the 1st floor (including the lobby) and all of floors 2-7

A-1-27

of the mortgaged property. Unit 2 owns a portion of the cellar and a portion of the 1st floor of the mortgaged property as well as the improvements on the 263 Skillman Street property.

With respect to Loan No. 17, The William and The Geoffrey, the mortgaged properties consists of two six story apartment buildings operated as one economic unit. The mortgaged properties are on two non-contiguous sites.

(31)	Intentionally left blank.

(32)	Intentionally left blank.

(32)	With respect to Loan No. 15, The Maynard of Augusta, the related borrowers own the mortgaged property as tenants-in-common.

A-1-28

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

COLLATERAL CHARACTERISTICS

Loan Pool
Initial Pool Balance (“IPB”)(1):	$446,632,750
Number of Mortgage Loans:	20
Number of Mortgaged Properties:	21
Average Cut-off Date Balance per Mortgage Loan:	$22,331,638
Weighted Average Current Mortgage Rate:	6.1748%
10 Largest Mortgage Loans as % of IPB:	65.2%
Weighted Average Remaining Term to Maturity:	56
Weighted Average Seasoning:	4
Credit Statistics
Weighted Average UW NCF DSCR:	1.26x
Weighted Average UW NOI Debt Yield:	8.0%
Weighted Average Cut-off Date LTV:	70.3%
Weighted Average Maturity Date LTV:	70.3%
Other Statistics
% of Mortgage Whole Loans:	100%
% of Mortgage Loans with Additional Debt(2):	8.5%
% of Mortgaged Properties Built or Most Recently Renovated since 2020:	88.1%
% Loans with Sponsors Represented by Prior Agency/GSE Sponsors:	75.5%
Amortization
% of Mortgage Loans with Interest-Only:	100.0%
Cash Management(3)
% of Mortgage Loans with Cash Management:	100.0%
% of Mortgage Loans with In-Place Lockboxes:	71.2%
% of Mortgage Loans with In-Place, Soft Lockboxes:	53.9%
% of Mortgage Loans with Springing Lockbox:	28.8%
% of Mortgage Loans with In-Place, Soft (Residential); Springing (Commercial) Lockboxes:	8.8%
% of Mortgage Loans with In-Place, Soft (Residential); Hard (Commercial) Lockboxes:	8.5%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	93.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	100.0%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves:	100.0%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves:	0.0%
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	The property securing The Helm on the Alleghany loan, representing 8.5% of the initial pool balance, also secures a $2,000,000 fully subordinated second mortgage from the Urban Redevelopment Authority (“URA”) of Pittsburgh.
(3)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Cash Management” in the Preliminary Prospectus.

A-2-1

COLLATERAL CHARACTERISTICS

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
NREC	NREC	20	21	$446,632,750	100.0
Total:		20	21	$446,632,750	100.0%

List of Mortgage Loans

No.	Loan Name	Cut-off Date Balance	% of IPB	Units	Multifamily Property Sub-Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	City	State
1	Redwood Campus Center	$39,162,750	8.8%	395	Mid-Rise	1.31x	9.2%	63.8%	Baltimore	Maryland
2	The Helm on the Allegheny	38,000,000	8.5	219	High-Rise	1.20x	8.0%	69.0%	Pittsburgh	Pennsylvania
3	Star Westheimer	35,400,000	7.9	330	Garden	1.23x	8.0%	73.3%	Houston	Texas
4	Royal Blue	31,000,000	6.9	54	Mid-Rise	1.27x	8.1%	66.1%	Mineola	New York
5	Aviator at Brooks	29,750,000	6.7	280	Garden	1.20x	7.8%	69.0%	San Antonio	Texas
6	Prospect Row at the Enclave	28,500,000	6.4	193	Student Housing	1.20x	7.9%	77.9%	Tallahassee	Florida
7	Icon Broadway	24,563,000	5.5	300	Garden	1.35x	8.5%	71.2%	Tucson	Arizona
8	Little Torch Cottages	23,290,000	5.2	50	Garden	1.25x	7.5%	70.6%	Little Torch Key	Florida
9	The Links	21,450,000	4.8	158	Garden	1.20x	8.0%	75.5%	Cincinnati	Ohio
10	Midline Apartments	20,200,000	4.5	154	Mid-Rise	1.23x	7.6%	68.9%	Saint Paul	Minnesota
11	1010 Bedford-Stuyvesant	19,000,000	4.3	36	Mid-Rise	1.22x	7.1%	70.9%	Brooklyn	New York
12	Avaya Stafford	18,000,000	4.0	176	Garden	1.27x	7.8%	72.9%	Stafford	Texas
13	The Lodge at St. Moritz	18,000,000	4.0	142	Garden	1.41x	8.6%	68.2%	Atlanta	Georgia
14	Star Villa Ana	17,750,000	4.0	176	Garden	1.22x	8.3%	71.6%	Houston	Texas
15	The Maynard of Augusta	16,100,000	3.6	236	Garden	1.49x	9.8%	66.8%	Augusta	Georgia
16	Townes at Southpark	15,000,000	3.4	19	Townhome	1.21x	7.3%	70.4%	Charlotte	North Carolina
17	The William and The Geoffrey	14,800,000	3.3	12	Mid-Rise	1.20x	7.0%	67.0%	New York	New York
18	Nox Apartments	13,167,000	2.9	86	Mid-Rise	1.24x	7.3%	74.3%	Minneapolis	Minnesota
19	Hidden Creek Apartments	12,950,000	2.9	183	Garden	1.20x	7.5%	71.4%	Jeffersonville	Indiana
20	Alpine Studios	10,550,000	2.4%	114	Garden	1.27x	8.1%	73.1%	Indianapolis	Indiana
TOTAL / Weighted Average:		$446,632,750	100.0%			1.26x	8.0%	70.3%

Top 3 Total / Weighted Average:		$112,562,750	25.2%			1.25x	8.4%	68.5%
Top 5 Total / Weighted Average:		$173,312,750	38.8%			1.24x	8.3%	68.2%
Top 10 Total / Weighted Average:		$291,315,750	65.2%			1.24x	8.1%	70.2%
Top 15 Total / Weighted Average:		$380,165,750	85.1%			1.26x	8.2%	70.2%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

A-2-2

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily	Garden	11	$227,803,000	51.0%	92.9%	1.27x	8.1%	71.3%	71.3%
	Mid-Rise	7	137,329,750	30.7%	95.5%	1.26x	8.0%	67.4%	67.4%
	High-Rise	1	38,000,000	8.5%	93.2%	1.20x	8.0%	69.0%	69.0%
	Student Housing	1	28,500,000	6.4%	91.7%	1.20x	7.9%	77.9%	77.9%
	Townhome	1	15,000,000	3.4%	100.0%	1.21x	7.3%	70.4%	70.4%
Total / Wtd. Avg.:		21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

Year Built / Renovated(1)

				Weighted Average
Range of Year Built/Renovated	Number of Loans	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
2014 - 2016	2	$53,040,000	11.9%	94.4%	1.22x	7.7%	69.7%	69.7%
2020 - 2022	12	$226,429,750	50.7%	94.8%	1.25x	8.1%	70.0%	70.0%
2023 - 2025	7	$167,163,000	37.4%	92.5%	1.27x	8.1%	70.9%	70.9%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

A-2-3

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
TX	4	$100,900,000	22.6%	90.9%	1.23x	8.0%	71.7%	71.7%
NY	4	$64,800,000	14.5%	95.6%	1.24x	7.6%	67.7%	67.7%
FL	2	$51,790,000	11.6%	93.6%	1.22x	7.7%	74.6%	74.6%
MD	1	$39,162,750	8.8%	95.4%	1.31x	9.2%	63.8%	63.8%
PA	1	$38,000,000	8.5%	93.2%	1.20x	8.0%	69.0%	69.0%
GA	2	$34,100,000	7.6%	95.5%	1.45x	9.2%	67.5%	67.5%
MN	2	$33,367,000	7.5%	95.1%	1.23x	7.5%	71.0%	71.0%
AZ	1	$24,563,000	5.5%	92.3%	1.35x	8.5%	71.2%	71.2%
IN	2	$23,500,000	5.3%	94.0%	1.23x	7.8%	72.2%	72.2%
OH	1	$21,450,000	4.8%	94.3%	1.20x	8.0%	75.5%	75.5%
NC	1	$15,000,000	3.4%	100.0%	1.21x	7.3%	70.4%	70.4%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

Occupancy(1)

				Weighted Average
Range of Occupancy	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
85.8% - 93.0%	5	$135,563,000	30.4%	90.6%	1.29x	8.3%	71.5%	71.5%
93.1% - 95.0%	8	$168,650,000	37.8%	93.8%	1.22x	7.9%	70.9%	70.9%
95.1% - 97.9%	5	$112,619,750	25.2%	96.4%	1.29x	8.2%	68.3%	68.3%
100.0%	3	$29,800,000	6.7%	100.0%	1.21x	7.2%	68.7%	68.7%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
A-2-4

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
10,550,000 - 14,999,999	4	$51,467,000	11.5%	5.8354%	56	1.22x	7.4%	71.2%	71.2%
15,000,000 - 19,999,999	6	103,850,000	23.3%	6.0299%	55	1.30x	8.1%	70.2%	70.2%
20,000,000 - 24,999,999	4	89,503,000	20.0%	6.0653%	56	1.26x	7.9%	71.6%	71.6%
25,000,000 - 29,999,999	2	58,250,000	13.0%	6.2927%	52	1.20x	7.8%	73.4%	73.4%
30,000,000 - 34,999,999	1	31,000,000	6.9%	6.2500%	59	1.27x	8.1%	66.1%	66.1%
35,000,000 - 39,162,750	3	112,562,750	25.2%	6.4690%	58	1.25x	8.4%	68.5%	68.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
5.6800% - 5.9999%	9	$154,407,000	34.6%	5.8486%	56	1.25x	7.5%	70.4%	70.4%
6.0000% - 6.1999%	3	$64,863,000	14.5%	6.0969%	56	1.27x	8.1%	70.5%	70.5%
6.2000% - 6.4999%	6	$170,450,000	38.2%	6.3418%	56	1.25x	8.2%	71.5%	71.5%
6.5000% - 6.7000%	2	$56,912,750	12.7%	6.6485%	59	1.28x	8.9%	66.2%	66.2%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Original Term to Maturity

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
60	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Remaining Term to Maturity

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
50 - 54	6	$125,650,000	28.1%	6.1730%	52	1.21x	7.8%	73.1%	73.1%
55 - 59	13	$282,982,750	63.4%	6.1407%	58	1.28x	8.2%	69.2%	69.2%
60	1	$38,000,000	8.5%	6.4350%	60	1.20x	8.0%	69.0%	69.0%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
A-2-5

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.20x	6	$145,450,000	32.6%	6.2570%	55	1.20x	7.8%	71.7%	71.7%
1.21x - 1.24x	6	$120,517,000	27.0%	6.0532%	56	1.23x	7.7%	71.7%	71.7%
1.25x - 1.29x	4	$82,840,000	18.5%	6.0546%	57	1.26x	7.9%	69.7%	69.7%
1.30x - 1.40x	2	$63,725,750	14.3%	6.4302%	58	1.33x	8.9%	66.7%	66.7%
1.41x - 1.49x	2	$34,100,000	7.6%	6.0689%	57	1.45x	9.2%	67.5%	67.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Underwritten Net Operating Income Debt Yields

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
7.0% - 7.5%	6	$98,207,000	22.0%	5.8102%	56	1.22x	7.3%	70.7%	70.7%
7.6% - 8.%	7	$191,300,000	42.8%	6.2565%	55	1.22x	7.9%	72.2%	72.2%
8.1% - 8.5%	4	$83,863,000	18.8%	6.2132%	58	1.28x	8.3%	69.6%	69.6%
8.6% - 9.%	1	$18,000,000	4.0%	5.8800%	57	1.41x	8.6%	68.2%	68.2%
9.1% - 9.8%	2	$55,262,750	12.4%	6.5776%	58	1.36x	9.4%	64.7%	64.7%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
63.8% - 66.9%	3	$86,262,750	19.3%	6.4599%	58	1.33x	8.9%	65.2%	65.2%
67.0% - 69.9%	5	$120,750,000	27.0%	6.1277%	57	1.24x	7.9%	68.6%	68.6%
70.0% - 74.9%	10	$189,670,000	42.5%	6.0125%	56	1.25x	7.8%	72.0%	72.0%
75.0% - 77.9%	2	$49,950,000	11.2%	6.4129%	51	1.20x	7.9%	76.9%	76.9%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
63.8% - 66.9%	3	$86,262,750	19.3%	6.4599%	58	1.33x	8.9%	65.2%	65.2%
67.0% - 69.9%	5	$120,750,000	27.0%	6.1277%	57	1.24x	7.9%	68.6%	68.6%
70.0% - 74.9%	10	$189,670,000	42.5%	6.0125%	56	1.25x	7.8%	72.0%	72.0%
75.0% - 77.9%	2	$49,950,000	11.2%	6.4129%	51	1.20x	7.9%	76.9%	76.9%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
A-2-6

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	10	$246,515,750	55.2%	6.1961%	56	1.25x	8.0%	69.9%	69.9%
Defeasance or Yield Maintenance	10	$200,117,000	44.8%	6.1485%	57	1.26x	8.1%	70.8%	70.8%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	18	$405,969,750	90.9%	6.1812%	56	1.24x	7.9%	70.4%	70.4%
Acquisition	2	$40,663,000	9.1%	6.1109%	57	1.41x	9.0%	69.5%	69.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

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ANNEX A-3

SUMMARIES OF THE MORTGAGE LOANS

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Mortgage Loan No. 1 — Redwood Campus Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,162,750	Title:	Fee
Cut-off Date Principal Balance:	$39,162,750	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	8.8%	Net Rentable Area (Units):	395
Loan Purpose:	Refinance	Location:	Baltimore, MD
Borrower:	RCC Property, LLC	Year Built / Renovated:	1992 / 2021
Borrower Sponsors:	Adam Kreisel and Alan Cohn	Occupancy:	95.4%
Interest Rate:	6.70000%	Occupancy Date:	6/15/2026
Note Date:	7/1/2026	4th Most Recent NOI (As of):	$2,596,333 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(2):	$2,668,931 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$3,359,428 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,228,284 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$7,782,102
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$4,185,548
Lockbox / Cash Management:	Soft (Residential); Springing (Commercial) / Springing	UW NOI:	$3,596,555
Additional Debt:	No	UW NCF:	$3,497,805
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$61,400,000 / $155,443
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/6/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$99,146
Taxes:	$0	$64,075	N/A	Maturity Date Loan / Unit:	$99,146
Insurance:	$28,967	$14,483	N/A	Cut-off Date LTV:	63.8%
Replacement Reserve:	$0	$8,229	N/A	Maturity Date LTV:	63.8%
Carry Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.31x
Significant Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,162,750	80.1%	Membership / Loan Payoff(3)	$46,000,000	94.0%
Sponsor’s Equity	9,758,323	19.9	Closing Costs	2,892,106	5.9
			Reserves	28,967	0.1
Total Sources	$48,921,073	100.0%	Total Uses	$48,921,073	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase in the 2nd Most Recent NOI from the 3rd Most Recent NOI can be attributed to an increase in occupancy at the Redwood Campus Center Property (as defined below).
(3)	Per the Membership Interest Purchase Agreement (“MIPA”), immediately prior to the closing of the Redwood Campus Center Mortgage Loan, WMC Redwood Preferred, LLC (the “Purchaser”), an entity under the control of the sponsor, acquired 100% of a 50% membership interest (the “Interests”) in the former owner of the Property, Redwood Campus Center, LLC (the “Company”) from KEIII Redwood, LLC (the “Seller”) for $46.0 million (the “Purchase Price”). The Seller owned 50% of the membership interests in the Company. WMC Redwood, LLC (another entity under the control of the sponsor) and the Seller were the sole owners of 100% of the membership interests in the Company. One of the Seller's obligations under the MIPA was to pay off all Existing Company Debt (as defined below), which may be paid off with the origination funds. “Existing Company Debt” means (i) the M&T Bank Debt ($34.8 million), and (ii) all debt due by the Company to the Seller or its affiliates. The Seller owned the Interests, free and clear of all encumbrances, and such interests have not been pledged or assigned to any individual, partnership, entity or governmental agency. Immediately upon the closing of the transactions under the MIPA, the Company transferred the Redwood Campus Center Property into the Redwood Campus Center Borrower.
A-3-1

Mortgage Loan No. 1 — Redwood Campus Center

The Loan. The Redwood Campus Center mortgage loan (the “Redwood Campus Center Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Redwood Campus Center Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis.

The Property. The Redwood Campus Center Property is a Class A/B, 395-unit multifamily property located in Baltimore, Maryland, on a .78-acre site that also features 4,000 square feet of ground floor retail space. The Redwood Campus Center Property was originally built in 1992 as an office building and was gut renovated for conversion to multifamily use in 2021. The tenancy at the Redwood Campus Center Property currently reflects a mix of students and professionals, although graduate and undergraduate students represent the majority of the tenants. Effective August 1, 2026, Coppin State University (“CSU”) extended its master lease for 125 units at the Redwood Campus Center Property (31.6% of the total units), through July 31, 2028 (the “CSU Master Lease”). The CSU Master Lease was originally executed in January 2023 and has been extended multiple times, most recently by the seventh amendment, pursuant to which effective as of August 1, 2026, CSU will increase the total unit count from 105 units to 125 units and the lease term through July 31, 2028. In addition to the CSU Master Lease, the Redwood Campus Center Property has a mix of non-student and student residents, although per the appraisal, leasing has been more heavily weighted towards students.

The Redwood Campus Center Property offers a unit mix of 351 studio units and 44 one-bedroom units. Property amenities include a fitness center, a welcome lobby with seating, study rooms/conference centers, an indoor dog park, bike storage, guest suites, storage units, a controlled-access Butterfly entry system, the Luxor package system, laundry rooms on each floor, on-site parking, 24-hour on-site maintenance, and a concierge service. Unit amenities include stainless steel appliances, granite countertops, rain showerheads, air conditioning and heat, and Wi-Fi. Units are available fully furnished or unfurnished. Balconies are available for a select number of units. Parking is provided via 70 garage parking spaces, resulting in a parking ratio of approximately 0.18 spaces per unit. As of June 15, 2026, the multifamily component of the Redwood Campus Center Property was 95.4% occupied.

The Redwood Campus Center Property is also the beneficiary of a High-Performance Market-Rate Rental-Citywide Housing (“HPMRRH”) tax credit through Baltimore City. The HPMRRH tax credits incentivize construction of new apartment buildings and the conversion of vacant commercial properties to apartment buildings. The tax credit is a credit against the tax imposed on the increased value of the Redwood Campus Center Property due to the improvements made to the Redwood Campus Center Property prior to the final occupancy permit being issued. The tax credits only apply to the residential portion of the Redwood Campus Center Property, not the retail portion and also only apply to Baltimore City real property taxes. The tax credits began in fiscal tax year 2023 and there are six years remaining in the term (approximately one year past the maturity date of the Redwood Campus Center Mortgage Loan). The percentage of tax credit applicable starts at 80% for Years 1 through 5 and steps down by 10% each year until the tax credit fully burns off in 2032. In order to be eligible for the HPMRRH tax credit, a property must achieve a minimum of LEED Silver certification, the Baltimore City Green Building Code Standard Two Green Star rating, or any comparable alternative standard approved by the State of Maryland, highlighting the energy efficiency standards of the Redwood Campus Center Property. Per the appraisal, projected total real estate taxes for fiscal year 2027 would be $1,319,493, compared to projected abated real estate taxes of $780,471 and lender’s underwritten abated real estate taxes of $746,510.

The following table presents detailed information with respect to the unit mix at the Redwood Campus Center Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	351	88.9%	337	96.0%	530	$1,615	$3.05
1-BR / 1-BA	44	11.1%	40	90.9%	648	$1,919	$3.02
Total/Wtd. Avg.	395	100.0%	377	95.4%	543	$1,647	$3.05
(1)	Based on the underwritten rent roll dated June 15, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Redwood Campus Center Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
80.7%	95.4%	93.4%	95.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of June 15, 2026.

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Mortgage Loan No. 1 — Redwood Campus Center

Appraisal. According to the appraisal, the Redwood Campus Center Property had an “as-is” appraised value of $61,400,000 as of February 6, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$61,400,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated February 10, 2026, there was no evidence of any recognized environmental conditions at the Redwood Campus Center Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Redwood Campus Center Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$5,767,721	$6,261,376	$7,461,526	$7,468,145	$8,044,085	$20,365
Vacancy	0	0	0	0	(402,204)	(1,018)
Credit Loss	0	0	0	0	(40,220)	(102)
Concessions	0	(284,955)	(488,914)	(447,174)	(209,912)	(531)
Net Rental Income	$5,767,721	$5,976,421	$6,972,612	$7,020,971	$7,391,749	$18,713
Other Income(3)	101,358	391,197	393,169	379,848	390,354	988
Effective Gross Income	$5,869,079	$6,367,618	$7,365,781	$7,400,819	$7,782,102	$19,702

Real Estate Taxes	384,473	664,350	692,637	712,121	746,510	1,890
Insurance	119,913	112,146	129,083	132,047	165,524	419
Management Fee	156,457	174,595	315,931	288,317	233,463	591
Other Expenses(4)	2,611,904	2,747,596	2,868,702	3,040,050	3,040,050	7,696
Total Expenses	$3,272,747	$3,698,687	$4,006,353	$4,172,535	$4,185,548	$10,596

Net Operating Income(5)	$2,596,333	$2,668,931	$3,359,428	$3,228,284	$3,596,555	$9,105
Replacement Reserves	0	0	0	0	98,750	250
Net Cash Flow	$2,596,333	$2,668,931	$3,359,428	$3,228,284	$3,497,805	$8,855

Occupancy(6)	80.7%	95.4%	93.4%	95.7%	91.9%
NOI DSCR	0.98x	1.00x	1.26x	1.21x	1.35x
NCF DSCR	0.98x	1.00x	1.26x	1.21x	1.31x
NOI Debt Yield	6.6%	6.8%	8.6%	8.2%	9.2%
NCF Debt Yield	6.6%	6.8%	8.6%	8.2%	8.9%
(1)	TTM represents the trailing 12-month period as of April 30, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the rent roll dated June 15, 2026, adjusted to include revenue from the 20 additional units that will be subject to the CSU Master Lease effective as of August 1, 2026, pursuant to the seventh amendment to the master lease.
(3)	Other Income is comprised of pet rent, additional rent, and parking income. Commercial income is not currently underwritten nor present historically.
(4)	Other Expenses is comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover costs, contract services, and marketing.
(5)	Increase in UW Net Operating Income is driven by a 20-unit increase to the total number of units master leased effective as of August 1, 2026, pursuant to the seventh amendment to the master lease.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Redwood Campus Center Property is located in Baltimore, Maryland, within the Baltimore-Columbia-Towson, MD metropolitan statistical area (the “Baltimore MSA”). The Baltimore MSA’s economy is supported by universities and established healthcare systems in the area. The largest industry sectors in the region are services, public administration, retail trade and finance/insurance/real estate. Major employers within

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Mortgage Loan No. 1 — Redwood Campus Center

the Baltimore MSA are Fort George G. Meade, Johns Hopkins Health System, University of Maryland Medical System, Johns Hopkins University and Aberdeen Proving Ground.

The Redwood Campus Center Property is located in the Downtown Baltimore area of the Baltimore MSA at the southeast corner of West Baltimore Street and South Howard Street, at the terminus of West Redwood Street. The Redwood Campus Center Property is located 0.5 miles from the University of Maryland, Baltimore Campus (“UMBC”) and University of Maryland Medical Center (“UMMC”). The Redwood Campus Center Property's tenant base draws from UMBC and UMMC, as well as CSU, which provides shuttle service (Eagle Express) connecting its main campus to the downtown area, where the Redwood Campus Center Property is located, approximately 3.5 miles away. Regional access to the Redwood Campus Center Property's neighborhood is provided via I-95 and I-295, major north-south interstate highways linking Downtown Baltimore to the surrounding metropolitan area. The local area is influenced by the accessibility provided by several major traffic routes, including I-395 and the Jones Falls Expressway, as well as public transportation via the Maryland Transit Administration, with the Baltimore Arena/University Center Light Rail station located directly in front of the Redwood Campus Center Property. The Redwood Campus Center Property is also proximate to major entertainment and sports venues, including CFG Bank Arena (0.2 miles away), Oriole Park at Camden Yards (0.5 miles), M&T Bank Stadium (0.8 miles), and the Baltimore Convention Center (0.2 miles). The local area is urban in nature and is surrounded by high-rise office buildings and multifamily properties with supporting ground level retail space.

According to the appraisal, the Redwood Campus Center Property is located in the Downtown Baltimore multifamily submarket within the Baltimore City multifamily market. As of the fourth quarter of 2025, the Baltimore City market had a vacancy rate of 11.6%, with a rental rate of $1,882 per unit. The submarket had a vacancy rate of 11.5%. Asking rents in the submarket stand at $1,657 per month, which is below the metro average of $1,882 per month. Approximately 628 units are under construction in the submarket, with approximately 2,380 units proposed or under construction across nine projects.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Redwood Campus Center Property was 41,877, 247,975, and 505,517, respectively, and an average household income within the same radii of $84,213, $88,756, and $87,873, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Redwood Campus Center Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Redwood Campus Center 300 West Redwood Street Baltimore, MD	1992 / 2021	95.4%(2)	395(2)	Studio	530	(2)	$3.05	(2)	$1,615(2)
				1-BR / 1-BA	648	(2)	$3.02	(2)	$1,919(2)
Academy on Charles 3700 North Charles Street Baltimore, MD	1932 / 2014	92.5%	106	Studio	336		$5.93		$1,991
				1-BR / 1-BA	696		$3.40		$2,358
Nine East 33rd 9 East 33rd Street Baltimore, MD	2016 / NAP	96.0%	157	Studio	590		$4.49		$2,652
Prosper on Fayette 400 West Fayette Street Baltimore, MD	2021 / NAP	98.7%	181	1-BR / 1-BA	414		$4.03		$1,670
Vivo Living Baltimore 101 West Fayette Street Baltimore, MD	2024 / NAP	46.6%	550	Studio	360		$3.77		$1,357
				1-BR / 1-BA	616		$3.52		$2,166
The Essential 929 North Wolfe Street Baltimore, MD	2012 / NAP	99.0%	321	Studio	366		$4.78		$1,748
				1-BR / 1-BA	503		$3.84		$1,930
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 15, 2026.

The Borrower. The borrower is RCC Property, LLC, a single-purpose, bankruptcy-remote, Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redwood Campus Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Redwood Campus Center Mortgage Loan are Adam Kreisel and Alan Cohn. Adam Kreisel is a founding member and Managing Director of WMC Government Real Estate. Since 2008, he has structured real estate investment partnerships totaling more than $650 million. Adam Kreisel also serves as Managing Director of Washington Alliance Capital Fund I, a fully deployed real estate investment fund focused on government-leased properties. Alan Cohn is a founding member and Managing Director of WMC Government Real Estate. He is also the founder of Waxwing Capital, LLC, a private equity firm focused on the acquisition of government-leased properties. Over the past eight years, Waxwing Capital has completed more than a dozen acquisitions representing over $350 million in aggregate market value.

Property Management. The Redwood Campus Center Property is managed by Metropolitan Management II, LLC, a third-party property management company.

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Mortgage Loan No. 1 — Redwood Campus Center

Escrows and Reserves. At origination, the borrower was required to deposit approximately $28,967 into an insurance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $64,075).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $14,483).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $8,229 into a replacement reserve account.

Carry Reserve – Within five business days after the occurrence of a Carry Reserve Trigger Event (as defined below), the borrower is required to deposit an amount equal to $750,000 into a carry reserve account for the payment of debt service shortfalls. If at any time after the initial Carry Reserve Trigger Event, but prior to a Carry Reserve Termination Event (as defined below), the aggregate amount of funds on deposit in the carry reserve account is less than $250,000, then not later than 10 business days prior to the next monthly payment date, the borrower is required to pay to the lender for deposit in the carry reserve account the amount necessary to cause the balance of the carry reserve account to be at least $250,000. If a Carry Reserve Termination Event occurs, all funds in the carry reserve account will be disbursed to the borrower, provided no Cash Management Trigger Event Period (as defined below) is then continuing.

A “Carry Reserve Trigger Event” means the date (i) on which CSU is in default of any monetary or material non-monetary term of the CSU Master Lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, property manager, any affiliate of the borrower or property manager that it intends to terminate the CSU Master Lease, or (iii) which is the earlier to occur of (y) 180 days prior to the then-current expiration of the term of the CSU Master Lease (which expiration date is currently July 31, 2028), unless, on or prior to such date, the borrower and CSU enter into an acceptable lease extension, and (z) the date CSU notifies the borrower, the property manager, or any affiliate of the borrower or property manager that it does not intend to extend or renew the CSU Master Lease for substantially all of its demised premises.

A “Carry Reserve Termination Event” means the date on which (a) the debt service coverage ratio for the trailing three-month period, annualized and without regard to any income under the CSU Master Lease, is equal to or greater than 1.20x, and (b) no event of default is then continuing.

Significant Tenant Reserve – During the continuance of a Cash Management Trigger Event Period (as defined below) due to a Cash Management Significant Tenant Trigger Event Period (as defined below), the borrower is required to deposit, on each monthly payment date, all amounts remaining in the lockbox account after all required deposits are made as described in the Redwood Campus Center Mortgage Loan documents, which excess cash flow will be transferred into a significant tenant reserve account and held as additional security for the Redwood Campus Center Mortgage Loan.

Lockbox / Cash Management. The Redwood Campus Center Mortgage Loan is structured with a soft lockbox (for residential tenants), a springing lockbox (for non-residential tenants) and springing cash management. The borrower is required to deposit, or cause to be deposited, all rents and other gross revenue from the Redwood Campus Center Property into a lender-controlled lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis in the borrower’s operating account. Within five business days following the occurrence of a Cash Management Trigger Event, the borrower is required to deliver a tenant direction letter to each non-residential tenant at the Redwood Campus Center Property directing such tenant to remit all payments of rent directly to the lockbox account. During the continuance of a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Redwood Campus Center Mortgage Loan documents. Pursuant to the Redwood Center Campus Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Redwood Campus Center Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event period is not in effect, to the borrower, and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” means any period commencing upon the occurrence of a Cash Management Trigger Event (as defined below) and continuing until the earlier of (i) the payment date following the applicable Cash Management Trigger Event Cure (as defined below) or (ii) upon the payment in full of the Redwood Campus Center Mortgage Loan and all amounts due under the Redwood Campus Center Mortgage loan documents.

A “Cash Management Trigger Event” means (i) an event of default, (ii) a Cash Management Significant Tenant Trigger Event or (iii) the date on which the DSCR is less than 1.15x.

A “Cash Management Trigger Event Cure” means (a) with respect to clause (i) in the definition of Cash Management Trigger Event, the cure or waiver of such event of default, (b) with respect to clause (ii) of the definition of Cash Management Trigger Event, the occurrence of a Cash Management Significant Tenant Cure and with respect to clause (iii) of the definition of Cash Management Trigger Event, the date on which the debt service coverage ratio has been at least equal to 1.20x for two consecutive quarters.

A “Cash Management Significant Tenant Trigger Event Period” commences upon a Cash Management Significant Tenant Trigger Event (as defined below) and terminates upon the earlier of (i) the monthly payment date following the occurrence of the applicable Cash Management Significant Tenant Trigger Event Cure (as defined below), (ii) a defeasance of the Redwood Campus Center Mortgage Loan or (iii) the date the Redwood Campus Center Mortgage Loan and all other amounts are payable under the Redwood Campus Center Mortgage Loan documents.

A “Cash Management Significant Tenant Trigger Event” means the date on which (i) CSU is in default of any monetary or material non-monetary term of its lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, property manager, or any affiliate of the borrower or property manager that it intends to terminate its lease or will not renew or extend its lease pursuant to an acceptable CSU Master Lease extension, or (iii) is six

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Mortgage Loan No. 1 — Redwood Campus Center

months prior to the expiration of the term of CSU’s Master Lease, unless, on or prior to such date, the borrower and CSU enter into an acceptable extension of the CSU Master Lease.

A “Cash Management Significant Tenant Trigger Event Cure” means (A) with respect to clause (i) in the definition of a Cash Management Significant Tenant Trigger Event, the date on which the monetary or material non-monetary event of default is cured and no other monetary or material non-monetary default exists; (B) with respect to clause (ii)(a) in the definition thereof, the date on which a Carry Reserve Termination Event has occurred; (C) with respect to clause (ii)(b) in the definition of Cash Management Significant Tenant Trigger Event, the date on which (I)(a) CSU has (1) irrevocably revoked or rescinded any such notice and (2)(A) conducted normal student housing operations in substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission, and (b) delivered to the lender an acceptable tenant estoppel certificate certifying the foregoing and reaffirming the lease is in full force and effect, or (II) a Carry Reserve Termination Event has occurred; and (D) with respect to clause (iii) of the definition thereof, either (a) the borrower enters into an acceptable CSU lease extension, or (b) a Carry Reserve Termination Event has occurred.

CSU Master Lease. The Redwood Campus Center Property is subject to a master lease with CSU that was executed January 20, 2023, and has had multiple amendments, most recently a seventh amendment which was executed in May 2026, which increased the number of units leased by CSU from 105 units to 125 units effective as of August 1, 2026. Additionally, also effective commencing on August 1, 2026, the seventh amendment extends the term of the master lease to July 31, 2028. Rent during the term of the seventh amendment for each of the 125 units is approximately $1,695 per unit per month.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-6

Mortgage Loan No. 2 — The Helm on the Allegheny
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Multifamily – High-Rise
% of Pool by Initial Pool Balance:	8.5%	Net Rentable Area (Units):	219
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	23RR Associates, LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Various	Occupancy:	93.2%
Interest Rate:	6.43500%	Occupancy Date:	7/1/2026
Note Date:	7/15/2026	4th Most Recent NOI (As of):	$2,713,941 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$3,063,703 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,072,830 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,986,165 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	89.0%
Amortization Type:	Interest Only	UW Revenues:	$4,847,207
Call Protection:	YM1(24),DorYM1(32),O(4)	UW Expenses:	$1,815,597
Lockbox / Cash Management:	Soft (Residential), Hard (Commercial) / Springing	UW NOI:	$3,031,610
Additional Debt(3):	Yes	UW NCF:	$2,976,675
Additional Debt Balance:	$2,000,000	Appraised Value / Per Unit:	$55,100,000 / $251,598
Additional Debt Type:	Subordinate URA Loan	Appraised Value As Of Date:	11/19/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$173,516
Taxes:	$66,328	$11,055	N/A	Maturity Date Loan / Unit:	$173,516
Insurance:	$65,692	$18,233	N/A	Cut-off Date LTV:	69.0%
Replacement Reserve:	$0	$4,578	N/A	Maturity Date LTV:	69.0%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.0%

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	92.8%	Loan Payoff	$39,384,385	96.2%
Equity Contribution	2,936,687	7.2	Closing Costs	$1,420,282	3.5
			Reserves	130,020	0.3
Total Sources	$40,936,687	100.0%	Total Uses	$40,936,687	100.0%
(1)	The borrower sponsors are Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL Marital Trust #2, dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable Deed of Trust dated May 16, 2012, as amended, L&M Associates and Steel Street Capital Partners, LLC.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	A $2,000,000 subordinated, second mortgage loan from the Urban Redevelopment Authority of Pittsburgh is not included in the table. See “Subordinate and Mezzanine Debt” below for a full description.

The Loan. The Helm on the Allegheny mortgage loan (“The Helm on the Allegheny Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Helm on the Allegheny Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.43500% per annum on an actual/360 basis.

The Property. The Helm on the Allegheny Property is a 219-unit, high-rise multifamily property located in Pittsburgh, Pennsylvania, which was built in 2021 and consists of one seven-story building situated on a 1.14-acre site. The Helm on the Allegheny Property features 99 studio units, 87 one-bedroom units, one two-bedroom unit, 16 co-living micro-studio units, 16 three-bedroom co-living suites, and 1,232 square feet of ground floor retail space. In connection with a tax abatement program discussed below, certain of the related units are subject to affordable housing restrictions. Of the 90 total studio units, 80 are market rate units, six are affordable units restricted to households with incomes at or below 50%

A-3-7

Mortgage Loan No. 2 — The Helm on the Allegheny
of the area median income (“AMI”), and 13 are affordable units restricted to households with incomes at or below 80% of the AMI. Of the 87 one-bedroom units, 73 are market rate units, five are affordable units restricted to households with incomes at or below 50% of the AMI, and nine are affordable units restricted to households with incomes at or below 80% of the AMI. Community amenities include a 24/7 fitness center, top-floor club room, courtyard terrace with grilling stations, pet washroom, bike room, EV charging, dry cleaning service, package room and Wi-Fi. Apartment amenities include a washer/dryer, smart locks/thermostats, stainless steel appliances, walk-in closets, and vinyl plank floors. Co-living units feature similar finishes with common dining, kitchen, laundry, and living spaces.

Parking is provided via 139 garage spaces, resulting in a parking ratio of 0.6-spaces per unit. As of July 1, 2026, the multifamily portion of The Helm on the Allegheny Property was 93.2% occupied. As of July 12, 2026, The Helm on the Allegheny Property’s 1,232 square-foot ground-floor retail space was 100.0% occupied by one tenant, Schoolhouse Yoga, which has a ten-year lease expiring on July 31, 2032.

The Helm on the Allegheny Property benefits from a tax abatement granted through the Local Economic Revitalization Tax Assistance (“LERTA”) Program. The LERTA Program provides tax exemptions to owners of deteriorated commercial and industrial properties that are redeveloped in Allegheny County to encourage private investment and the revitalization of properties. The LERTA abatement provides an exemption for property taxes from the city, county and school district and is a 10-year abatement that runs from 2022 to 2031 and burns off at a rate of 10% every two years. As one of the conditions to receiving and maintaining the LERTA abatement, The Helm on the Allegheny Property is subject to certain affordable unit requirements. In total, 33 of The Helm on the Allegheny Property’s units are restricted, with 11 units restricted to households with income at or below 50% of the AMI and 22 units restricted to households with incomes at or below 80% of the AMI. Rental rates reflected in each tenant's lease are calculated based on the most current HUD publication of AMI and remain in effect for the one-year lease term regardless of whether HUD AMI rates change during the term. Once the LERTA abatement fully burns off, the affordability restrictions expire and the units currently subject to those restrictions may be re-let at market rents when the existing tenants vacate. According to the appraisal, the unabated real estate taxes would be approximately $508,094 for the 2025/2026 tax year, compared to abated taxes of approximately $87,275 based on the current taxable assessment. Real estate taxes were underwritten to approximately $132,656, which reflects the appraisal's estimate of 2026 taxes after application of the 80% abatement.

The following table presents detailed information with respect to the unit mix at The Helm on the Allegheny Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	No. of Individual Leasable	% of Total	Occupied Leasable	% of Units Occupied	Average Leasable Size (SF)	Average Monthly Rental Rate per Leasable(2)	Average Monthly Rental Rate per SF(2)
Studio	80	80	31.9%	74	92.5%	493	$1,484	$3.02
Co-Living Micro-Studio	16	48	19.1%	45	93.8%	409	$1,159	$8.51
Co-Living Suite	16	16	6.4%	15	93.8%	299	$1,424	$4.74
1-BR	73	73	29.1%	68	93.2%	646	$1,855	$2.87
2-BR	1	1	0.4%	1	100.0%	958	$2,755	$2.88
1-BR (50% AMI)	5	5	2.0%	4	80.0%	602	$1,013	$1.69
1-BR (80% AMI)	9	9	3.6%	9	100.0%	599	$1,492	$2.49
Studio (50% AMI)	6	6	2.4%	6	100.0%	503	$886	$1.76
Studio (80% AMI)	13	13	5.2%	12	92.3%	504	$1,367	$2.70
Total/Wtd. Avg.	219	251	100.0%	234	93.2%	518	$1,502	$3.23
(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Average Monthly Rental Rate per Leasable and Average Monthly Rental Rate per SF is based on leased units and leased square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of The Helm on the Allegheny Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
85.7%	91.6%	93.2%	93.2%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of July 1, 2026 rent roll.

A-3-8

Mortgage Loan No. 2 — The Helm on the Allegheny

Appraisal. According to the appraisal, The Helm on the Allegheny Property had an “as-is” appraised value of $55,100,000 as of November 19, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$55,100,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at The Helm on the Allegheny Property.

The following table presents certain information relating to the operating history and underwritten cash flows of The Helm on the Allegheny Property:

Cash Flow Analysis

	2022	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$4,609,558	$4,643,041	$4,643,289	$4,641,791	$4,599,857	$4,717,802	$21,542
Loss-to-Lease – Affordable	(75,655)	(125,333)	(104,727)	(72,557)	(57,243)	(178,901)	(817)
Vacancy	(2,015,280)	(826,599)	(458,156)	(487,282)	(476,646)	(322,193)	(1,471)
Credit Loss	0	0	0	0	0	0	0
Concessions	(113,317)	(47,572)	(108,255)	(26,980)	(3,837)	(21,084)	(96)
Net Rental Income	$2,405,305	$3,643,537	$3,972,150	$4,054,972	$4,062,131	$4,195,625	$19,158
Commercial Unit Income	20,328	41,063	41,884	42,722	42,862	43,576	199
Other Income(3)	351,825	471,478	503,603	584,206	608,005	608,005	2,776
Effective Gross Income	$2,777,458	$4,156,078	$4,517,637	$4,681,899	$4,712,999	$4,847,207	$22,133

Real Estate Taxes	35,769	35,769	74,511	80,653	120,481	132,656	606
Insurance	82,823	88,943	93,627	124,733	119,758	212,428	970
Management Fee	106,030	125,772	135,541	140,457	141,589	145,416	664
Other Expenses(4)	974,618	1,191,652	1,150,254	1,263,227	1,345,006	1,325,097	6,051
Total Expenses	$1,199,240	$1,442,136	$1,453,934	$1,609,070	$1,726,834	$1,815,597	$8,290

Net Operating Income	$1,578,218	$2,713,941	$3,063,703	$3,072,830	$2,986,165	$3,031,610	$13,843
Replacement Reserves	0	0	0	0	0	54,935	251
Net Cash Flow	$1,578,218	$2,713,941	$3,063,703	$3,072,830	$2,986,165	$2,976,675	$13,592

Occupancy(5)	86.1%	85.7%	91.6%	93.2%	89.6%	89.0%
NOI DSCR	0.64x	1.09x	1.24x	1.24x	1.20x	1.22x
NCF DSCR	0.64x	1.09x	1.24x	1.24x	1.20x	1.20x
NOI Debt Yield	4.2%	7.1%	8.1%	8.1%	7.9%	8.0%
NCF Debt Yield	4.2%	7.1%	8.1%	8.1%	7.9%	7.8%
(1)	TTM represents the trailing 12-month period ending May 31, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2026.
(3)	Other Income includes garage parking, pet fees, application fees, move-out fees, trash, fees for utility reimbursements, and miscellaneous charges.
(4)	Other Expenses includes repairs & maintenance, general & administrative, utilities, janitorial, payroll, and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for the TTM and UW cash flows.
A-3-9

Mortgage Loan No. 2 — The Helm on the Allegheny

The Market. The Helm on the Allegheny Property is located in Pittsburgh, Pennsylvania, within the Pittsburgh, Pennsylvania Metropolitan Statistical Area (the “Pittsburgh MSA”). According to the appraisal, employment in the Pittsburgh MSA consists of a diversified set of employment sectors, including education & health services, professional & business services, and trade, transportation & utilities. The regional economy has benefited from the presence of life sciences research & development facilities, alongside an expansion in high technology, both of which have contributed to an uptick in wages. Additionally, the Pittsburgh MSA has experienced significant growth in its energy sector, which has been highlighted by investments from multiple energy companies, including Mitsubishi Electric Power Products, Inc., Mainspring Energy, and Eos Energy Enterprises. As of the third quarter of 2025, the unemployment rate was 4.4%.

The Helm on the Allegheny Property is located in the Strip District within the City of Pittsburgh. It is one mile east of the Pittsburgh central business district. The Helm on the Allegheny Property has regional access via Interstate 279 and Route 29 and direct local access via Penn and Liberty Avenues, which are both major roadways in the Strip District. Public transportation is available by bus.

The Helm on the Allegheny Property is part of the Bellefield/Shadyside multifamily submarket within the Pittsburgh multifamily market. As of the third quarter of 2025, the Pittsburgh apartment market was projected to have a vacancy rate of 5.1%, an average rental rate of $1,387 per unit per month, and existing inventory of 101,093 units. By the end of 2025, 1,451 new units were projected to be delivered, which is less than the 1,866 deliveries in 2024. The Bellefield/Shadyside submarket had a projected vacancy rate of 7.2%, an average asking rent of $1,740 per unit per month, and an existing inventory of 25,000 units. 507 units were projected to be delivered in 2025.

According to the appraisal, the 2024 population with a one-, three-, and five-mile radius of The Helm on the Allegheny Property was 16,127, 165,785, and 374,018, respectively, and an average household income within the same radii was $80,428, $84,611, and $88,947, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Helm on the Allegheny Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Helm on the Allegheny 2239 Railroad Street Pittsburgh, PA	2021 / NAP	93.2%(2)	219(2)	Studio Co-Living Micro-Studio Co-Living Suite 1-BR 2-BR 1-BR (50% AMI) 1-BR (80% AMI) 2-BR (50% AMI) 2-BR (80% AMI)	493(2) 409(2) 299(2) 646(2) 958(2) 602(2) 599(2) 503(2) 504(2)	$3.02(2) $8.51(2) $4.74(2) $2.87(2) $2.88(2) $1.69(2) $2.49(2) $1.76(2) $2.70(2)	$1,484(2) $1,159(2) $1,424(2) $1,855(2) $2,755(2) $1,013(2) $1,492(2) $886(2) $1,367(2)
Brewers Block 3234 Liberty Avenue Pittsburgh, PA	2023 / NAP	87.3%	377	Studio 1-BR / 1-BA 2-BR / 2-BA	542 717 1,042	$3.24 $2.97 $2.81	$1,755 $2,133 $2,933
The Franklin on Penn 2817 Penn Avenue Pittsburgh, PA	1900 / NAP	94.7%	19	Studio 1-BR / 1-BA 2-BR / 2-BA	506 649 1,102	$3.31 $2.74 $2.21	$1,673 $1,776 $2,439
Mulberry Lofts 3205 Penn Avenue Pittsburgh, PA	2022 / NAP	91.1%	112	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	491 670 1,068 1,342	$3.02 $2.82 $2.47 $2.63	$1,482 $1,889 $2,643 $3,525
The Yards at 3 Crossings 2645 Railroad Street Pittsburgh, PA	2016 / NAP	98.0%	300	Studio 1-BR / 1-BA 2-BR / 2-BA	520 729 1,156	$3.34 $3.04 $2.33	$1,739 $2,218 $2,689
The Smallman Flats 2908 Smallman Street Pittsburgh, PA	2020 / NAP	92.8%	28	Studio 1-BR / 1-BA	466 676	$2.95 $2.57	$1,375 $1,739
A-3-10

Mortgage Loan No. 2 — The Helm on the Allegheny
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The District 1759 Waterfront Place Pittsburgh, PA	2021 / NAP	95.5%	442	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	519 735 1,101 1,335	$3.45 $3.29 $2.88 $3.00	$1,791 $2,415 $3,166 $4,003
Edge 1909 1909 Waterfront Place Pittsburgh, PA	2018 / NAP	97.0%	364	1-BR / 1-BA 2-BR / 2-BA	726 1,214	$3.30 $2.89	$2,397 $3,512
Baumhaus 5522 Baum Boulevard Pittsburgh, PA	2017 / NAP	85.8%	127	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA Co-Living 3-BR / 2-BA	380 658 931 1,439 239	$5.33 $3.26 $3.34 $3.03 $4.60	$2,025 $2,147 $3,108 $4,362 $1,100
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2026.

The Borrower. The borrower is 23RR Associates, LLC, a recycled, single purpose Pennsylvania limited liability company, whose managing member is a single purpose Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Helm on the Allegheny Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Helm on the Allegheny Mortgage Loan are Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL Marital Trust #2 dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable Deed of Trust dated May 16, 2012, as amended, L&M Associates and Steel Street Capital Partners, LLC. Steel Street Capital Partners, LLC is a commercial real estate investment firm founded in 2016 and headquartered in Pittsburgh, Pennsylvania. Mark E. Mason and Edward J. Lewis are founders of the Oxford Development Company, a real estate firm founded over 60 years ago offering development, project management, asset management, property management, and leasing and brokerage services.

Property Management. The Helm on the Allegheny Property is managed by Oxford Development Company, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $65,692 into an insurance reserve and (ii) $66,328 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $11,055).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof in the insurance reserve (initially, approximately $18,233).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $4,578 into a replacement reserve account.

Lockbox / Cash Management. The Helm on the Allegheny Mortgage Loan is structured with a soft lockbox for residential income, a hard lockbox for commercial income, and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. At origination, the borrower or property manager sent a tenant direction letter to each non-residential tenant directing such tenant to send all rents directly to the lockbox account. During a Cash Management Trigger Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Helm on the Allegheny Mortgage Loan documents. In addition, within five business days after a Cash Management Trigger Event (as defined below) occurs and for the remainder of the term, the borrower will notify each non-residential tenant via a tenant direction letter to send all rents and other revenues to the lockbox account. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Helm on the Allegheny Mortgage Loan documents. Pursuant to The Helm on the Allegheny Mortgage Loan documents, all excess funds remaining on deposit in the cash management account (after payment of monthly amounts due under The Helm on the Allegheny Mortgage Loan documents) are required to applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of The Helm on the Allegheny Mortgage Loan and any amounts due under The Helm on the Allegheny Mortgage Loan documents.

A-3-11

Mortgage Loan No. 2 — The Helm on the Allegheny

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination by the lender.

A “Cash Management Trigger Event Cure” will occur if (a) the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months; provided that each Cash Management Trigger Event Cure is subject to the following: for six consecutive months following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. The Helm on the Allegheny Property is partially capitalized with a $2,000,000 loan from the Urban Redevelopment Authority (“URA”) of Pittsburgh (the “URA Loan”). The URA Loan is coterminous with The Helm on the Allegheny Mortgage Loan. It requires interest-only payments at a 4.0% annual rate with full principal due at maturity. The URA Loan is secured by a second mortgage encumbering The Helm on the Allegheny Property, and all liens under the URA Loan are subordinated to The Helm on the Allegheny Mortgage Loan pursuant to an agreement that prohibits the URA from (among other things) instituting any legal proceedings of any kind to enforce the URA Loan.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-12

Mortgage Loan No. 3 — Star Westheimer
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,400,000	Title:	Fee
Cut-off Date Principal Balance:	$35,400,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	7.9%	Net Rentable Area (Units):	330
Loan Purpose:	Refinance	Location:	Houston, Texas
Borrower:	Star Westheimer Apartments LLC	Year Built / Renovated:	1967 / 2024
Borrower Sponsors(1):	Uma Aggarwal and Gopal K. Aggarwal	Occupancy:	85.8%
Interest Rate:	6.25000%	Occupancy Date:	3/13/2026
Note Date:	3/27/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	4/8/2031	3rd Most Recent NOI (As of):	$2,521,974 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,563,756 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,536,691 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	82.0%
Amortization Type:	Interest Only	UW Revenues:	$4,820,998
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$1,975,047
Lockbox / Cash Management:	Springing / Springing	UW NOI(4):	$2,845,951
Additional Debt:	No	UW NCF:	$2,763,258
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$48,300,000 / $146,364
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/26/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$107,273
Taxes:	$173,285	$57,762	N/A	Maturity Date Loan / Unit:	$107,273
Insurance:	$88,034	Springing	N/A	Cut-off Date LTV:	73.3%
Replacement Reserve:	$0	$6,891	N/A	Maturity Date LTV:	73.3%
Deferred Maintenance:	$202,750	$0	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,400,000	100.0%	Loan Payoff	$25,239,916	71.3%
			Return of Equity	8,445,931	23.9
			Closing Costs	1,250,085	3.5
			Reserves	464,069	1.3
Total Sources	$35,400,000	100.0%	Total Uses	$35,400,000	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Star Villa Ana mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	4th Most Recent NOI is unavailable as the borrower sponsors acquired the Star Westheimer Property (as defined below) in 2023.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributed to an increase in occupancy.

The Loan. The Star Westheimer mortgage loan (the “Star Westheimer Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a multifamily property (the “Star Westheimer Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.25000% per annum on an Actual/360 basis.

The Property. The Star Westheimer Property is a 330-unit, garden-style multifamily property located in Houston, Texas, approximately 9 miles west of Houston’s central business district. Built in 1967 and renovated in 2024, the Star Westheimer Property is comprised of 10, two-story apartment buildings located on a 12.65-acre site. The unit mix includes 174 one-bedroom units, 137 two-bedroom units and 19 three-bedroom

A-3-13

Mortgage Loan No. 3 — Star Westheimer

units, with an average unit size of 915 square feet. Property amenities include two swimming pools, a business center, an outside patio, a coffee bar, a fitness center, a picnic area with BBQ grills, storage units, pet stations and laundry facilities. Unit amenities include quartz countertops, storage units, walk-in closets, fire places, ceiling fans, private patios or balconies, air conditioning, dishwashers and sunrooms. Parking is provided via 379 covered parking spaces and 152 open parking spaces for a total of 531 parking spaces, resulting in a parking ratio of approximately 1.61 spaces per unit. Since acquisition, the borrower sponsors have invested approximately $9.8 million in capital improvements at the Star Westheimer Property, which consisted of exterior, interior and common area improvements.

The following table presents detailed information with respect to the unit mix at the Star Westheimer Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	174	52.7%	153	87.9%	726	$1,045	$1.44
2-BR / 1-BA	53	16.1	39	73.6%	1,049	$1,369	$1.31
2-BR / 2-BA	84	25.5	74	88.1%	1,108	$1,394	$1.26
3-BR / 2-BA	15	4.5	13	86.7%	1,340	$1,755	$1.31
3-BR / 3-BA	4	1.2	4	100.0%	1,700	$2,139	$1.26
Total/Wtd. Avg.	330	100.0%	283	85.8%	915	$1,229	$1.36
(1)	Based on the underwritten rent rolls dated March 13, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rates per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Star Westheimer Property:

Historical and Current Occupancy

2024(1)	2025(1)	Current(2)
81.1%	79.0%	85.8%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of March 13, 2026.

Appraisal. According to the appraisal, the Star Westheimer Property had an “as-is” appraised value of $48,300,000 as of February 26, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,300,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 3, 2026 (the “ESA”), there was no evidence of any recognized environmental conditions at the Star Westheimer Property; however, a controlled recognized environmental condition was identified in connection with historic dry cleaning operations. Groundwater testing identified contaminants exceeding the applicable regulatory standards, and as part of the remediation measures, groundwater monitoring wells were installed and a groundwater use restriction was imposed. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-14

Mortgage Loan No. 3 — Star Westheimer

The following table presents certain information relating to the operating history and underwritten cash flows of the Star Westheimer Property:

Cash Flow Analysis(1)

	2024	2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$4,822,838	$4,995,140	$4,973,128	$4,890,375	$14,819
Vacancy	(911,063)	(1,046,952)	(1,053,185)	(717,483)	(2,174)
Credit Loss	(207,835)	(173,356)	(147,675)	(147,675)	(448)
Concessions	(16,601)	(17,142)	(16,720)	(16,720)	(51)
Net Rental Income	$3,687,339	$3,757,690	$3,755,548	$4,008,497	$12,147
Other Income(4)	870,838	854,723	812,501	812,501	2,462
Effective Gross Income	$4,558,177	$4,612,413	$4,568,049	$4,820,998	$14,609

Real Estate Taxes	658,589	689,028	693,776	688,908	2,088
Insurance	432,992	433,006	434,862	251,526	762
Management Fee	181,861	177,045	172,766	144,630	438
Other Expenses(5)	762,761	749,578	729,954	889,984	2,697
Total Expenses	$2,036,203	$2,048,657	$2,031,358	$1,975,047	$5,985

Net Operating Income(6)	$2,521,974	$2,563,756	$2,536,691	$2,845,951	$8,624
Replacement Reserves	0	0	0	82,692	251
Net Cash Flow	$2,521,974	$2,563,756	$2,536,691	$2,763,258	$8,374

Occupancy(7)	81.1%	79.0%	78.8%	82.0%
NOI DSCR	1.12x	1.14x	1.13x	1.27x
NCF DSCR	1.12x	1.14x	1.13x	1.23x
NOI Debt Yield	7.1%	7.2%	7.2%	8.0%
NCF Debt Yield	7.1%	7.2%	7.2%	7.8%
(1)	Historical operating history prior to 2024 is unavailable as the borrower sponsors acquired the Star Westheimer Property in 2023.
(2)	TTM represents the trailing 12-month period as of February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 13, 2026.
(4)	Other Income is comprised of parking income, damage fees, renters insurance, tenant reimbursements and late charges.
(5)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(6)	The increase in UW Net Operating Income from TTM Net Operating Income is primarily attributed to an increase in occupancy.
(7)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Star Westheimer Property is located in Houston, Texas within the Houston-Pasadena-The Woodlands, TX metropolitan statistical area (the “Houston MSA”). According to the appraisal, the Houston MSA is a leader in oil and gas technology, which supports technical and professional service jobs, and benefits from significant trade and export links owing to its location on the Gulf Coast of Texas. The largest employers in the region are primarily concentrated in services, retail trade and construction industries. Major employers within the Houston MSA are NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil Corp., Shell Oil Co. and Chevron Corp.

The Star Westheimer Property is located in the western portion of the Houston MSA, approximately nine miles west of Houston's central business district. Access to the Star Westheimer Property's neighborhood is provided via the Sam Houston Tollway (Beltway 8), Interstate 69 (U.S. Highway 59) and the Westpark Tollway. The area surrounding the Star Westheimer Property is a mixture of commercial and residential uses and is accessible via several major traffic routes extending to the immediate community and throughout the Houston metropolitan area, including Richmond Avenue to the south and Voss Road and Fondren Road to the east and west. In addition, the Star Westheimer Property has direct access to Westheimer Road, a primary east-west artery located just north of the Star Westheimer Property.

According to the appraisal, the Star Westheimer Property is located in the Westchase/Woodlake multifamily submarket within the Houston multifamily market. As of the fourth quarter of 2025, the Houston market had a vacancy rate of 12.1%, with a rental rate of $1,363 per unit. The Westchase/Woodlake submarket was comprised of 48,006 units and had a vacancy rate of 13.7%. Asking rents in the submarket were $1,270 per month, which is below the metro average of $1,363 per month. No units were completed in the submarket during 2025.

A-3-15

Mortgage Loan No. 3 — Star Westheimer

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Star Westheimer Property was 30,715, 219,027, and 527,609, respectively, and the average household income within the same radii was $89,469, $117,688, and $131,168, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Star Westheimer Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Star Westheimer 7900 Locke Lane Houston, TX	1967 / 2024	85.8%(2)	330(2)	1-BR / 1-BA	726	(2)	$1.44	(2)	$1,045	(2)
				2-BR / 1-BA	1,049	(2)	$1.31	(2)	$1,369	(2)
				2-BR / 2-BA	1,108	(2)	$1.26	(2)	$1,394	(2)
				3-BR / 2-BA	1,340	(2)	$1.31	(2)	$1,755	(2)
				3-BR / 3-BA	1,700	(2)	$1.26	(2)	$2,139	(2)
Galleria Flats 3001 Hillcroft Avenue Houston, TX	1971 / 2023	93.0%	160	1-BR / 1-BA	675-998		$1.26-$1.63		$957-$1,259
				2-BR / 1-BA	920		$1.42		$1,305
				2-BR / 1.5-BA	1,010-1,152		$1.21-$1.44		$1,399-$1,455
				2-BR / 2-BA	1,102-1,128		$1.06-$1.35		$1,199-$1,485
				3-BR / 2-BA	1,478		$1.12		$1,658
Turtle Pointe 8162 Richmond Avenue Houston, TX	1976 / 2012	97.0%	433	0-BR / 1-BA	576		$1.39		$799
				1-BR / 1-BA	623-720		$1.26-$1.73		$850-$1,125
				2-BR / 1-BA	780		$1.48-$1.54		$1,155-$1,200
				2-BR / 2-BA	917		$1.35-$1.54		$1,235-$1,285
Watermill 6505 Westheimer Road Houston TX	1968 / 2020	95.0%	192	0-BR / 1-BA	493-588		$1.98-$2.00		$975-$1,177
				1-BR / 1-BA	706		$1.57-$1.88		$1,110-$1,326
				2-BR / 1.5-BA	1,109		$1.20-$1.37		$1,335-$1,518
				2-BR / 2-BA	1,126		$1.29-$1.54		$1,455-$1,733
Carrington Court Apts 7900 Westheimer Road Houston, TX	1961 / NAP	99.0%	111	1-BR / 1-BA	609-857		$1.42-$1.56		$950-$1,215
				2-BR / 1-BA	1056-1,162		$1.13-$1.24		$1,190-$1,375
				2-BR / 1.5-BA	1,088-1,377		$1.08-$1.23		$1,340-$1,520
				2-BR / 2-BA	1,237-1,360		$1.10-$1.15		$1,425-$1,520
				2-BR / 2.5-BA	1,252-1,340		$1.06-$1.16		$1,420-$1,450
				3-BR / 2-BA	1,412-1,427		$1.08-$1.16		$1,520-$1,655
				3-BR / 2.5-BA	1,579		$1.05		$1,665
Stoney Brook 2717 Stoney Brook Drive Houston, TX	1966 / 2019	93.0%	112	1-BR / 1-BA	796		$1.47		$1,170
				2-BR / 1-BA	991		$1.27		$1,255
				2-BR / 2-BA	1,100		$1.32		$1,455
				2-BR / 2.5-BA	1,320		$1.18		$1,555-$1,558
				3-BR / 2-BA	1,400		$1.19		$1,665
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2026.

The Borrower. The borrower is Star Westheimer Apartments LLC, a single purpose Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Star Westheimer Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Star Westheimer Mortgage Loan are Uma Aggarwal and Gopal K. Aggarwal. Uma Aggarwal and Gopal K. Aggarwal are co-founders of Tara Capital, a real estate firm based out of Houston, Texas. Tara Capital focuses on acquiring underperforming multifamily properties in the Houston market and repositioning them through value-add business plans. Tara Capital and its affiliates currently own and manage over $250 million of multifamily real estate investments and have acquired, renovated and managed over 1,900 apartment units since 2018. Gopal K. Aggarwal serves as CEO and Uma Aggarwal serves as CFO, and each has over 30 years of real estate experience across apartment, hotel and retail properties.

Property Management. The Star Westheimer Property is managed by Krishna Management, LLC, an affiliate of the borrower sponsors.

A-3-16

Mortgage Loan No. 3 — Star Westheimer

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $88,034 into an insurance a reserve, (ii) $202,750 into a deferred maintenance reserve and (iii) $173,285 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $57,762 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof, provided, however, monthly insurance deposits are not required for as long as (i) no event of default is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is no less than approximately $88,034 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $6,891 for replacement reserves ($251 per unit on an annual basis) into a replacement reserve.

Lockbox / Cash Management. The Star Westheimer Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following the occurrence of the first Cash Management Trigger Event Period (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account. Thereafter, the borrower is required to deposit (or have the property manager deposit) all rent and gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Star Westheimer Mortgage Loan documents which provide that all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Star Westheimer Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Star Westheimer Mortgage Loan including all amounts due under the Star Westheimer Mortgage Loan documents.

A “Cash Management Trigger Event” means the occurrence of: (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x on any date of determination by the lender during the term of the Star Westheimer Mortgage Loan.

A “Cash Management Trigger Event Cure” means any period commencing upon the occurrence of a Cash Management Trigger Event and ending upon (a) with respect to clause (i) above, the date the cure of such event of default has been accepted or been waived by the lender; or (b) with respect to clause (ii) above, the date the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

A-3-17

Mortgage Loan No. 4 — Royal Blue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	6.9%	Net Rentable Area (Units):	54
Loan Purpose:	Refinance	Location:	Mineola, NY
Borrower:	Searing Group DE, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsors:	Doron Pergament and Edward Zarabi	Occupancy(2):	92.6%
Interest Rate:	6.25000%	Occupancy Date:	6/24/2026
Note Date:	6/29/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$909,697 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$2,965,710
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$453,712
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,511,998
Additional Debt:	No	UW NCF:	$2,498,498
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,900,000 / $868,519
Additional Debt Type:	N/A	Appraised Value As Of Date:	6/3/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$574,074
Taxes:	$7,792	$7,792	N/A	Maturity Date Loan / Unit:	$574,074
Insurance:	$39,179	$9,795	N/A	Cut-off Date LTV:	66.1%
Replacement Reserve:	$0	$1,125	$13,500	Maturity Date LTV:	66.1%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$24,088,052	77.7%
			Closing Costs	960,417	3.1
			Reserves	46,971	0.2
			Return of Equity	5,904,560	19.0
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical NOI is unavailable for the Royal Blue Property (as defined below) as the Royal Blue Property was constructed and delivered in 2025 and was in lease-up through June 2026.

The Loan. The Royal Blue mortgage loan (the “Royal Blue Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Royal Blue Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.25000% per annum on an Actual/360 basis.

The Property. The Royal Blue Property consists of a six-story, 54-unit, mid-rise multifamily building situated on a 0.59-acre site in Mineola (Nassau County), New York. The Royal Blue Property was constructed in 2025, offers a unit mix of two studio units, 43 one-bedroom units, one two-bedroom/one-bathroom unit, six two-bedroom/two-bathroom units and two three-bedroom units, with an average unit size of 1,131 square feet. The Royal Blue Mortgage Property is subject to a 20-year payment-in-lieu of taxes (“PILOT”) agreement with the Nassau County Industrial Development Agency (the “IDA”). Six of the units (11.1% of total units) are designated as affordable in connection with the PILOT agreement, consisting of one studio unit and two one-bedroom units restricted to tenants earning up to 80% of the area median income (“AMI”) and three

A-3-18

Mortgage Loan No. 4 — Royal Blue

one-bedroom units restricted to tenants earning up to 100% of the AMI. Amenities at the Royal Blue Property include a fitness center, a rooftop deck with a pool, a clubhouse and bike storage. Each unit contains a full appliance package, wood cabinets with stone countertops, vinyl flooring and an in-unit washer and dryer, and certain units feature patios or balconies (ranging from 72 to 400 square feet, with the three-bedroom units featuring larger balconies). The Royal Blue Property contains 54 covered ground-level parking spaces (one of which is included in base rent), representing a ratio of approximately 1.00 space per unit, as well as 32 additional rack spaces that the borrower intends to lease at $250 per space per month. The inclusion of the rack spaces increases the total parking ratio to approximately 1.59 spaces per unit. The 32 rack spaces are subject to a master lease, dated as of June 26, 2026, between the borrower and the affiliated property manager, which master lease is guaranteed by the guarantors of the Royal Blue Mortgage Loan. Pursuant to the master lease, the borrower is allowed to continue to rent out the rack spaces. As of the rent roll dated June 24, 2026, the Royal Blue Property was 92.6% occupied.

The following table presents detailed information with respect to the unit mix at the Royal Blue Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	1	1.9%	1	100.0%	632	$2,650	$4.19
Studio (80% AMI)	1	1.9	1	100.0%	480	$2,205	$4.59
1-BR / 1-BA	38	70.4	34	89.5%	1,059	$4,511	$4.29
1-BR / 1-BA (100% AMI)	3	5.6	3	100.0%	907	$3,178	$3.50
1-BR / 1-BA (80% AMI)	2	3.7	2	100.0%	907	$2,519	$2.78
2-BR / 1-BA	1	1.9	1	100.0%	1,093	$4,600	$4.21
2-BR / 2-BA	6	11.1	6	100.0%	1,588	$7,117	$4.48
3-BR / 3-BA	2	3.7	2	100.0%	2,288	$9,525	$4.16
Total/Wtd. Avg.	54	100.0%	50	92.6%	1,131	$4,783	$4.23
(1)	Based on the underwritten rent roll dated June 24, 2026.
(2)	Average Monthly Rental Rate per Unit reflects average in-place rent for occupied units; rental rates for the six affordable units reflect the maximum allowable rents at the applicable area median income levels. Average Monthly Rental Rate per SF is based on occupied SF.

The following table presents certain information relating to the historical and current occupancy of the Royal Blue Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
NAV	NAV	48.1%	92.6%
(1)	Historical occupancies for 2023 and 2024 are unavailable as the Royal Blue Property was constructed and delivered in 2025.
(2)	2025 occupancy reflects physical occupancy as of December 31, 2025 during initial lease-up (lease-up commenced in mid-2025).
(3)	Current occupancy reflects physical occupancy of 92.6% based on the rent roll dated June 24, 2026.

Appraisal. According to the appraisal, the Royal Blue Property had an “as-is” appraised value of $46,900,000 as of June 3, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$46,900,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 29, 2025, there was no evidence of any recognized environmental conditions at the Royal Blue Property.

A-3-19

Mortgage Loan No. 4 — Royal Blue

The following table presents certain information relating to the operating history and underwritten cash flows of the Royal Blue Property:

Cash Flow Analysis (1)

	TTM(2)	UW(3)	UW Per Unit
Gross Potential Rent	$1,196,076	$3,100,110	$57,409
Vacancy	0	(230,400)	(4,267)
Credit Loss	0	0	0
Concessions	0	0	0
Net Rental Income	$1,196,076	$2,869,710	$53,143
Other Income(4)	0	96,000	1,778
Effective Gross Income	$1,196,076	$2,965,710	$54,921

Real Estate Taxes	23,934	93,500	1,731
Insurance	49,878	111,941	2,073
Management Fee	35,882	88,971	1,648
Other Expenses(5)	176,686	159,300	2,950
Total Expenses	$286,379	$453,712	$8,402

Net Operating Income	$909,697	$2,511,998	$46,518
Replacement Reserves	750	13,500	250
Net Cash Flow	$908,947	$2,498,498	$46,268

Occupancy(6)	70.4%	92.6%
NOI DSCR	0.46x	1.28x
NCF DSCR	0.46x	1.27x
NOI Debt Yield	2.9%	8.1%
NCF Debt Yield	2.9%	8.1%
(1)	Historical cash flows are unavailable as the Royal Blue Property was newly constructed and delivered in 2025 and was in lease-up through June 2026.
(2)	The TTM column reflects annualized operations for the twelve-month period ending April 30, 2026, during the Royal Blue Property’s initial lease-up (average physical occupancy of approximately 70.4% over the period), and accordingly is not representative of stabilized operations.
(3)	UW Gross Potential Rent has been underwritten based on in-place rents per the underwritten rent roll dated June 24, 2026, with the four vacant units grossed up to the appraisal’s concluded market rents. Vacancy/Credit Loss reflects the economic vacancy per the underwritten rent roll dated June 24, 2026.
(4)	Other Income is comprised of parking income underwritten to the parking master lease covering 32 spaces at $250 per space per month ($96,000 annually).
(5)	Other Expenses are comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, and contract services.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Royal Blue Property is located in the Village of Mineola, within the Town of North Hempstead in Nassau County, New York. The surrounding neighborhood is suburban in character, with land uses consisting of commercial office, residential and downtown retail. The NYU Langone Winthrop Hospital complex, one of Nassau/Suffolk MSA’s largest employers, is located in the immediate area. According to a press release, NYU Langone is expanding emergency and other key specialty clinical services in Mineola, including cancer, cardiology, and neurology. NYU Langone is expected to continue investing in nearby ambulatory care, including the addition of radiation oncology services at NYU Langone’s Research and Academic Center in Mineola and planned renovations at Perlmutter Cancer Center-Mineola. Nassau County’s executive seat, municipal offices and county courthouse complex are located in Mineola. According to the appraisal, Mineola has experienced significant recent multifamily development driven by its commuter access to Manhattan. The recently delivered projects include One Third Avenue (311-unit property; delivered in 2014), The Allure Mineola (275-unit property; delivered in 2015), the Morgan Parc (266-unit property; delivered in 2020) and the Fairfield Metro (192-unit property; delivered in 2019).

Access to the Royal Blue Property’s neighborhood is provided via the Northern State Parkway, Meadowbrook Parkway, Old Country Road and Jericho Turnpike. The Royal Blue Property is also approximately 8.1 miles to the Mineola Long Island Rail Road station, which provides access to Penn Station in Midtown Manhattan. The Royal Blue Property is located approximately 13.5 miles from John F. Kennedy International Airport and 16.3 miles from LaGuardia Airport.

According to the appraisal, the Royal Blue Property is located within the Central Nassau residential submarket. As of the first quarter of 2026, the submarket contained 14,101 units across 216 buildings, with an occupancy rate of 96.8% and an average effective rent of $2,929 per unit reflecting

A-3-20

Mortgage Loan No. 4 — Royal Blue

year-over-year rent growth of 1.5%, with 934 units under construction. The appraisal reports the broader Long Island residential market occupancy at 95.9% as of the first quarter of 2026.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Royal Blue Property was 26,764, 178,95 and 496,674, respectively, and the 2025 average household income within the same radii was $178,018, $188,183 and $187,145, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Royal Blue Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				Studio	632	(2)	$4.19	(2)	$2,650	(2)
				Studio (80% AMI)	480	(2)	$4.59	(2)	$2,205	(2)
				1-BR / 1-BA	1,059	(2)	$4.29	(2)	$4,511	(2)
Royal Blue 101 Searing Avenue Mineola, NY(2)	2025 / NAP	92.6%(2)	54(2)	1-BR / 1-BA (100% AMI)	907	(2)	$3.50	(2)	$3,178	(2)
				1-BR / 1-BA (80% AMI)	907	(2)	$2.78	(2)	$2,519	(2)
				2-BR / 1-BA	1,093	(2)	$4.21	(2)	$4,600	(2)
				2-BR / 2-BA	1,588	(2)	$4.48	(2)	$7,117	(2)
				3-BR / 3-BA	2,288	(2)	$4.16	(2)	$9,525	(2)
Morgan Parc 199 2nd Street Mineola, NY				1-BR / 1-BA	890-910		$5.28		$4,750
	2020 / NAP	96%	266	2-BR / 2-BA	1,200-1,450		$4.21		$5,550-$5,600
				3-BR / 2-BA	1,800		$4.91		$8,838
Fairfield Metro at Mineola 118 & 119 Searing Avenue Mineola, NY	2019 / NAP	97%	192	1-BR / 1-BA	584-656		$5.07		$2,970-$3,320
				2-BR / 2-BA	1,100-1,311		$3.80		$4,275-$4,880
One Third Avenue 1 3rd Avenue Mineola, NY	2014 / NAP	95%	311	1-BR / 1-BA	880-1,080		$4.77		$4,550-$4,800
				2-BR / 2-BA	1,100-1,400		$4.14		$4,450-$5,895
Allure Mineola 140 Old Country Road Mineola, NY	2015 / NAP	86%	275	1-BR / 1-BA	604-978		$5.10		$3,539-$4,537
				2-BR / 2-BA	1,051-1,230		$4.35		$4,802-$5,114
The Vanderbilt 990 Corporate Drive Westbury, NY	2018 / NAP	95%	195	1-BR / 2-BA	1,006		$5.08		$5,107
				2-BR / 2-BA	1,287		$5.15		$6,634
Metro 303 303 Main Street Hempstead, NY				1-BR / 1-BA	750-781		$4.33		$3,295-$3,340
	2013 / NAP	96%	166	2-BR / 2-BA	1,106-1,296		$3.41		$3,876-$4,326
				3-BR / 2-BA	1,427		$2.95		$4,211
West 130 130 Hempstead Avenue West Hempstead, NY				1-BR / 1-BA	904-1,114		$3.48		$3,516
	2012 / NAP	95%	150	2-BR / 2-BA	1,120-1,444		$3.13		$3,935-$4,087
				3-BR / 2-BA	1,322		$3.58		$4,737
				Studio	510		$7.09		$3,615
The Selby 695 Merrick Avenue Westbury, NY	2022 / NAP	96%	237	1-BR / 1-BA	1,167		$4.88		$5,699
				2-BR / 2-BA	1,361		$5.66		$7,699
				3-BR / 3-BA	2,142		$4.62		$9,901
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 24, 2026.

The Borrower. The borrower is Searing Group DE, LLC, a single-purpose, bankruptcy remote, Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Blue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Royal Blue Mortgage Loan are Doron Pergament and Edward Zarabi. Mr. Pergament is a real estate developer with over two decades of experience and is the founder and principal of Blue Communities, a vertically integrated developer and operator of luxury rental communities across the New York tri-state area. Blue Communities' completed projects include Hudson Blue Luxury Apartments (Yonkers, New York), Ocean Blue Luxury Apartments (Far Rockaway, New York) and Blue Long Beach Apartments (Long Beach, New York). Mr. Zarabi is the founder of Divinity Development, a Long Island, New York-based custom luxury residential home developer founded in 1997.

A-3-21

Mortgage Loan No. 4 — Royal Blue

Property Management. The Royal Blue Property is managed by Capitale PM, LLC, an affiliate of the borrower sponsors, which is also the tenant under the parking master lease described above.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $39,179 into an insurance reserve and (ii) $7,792 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $7,792 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage (initially, approximately $9,795 per month).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $1,125 (approximately $250 per unit annually) for replacements and repairs; provided that such monthly deposits will be suspended at any time the amount on deposit equals or exceeds a cap of $13,500 and will recommence if the balance falls below the cap.

Lockbox / Cash Management. The Royal Blue Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account, and thereafter for the remainder of the term, the borrower or property manager is required to deposit any rents and other gross revenue received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Royal Blue Mortgage Loan documents. Pursuant to the Royal Blue Mortgage Loan documents, all excess cash flow remaining on deposit in the cash management account (after payment of all amounts due under the Royal Blue Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not occurring, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event and will terminate on the earlier of (i) the payment date following the occurrence of the applicable Cash Management Trigger Event Cure (defined below) or (ii) upon payment in full of the Royal Blue Mortgage Loan and all amounts due and payable under the Royal Blue Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x as of the last day of any calendar quarter.

A “Cash Management Trigger Event Cure” means (a) with respect to clause (i) of the definition of Cash Management Trigger Event, if the cure is accepted or waived by the lender or (b) with respect to clause (ii) of the definition of Cash Management Trigger Event, the date the debt service coverage ratio is at least equal to 1.20x for six consecutive months; provided that, with respect to each Cash Management Trigger Event Cure, is subject to the following: for six consecutive months since the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

PILOT and Ground Lease. The Royal Blue Property benefits from a 20-year PILOT agreement with the Nassau County IDA that commenced in 2025, pursuant to which the borrower makes PILOT payments equal to $93,500 for years 1 through 4, followed by annual increases of approximately $30,222 per year through year 20, in lieu of full ad valorem real estate taxes. The current unabated taxes are $540,308 compared to the lender’s UW PILOT payment of $93,500. In exchange for such benefits, six of the 54 units the Royal Blue Property (approximately 11.1% of total units) are designated as affordable, consisting of one studio and two one-bedroom units restricted to tenants earning up to 80% of the AMI and three one-bedroom units restricted to tenants earning up to 100% of the AMI.

In connection with the PILOT, the mortgage securing the Royal Blue Mortgage Loan is a second-priority mortgage, subject to a first priority PILOT mortgage (the “PILOT Mortgage”) in favor of the County of Nassau, New York, securing the borrower’s obligation to make PILOT payments. The borrower’s obligations under the PILOT Mortgage are capped at $577,055, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. At origination, the IDA provided an estoppel confirming no existing defaults under the PILOT agreement and related documents, and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as the mortgage on the Royal Blue Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.

Further, in connection with the PILOT, the borrower ground leased the fee interest in the Royal Blue Property to the IDA and the IDA has sub-ground leased the Royal Blue Property back to the borrower. The IDA is a party to the mortgage encumbering the related Royal Blue Property, and the collateral for the Royal Blue Mortgage Loan is the overlapping fee, leasehold and subleasehold interests. The borrower has the option to purchase the IDA’s interest in the Royal Blue Property and to terminate the PILOT arrangement at any time by paying all amounts then due under the sub-ground lease. The PILOT documentation provides that the IDA will not exercise any rights under the sub-ground lease unless, in the case of a monetary default, the “permitted mortgagee” has been provided with notice of such default and an opportunity to cure same equal to the period available to the borrower under the sub-ground lease or, in the case of a non-monetary default, the “permitted mortgagee” shall have as long as is reasonably required to cure such non-monetary default so long as notice of intent to cure is given and thereafter such cure is actively prosecuted.

A-3-22

Mortgage Loan No. 5 — Aviator at Brooks

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,750,000	Title:	Leasehold(1)
Cut-off Date Principal Balance:	$29,750,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	6.7%	Net Rentable Area (Units):	280
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	Aviator Apartments Lessee, LP	Year Built / Renovated:	2016 / NAP
Borrower Sponsors:	Walker Molinare and Nalie Lee-Wen	Occupancy:	93.2%
Interest Rate:	6.19000%	Occupancy Date:	2/28/2026
Note Date:	2/6/2026	4th Most Recent NOI (As of):	$2,029,098 (12/31/2023)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$2,319,375 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,426,195 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,403,451 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	89.4%
Amortization Type:	Interest Only	UW Revenues:	$3,696,649
Call Protection:	L(30),D(26),O(4)	UW Expenses:	$1,378,922
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,317,726
Additional Debt:	No	UW NCF:	$2,247,726
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$43,100,000 / $153,929
Additional Debt Type:	NAP	Appraised Value As Of Date:	11/6/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$106,250
Taxes:	$0	$0	N/A	Maturity Date Loan / Unit:	$106,250
Insurance:	$30,843	$15,422	N/A	Cut-off Date LTV:	69.0%
Replacement Reserve:	$0	$5,833	N/A	Maturity Date LTV:	69.0%
Deferred Maintenance:	$120,680	$0	N/A	UW NCF DSCR:	1.20x
Property Insurance Deductible Reserve:	$50,000	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,750,000	85.6%	Loan Payoff	$33,523,451	96.5%
Sponsor Equity	249,281	0.7	Closing Costs	1,021,806	2.9
Preferred Equity(3)	4,747,500	13.7	Reserves	201,523	0.6
Total Sources	$34,746,781	100.0%	Total Uses	$34,746,781	100.0%
(1)	The entire ground rent was paid upfront for $32.9 million with no future ground lease base rent payment due.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	As part of the refinancing of the prior loan, the borrower brought in Lubert-Adler, as a preferred equity investor.

The Loan. The Aviator at Brooks mortgage loan (the “Aviator at Brooks Mortgage Loan”) is secured by the borrower’s leasehold interest in a multifamily property (the “Aviator at Brooks Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.19000% per annum on an Actual/360 basis.

The Property. The Aviator at Brooks Property is a garden-style multifamily complex comprised of 13 one- and three-story buildings, totaling 280 units located in San Antonio, Texas. The Aviator at Brooks Property was originally built in 2016 on 13.46 acres. Property amenities include a fitness center, swimming pool, BBQ/picnic area, bike racks, business center, courtyard, covered parking, internet, bocce ball court, game room and clubhouse. Unit amenities include an air conditioner, ceiling fans, a dishwasher, disposal, fire/smoke detectors, full kitchens, microwaves, walk-in closets, and washer/dryer hook-ups. Parking is provided via 376 surface and carport parking spaces for a parking ratio of approximately 1.3-spaces per unit. The Aviator at Brooks Property includes 47 studio units, 174 one-bedroom units, 46 two-bedroom units and 13 three-bedroom units, with an average unit size of 755 square feet. As of February 28, 2026, the Aviator at Brooks Property was 93.2% occupied.

A-3-23

Mortgage Loan No. 5 — Aviator at Brooks

The Aviator at Brooks Property is subject to a 75-year tax abatement where it receives a 100% property tax exemption from the Bexar County Appraisal District in connection with its status as a “Texas Defense Base Development Authority” under Chapter 379B of the Texas Local Government Code, due to the Aviator at Brooks Property’s location on the former Brooks Air Force Base. There are no rent restrictions or income qualifications required in order to receive the tax exemption. In connection with the abatement, the Aviator at Brooks Property is subject to a ground lease with Brooks Development Authority. The ground lease and the tax abatement run contemporaneously. See “Ground Lease” below.

The following table presents detailed information with respect to the unit mix at the Aviator at Brooks Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
Studio	47	16.8%	42	89.4%	505	$815	$1.62
1 Bedroom	174	62.1	165	94.8	680	$959	$1.41
2 Bedroom(3)	46	16.4	44	95.7	1,134	$1,277	$1.12
3 Bedroom (Renovated)(3)	13	4.6	10	76.9	1,326	$1,736	$1.30
Total/Wtd. Avg.	280	100.0%	261	93.2%	755	$1,019	$1.39
(1)	Based on the underwritten rent roll dated February 28, 2026.
(2)	Average Monthly Rent Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively, and exclude one model unit and concessions for two employee units.
(3)	Per the underwritten rent roll, one two-bedroom unit and one three-bedroom unit are model units which are occupied but not earning rent.

The following table presents certain information relating to the historical and current occupancy of the Aviator at Brooks Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
88.2%	92.1%	90.4%	93.2%
(1)	Historical Occupancies is as of December 31 of each respective year.
(2)	Current occupancy is as of February 28, 2026.

Appraisal. According to the appraisal, the Aviator at Brooks Property had an “as-is” appraised value of $43,100,000 as of November 6, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$43,100,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 10, 2025, there was no evidence of any recognized environmental conditions at the Aviator at Brooks Property.

A-3-24

Mortgage Loan No. 5 — Aviator at Brooks

The following table presents certain information relating to the operating history and underwritten cash flows of the Aviator at Brooks Property:

Cash Flow Analysis(1)

	2022	2023	2024	2025	TTM	UW(2)	UW Per Unit
Gross Potential Rent	$2,929,136	$3,707,226	$3,615,332	$3,490,197	$3,480,927	$3,470,616	$12,395
Vacancy	(552,865)	(440,994)	(258,109)	(273,494)	(290,037)	(237,588)	(849)
Credit Loss	6,764	(14,690)	(13,607)	26,729	22,879	(16,585)	(59)
Concessions	(42,837)	(149,492)	(55,844)	(99,727)	(91,555)	(112,520)	(402)
Net Rental Income	$2,340,199	$3,102,050	$3,287,771	$3,143,706	$3,122,213	$3,103,923	$11,085
Other Income(3)	290,912	407,342	469,272	603,431	592,726	592,726	2,117
Effective Gross Income	$2,631,111	$3,509,392	$3,757,043	$3,747,136	$3,714,939	$3,696,649	$13,202

Real Estate Taxes	0	0	0	0	0	0	0
Insurance	115,730	220,407	262,528	196,391	192,409	176,248	629
Management Fee	96,636	138,553	109,593	104,377	102,573	92,416	330
Ground Lease CAM	68,628	84,413	86,945	89,335	89,772	88,091	315
Other Expenses(4)	847,305	1,036,921	978,601	930,837	926,733	1,022,167	3,651
Total Expenses	$1,128,300	$1,480,293	$1,437,667	$1,320,941	$1,311,487	$1,378,922	$4,925

Net Operating Income	$1,502,811	$2,029,098	$2,319,375	$2,426,195	$2,403,451	$2,317,726	$8,278
Replacement Reserves	0	0	0	0	0	70,000	250
Net Cash Flow	$1,502,811	$2,029,098	$2,319,375	$2,426,195	$2,403,451	$2,247,726	$8,028

Occupancy(5)	84.5%	88.2%	92.1%	90.4%	91.7%	89.4%
NOI DSCR	0.80x	1.09x	1.24x	1.30x	1.29x	1.24x
NCF DSCR	0.80x	1.09x	1.24x	1.30x	1.29x	1.20x
NOI Debt Yield	5.1%	6.8%	7.8%	8.2%	8.1%	7.8%
NCF Debt Yield	5.1%	6.8%	7.8%	8.2%	8.1%	7.6%
(1)	TTM represents the trailing 12-month period as of February 28, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated February 28, 2026. The vacant units have been underwritten based on the appraisal concluded market rent.
(3)	Other Income includes application fees, interest income, late fees, resident utility reimbursements, parking income, key and lock fees, resident services fees, pet fees, and pet rent.
(4)	Other Expenses is comprised of repairs and maintenance, contract services, unit preparation expenses, utilities, advertising/marketing, and payroll.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Aviator at Brooks Property is located in San Antonio, Texas within the San Antonio-New Braunfels, TX, metropolitan statistical area (the “San Antonio-New Braunfels MSA”). The San Antonio-New Braunfels MSA is home to several large military, educational, and health care employers. The Joint Base San Antonio (JBSA) is the area’s largest employer (80,000 employees), followed by H-E-B (20,000 employees), USAA (19,000 employees), the University of Texas at San Antonio (15,900 employees), and the Methodist Healthcare System (12,000 employees). According to the appraisal, employment growth drivers in the San Antonio-New Braunfels MSA include a merger between the University of Texas at San Antonio and the University of Texas Health Science Center at San Antonio, and continued growth in the transportation and hospitality industries. The San Antonio-New Braunfels MSA benefits from the presence and economic support of the Joint Base San Antonio, which accounts for approximately 4% of total employment in the metro area.

The Aviator at Brooks Property is located in the southeastern area of San Antonio, Texas in the San Antonio-New Braunfels MSA. Primary access to the Aviator at Brooks Property is provided by Aeromedical Road, which connects to Sidney Brooks Drive to facilitate local travel. Major highways serving the Aviator at Brooks Property include Interstate Highway 37, which is a critical north-south route connecting San Antonio to Corpus Christi, Texas, U.S. Highway 281, which extends from the Mexican Border in the south to the Canadian border in the north and Loop 410, which is approximately 5 miles from the Aviator at Brooks Property and encircles the city of San Antonio, acting as a circumferential highway connector for the region.

According to the appraisal, the Aviator at Brooks Property is located in the South San Antonio multifamily submarket within the San Antonio-New Braunfels, Texas, multifamily market. As of the third quarter of 2025, the San Antonio-New Braunfels, Texas multifamily market reported a

A-3-25

Mortgage Loan No. 5 — Aviator at Brooks

vacancy rate of 7.0%, average rental rate of $1,231 per unit, and existing inventory of 243,732 units. Approximately 9,498 units were delivered to the San Antonio-New Braunfels, Texas multifamily market during the quarter. As of the third quarter of 2025, the South San Antonio submarket reported a vacancy rate of 7.4%, average asking rent of $1,106 per unit, and existing inventory of 17,463 units. There were 836 units delivered to the submarket during the third quarter of 2025.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Aviator at Brooks Property was 6,290, 72,602, and 180,532, respectively, and the average household income within the same radii was $65,671, $67,626, and $69,817, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Aviator at Brooks Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Aviator at Brooks 8010 Aeromedical Road San Antonio, TX	2016 / NAP	93.2%(2)	280(2)	Studio 1 Bedroom 2 Bedroom 3 Bedroom (Renovated)	505(2) 680(2) 1,134(2) 1,326(2)	$1.62(2) $1.41(2) $1.12(2) $1.30(2)	$815(2) $959(2) $1,277(2) $1,736(2)
The Anderson at Brooks 7938 City Base Landing San Antonio, TX	2016 / NAP	95.0%	288	1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	605-742 966-973 1,150	$1.35-$1.60 $1.37-$1.38 $1.45	$968-$1,001 $1,332-$1,337 $1,665
Greenline North 7310 South New Braunfels Avenue San Antonio, TX	2022 / NAP	95.0%	292	2-BR / 2-BA 3-BR / 2-BA	850-871 1,093-1,105	$1.42-$1.94 $1.17-$1.58	$1,223-$1,688 $1,283-$1,740
The Kennedy 7714 Kennedy Hill San Antonio, TX	2017 / NAP	95.0%	304	1-BR / 1-BA 2-BR / 2-BA 2-BR / 2.5-BA	690-885 1,030-1,405 1,395	$1.56-$1.86 $1.25-$1.52 $1.49	$1,224-$1,588 $1,563-$1,814 $2,075
Landings at Brooks City Base 7803 South New Braunfels Avenue San Antonio, TX	2012 / 2021	86.0%	300	1-BR / 1-BA 2-BR / 2-BA	571-728 821-1,044	$1.55-$1.70 $1.19-$1.39	$969-$1,129 $1,139-$1,299
Legacy Brooks 7035 Pickwell Drive San Antonio, TX	2014 / NAP	87.0%	412	0-BR / 1-BA 1-BR / 1-BA 1-BR / 1.5-BA 2-BR / 2-BA 3-BR / 2-BA	517 625-834 996 968-1.053 1,282	$1.80 $1.41-$1.78 $1.54 $1.34 $1.40	$933 $988-1,180 $1,532 $1,299-$1,410 $1,796
Sereno Park 3903 Southeast Military Drive San Antonio, TX	2007 / NAP	91.0%	204	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	734 881 954 1,150	$1.33 $1.06 $1.12 $1.14	$974 $930 $1,069 $1,309
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2026.

The Borrower. The borrower is Aviator Apartments Lessee, LP, a single-purpose, bankruptcy remote, Delaware limited partnership with one independent partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aviator at Brooks Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors for the Aviator at Brooks Mortgage Loan are Walker Molinare and Nalie Lee-Wen. Walker Molinare is the founder and chief visionary officer of the Elysian Real Estate Group, a privately held real estate investment and development firm based in Austin, Texas, which specializes in multifamily, hospitality, and mixed-use properties. Walker Molinare’s background includes over 20 years of experience in the commercial real estate industry. He currently owns nine properties excluding the Aviator at Brooks Property. Nalie Lee-Wen is the chief financial officer at the Casoro Group, a vertically-integrated real estate investment group with a strategic focus on acquisition and asset management of multifamily units in Texas. Nalie Lee-Wen has ten years of experience in real estate financing, asset management, and portfolio management. Casoro Group is an agency borrower in the market. Casoro Group has successfully transacted on more than $1.5 billion in multifamily real estate transactions.

A-3-26

Mortgage Loan No. 5 — Aviator at Brooks

Property Management. The Aviator at Brooks Property is managed by Clear Property Management, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $30,834 into an insurance reserve, (ii) $120,680 into a deferred maintenance reserve, and (iii) $50,000 into a property insurance deductible reserve.

Tax Reserve – The Aviator at Brooks Property is subject to a full tax abatement as part of a long-term ground lease in connection with a PILOT program. See “Ground Lease” below.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the annual insurance premium that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration hereof (initially, approximately $15,422).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $5,833 into a replacement reserve account.

Lockbox / Cash Management. The Aviator at Brooks Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other revenue from the Aviator at Brooks Property into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Aviator at Brooks Mortgage Loan documents. Pursuant to the Aviator at Brooks Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Aviator at Brooks Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Aviator at Brooks Mortgage Loan including all amounts due under the Aviator at Brooks Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” means (a) with respect to the definition of Cash Management Trigger Event, in the case of clause (i) of the definition thereof, the date a cure or waiver occurs; or (b) with respect to clause (ii) of the definition, the date the debt service coverage ratio is at least 1.15x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Aviator at Brooks Property is subject to a ground lease between the borrower, Aviator Apartments Lessee LP, as ground lessee, and Brooks Development Authority, as ground lessor. The initial term of the ground lease expires on March 3, 2097, with no options to renew or extend. The entire ground rent was paid for upfront for $32.9 million with no future ground lease base rent payments due. A monthly common area maintenance charge is due, which, as of February 1, 2026, is calculated as an amount equal to 1/12th of 2.3509% of the effective gross income for the immediately preceding calendar year (approximately $89,990 in common area maintenance annually per the lease).

A-3-27

Mortgage Loan No. 6 — Prospect Row at the Enclave

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by Initial Pool Balance:	6.4%	Net Rentable Area (Beds):	193
Loan Purpose:	Refinance	Location:	Tallahassee, Florida
Borrower:	ZP 352-365 Townhomes, LLC	Year Built / Renovated:	2021, 2022 / NAP
Borrower Sponsors:	Jeffery L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber	Occupancy:	91.7%
Interest Rate:	6.40000%	Occupancy Date:	2/28/2026
Note Date:	10/3/2025	4th Most Recent NOI (As of):	$1,579,721 (12/31/2023)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$2,116,043 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,179,533 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,196,654 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$3,214,039
Call Protection:	L(34),D(22),O(4)	UW Expenses:	$969,351
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,244,688
Additional Debt:	No	UW NCF:	$2,215,738
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$36,600,000 / $189,637
Additional Debt Type:	N/A	Appraised Value As Of Date:	8/27/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$147,668
Taxes:	$160,000	$26,319	N/A	Maturity Date Loan / Bed:	$147,668
Insurance:	$52,000	$8,615	N/A	Cut-off Date LTV:	77.9%
Replacement Reserve:	$0	$2,413	N/A	Maturity Date LTV:	77.9%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	100.0%	Loan Payoff	$23,532,659	82.6%
			Return of Equity	4,000,053	14.0
			Closing Costs	755,288	2.7
			Reserves	212,000	0.7
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Prospect Row at the Enclave mortgage loan (the “Prospect Row at the Enclave Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Prospect Row at the Enclave Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.40000% per annum on an Actual/360 basis.

The Property. The Prospect Row at the Enclave Property is a 193-bed, 37-unit student housing property located in Tallahassee, Florida which was built in 2021 and 2022 and consists of five, three-story buildings situated on a 3.18-acre site. The Prospect Row at the Enclave Property features a mixture of four-, five-, six-, and seven-bedroom units. The Prospect Row at the Enclave Property is part of a larger development called The Enclaves at College Town and is located approximately 1.2 miles east of Florida State University (“FSU”) and approximately 0.6 miles west of Florida A&M University (“FAMU”). Unit amenities include private bedrooms and bathrooms, granite countertops, waterfall countertops, stainless steel appliance package, vinyl flooring, walk-in closets, fully-furnished units, washer and dryers, and balconies. Community amenity access is shared with an adjacent non-collateral property known as Urban Enclave and Stadium Enclave within The Enclaves of College Town which features a resort style infinity pool with a waterfall feature, a poolside jumbotron, fire pits, a beach volleyball court, an indoor & outdoor bar and kitchen, a

A-3-28

Mortgage Loan No. 6 — Prospect Row at the Enclave

game room, a social lounge, a game day pavilion, tanning beds, a clubhouse with a pool table and flat screen TVs, a dog park, a community park, a bocce ball court and 24-hour fitness centers. As of February 28, 2026, the Prospect Row at the Enclave Property was 91.7% occupied. Per the borrower sponsor, as of May 2026, the Prospect Row at the Enclave Property’s preleased occupancy for the 2026-2027 school year is 96.4%.

The following table presents detailed information with respect to the unit mix at the Prospect Row at the Enclave Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Beds	% of Beds Occupied	Average Beds Size (SF)	Average Monthly Rental Rate per Bed (2)	Average Monthly Rental Rate per SF(2)
4-BR / 4.5-BA	4	2.1%	4	100.0%	413	$1,357	$3.28
5-BR / 5.5-BA	150	77.7	141	94.0%	527	$1,348	$2.56
6-BR / 6.5-BA	18	9.3	12	66.7%	461	$1,305	$2.84
7-BR / 7.5-BA	21	10.9	20	95.2%	447	$930	$2.08
Total/Wtd. Avg.	193	100.0%	177	91.7%	510	$1,298	$2.54
(1)	Based on the underwritten rent roll dated February 28, 2026.
(2)	Average Monthly Rental per Bed and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Prospect Row at the Enclave Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
99.1%	99.6%	96.3%	91.7%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of February 28, 2026.

Appraisal. According to the appraisal, the Prospect Row at the Enclave Property had an “as-is” appraised value of $36,600,000 as of August 27, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$36,600,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 5, 2025, there was no evidence of any recognized environmental conditions at the Prospect Row at the Enclave Property.

A-3-29

Mortgage Loan No. 6 — Prospect Row at the Enclave

The following table presents certain information relating to the operating history and underwritten cash flows of the Prospect Row at the Enclave Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Bed
Gross Potential Rent(2)	$2,275,416	$2,638,717	$2,521,658	$2,490,977	$3,009,278	$15,592
Loss to Lease	3,535	(2,392)	356,031	395,419	0	0
Employee/Model Units	(554)	0	(1,700)	(2,606)	0	0
Vacancy	(21,326)	(10,699)	(105,200)	(134,049)	(252,818)	(1,310)
Credit Loss	(34,506)	(2,360)	(11,517)	(5,871)	0	0
Concessions	(6,398)	(3,937)	(14,800)	(15,599)	0	0
Net Rental Income	$2,216,167	$2,619,330	$2,744,472	$2,728,271	$2,756,460	$14,282
Other Income(3)	329,501	414,832	452,236	457,579	457,579	2,371
Effective Gross Income	$2,545,668	$3,034,161	$3,196,708	$3,185,850	$3,214,039	$16,653

Real Estate Taxes	281,374	288,204	321,632	321,632	315,831	1,636
Insurance	145,507	179,656	121,511	107,416	100,368	520
Management Fee	73,191	89,742	95,751	103,416	96,421	500
Other Expenses(4)	465,875	360,517	478,281	456,731	456,731	2,366
Total Expenses	$965,947	$918,119	$1,017,175	$989,195	$969,351	$5,023

Net Operating Income	$1,579,721	$2,116,043	$2,179,533	$2,196,654	$2,244,688	$11,631
Replacement Reserves	0	0	0	0	28,950	150
Net Cash Flow	$1,579,721	$2,116,043	$2,179,533	$2,196,654	$2,215,738	$11,481

Occupancy(5)	99.1%	99.6%	96.3%	91.7%	91.6%
NOI DSCR	0.85x	1.14x	1.18x	1.19x	1.21x
NCF DSCR	0.85x	1.14x	1.18x	1.19x	1.20x
NOI Debt Yield	5.5%	7.4%	7.6%	7.7%	7.9%
NCF Debt Yield	5.5%	7.4%	7.6%	7.7%	7.8%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 28, 2026.
(3)	Other Income is comprised of application fees, amenity fees, late charges and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Prospect Row at the Enclave Property is located in Tallahassee, Florida, approximately 180 miles east of Pensacola, Florida and 150 miles west of Jacksonville, Florida. The Prospect Row at the Enclave Property is located less than two miles west of the Tallahassee central business district and adjacent to the FSU campus. The top employers in the neighborhood are FSU, the State of Florida, Florida A&M University, and Tallahassee State College. The immediate area surrounding the Prospect Row at the Enclave Property is a recently developed area, consisting primarily of university buildings, residential oriented uses catering towards students, with commercial uses along Tennessee Street, Madison Street, Macomb Street and Gaines Street.

Established in 1851, FSU is one of the largest and oldest of the 12 institutions of higher learning in the State University System of Florida. FSU is situated on approximately 1,850-acres across Tallahassee and Panama City, Florida, and Panama City, Republic of Panama. FSU offers 274 bachelor’s, master’s, doctoral, specialist and professional degrees. As of Fall 2024, FSU had 44,308 students. Founded in 1887, FAMU is a historically black university offering 54 bachelor’s degrees, 29 master’s degrees, three professional degree and 12 doctoral programs. As of Fall 2025, FAMU had an enrollment of 9,013 students.

According to the appraisal, the Prospect Row at the Enclave Property located in the Southwest Tallahassee multifamily submarket within the Tallahassee, FL multifamily market. As of the second quarter of 2025, the Tallahassee, FL market reported inventory of 32,275 units with a vacancy rate of 5.2% and an effective rental rate of $1,465 per unit. The Southwest Tallahassee submarket reported inventory of 11,845 units with a vacancy rate of 9.3% and effective rents of $1,240 per unit.

A-3-30

Mortgage Loan No. 6 — Prospect Row at the Enclave

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Prospect Row at the Enclave Property was 22,687, 97,221, and 168,581, respectively, and the average household income within the same radii of $35,300, $63,021, and $76,884, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Prospect Row at the Enclave Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Beds	Unit Mix	Average Rent per SF	Average Rent per Bed
Prospect Row at the Enclave 1214 and 1231 Stearns Street and 700, 701, and 1001 Mosley Street Tallahassee, FL	2021, 2022 / NAP	91.7%(2)	193(2)	4-BR / 4.5-BA	$3.28(2)	$1,357(2)
				5-BR / 5.5-BA	$2.56(2)	$1,348(2)
				6-BR / 6.5-BA	$2.84(2)	$1,305(2)
				7-BR / 7.5-BA	$2.08(2)	$930(2)
Stadium Enclave 1901 Mosley Street Tallahassee, FL	2018 / NAP	99.0%	601	2-BR / 2-BA	$2.67	$1,279-$1,329
				4-BR / 4-BA	$3.26	$1,204
Nova Tallahassee 630 West Virginia Street Tallahassee, FL	2024 / NAP	96.0%	614	1-BR / 1-BA	$4.16	$1,995
				4-BR / 4-BA	$3.79-$4.03	$1,279
				5-BR / 4-BA	$4.48	$1,139
				5-BR / 5-BA	$3.93	$1,199
				6-BR / 4-BA	$4.34	$979
				6-BR / 6-BA	$3.75	$1,019
				7-BR / 6-BA	$3.82	$989
				7-BR / 7-BA	$2.52	$1,079
The Standard 510 West Virginia Street Tallahassee, FL	2019 / NAP	100.0%	834	Studio	$3.41-$3.78	$1,629-$1,679
				1-BR / 1-BA	$2.95	$1,679
				2-BR / 2-BA	$3.14-$3.30	$1,199-$1,219
				3-BR / 3-BA	$3.17	$1,099
				4-BR / 4-BA	$3.02-$3.17	$1,299
				5-BR / 3-BA	$3.02	$889
				5-BR / 5-BA	$2.98-$3.21	$859-$999
				6-BR / 4-BA	$2.71	$780
Stadium Centre -The Edge 705 West Madison Street Tallahassee, FL	2018 / NAP	100.0%	413	1-BR / 1-BA	$2.80	$1,944
				2-BR / 2-BA	$3.07	$1,419-$1,504
				3-BR / 3-BA	$3.01	$1,319-$1,404
				4-BR / 4-BA	$2.67-$2.96	$1,117-$1,199
				5-BR / 5-BA	$2.85	$1,137
The Metropolitan – Tallahassee 1701 West Pensacola Street Tallahassee, FL	2024 / NAP	96.0%	702	2-BR / 2-BA	$2.65-$2.77	$1,225-$1,249
				4-BR / 4-BA	$2.61-$3.20	$1,099
Nine at Tallahassee 924 West Pensacola Street Tallahassee, FL	2019 / NAP	100.0%	438	2-BR / 2-BA	$3.56	$1,475
				3-BR / 3-BA	$4.02-$4.14	$1,449
				4-BR / 3.5-BA	$4.64-$4.88	$1,449-$1,469
				4-BR / 4-BA	$3.95-$4.44	$1,499
				5-BR / 4.5-BA	$3.96-$4.77	$1,349
				5-BR / 5-BA	$4.40-$4.45	$1,399
				6-BR / 6-BA	$3.89	$1,165

A-3-31

Mortgage Loan No. 6 — Prospect Row at the Enclave
Property Name Location	Year Built / Renovated	Occupancy	# of Beds	Unit Mix	Average Rent per SF	Average Rent per Bed
The Renegade 501 Chapel Drive Tallahassee, FL	2024 / NAP	97.0%	605	Studio	$3.28-$4.55	$1,369-$1,769
				1-BR / 1-BA	$2.33-$3.64	$1,769-$1,889
				3-BR / 3-BA	$3.73	$1,384
				4-BR / 4-BA	$2.99-$3.76	$1,249-$1,259
				5-BR / 5-BA	$3.54	$1,179
				6-BR / 6-BA	$3.70	$1,209
The Mark at Tallahassee 675 West Lafayette Street 655 West Saint Augustine Street Tallahassee, FL	2025 / NAP	94.0%	861	Studio	NAP	NAP
				1-BR / 1-BA	NAP	NAP
				2-BR / 2-BA	$4.19	$1,765
				3-BR / 3-BA	$3.88-$4.23	$1,499-$1,505
				4-BR / 4-BA	$3.85-$4.35	$1,480-$1,535
				5-BR / 5-BA	$3.65-$4.26	$1,380
				6-BR / 6-BA	$4.34-$4.65	$1,495-$1,560
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2026.

The Borrower. The borrower is ZP 352-365 Townhomes, LLC, a single-purpose, bankruptcy remote Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Prospect Row at the Enclave Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Prospect Row at the Enclave Mortgage Loan are Jeffrey L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber. Jeffrey L. Zimmer is the CEO of Zimmer Development Company (“ZDC”). Founded in 1989, ZDC is a national commercial and multifamily developer that has produced many real estate projects ranging from single tenant buildings to mixed-use town centers, as well as multifamily housing, including both student housing and conventional products. Headquartered in Wilmington, North Carolina, ZDC oversees the development, construction, leasing, management, and financial aspects of all of its projects. Since its creation, ZDC and its affiliates have developed over 270 projects in over 150 cities with over 8.0 million square feet of retail space and over 20,000 multi-family beds, valued in excess of $3.0 billion. The other borrower sponsors and non-recourse carveout guarantors are also affiliated with ZDC.

Property Management. The Prospect Row at the Enclave Property is managed by Cardinal Group Management Midwest LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $160,000 into a real estate tax reserve and (ii) $52,000 into an insurance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $26,319).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $8,615), provided, however, monthly insurance deposits are not required for as long as (i) no event of default is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is at least $52,000 on deposit in the insurance reserve. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $2,413 into a replacement reserve account.

Lockbox / Cash Management. The Prospect Row at the Enclave Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Prospect Row at the Enclave Mortgage Loan documents. Pursuant to Prospect Row at the Enclave Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Prospect Row at the Enclave Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A-3-32

Mortgage Loan No. 6 — Prospect Row at the Enclave

A “Cash Management Trigger Event Period” commences on the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Prospect Row at the Enclave Mortgage Loan including all amounts due under the Prospect Row at the Enclave Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x on any date of determination by the lender.

A “Cash Management Trigger Event Cure” commences upon the occurrence of a Cash Management Trigger Event and terminates upon (a) with respect to clause (i) of the definition of Cash Management Trigger Event, the cure or waiver of the event of default; or (b) with respect to clause (ii) of the definition, the date the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-33

Mortgage Loan No. 7 — Icon Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,563,000	Title:	Fee
Cut-off Date Principal Balance:	$24,563,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	5.5%	Net Rentable Area (Units):	300
Loan Purpose:	Acquisition	Location:	Tucson, AZ
Borrower:	7730 Icon on Broadway Tucson LLC	Year Built / Renovated:	1982 / 2024
Borrower Sponsors:	Gary Lipsky and Joseph Fang	Occupancy:	92.3%
Interest Rate:	6.00000%	Occupancy Date:	3/17/2026
Note Date:	4/30/2026	4th Most Recent NOI (As of):	$1,863,971 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$1,916,385 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,065,595 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,060,406 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	86.5%
Amortization Type:	Interest Only	UW Revenues:	$3,673,127
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$1,584,004
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,089,123
Additional Debt:	No	UW NCF:	$2,014,123
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,500,000 / $115,000
Additional Debt Type:	N/A	Appraised Value As Of Date:	3/13/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$81,877
Taxes:	$0	$13,738	N/A	Maturity Date Loan / Unit:	$81,877
Insurance:	$15,123	$15,123	N/A	Cut-off Date LTV:	71.2%
Replacement Reserve:	$375,000	Springing	$250,000	Maturity Date LTV:	71.2%
				UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,563,000	73.4%	Purchase Price	$32,775,000	98.0%
Borrower Sponsor Equity	8,887,778	26.6	Reserves	390,123	1.2
			Closing Costs	285,654	0.9
Total Sources	$33,450,778	100.0%	Total Uses	$33,450,778	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Icon Broadway mortgage loan (the “Icon Broadway Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Icon Broadway Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.00000% per annum on an Actual/360 basis.

The Property. The Icon Broadway Property is a 300-unit garden-style multifamily property comprised of 15 three- and two-story residential buildings and one single-story non-residential building. The Icon Broadway Property is situated on 10.31 acres of land and has 321 total parking spaces for a parking ratio of approximately 1.07 spaces per unit. The Icon Broadway Property was built in 1982 and has been renovated in phases over the past several years. Common area renovations occurred in 2024. The Icon Broadway Property includes 28 studio units, 128 one-bedroom units and 144 two-bedroom units, with an average unit size of 706 square feet. Unit amenities include wood-style vinyl flooring, ceiling fans, white cabinetry, black kitchen appliances, linen and coat closets, and private patio or balcony areas. Property amenities include a clubhouse with a lounge area and Wi-Fi, two resort-style swimming pools with a heated spa, barbecue grilling stations, a children’s playground, a pet park, on-site laundry facilities, and covered and uncovered parking. As of March 17, 2026, the Icon Broadway Property was 92.3% occupied.

A-3-34

Mortgage Loan No. 7 — Icon Broadway

The following table presents detailed information with respect to the unit mix at the Icon Broadway Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio - Classic	5	1.7%	5	100.0%	419	$747	$1.78
Studio - Partial	21	7.0	19	90.5%	419	$770	$1.84
Studio - Renovated	2	0.7	1	50.0%	419	$674	$1.61
1 BR / 1 BA - Classic	16	5.3	13	81.3%	618	$752	$1.22
1 BR / 1 BA - Partial	92	30.7	87	94.6%	618	$843	$1.36
1 BR / 1 BA - Renovated	20	6.7	20	100.0%	618	$901	$1.46
2 BR / 1 BA - Classic	14	4.7	12	85.7%	692	$916	$1.33
2 BR / 1 BA - Partial	51	17.0	44	86.3%	816	$1,069	$1.31
2 BR / 1 BA - Renovated	7	2.3	6	85.7%	703	$950	$1.33
2 BR / 2 BA - Classic	11	3.7	11	100.0%	899	$1,097	$1.22
2 BR / 2 BA - Partial	55	18.3	54	98.2%	899	$1,116	$1.24
2 BR / 2 BA - Renovated	6	2.0	5	83.3%	899	$1,138	$1.27
Total/Wtd. Avg.	300	100.0%	277	92.3%	706	$945	$1.34
(1)	Based on the underwritten rent roll dated March 17, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Icon Broadway Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
90.1%	91.3%	93.3%	92.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of the underwritten rent roll dated March 17, 2026.

Appraisal. According to the appraisal, the Icon Broadway Property had an “as-is” appraised value of $34,500,000 as of March 13, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach and Sales Comparison Approach	$34,500,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 19, 2026, there was no evidence of any recognized environmental conditions at the Icon Broadway Property.

A-3-35

Mortgage Loan No. 7 — Icon Broadway

The following table presents certain information relating to the operating history and underwritten cash flows of the Icon Broadway Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$3,518,064	$3,545,471	$3,467,239	$3,469,522	$3,413,017	$11,377
Vacancy	(349,011)	(308,306)	(232,741)	(256,059)	(270,360)	(901)
Credit Loss	(89,873)	(151,532)	(147,510)	(124,783)	(110,657)	(369)
Concessions and Model Units	(56,702)	(81,625)	(35,182)	(56,657)	(78,680)	(262)
Net Rental Income	$3,022,479	$3,004,009	$3,051,807	$3,032,024	$2,953,320	$9,844
Other Income(3)	510,427	713,703	708,754	720,629	719,808	2,399
Effective Gross Income	$3,532,906	$3,717,712	$3,760,561	$3,752,652	$3,673,127	$12,244

Real Estate Taxes	146,841	155,297	161,592	163,072	161,592	539
Insurance	262,219	301,658	176,776	151,140	176,195	587
Management Fee	105,988	111,848	111,679	112,324	110,194	367
Other Expenses(4)	1,153,887	1,232,523	1,244,919	1,265,710	1,136,023	3,787
Total Expenses	$1,668,934	$1,801,326	$1,694,966	$1,692,246	$1,584,004	$5,280

Net Operating Income	$1,863,971	$1,916,385	$2,065,595	$2,060,406	$2,089,123	$6,964
Replacement Reserves	0	0	0	0	75,000	250
Net Cash Flow	$1,863,971	$1,916,385	$2,065,595	$2,060,406	$2,014,123	$6,714

Occupancy(5)	90.1%	91.3%	93.3%	92.6%	86.5%
NOI DSCR	1.25x	1.28x	1.38x	1.38x	1.40x
NCF DSCR	1.25x	1.28x	1.38x	1.38x	1.35x
NOI Debt Yield	7.6%	7.8%	8.4%	8.4%	8.5%
NCF Debt Yield	7.6%	7.8%	8.4%	8.4%	8.2%
(1)	TTM represents the trailing 12-month period as of February 28, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated March 17, 2026. The vacant units have been underwritten based on the underwritten rent roll dated March 17, 2026.
(3)	Other Income is comprised of parking revenue, washer/dryer revenue, pet fees and rent, late fees, utility reimbursements, and renter’s insurance revenue.
(4)	Other Expenses is comprised of repairs and maintenance, utilities, payroll and benefits, general and administrative, contract services, marketing, professional services, and personal property tax expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Icon Broadway Property is located within the Tucson, Arizona metropolitan statistical area (the “Tucson MSA”). The Tucson MSA’s economy is influenced by government, defense, mining, and aerospace industries. Eight of the Tucson MSA’s top ten employers, including Raytheon Missile Systems (9,600 employees), Davis-Monthan Air Force Base (8,406 employees), and the U.S. Border Patrol (6,500 employees) belong to these industries. Additional major employment sectors include education and healthcare. The Tucson MSA’s top employer is the University of Arizona (10,846 employees), which has been operating since 1885 and is one of the nation’s top 20 public research institutions.

The Icon Broadway Property is located in the north central area of the Tucson MSA and is considered to be located in a suburban location. The Icon Broadway Property is located approximately 9 miles southeast of the Tucson Central Business District. Major east/west arterials in the area include Speedway Boulevard, Broadway Boulevard, 22nd Street, and Golf Links Road. Major north/south arterials include Swan Road, Craycroft Road, Wilmot Road, and Kolb Road. The junction of Interstates 10 and 19 is approximately 9 miles southwest of the Icon Broadway Property. Interstate 10 provides access to Phoenix, which is located approximately 100 miles northwest of the Icon Broadway Property, and Interstate 19 provides access to Nogales and Mexico, which are located approximately 60 miles south of the Icon Broadway Property.

According to the appraisal, the Icon Broadway Property is located in the Southeast Tucson multifamily submarket within the Tucson, Arizona multifamily market. As of the fourth quarter of 2025, the Tucson, Arizona apartment market had a vacancy rate of 6.0%, an average rental rate of $1,150 per unit, and an existing inventory of 88,063 units. 158 new units were delivered during the quarter, a decline from positive completions of 186 from the prior quarter. The submarket had a vacancy rate of 6.4%, average asking rent of $1,086 per month, and an existing inventory of 16,627 units. No new units were delivered in the fourth quarter of 2025, and there are no additional deliveries anticipated in the submarket for 2026 or 2027.

A-3-36

Mortgage Loan No. 7 — Icon Broadway

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Icon Broadway Property was 17,390, 125,280, and 217,552, respectively, and the average household income within the same radii was $67,178, $86,354, and $93,696, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Icon Broadway Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Icon Broadway 7730 East Broadway Boulevard Tucson, AZ	1982 / 2024	92.3%(2)	300(2)

Studio (Classic) (2)

Studio (Partial) (2)

Studio (Renovated) (2)

1 BR / 1 BA (Classic) (2)

1 BR / 1 BA (Partial) (2)

1 BR / 1 BA (Renovated) (2)

2 BR / 1 BA (Classic) (2)

2 BR / 1 BA (Partial) (2)

2 BR / 1 BA (Renovated) (2)

2 BR / 2 BA (Classic) (2)

2 BR / 2 BA (Partial) (2)

2 BR / 2 BA (Renovated) (2)

					419(2) 419(2) 419(2) 618(2) 618(2) 618(2) 692(2) 816(2) 703(2) 899(2) 899(2) 899(2)	$1.78(2) $1.84(2) $1.61(2) $1.22(2) $1.36(2) $1.46(2) $1.33(2) $1.31(2) $1.33(2) $1.22(2) $1.24(2) $1.27(2)	$747(2) $770(2) $674(2) $752(2) $843(2) $901(2) $916(2) $1,069(2) $950(2) $1,097(2) $1,116(2) $1,138(2)
Alterra Apartments 801 South Prudence Road Tucson, AZ	1987 / 2018	93.0%	416	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 2 BR / 2 BA (Renovated)	431 531 697 731-987 997	$1.80 $1.47 $1.49 $0.88-$1.49 $1.06	$774 $782 $1,036 $871-$1,088 $1,056
Element on the Loop 7887 East Uhl Street Tucson, AZ	1986 / 2019	99.0%	200	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	405 640-650 863-900 1,081	$2.22 $1.45-$1.54 $1.16-$1.24 $1.08	$899 $929-$1,000 $1,004-$1,119 $1,169
Pantano Villas 260 South Pantano Road Tucson, AZ	1979 / NAP	98.0%	133	1 BR / 1 BA 2 BR / 2 BA	683 967	$1.43 $1.30	$959-$989 $1,240-$1,270
Saguaro Villas 200 South Pantano Road Tucson, AZ	1981 / NAP	95.0%	136	1 BR / 1 BA 1 BR / 1 BA 2 BR / 2 BA	665 724 883	$1.43 $1.58 $1.41	$934-$964 $1,145 $1,230-$1,260
Canyon Creek 160 North Pantano Road Tucson, AZ	1985 / NAP	92.0%	242	Studio 1 BR / 1 BA 2 BR / 2 BA	406 555-590 733-967	$1.72 $1.52-$1.54 $1.15-$1.21	$699 $854-$895 $890-$1,108
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 17, 2026.

The Borrower. The borrower is 7730 Icon on Broadway Tucson LLC, a single-purpose, bankruptcy remote, Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Icon Broadway Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors for the Icon Broadway Mortgage Loan are Gary Lipsky and Joseph Fang. Gary Lipsky is president of Break of Day Capital, a passive real estate firm that focuses on acquiring multifamily properties across Arizona. The company has raised over $100.0 million in equity and has acquired assets with a total transaction value of $350.0 million since inception. Mr. Lipsky has over 30 years of operational expertise as an entrepreneur, acquiring over 2,100 multifamily units. Joseph Fang is the director of investor relations at Break of Day Capital and has actively invested in real estate since 2003.

Property Management. The Icon Broadway Property is managed by RPM Living, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $15,123 into an insurance reserve and (ii) $375,000 into a replacement reserve.

A-3-37

Mortgage Loan No. 7 — Icon Broadway

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $13,738).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially, approximately $15,123). As of the Cut-off Date, a blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to $6,250 for capital expenditures, provided, however, the borrower is not required to make a monthly deposit if the balance of funds held in the replacement reserve account equals or exceeds $250,000.

Lockbox / Cash Management. The Icon Broadway Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other revenue from the Icon Broadway Property into a lender-controlled lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Icon Broadway Mortgage Loan documents. Pursuant to the Icon Broadway Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Icon Broadway Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Icon Broadway Mortgage Loan and all amounts due under the Icon Broadway Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused by clause (i) of the definition thereof, the date a cure is accepted or waived and if caused or by clause (ii) of the definition thereof, the date upon which the debt service coverage ratio is at least 1.15x for six consecutive calendar months; provided that each cure is subject to the following: for two consecutive calendar quarters since the commencement of the most recent Cash Management Trigger Event, (1) no event of default has occurred and (2) after giving effect to the subject Cash Management Trigger Event, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-38

Mortgage Loan No. 8 — Little Torch Cottages

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,290,000	Title:	Fee
Cut-off Date Principal Balance:	$23,290,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	5.2%	Net Rentable Area (Units):	50
Loan Purpose:	Refinance	Location:	Little Torch Key, Florida
Borrower:	CLP Little Torch LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Robert Schlesinger	Occupancy:	96.0%
Interest Rate:	5.90000%	Occupancy Date:	5/5/2026
Note Date:	6/18/2026	4th Most Recent NOI (As of):	$1,183,985 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of):	$1,386,095 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,650,700 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,788,980 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$2,669,020
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$918,672
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,750,348
Additional Debt:	No	UW NCF:	$1,740,348
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,000,000 / $660,000
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/12/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$465,800
Taxes:	$50,323	$12,581	N/A	Maturity Date Loan / Unit:	$465,800
Insurance:	$135,777	$25,781	N/A	Cut-off Date LTV:	70.6%
Replacement Reserve:	$0	$833	N/A	Maturity Date LTV:	70.6%
				UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,290,000	100.0%	Loan Payoff	$17,522,860	75.2%
			Return of Equity	4,438,349	19.1
			Closing Costs	1,142,691	4.9
			Reserves	186,099	0.8
Total Sources	$23,290,000	100.0%	Total Uses	$23,290,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Little Torch Cottages mortgage loan (the “Little Torch Cottages Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Little Torch Cottages Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.90000% per annum on an Actual/360 basis.

The Property. The Little Torch Cottages Property is a 50-unit multifamily property built in 2014, which consists of 28, three-story buildings situated on a 3.68-acre site. The Little Torch Cottages Property features 44 two-bedroom/two-and-a half bathroom non-waterfront units, four two bedroom/two and a half bathroom waterfront units, one three-bedroom/two-and-a-half-bathroom house and one four-bedroom/three-bathroom house, all of which are leased to long-term tenants. The Little Torch Cottages Property also features 16 boat slips that are approximately 25 to 30 feet each. Three of the boat slips are included in the rent of certain tenants, while the remaining 13 slips are leased to tenants at $200 per month. Property amenities include brick-paved streets, two swimming pools, a fitness center, dry sauna, private beach with a dock and a marina, outdoor games and mini golf. Unit amenities include a stainless steel appliance package, in-unit washers/dryers, 9 foot vaulted ceilings, crown molding, wood style flooring and impact rated windows with tinted glass. Bathrooms are equipped with custom-built European-styled vanities, quartz countertops with integrated sinks, vanity mirrors with integrated lighting, full-size soaking tubs, glass-enclosed showers, and polished

A-3-39

Mortgage Loan No. 8 — Little Torch Cottages

chrome fixtures. Select units have balconies and walk-in closets. Parking is provided via 110 surface and covered spaces, resulting in a parking ratio of approximately 2.2 spaces per unit. As of May 5, 2026, the Little Torch Cottages Property was 96.0% occupied.

The following table presents detailed information with respect to the unit mix at the Little Torch Cottages Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
2-BR / 2.5-BA	44	88.0%	44	100.0%	1,080	$4,145	$3.84
2-BR / 2.5-BA – Waterfront	4	8.0	2	50.0%	1,080	$6,050	$5.60
3-BR / 2.5-BA	1	2.0	1	100.0%	1,079	$5,500	$5.10
4-BR / 3-BA	1	2.0	1	100.0%	5,000	$15,000	$3.00
Total/Wtd. Avg.	50	100.0%	48	96.0%	1,158	$4,478	$3.86
(1)	Based on the underwritten rent roll dated May 5, 2026.
(2)	Average Monthly Rental Rate per Unit and Average. Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Little Torch Cottages Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
89.5%	91.5%	94.4%	96.0%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of May 5, 2026.

Appraisal. According to the appraisal, the Little Torch Cottages Property had an “as-is” appraised value of $33,000,000 as of May 12, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$33,000,000	5.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 22, 2026, there was no evidence of any recognized environmental conditions at the Little Torch Cottages Property.

A-3-40

Mortgage Loan No. 8 — Little Torch Cottages

The following table presents certain information relating to the operating history and underwritten cash flows of the Little Torch Cottages Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,201,103	$2,419,232	$2,609,920	$2,681,137	$2,725,116	$54,502
Vacancy	(231,946)	(204,530)	(145,713)	(104,849)	(145,200)	(2,904)
Credit Loss	0	0	0	(13,719)	(13,626)	(273)
Net Rental Income	$1,969,157	$2,214,702	$2,464,207	$2,562,569	$2,566,290	$51,326
Other Income(3)	239,847	257,437	134,552	102,730	102,730	2,055
Effective Gross Income	$2,209,004	$2,472,139	$2,598,759	$2,665,299	$2,669,020	$53,380

Real Estate Taxes	142,685	133,377	137,379	135,799	135,799	2,716
Insurance	332,878	335,583	249,997	253,664	295,907	5,918
Management Fee	66,270	74,160	78,000	79,960	80,071	1,601
Other Expenses(4)	483,186	542,924	482,683	406,896	406,896	8,138
Total Expenses	$1,025,019	$1,086,044	$948,059	$876,319	$918,672	$18,373

Net Operating Income	$1,183,985	$1,386,095	$1,650,700	$1,788,980	$1,750,348	$35,007
Replacement Reserves	0	0	0	0	10,000	200
Net Cash Flow	$1,183,985	$1,386,095	$1,650,700	$1,788,980	$1,740,348	$34,807

Occupancy(5)	89.5%	91.5%	94.4%	96.1%	94.7%
NOI DSCR	0.85x	0.99x	1.18x	1.28x	1.26x
NCF DSCR	0.85x	0.99x	1.18x	1.28x	1.25x
NOI Debt Yield	5.1%	6.0%	7.1%	7.7%	7.5%
NCF Debt Yield	5.1%	6.0%	7.1%	7.7%	7.5%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated May 5, 2026.
(3)	Other Income is comprised of parking income, storage income, boat slips income, late charges, tenant reimbursements and miscellaneous income.
(4)	Other Expenses include repairs & maintenance, utilities, payroll, general & administrative, contract services and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Little Torch Cottages Property is located in Little Torch Key, Monroe County, Florida. Monroe County consists of the Florida Keys, a chain of islands stretching from the southeastern tip of Florida for approximately 120 miles. U.S. Highway 1 (Overseas Highway), the county’s only highway, connects the Florida Keys, and serves as the primary transportation corridor throughout the Florida Keys. The Florida Keys contain a total of five municipalities which are separated into three regions, the Upper Keys, Middle Keys and Lower Keys. Top employment sectors within Monroe County include leisure and hospitality, trade, transportation and utilities, government and professional and business sectors.

Little Torch Key is located within the Lower Florida Keys approximately 25 miles northeast of Key West. Little Torch Key is known for its boating, fishing, and recreational appeal, with many properties offering waterfront access to the Atlantic Ocean and Gulf of America waters. The surrounding area primarily consists of waterfront residential communities, vacation rental properties, marinas, boat docks, restaurants, and neighborhood-oriented commercial developments located along U.S. Highway 1. According to the appraisal, the Little Torch Cottages Property is located in the Monroe County, Florida multifamily market. As of the first quarter of 2026, the Monroe County, Florida market reported inventory of 9,818 units with a vacancy rate of 4.4% and an asking rental rate of $2,412 per unit.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Little Torch Cottages Property was 850, 5,634, and 7,662, respectively, and an average household income within the same radii of $117,786, $104,412, and $110,592, respectively.

A-3-41

Mortgage Loan No. 8 — Little Torch Cottages

The following table presents certain information relating to the appraisal’s market rent conclusion for the Little Torch Cottages Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Little Torch Cottages 28501 Channel View Drive Little Torch Key, FL	2014 / NAP	96.0%(2)	50(2)	2-BR / 2.5-BA	1,080	(2)	$3.84	(2)	$4,145	(2)
				2-BR / 2.5-BA – Waterfront	1,080	(2)	$5.60	(2)	$6,050	(2)
				3-BR / 2.5-BA	1,079	(2)	$5.10	(2)	$5,500	(2)
				4-BR / 3-BA	5,000	(2)	$3.00	(2)	$15,000	(2)
Ocean Walk 3900 South Roosevelt Boulevard Key West, FL	1989 / NAP	87.9%	297	Studio	500		$4.82		$2,408
				1-BR / 1-BA	646		$4.31		$2,786
				2-BR / 2-BA	791		$3.62		$2,862
				3-BR / 2-BA	1,066		$3.29		$3,509
Arrive Key West 3333 Duck Avenue Key West, FL	1989 / NAP	89.6%	192	1-BR / 1-BA	517		$5.30		$2,742
				2-BR / 2-BA	715		$4.15		$2,969
				3-BR / 2-BA	874		$4.04		$3,534
Tarpon Harbor 6973 Overseas Highway Marathon, FL	2016 / NAP	100.0%	106	2-BR / 2-BA	1,092		$2.88		$3,148
				3-BR / 2-BA	1,577		$2.25		$3,555
Sunset Marina Apartments 5555 College Road Key West, FL	2018 / NAP	96.7%	60	2-BR / 2-BA	800		$4.67		$3,733
Playa Apartments 21 1st Avenue Key Largo, FL	2020 / NAP	91.7%	24	1-BR / 1-BA	898		$2.27		$2,036
				2-BR / 2-BA	1,014		$2.61		$2,643
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 5, 2026.

The Borrower. The borrower is CLP Little Torch LLC, a single-purpose, bankruptcy remote, Delaware limited liability company, with one independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Little Torch Cottages Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Little Torch Cottages Mortgage Loan is Robert Schlesinger. Robert Schlesinger is the managing investment partner of Copperline Partners (“Copperline”), a vertically integrated multifamily and hospitality focused real estate development company with more than 65 years of experience acquiring and revitalizing aging assets in urban and suburban markets. Copperline has approximately $1.0 billion assets under management across 22,711 units along the east coast.

Property Management. The Little Torch Cottages Property is managed by Tenere Management Group LP, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $135,777 into an insurance reserve and (ii) $50,323 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $12,581).

Insurance Reserve – On each monthly payment date while an acceptable blanket policy is in place, the borrower must deposit 1/12 of the annual insurance premiums (initially, approximately $25,781) into an insurance reserve due under the acceptable blanket policy that lender estimates is allocable to the Little Torch Cottages Property. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $833 (approximately $200 per unit annually) into a replacement reserve.

Lockbox / Cash Management. The Little Torch Cottages Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Little Torch Cottages Mortgage Loan documents. Pursuant to Little Torch Cottages Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Little Torch Cottages Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

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Mortgage Loan No. 8 — Little Torch Cottages

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) upon payment in full of the Little Torch Cottages Mortgage Loan and all amounts due under the Little Torch Cottages Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means (i) if the Cash Management Trigger Event is caused by clause (i) in the definition thereof, upon the cure of such event or waiver by the lender and (ii) if caused by clause (ii) of such definition, the date the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that in the case of either Cash Management Trigger Event Cure, the following must be satisfied: (A) for two consecutive quarters since the most recent Cash Management Trigger Event, no event of default has occurred, and (B) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-43

Mortgage Loan No. 9 — The Links

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,450,000	Title:	Fee
Cut-off Date Principal Balance:	$21,450,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.8%	Net Rentable Area (Units):	158
Loan Purpose:	Refinance	Location:	Cincinnati, Ohio
Borrower:	LPG Oaks LLC	Year Built / Renovated:	1974-1980 / 2024
Borrower Sponsors:	Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas	Occupancy:	94.3%
Interest Rate:	6.43000%	Occupancy Date:	3/1/2026
Note Date:	12/17/2025	4th Most Recent NOI (As of):	$90,424 (12/31/2023)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,348,739 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,736,907 (10/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,743,572 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$2,481,643
Call Protection:	L(31),D(25),O(4)	UW Expenses:	$762,545
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,719,098
Additional Debt:	No	UW NCF:	$1,677,213
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$28,400,000 / $179,747
Additional Debt Type:	N/A	Appraised Value As Of Date:	10/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$135,759
Taxes:	$99,896	$14,271	N/A	Maturity Date Loan / Unit:	$135,759
Insurance:	$26,840	Springing	N/A	Cut-off Date LTV:	75.5%
Capital Expenditure Reserves:	$0	$3,490	N/A	Maturity Date LTV:	75.5%
Deferred Maintenance:	$17,500	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,450,000	100.0%	Loan Payoff	$16,105,278	75.1%
			Return of Equity	4,945,677	23.1
			Closing Costs	254,809	1.2
			Reserves	144,236	0.7
Total Sources	$21,450,000	100.0%	Total Uses	$21,450,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Links mortgage loan (“The Links Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Links Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.43000% per annum on an Actual/360 basis.

The Property. The Links Property is a 158-unit, garden-style multifamily property located in Cincinnati, Ohio, built from 1974-1980 and renovated in 2024, that features 17 two-story buildings situated on a 13.16-acre site. Property amenities include a fitness center, a pool, Wi-Fi, a clubhouse, grilling area and dog park. Units feature stainless steel appliances packages, laminate countertops, in-unit laundry and a patio/balcony. The Links Property is subject to a condominium regime, with 158 separate condominium units. The borrower owns all of the condominium units and all common elements, controls the condominium association, and the entire condominium structure has been subordinated to the lien and terms of The Links Mortgage Loan and The Links Mortgage Loan documents. Since acquisition, the borrower sponsors have spent approximately $7.1 million in capital improvements to renovate The Links Property. Capital improvements included remodeling all units with new kitchen cabinets

A-3-44

Mortgage Loan No. 9 — The Links

and countertops, carpet, paint, appliances, fixtures, and the installation of washer/dryers in all units, new windows, entry door replacements and the replacement of patio/balcony door sliders. Additionally, the borrower sponsors completed roof replacements, exterior renovations, common areas improvements and a brand-new-ground up clubhouse. Parking is provided via 286 onsite parking spaces, resulting in a parking ratio of 1.8 spaces per unit. The Links Property was 94.3% occupied as of March 1, 2026.

The following table presents detailed information with respect to the unit mix at The Links Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF per Unit (2)
1-BR / 1-BA	54	34.2%	53	98.1%	688	$1,000	$1.45
2-BR / 2-BA	80	50.6	73	91.3	860	$1,200	$1.40
3-BR / 3-BA	24	15.2	23	95.8	1,090	$1,450	$1.33
Total/Wtd. Avg.	158	100.0%	149	94.3%	836	$1,167	$1.40
(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Average Month Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of The Links Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
40.4%	81.7%	95.0%	94.3%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Historical Occupancy is as of October 31, 2025.
(3)	Current occupancy is as of March 1, 2026.

Appraisal. According to the appraisal, The Links Property had an “as-is” appraised value of $28,400,000 as of October 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$28,400,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 19, 2025, there was no evidence of any recognized environmental conditions at The Links Property.

A-3-45

Mortgage Loan No. 9 — The Links

The following table presents certain information relating to the operating history and underwritten cash flows of The Links Property:

Cash Flow Analysis

	2022	2023	2024	2025(1)	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$1,746,183	$2,064,792	$2,188,842	$2,225,349	$2,227,365	$2,223,000	$14,071
Vacancy	(731,452)	(1,353,910)	(391,647)	(112,842)	(112,350)	(135,600)	(858)
Credit Loss	(24,070)	(21,951)	(11,261)	(8,430)	(7,974)	(7,974)	(50)
Concessions	(576)	(12,966)	(8,875)	(126)	(126)	0	0
Net Rental Income	$990,085	$675,965	$1,777,059	$2,103,950	$2,106,914	$2,079,426	$13,161
Other Income(4)	116,133	107,705	334,527	393,003	395,534	402,217	2,546
Effective Gross Income	$1,106,218	$783,670	$2,111,586	$2,496,953	$2,502,447	$2,481,643	$15,707

Real Estate Taxes	73,471	133,632	166,346	166,979	167,694	166,263	1,052
Insurance	25,963	44,344	55,684	68,900	70,963	76,685	485
Management Fee	33,187	23,510	63,348	74,907	75,071	74,449	471
Other Expenses(5)	326,979	491,760	477,769	449,262	445,148	445,148	2,817
Total Expenses	$459,600	$693,246	$762,847	$760,047	$758,876	$762,545	$4,826

Net Operating Income	$646,618	$90,424	$1,348,739	$1,736,907	$1,743,572	$1,719,098	$10,880
Replacement Reserves	0	0	0	0	0	41,885	265
Net Cash Flow	$646,618	$90,424	$1,348,739	$1,736,907	$1,743,572	$1,677,213	$10,615

Occupancy(6)	65.4%	40.4%	81.7%	95.0%	95.0%	93.5%
NOI DSCR	0.46x	0.06x	0.96x	1.24x	1.25x	1.23x
NCF DSCR	0.46x	0.06x	0.96x	1.24x	1.25x	1.20x
NOI Debt Yield	3.0%	0.4%	6.3%	8.1%	8.1%	8.0%
NCF Debt Yield	3.0%	0.4%	6.3%	8.1%	8.1%	7.8%
(1)	2025 financials represent the trailing 12-month period as of October 31, 2025.
(2)	TTM represents the trailing 12-month period as of February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 1, 2026.
(4)	Other Income includes pet fees, amenity fees, tenant reimbursements and miscellaneous income.
(5)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(6)	UW Occupancy is based on the economic occupancy of The Links Property. As of March 1, 2026, The Links Property was 94.3% occupied.

The Market. The Links Property is located in Cincinnati, Ohio within the Cincinnati Core Based Statistical Area (the “Cincinnati CBSA”). The Cincinnati CBSA is home to seven Fortune 500 companies: Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp., and Cintas. According to the appraisal, the region’s diversified economy is dependent upon the core employment sectors of trade, transportation & utilities, professional & business services, and education & health services. The education & health services sector dominates Cincinnati CBSA as the largest employment sector, accounting for approximately 19.3% of the regional workforce. Major employers in the Cincinnati CBSA include Kroger Co. (20,000 employees), Cincinnati Children's Hospital (18,502 employees), TriHealth (12,096 employees), University of Cincinnati (11,141 employees) and St. Elizabeth Healthcare (10,353 employees).

The Links Property is located with the east/southeast area of Cincinnati and the neighborhood is bound by Route 32 to the north, Ohio River to the south, Route 68 to the east and I-275 to the west. Regional access is provided by Interstate 275, a loop Interstate Highway circumnavigating Cincinnati, and east to west via Route 32 which intersects with I-275 north of The Links Property. Primary thoroughfares providing access to The Links Property’s neighborhood include I-275 and Route 32. The neighborhood surrounding The Links Property includes attractions such as the Stillmeadow Country Club, the Legendary Run Country Club and the Vineyard Golf Course, in addition to the Fulton Grove Winery. According to the appraisal, the population within a one-, three-, and five-mile radius of The Links Property was 4,638, 37,169, and 97,347, respectively, and the average household income within the same radii was $117,199, $103,339, and $104,488, respectively.

According to the appraisal, The Links Property is located in the Clermont County multifamily submarket within the Cincinnati apartment market. As of the second quarter of 2025, the Cincinnati market reported inventory of 125,976 units, a vacancy rate of 4.5% and an asking rental rate of $1,263 per unit, an increase from $1,240 per unit as of 2024. The Clermont County submarket reported inventory of 11,993 units, a vacancy rate of 3.7% and an asking rental rate of $1,175 per unit, an increase from $1,170 per unit as of 2024.

A-3-46

Mortgage Loan No. 9 — The Links

The following table presents certain information relating to the appraisal’s market rent conclusion for The Links Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The Links 370 Saint Andrews Drive Cincinnati, OH	1974-1980 / 2024	94.3%(2)	158(2)	1-BR / 1-BA	688	(2)	$1.45	(2)	$1,000	(2)
				2-BR / 2-BA	860	(2)	$1.40	(2)	$1,200	(2)
				3-BR / 3-BA	1,090	(2)	$1.33	(2)	$1,450	(2)
Little Creek 3851 Little Creek Drive Amelia, OH	2001 / N/A	97.5%	158	2-BR / 2.5-BA	1,143		$1.22		$1,395
				3-BR / 2.5-BA	1,700		$0.82		$1,400
Oakmont Flats 15 Montgomery Way Amelia, OH	1973 / 2018	95.8%	168	1-BR / 1-BA	700		$1.53		$1,070
				2-BR / 1-BA	900		$1.29		$1,165
The Vinings 3989 Vinings Drive Cincinnati, OH	1990 / N/A	99.0%	159	1-BR / 1-BA	790		$1.24		$980
				2-BR / 1-BA	951		$1.19		$1,130
				2-BR / 2-BA	1,094		$1.13		$1,240
Otter Creek 4138 Otter Creek Drive Amelia, OH	2004 / N/A	96.8%	158	2-BR / 2.5-BA	1,300		$1.23		$1,595
				3 BR / 2.5-BA	1,600		$1.12		$1,795
Timber Trails 200 Southern Trace Cincinnati, OH	1979 / 2018	91.8%	194	1-BR / 1-BA	640		$1.34		$858
				2-BR / 1-BA	870		$1.09		$945
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 1, 2026.

The Borrower. The borrower is LPG Oaks LLC, a single-purpose, bankruptcy-remote Ohio limited liability company with no independent manager. Legal counsel to the borrowers did not deliver a non-consolidation opinion in connection with the origination of The Links Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Links Mortgage Loan are Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas. Loren (Pep) Llinas is the founder and president of Luma Property Group, a multifamily investment and property management. Amy Pierce Dickenson is a Partner with Dickenson & Associates LLC, an insurance brokerage firm based in Solon, Ohio, and she is the spouse of Loren Llinas.

Property Management. The Links Property is managed by Bandera Properties, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $26,840 into a static insurance reserve, (ii) $17,500 into a deferred maintenance reserve and (iii) $99,896 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $14,271 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof, provided, however, monthly insurance deposits are not required as long as (i) no event of default is occurring, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is at least approximately $26,840 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,490 for replacement reserves.

Lockbox / Cash Management. The Links Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Links Mortgage Loan documents. Pursuant to The Links Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Links Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

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Mortgage Loan No. 9 — The Links

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of The Links Mortgage Loan together with any other amounts due under The Links Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.05x on any date during the term of The Links Mortgage Loan.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or a waiver and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.10x for six consecutive months; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

A-3-48

Mortgage Loan No. 10 — Midline Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,200,000	Title:	Fee
Cut-off Date Principal Balance:	$20,200,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	4.5%	Net Rentable Area (Units):	154
Loan Purpose:	Refinance	Location:	Saint Paul, MN
Borrower:	2227 University QOZB LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Robb Lubenow, Bryan Walters and Howard A. Paster	Occupancy:	94.2%
Interest Rate:	5.94800%	Occupancy Date:	2/26/2026
Note Date:	3/16/2026	4th Most Recent NOI (As of):	$820,577 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,541,240 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,507,930 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,517,154 (TTM 1/31/2026)
Original Amortization:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$2,933,715
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$1,400,067
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,533,648
Additional Debt:	No	UW NCF:	$1,502,493
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,300,000 / $190,260
Additional Debt Type:	N/A	Appraised Value As Of Date:	1/23/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$131,169
Taxes:	$254,731	$45,081	N/A	Maturity Date Loan / Unit:	$131,169
Insurance:	$57,686	$5,769	N/A	Cut-off Date LTV:	68.9%
Replacement Reserve:	$0	$2,596	N/A	Maturity Date LTV:	68.9%
				UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,200,000	96.5%	Loan Payoff	$19,933,857	95.3%
Borrower Equity	721,827	3.5	Closing Costs	675,553	3.2
			Reserves	312,417	1.5
Total Sources	$20,921,827	100.0%	Total Uses	$20,921,827	100.0%
(1)	Two of the borrower sponsors are the borrower sponsors with respect to the Nox Apartments mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Midline Apartments mortgage loan (the “Midline Apartments Mortgage Loan”) is secured by the borrower’s fee simple interest in a multifamily property with one commercial space (the “Midline Apartments Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.94800% per annum on an Actual/360 basis.

The Property. The Midline Apartments Property is a 154-unit mid-rise multifamily property located in Saint Paul, Minnesota approximately 5.0 miles east of the Saint Paul central business district. The Midline Apartments Property was built in 2021 as a single, five-story apartment building situated on a 0.97-acre site. The Midline Apartments Property features a unit mix of 11 studio units, 93 alcove units, 42 one-bedroom units and 8 two-bedroom units, with an average unit size of 576 square feet. Property amenities include a rooftop lounge with fire pit, a maker’s space with pottery wheel, a fitness center, a lobby work lounge and co-working space, a bike storage and repair room and complimentary coffee and tea bar. Unit amenities include a stainless steel appliance package, quartz countertops, wood-style flooring, washer and dryers, floor to ceiling windows and private balconies in select units. Additionally, the Midline Apartments Property has a 1,286 square foot ground floor commercial suite leased to Faded Barbershop through November 2031. Parking is provided via 93 surface and below-grade parking resulting in a parking ratio of 0.60 spaces per unit. As of February 26, 2026, the Midline Apartments Property was 94.2% occupied.

A-3-49

Mortgage Loan No. 10 — Midline Apartments

The following table presents detailed information with respect to the unit mix at the Midline Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	11	7.1%	11	100.0%	427	$1,226	$2.87
Alcove	93	60.4	89	95.7%	529	$1,434	$2.71
1-BR / 1-BA	42	27.3	37	88.1%	643	$1,581	$2.46
2-BR / 2-BA	8	5.2	8	100.0%	971	$2,165	$2.23
Total/Wtd. Avg.	154	100.0%	145	94.2%	576	$1,496	$2.60
(1)	Based on the underwritten rent roll dated February 26, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Midline Apartments Property:

Historical and Current Occupancy

2023	2024	2025	Current(1)
65.1%	91.4%	89.2%	94.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of February 26, 2026.

Appraisal. According to the appraisal, the Midline Apartments Property had an “as-is” appraised value of $29,300,000 as of January 23, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$29,300,000	5.50%
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 4, 2026, there was no evidence of any recognized environmental conditions at the Midline Apartments Property.

A-3-50

Mortgage Loan No. 10 — Midline Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Midline Apartments Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit(2)
Gross Potential Rent(3)	$2,677,268	$2,674,332	$2,769,824	$2,777,196	$2,812,727	$18,264
Vacancy	(1,163,681)	(303,800)	(436,173)	(268,179)	(174,780)	(1,135)
Credit Loss	0	0	0	(11,983)	(14,064)	(91)
Concessions	(64,264)	(12,284)	(11,780)	(177,281)	(177,281)	(1,151)
Net Rental Income	$1,449,322	$2,358,248	$2,321,871	$2,319,752	$2,446,602	$15,887
Other Income(4)	329,344	454,887	482,480	486,501	487,113	3,163
Effective Gross Income	$1,778,667	$2,813,135	$2,804,351	$2,806,253	$2,933,715	$19,050

Real Estate Taxes	223,224	500,038	429,315	431,095	525,218	3,411
Insurance	19,041	45,649	55,023	55,988	65,927	428
Management Fee	53,448	75,846	85,571	81,106	88,011	572
Other Expenses(5)	662,377	650,361	726,512	720,910	720,910	4,681
Total Expenses	$958,090	$1,271,894	$1,296,421	$1,289,099	$1,400,067	$9,091

Net Operating Income	$820,577	$1,541,240	$1,507,930	$1,517,154	$1,533,648	$9,959
Replacement Reserves	0	0	0	0	31,155	202
Net Cash Flow	$820,577	$1,541,240	$1,507,930	$1,517,154	$1,502,493	$9,756

Occupancy(6)	65.1%	91.4%	89.2%	89.2%	87.0%
NOI DSCR	0.67x	1.27x	1.24x	1.25x	1.26x
NCF DSCR	0.67x	1.27x	1.24x	1.25x	1.23x
NOI Debt Yield	4.1%	7.6%	7.5%	7.5%	7.6%
NCF Debt Yield	4.1%	7.6%	7.5%	7.5%	7.4%
(1)	TTM represents the trailing 12-month period ending January 31, 2026.
(2)	UW Per Unit is based on 154 units, which excludes the commercial space.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated February 26, 2026.
(4)	Other Income is comprised of parking income, storage income and tenant reimbursements.
(5)	Other Expenses is comprised of repairs & maintenance, utilities, payroll, general & administrative expenses and marketing expenses.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Midline Apartments Property is located in Saint Paul, Minnesota, and is located in the Minneapolis-St. Paul-Bloomington, MN-WI metropolitan statistical area (the “Minneapolis MSA”). The top three industries within the Minneapolis MSA are health care/social assistance, manufacturing and retail trade, which represent a combined total of 39% of the workforce. The Midline Apartments Property is located in the city of Saint Paul approximately five miles east of Saint Paul central business district. Primary access to the Midline Apartments Property’s neighborhood is provided by Interstate-94 and MN Highway 280. Interstate-94 is primarily an eight-lane highway, traversing the south end of the neighborhood in an east-west direction. Land uses within the Midline Apartments Property’s neighborhood consist of a mixture of industrial, commercial/retail, and residential development. The Minneapolis/St. Paul International Airport is approximately 20 minutes to the south. Metro Transit, which is the public transit system providing bus and light-rail-transit (LRT), serves the entire Twin Cities area including downtown St. Paul, Minneapolis, and the nearby campus of the University of Minnesota.

According to the appraisal, the Midline Apartments Property is located in the West St. Paul apartment submarket within the Minneapolis-St. Paul-Bloomington, MN-WI apartment market. As of the fourth quarter of 2025, the Minneapolis-St. Paul-Bloomington, MN-WI apartment market reported an inventory of 338,487 units, with an occupancy rate of 95.2% and an effective rental rate of $1,657 per unit, a decrease from the previous quarter’s asking rent of $1,665 per unit. The West St. Paul apartment submarket reported an inventory of 31,986 units, with an occupancy rate of 95.8% and an effective rental rate of $1,471 per unit, an increase from the previous quarter’s asking rent of $1,464 per unit.

A-3-51

Mortgage Loan No. 10 — Midline Apartments

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Midline Apartments Property was 15,009, 185,705, and 507,071, respectively, and the average household income within the same radii was $102,879, $105,270, and $107,155 respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Midline Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Midline Apartments 2227 University Avenue Saint Paul, MN	2021 / NAP	94.2%(2)	154(2)	Studio	427	(2)	$2.87	(2)	$1,226	(2)
				Alcove	529	(2)	$2.71	(2)	$1,434	(2)
				1-BR / 1-BA	643	(2)	$2.46	(2)	$1,581	(2)
				2-BR / 2-BA	971	(2)	$2.23	(2)	$2,165	(2)
Platform Apartments 747 Hampden Avenue St. Paul, MN	2019 / NAP	94.0%	124	Studio	432		$3.12		$1,347
				1-BR / 1-BA	690		$2.51		$1,735
				2-BR / 2-BA	989		$2.54		$2,510
				Penthouse	2,700		NAV		NAV
RAY Apartments 2323 Charles Avenue Saint Paul, MN	2017 / NAP	94.0%	79	Studio	401		$3.31		$1,328
				1-BR / 1-BA	632		$2.52		$1,590
				2 BR / 2-BA	955		$2.36		$2,250
2700 University 2700 University Avenue West Saint Paul, MN	2016 / NAP	98.0%	248	Studio / 1-BA	586		$2.19		$1,281
				1-BR / 1-BA	877		$1.89		$1,654
				2-BR / 2-BA	1,323		$1.76		$2,198-$2,471
The Mason 2448 Territorial Road Saint Paul, MN	2022 / NAP	94.0%	203	Studio	530		$2.82		$1,493
				1-BR / 1-BA	633-896		$2.41-$2.41		$1,750-$2,160
				2-BR / 2-BA	1,071-1,257		$2.42-$2.54		$2,595-$3,195
				3-BR / 2-BA	1,480		$2.23		$3,295
Pivot Apartments 457 Snelling Avenue North Saint Paul, MN	2021 / NAP	96.0%	137	Studio	412		$2.95		$1,215
				1-BR / 1-BA	632		$2.56		$1,619
				2-BR / 2-BA	991		$2.27		$2,247
				3-BR / 2-BA	1,271		$2.33		$2,960
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 26, 2026.

The Borrower. The borrower is 2227 University QOZB LLC, a single purpose, bankruptcy-remote, Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Midline Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Midline Apartments Mortgage Loan are Robb Lubenow, Bryan Walters and Howard A. Paster. Robb Lubenow and Bryan Walters are the co-founders of Yellow Tree, a Minneapolis based real estate development, construction and property management firm that focuses on the revitalization of urban properties. Since 2018, Yellow Tree has completed over 30 buildings and 2,300 units and invested over $504 million in the Twin Cities market. Howard Paster is the CEO of Paster Properties, which has owned and developed properties in the Twin Cities for more than 70 years.

Property Management. The Midline Apartments Property is managed by Yellow Tree Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $57,686 into an insurance reserve and (ii) $254,731 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $45,081 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration (initially, approximately $5,769 per month).

A-3-52

Mortgage Loan No. 10 — Midline Apartments

Replacement Reserve – On each monthly payment date, the borrower is required to deposit in a replacement reserve an amount equal to approximately $2,596 for replacement reserves.

Lockbox / Cash Management. The Midline Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Midline Apartments Mortgage Loan documents. Pursuant to the Midline Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Midline Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of a Cash Management Trigger Event Cure (as defined below) or the payment in full of the Midline Apartments Mortgage Loan and any amounts due under the Midline Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means the occurrence of: (i) an event of default, or (ii) if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” will occur if (a) the event was caused by clause (i) of the definition of a Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that each Cash Management Trigger Event Cure is subject to the following: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

A-3-53

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	4.3%	Net Rentable Area (Units):	36
Loan Purpose:	Refinance	Location:	Brooklyn, New York
Borrower:	1010 Bedford Owner LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust	Occupancy:	97.2%
Interest Rate:	5.68000%	Occupancy Date:	1/15/2026
Note Date:	2/27/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of):	$858,739 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,249,053 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,210,390 (TTM 1/31/2026)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,634,088
Call Protection:	L(29),D(27),O(4)	UW Expenses:	$293,093
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$1,340,995
Additional Debt:	No	UW NCF:	$1,331,995
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,800,000 / $744,444
Additional Debt Type:	N/A	Appraised Value As Of Date:	9/30/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$527,778
Taxes:	$4,000	$1,884	N/A	Maturity Date Loan / Unit:	$527,778
Insurance:	$0	$3,133	N/A	Cut-off Date LTV:	70.9%
Replacement Reserve:	$0	$750	N/A	Maturity Date LTV:	70.9%
Other Reserves(2):	$255,853	$2,159	N/A	UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Loan Payoff	$11,187,767	58.9%
			Return of Equity	6,517,398	34.3
			Closing Costs	1,034,982	5.4
			Upfront Reserves	259,853	1.4
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Initial Other Reserves include a $196,207 CityFHEPS reserve, $32,967 for the Skillman Street property condominium common charge reserve and $26,680 for the condominium common charge reserve. Other monthly reserves are for the condominium common charge reserve. In addition, if at any time prior to the time when the CityFHEPS payments are made directly to the borrower, the CityFHEPS account balance falls below the initial deposit amount, the borrower must deposit sufficient funds in the reserve account such that the balance is restored to the initial balance.
(3)	4th Most Recent NOI is unavailable as the 1010 Bedford-Stuyvesant Property (as defined below) was built in 2023
(4)	The increase in UW NOI and Most Recent NOI is primarily attributed to the lease up of the 1010 Bedford-Stuyvesant Property.

The Loan. The 1010 Bedford-Stuyvesant mortgage loan (the “1010 Bedford-Stuyvesant Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily condominium (the “1010 Bedford-Stuyvesant Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.68000% per annum on an Actual/360 basis.

A-3-54

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

The Property. The 1010 Bedford-Stuyvesant Property is a 36-unit, multifamily apartment building located in Brooklyn, New York which was built in 2023 and contains a single, 7-story apartment building situated on a 0.17-acre site. The 1010 Bedford-Stuyvesant Property contains 25 market rate units and 11 units reserved for low-income tenants which are required to be comprised of households with incomes at or below 130% of the area median income (“AMI”) in connection with the 421-a tax exemption discussed below. Unit amenities include stainless steel appliances, in-unit washer/dryers and private balconies in select units. The 1010 Bedford-Stuyvesant Property is subject to a two unit condominium regime, with portions of the cellar and first floor and floors two through seven of the 1010 Bedford-Stuyvesant Property representing one unit (“Unit 1”), which is owned by the borrower and portions of the cellar and the first floor and non-collateral parking at the 1010 Bedford Property plus the non-collateral building located at 263 Skillman Street representing the second unit (“Unit 2”) as described under “Description of the Mortgage Pool—Mortgage Pool Characteristic—Condominium and Other Shared Interests” in the Preliminary Prospectus. The borrower has a 43.6% interest in the common elements. The 1010 Bedford-Stuyvesant Property was 97.2% occupied as of January 15, 2026.

The 1010 Bedford-Stuyvesant Property, together with Unit 2 of the condominium regime, benefits from a 35-year real estate tax exemption under 421-a, the Affordable New York Housing Program (the “421-a Abatement”) which requires that 30% of the units are reserved for tenants earning less than 130% of the area median income. The 1010 Bedford-Stuyvesant Property, together with Unit 2 of the condominium regime, is in its third year of the abatement and the exemption is equal to 100% of the taxable value over the taxable base value for the 1010 Bedford-Stuyvesant Property, together with Unit 2 of the condominium regime, for the next 25 years, after which the abatement decreases to 30.77% for the following 10 years. The 1010 Bedford-Stuyvesant Property, together with Unit 2 of the condominium regime, will be subject to full real estate taxes in 2058. According to the appraisal, the unabated real estate taxes allocated to the 1010 Bedford-Stuyvesant Property would be approximately $384,481 for the 2025/2026 tax year compared to the abated taxes of $22,052, with the amount of abated taxes also used for the underwritten taxes. The non-collateral building located at 263 Skillman Street and the 1010 Bedford-Stuyvesant Property were located on a single tax parcel at the time the 421-a Abatement was granted, resulting in both properties being subject to the same 421-a Abatement which provides that the benefit is granted to the buildings collectively, even after the original parcel was divided into two parcels. To mitigate against the possibility of the loss of the 421-a Abatement due to the action or inaction of either the 263 Skillman Street property owner or the borrower, the 1010 Bedford-Stuyvesant Mortgage Loan documents provide that (a) in the event of a revocation, surrender, termination, cancellation, reduction, suspension, or forfeiture of the 421-a Abatement by either party or (b) the violation, breach or default by the borrower or the 1010 Bedford-Stuyvesant Property of the terms and requirements of 421-a and/or the 421-a abatement documents for the 1010 Bedford-Stuyvesant Mortgage Loan, full recourse liability is triggered under the 1010 Bedford-Stuyvesant Mortgage Loan.

The 1010 Bedford-Stuyvesant Property, together with Unit 2 of the condominium regime, also benefits from the City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”) program, which is a rental assistance supplement to help individuals and families find and keep housing that allows landlords of affordable housing units to skip the requisite lottery process, and instead lease-up their units through the Housing Preservation Department’s Homeless Placement department. The voucher program pays a landlord up to 100% of the rents applicable to households earning 130% of the area median income rents. At origination, the CityFHEPS payments were being paid to an affiliate of the borrower. The borrower and such affiliate entered into an assignment of rental assistance payments directing the current beneficiary of the CityFHEPS payments to transfer the payments to the lockbox account (as defined below) within three business days of receipt. Any failure to comply with the assignment of rental assistance agreement is an event of default under the 1010 Bedford-Stuyvesant Mortgage Loan documents. Additionally, the borrower escrowed the estimated amount of 12 months of CityFHEPS rental assistance payments. See “Escrows and Reserves”.

The following table presents detailed information with respect to the unit mix at the 1010 Bedford-Stuyvesant Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
1 BR / 1 BA – Affordable	4	11.1%	4	100.0%	574	$2,883	$5.03
2 BR / 1 BA	8	22.2%	8	100.0%	568	$3,942	$6.94
3 BR / 1 BA	17	47.2%	17	100.0%	712	$4,423	$6.22
3 BR / 1 BA – Affordable	7	19.4%	6	85.7%	728	$3,579	$4.99
Total/Wtd. Avg.	36	100.0%	35	97.2%	668	$3,993	$5.99
(1)	Based on the underwritten rent rolls dated January 15, 2026.
(2)	Average Monthly Rent per Unit and Average Monthly Rental Rate per SF is calculated using the in-place rent of the Occupied Units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the 1010 Bedford-Stuyvesant Property:

Historical and Current Occupancy(1)

2024(2)	2025(2)	Current(3)
72.7%	93.3%	97.2%
(1)	Historical Occupancy prior to 2024 is unavailable as the 1010 Bedford-Stuyvesant Property was built in 2023.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Current occupancy is as of January 15, 2026.
A-3-55

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

Appraisal. According to the appraisal, the 1010 Bedford-Stuyvesant Property had an “as-is” appraised value of $26,800,000 as of September 30, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$26,800,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 8, 2025, there was no evidence of any recognized environmental conditions at the 1010 Bedford-Stuyvesant Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the 1010 Bedford-Stuyvesant Property:

Cash Flow Analysis(1)

	12/31/2024	12/31/2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$1,108,771	$1,556,570	$1,517,050	$1,720,093	$47,780
Vacancy	0	0	0	(86,005)	(2,389)
Net Rental Income	$1,108,771	$1,556,570	$1,517,050	$1,634,008	$45,391
Other Income	200	1,715	755	0	0
Effective Gross Income	$1,108,971	$1,558,285	$1,517,805	$1,634,088	$45,391

Real Estate Taxes	22,980	22,506	22,948	22,052	613
Insurance	38,621	45,068	45,068	62,404	1,733
Management Fee	53,877	77,683	79,784	49,023	1,362
Other Expenses(4)	134,754	163,975	159,614	159,614	4,434
Total Expenses	$250,232	$309,232	$307,415	$293,093	$8,141

Net Operating Income(5)	$858,739	$1,249,053	$1,210,390	$1,340,995	$37,250
Replacement Reserves	0	0	0	9,000	250
Net Cash Flow	$858,739	$1,249,053	$1,210,390	$1,331,995	$37,000

Occupancy(6)	72.7%	93.3%	97.2%	95.0%
NOI DSCR	0.78x	1.14x	1.11x	1.23x
NCF DSCR	0.78x	1.14x	1.11x	1.22x
NOI Debt Yield	4.5%	6.6%	6.4%	7.1%
NCF Debt Yield	4.5%	6.6%	6.4%	7.0%
(1)	Historical cash flow prior to 2024 is unavailable as the 1010 Bedford-Stuyvesant Property was built in 2023.
(2)	TTM represents the trailing 12-month period ending January 31, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated January 15, 2026.
(4)	Other Expenses include repairs & maintenance, utilities, payroll, general & administrative fees and professional fees.
(5)	The increase in Net Operating Income as of December 31, 2025, the TTM NOI, and UW Net Operating Income is primarily attributed to the lease up of the 1010 Bedford-Stuyvesant Property.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. The 1010 Bedford-Stuyvesant Property was 97.2% occupied based on the underwritten rent roll dated January 15, 2026.

The Market. The 1010 Bedford-Stuyvesant Property is located in Brooklyn, New York. Major employers in the New York City metropolitan statistical area include the NYC Department of Education (143,663 employees), City of New York (107,791 employees), Northwell Health (88,463 employees), United States Government (84,718 employees) and Metropolitan Transportation Authority (70,000 employees). The 1010 Bedford-Stuyvesant Property is situated in the Bedford-Stuyvesant neighborhood in Brooklyn, which is bound by Flushing Avenue to the north, Atlantic Avenue to the south, Broadway to the east and Classon Avenue to the west. Primary subway service is provided to the neighborhood via the J, M, and Z trains and the A and C trains. The A and C trains provide access to Downtown Manhattan and northern and western Brooklyn.

According to the appraisal, the 1010 Bedford-Stuyvesant Property is located in the Brooklyn multifamily submarket within the New York apartment market. As of the second quarter of 2025, the New York apartment market reported inventory of approximately 2.0 million units, an

A-3-56

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

occupancy rate of 97.3% and an effective rental rate of $4,540 per unit. The Brooklyn multifamily submarket reported inventory of 493,426 units, an occupancy rate of 98.0% and an effective rental rate of $4,753 per unit.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1010 Bedford-Stuyvesant Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
1010 Bedford-Stuyvesant Brooklyn, NY	2023 / NAP	36(2)	1-BR / 1-BA - Affordable	574	(2)	$5.03	(2)	$2,883	(2)
			2-BR / 1-BA	568	(2)	$6.94	(2)	$3,942	(2)
			3-BR / 1-BA	712	(2)	$6.22	(2)	$4,423	(2)
			3-BR / 1-BA - Affordable	728	(2)	$5.99	(2)	$3,579	(2)
810 Fulton Street Brooklyn, NY	2019 / NAP	363	1-BR 2-BR	691		$6.68		$4,614
				1,012		$6.45		$6,525
785 Dekalb Avenue Brooklyn, NY	2015 / NAP	70	1-BR	630		$5.24		$3,300
			2-BR	1,089		$3.86		$4,200
			3-BR	1,050		$4.09		$4,295
100 Steuben Street Brooklyn, NY	2017 NAP	43	1-BR	590		$5.53		$3,261
			2-BR	984		$4.69		$4,613
			3-BR	1,140		$5.04		$5,744
834 Pacific Street Brooklyn, NY	2021 / NAP	113	1-BR	512		$7.51		$3,845
			2-BR	722		$7.46		$5,387
			3-BR	900		$7.10		$6,391
445 Grand Avenue Brooklyn, NY	2023 / NAP	113	1-BR	613		$6.52		$3,995
			2-BR	850		$6.94		$5,900
10 Lexington Avenue Brooklyn, NY	2016 / NAP	81	1-BR	708		$4.28		$3,031
			2-BR	984		$4.07		$4,003
			3-BR	1,160		$3.86		$4,473
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated January 15, 2026.

The Borrower. The borrower is 1010 Bedford Owner LLC, a single purpose, New York limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1010 Bedford-Stuyvesant Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the 1010 Bedford-Stuyvesant Mortgage Loan are Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust. Allan Lebovits and Joel Wertzberger are co-founders and investment partners of BridgeCity Capital (“BridgeCity”). Founded in 2017, BridgeCity is a balance sheet lender having financed over $4.0 billion of real estate transactions in over 200 transactions. BridgeCity lends across a range of asset classes, with a primary focus on residential real estate, including multifamily, condominium and mixed-use properties. Pinchos Loketch is the founder of The Loketch Group (“Loketch Group”) and an investment partner at BridgeCity. Loketch Group is a Brooklyn-based real estate management and development organization. Loketch Group has purchased and repositioned over $250 million in underperforming notes, tax liens and assets. Additionally, Loketch Group has built over 30 residential buildings as well as office and hotel projects.

Property Management. The 1010 Bedford-Stuyvesant Property is managed by Joyland Management, LLC, a third-party property management firm.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $196,207 into the CityFHEPS reserve, which equals 12 months of payments for the rental assistance program, (ii) $32,967 into the Skillman Street property condominium common charge reserve, (iii) $26,680 into the condominium common charge reserve and (iv) $4,000 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months into a tax reserve (initially, approximately $1,884).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $3,133).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $750 into a replacement reserve account for replacement reserves.

A-3-57

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

Skillman Street Property Condominium Common Charge Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the condominium common charges due and payable with respect to the Skillman Street condominium (initially, approximately $2,830); provided, however, that so long as the borrower has delivered evidence acceptable to the lender that the owner of the Skillman Street property is paying the condominium common charges for the Skillman Street property directly to the condominium board when due, the borrower will not be obligated to make such deposits.

Condominium Common Charge Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the condominium common charges (initially, approximately $2,159 per month).

CityFHEPS Reserve – If the amount on deposit in the CityFHEPS reserve account falls below $196,207, the borrower will be required to deposit an amount into the account such that the balance is at least restored to $196,207.

Lockbox / Cash Management. The 1010 Bedford-Stuyvesant Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 1010 Bedford-Stuyvesant Mortgage Loan documents. Pursuant to the 1010 Bedford-Stuyvesant Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 1010 Bedford-Stuyvesant Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of the payment date following the Cash Management Trigger Event Cure (as defined below) or the payment in full of the 1010 Bedford-Stuyvesant Mortgage Loan and all amounts owing under the 1010 Bedford-Stuyvesant Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused (a) by clause (i) in the definition thereof, the date the event of default is cured by the borrower or waived by the lender and (b) by clause (ii) in the definition thereof, the debt service coverage ratio is at least 1.15x for six consecutive months, provided that, in each case, for six months after the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and no other Cash Management Trigger Event has occurred.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

A-3-58

Mortgage Loan No. 12 — Avaya Stafford
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	176
Loan Purpose:	Refinance	Location:	Stafford, Texas
Borrower:	CEP Avaya Stafford DE, LLC	Year Built / Renovated(:	1978 / 2022
Borrower Sponsors:	Prashant Satoskar, Shane Thomas, Haley John, Reji John and Scott Hermstein	Occupancy:	94.9%
Interest Rate:	5.91500%	Occupancy Date:	3/24/2026
Note Date:	10/28/2025	4th Most Recent NOI (As of):	$1,320,929 (12/31/2023)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$1,353,462 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,429,618 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,422,875 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$2,441,389
Call Protection:	L(33),DorYM1(23),O(4)	UW Expenses:	$1,040,458
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,400,931
Additional Debt:	No	UW NCF:	$1,365,731
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,700,000 / $140,341
Additional Debt Type:	N/A	Appraised Value As Of Date:	9/22/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$102,273
Taxes:	$182,136	$18,873	N/A	Maturity Date Loan / Unit:	$102,273
Insurance:	$90,201	$10,022	N/A	Cut-off Date LTV:	72.9%
Replacement Reserve:	$44,950	$2,933	N/A	Maturity Date LTV:	72.9%
Deferred Maintenance:	$113,375	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$15,989,145	88.8%
			Closing Costs	1,072,143	6.0
			Reserves	508,049	2.8
			Return of Equity	430,662	2.4
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Avaya Stafford mortgage loan (the “Avaya Stafford Mortgage Loan”) is secured by borrower’s fee interest in a multifamily property (the “Avaya Stafford Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.91500% per annum on an Actual/360 basis.

The Property. The Avaya Stafford Property is a 176-unit, garden-style multifamily property located in Stafford, Texas which was built in 1978 and renovated in 2022 and features 11 two-story apartment buildings situated on a 6.16-acre site. The Avaya Stafford Property offers a unit mix of 104 one-bedroom/one-bath units, 28 two-bedroom/one-bath units, 40 two-bedroom/two-bath units, and 4 three-bedroom/three-bath units. Community amenities include a swimming pool, outdoor lounging chairs, picnic tables and benches, a playground, a soccer field, BBQ grills, two laundry rooms and covered and reserved parking. Unit amenities feature a full appliance package, wood-style flooring in select units and private patios and balconies in select units. Since 2022, the borrower sponsors have spent approximately $2.2 million ($12,528 per unit) on interior and exterior renovations. Capital improvements included new flooring, stainless-steel appliances, kitchen backsplashes, lighting and fixtures, new roofs, parking lot restriping, painting, facia repair, landscaping, project amenity upgrades, signage, and electrical panel replacement. Parking is provided via 248

A-3-59

Mortgage Loan No. 12 — Avaya Stafford

surface and carport parking spaces resulting in a parking ratio of 1.4-spaces per unit. The Avaya Stafford Property was 94.9% occupied as of March 24, 2026.

The following table presents detailed information with respect to the unit mix at the Avaya Stafford Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	104	59.1%	101	97.1%	715	$1,020	$1.43
2-BR / 1-BA	28	15.9%	26	92.9%	825	$1,186	$1.44
2-BR / 2-BA	40	22.7%	36	90.0%	950	$1,288	$1.36
3-BR / 1-BA	4	2.3%	4	100.0%	1,129	$1,319	$1.17
Total/Wtd. Avg.	176	100.0%	167	94.9%	795	$1,111	$1.40
(1)	Based on the underwritten rent rolls dated March 24, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Avaya Stafford Property:

Historical and Current Occupancy

2024(1)	2024(1)	2025(1)	Current(2)
92.7%	94.7%	96.3%	94.9%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of March 24, 2026.

Appraisal. According to the appraisal, the Avaya Stafford Property had an “as-is” appraised value of $24,700,000 as of September 22, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,700,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated August 20, 2025, there was evidence of a controlled recognized environmental condition at the Avaya Stafford Property related to residual groundwater contamination from a gas station located at the southeast adjoining property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-60

Mortgage Loan No. 12 — Avaya Stafford

The following table presents certain information relating to the operating history and underwritten cash flows of the Avaya Stafford Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,252,931	$2,319,774	$2,356,478	$2,366,149	$2,381,857	$13,533
Employee/Model Units	(7,154)	(7,758)	(9,572)	(10,152)	(10,152)	(58)
Vacancy	(168,544)	(124,393)	(108,212)	(121,824)	(125,460)	(713)
Credit Loss	(68,739)	(56,640)	(50,890)	(45,242)	(45,242)	(257)
Concessions	(20,718)	(5,594)	(2,814)	(13,016)	(13,016)	(74)
Net Rental Income	$1,987,776	$2,125,389	$2,184,990	$2,175,915	$2,187,987	$12,432
Other Income(3)	264,852	240,536	252,760	253,402	253,402	1,440
Effective Gross Income	$2,252,628	$2,365,924	$2,437,750	$2,429,317	$2,441,389	$13,872

Real Estate Taxes	229,685	256,792	210,600	191,266	219,882	1,249
Insurance	80,875	104,595	124,558	124,629	127,200	723
Management Fee	67,322	69,607	70,420	70,413	73,242	416
Other Expenses(4)	553,818	581,468	602,554	620,134	620,134	3,523
Total Expenses	$931,700	$1,012,462	$1,008,132	$1,006,442	$1,040,458	$5,912

Net Operating Income	$1,320,929	$1,353,462	$1,429,618	$1,422,875	$1,400,931	$7,960
Replacement Reserves	0	0	0	0	35,200	200
Net Cash Flow	$1,320,929	$1,353,462	$1,429,618	$1,422,875	$1,365,731	$7,760

Occupancy(5)	92.7%	94.7%	96.3%	95.9%	91.9%
NOI DSCR	1.22x	1.25x	1.32x	1.32x	1.30x
NCF DSCR	1.22x	1.25x	1.32x	1.32x	1.27x
NOI Debt Yield	7.3%	7.5%	7.9%	7.9%	7.8%
NCF Debt Yield	7.3%	7.5%	7.9%	7.9%	7.6%
(1)	TTM reflects the trailing 12-month period ending February 28, 2026
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 24, 2026.
(3)	Other Income includes tenant reimbursements, late fees, application fees, laundry income and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Avaya Stafford Property is located in Stafford, Texas, within the Houston-Pasadena-The Woodlands, Texas metropolitan statistical area approximately 20 miles southwest of the Houston central business district. The Avaya Stafford Property’s location provides regional connectivity via U.S. Highway 59 (I-59), State Highway 6, Highway 90A, and Beltway 8 (Sam Houston Tollway), linking residents to major employment centers such as the Texas Medical Center, Downtown Houston, and the Energy Corridor. First Colony Mall, the primary retail hub serving the area, is located at the intersection of State Highway 6 and U.S. Highway 59, and consists of nearly 1.0 million of square feet featuring a mix of national retailers, dining establishments, and entertainment options. Other uses within the Avaya Stafford Property’s neighborhood consist of a mixture of commercial and residential development. Among the most notable projects underway is The Grid at Stafford, a 192-acre mixed-use development situated on the former Texas Instruments campus. Upon completion, The Grid will include over 350,000 square feet of retail and restaurant space, 500,000 square feet of office space, multiple hotels, and approximately 2,400 urban residential units. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Avaya Stafford Property was 15,212, 91,717, and 305,890, respectively, and the 2024 average household income within the same radii was $89,982, $112,889, and $108,549, respectively.

According to the appraisal, the Avaya Stafford Property is located in the Sugar Land/Missouri City multifamily submarket within the Houston-TX USA multifamily market. As of the second quarter of 2025, the Houston-TX USA multifamily market reported inventory of 731,725 units, an occupancy rate of 88.8% and an asking rental rate of $1,378 per unit, a decrease from the previous quarter’s asking rent of $1,381 per unit. The Sugar Land/Missouri City submarket reported inventory of 21,718 units, an occupancy rate of 88.8% and an asking rental rate of $1,586 per unit, an increase from the previous quarter’s asking rent of $1,584 per unit.

A-3-61

Mortgage Loan No. 12 — Avaya Stafford

The following table presents certain information relating to the appraisal’s market rent conclusion for the Avaya Stafford Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				1-BR / 1-BA	715	(2)	$1.43	(2)	$1,020	(2)
Avaya Stafford 3719 Country Place Drive Stafford, TX	1978 / 2022	94.9%(2)	176(2)	2-BR / 1-BA	825	(2)	$1.44	(2)	$1,186	(2)
				2-BR / 2-BA	950	(2)	$1.36	(2)	$1,288	(2)
				3-BR / 1-BA	1,129	(2)	$1.17	(2)	$1,319	(2)
Lakeland Estates 630 Colony Lakes Estates Drive Stafford, TX				1-BR / 1-BA	655-801		$1.57-$1.81		$1,171-$1,285
	2008 / NAP	96.0%	264	2-BR / 2-BA	1,092-1,098		$1.27-$1.33		$1,392-$1,462
				3-BR / 2-BA	1,388		$1.39		$1,932
The Park at Tivoli 12903 Sugar Ridge Boulevard Stafford, TX	1985 / 1987	93.0%	250	2-BR / 1.5-BA	1,024-1,059		$1.25-$1.41		$1,284-$1,495
Shadowbrooke 1025 Dulles Avenue Stafford, TX	2002 / 2023	94.0%	240	1-BR / 1-BA	714-859		$1.46-$1.70		$1,134-$1,370
				2-BR / 1-BA	961		$1.50		$1,356-$1,519
				2-BR / 2-BA	1,104-1,205		$1.31-$1.40		$1,449-$1,812
				3-BR / 2-BA	1,375		$1.36		$1,641-$2,089
Stafford Run 550 Stafford Run Road Stafford, TX	1980 / NAP	98.0%	228	1-BR / 1-BA	755		$1.35-$1.36		$1,019-$1,029
				1-BR / 1.5-BA	830		$1.24		$1,029
				2-BR / 1-BA	900		$1.33		$1,199
				2-BR / 2-BA	935		$1.27		$1,189
Trestles 1201 Dulles Avenue Stafford, TX	1999 / 2020	87.0%	188	1-BR / 1-BA	793-810		$1.47-$1.53		$1,194-$1,213
				2-BR / 2-BA	1,036-1,115		$1.45-$1.54		$1,499-$1,714
				3-BR / 2-BA	1,339		$1.53		$2,050
Foundations at Edgewater 2222 Settlers Way Boulevard Sugar Land, TX				1-BR / 1-BA	543-922		$1.46-$2.01		$1,090-$1,370
	1990 / 2022	93.0%	292	2-BR / 2-BA	970-1,035		$1.45		$1,410-$1,505
				3-BR / 2-BA	1,300		$1.46		$1,895
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 24, 2026.

The Borrower. The borrower is CEP Avaya Stafford DE, LLC, a single purpose Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Avaya Stafford Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Avaya Stafford Mortgage Loan are Shane Thomas, Prashant Satoskar, Haley John, Reji John, and Scott Hermstein. Shane Thomas and Prashant Satoskar are the managing partners of Catalyst Equity Partners, a Texas-based privately held real estate investment firm focused on the acquisition and management of multifamily properties in high growth markets.

Property Management. The Avaya Stafford Property is managed by Asset Plus USA, LLC, a third-party management firm.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $90,201 into an insurance a reserve, (ii) $113,375 into a deferred maintenance reserve, (iii) $44,950 into a replacement reserve and (iv) $182,136 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months into the tax reserve (initially, approximately $18,873).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially, approximately $10,022).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $2,933 for replacement reserves ($200 per unit on an annual basis) into the replacement reserve.

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Mortgage Loan No. 12 — Avaya Stafford

Lockbox / Cash Management. The Avaya Stafford Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following the occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and the borrower or property manager is required to deposit any rents and other gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Avaya Stafford Mortgage Loan documents. Pursuant to Avaya Stafford Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Avaya Stafford Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure or (ii) the date the Avaya Stafford Mortgage Loan is paid in full along with the payment of any amounts due under the Avaya Stafford Mortgage Loan documents.

A “Cash Management Trigger Event” means: (i) an event of default or, (ii) the debt service coverage ratio is less than 1.10x on any date of determination.

A “Cash Management Trigger Event Cure” means (i) if the event was caused solely by clause (i) of the definition of Cash Management Trigger Event, upon the cure or a waiver thereof and (ii) if the event was caused solely by clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

A-3-63

Mortgage Loan No. 13 — The Lodge at St. Moritz
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	142
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrowers:	The Lodge Apartments, LLC	Year Built / Renovated:	1970 / 2024
Borrower Sponsor:	Alejandro Delgado	Occupancy:	97.9%
Interest Rate:	5.88000%	Occupancy Date:	4/29/2026
Note Date:	5/5/2026	4th Most Recent NOI (As of)(2):	$8,179 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(2):	$490,418 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$1,658,304 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,021,022 (TTM 3/31/2026)
Original Amortization:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$2,532,250
Call Protection:	L(27),DorYM1(29),O(4)	UW Expenses:	$985,593
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,546,657
Additional Debt:	No	UW NCF:	$1,511,157
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,400,000 / $185,915
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/20/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$126,761
Taxes:	$207,302	$29,615	N/A	Maturity Date Loan / Unit:	$126,761
Insurance:	$84,185	$18,617	N/A	Cut-off Date LTV:	68.2%
Replacement Reserve:	$0	$2,958	N/A	Maturity Date LTV:	68.2%
Deferred Maintenance:	$8,438	$0	N/A	UW NCF DSCR:	1.41x
Radon Reserve:	$8,375	$0	N/A	UW NOI Debt Yield:	8.6%
Building Code Notice Removal Funds Reserve:	$132,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$12,693,261	70.5%
			Closing Costs	1,459,352	8.1
			Reserves	440,300	2.4
			Return of Equity	3,407,087	18.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The low 4th Most Recent NOI and 3rd Most Recent NOI are due to low occupancy when the borrower acquired The Lodge at St. Moritz Property (as defined below) in 2023 and then completed renovations in 2024. Increases to the 2nd Most Recent NOI and Most Recent NOI are due to continued lease-up of The Lodge at St. Moritz Property following completion of renovations.

The Loan. The Lodge at St. Moritz mortgage loan (“The Lodge at St. Moritz Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Lodge at St. Moritz Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.88000% per annum on an Actual/360 basis.

The Property. The Lodge at St. Moritz Property is a 142-unit garden-style multifamily property comprised of 14 two-story buildings built in 1970 and renovated in 2024. The Lodge at St. Moritz Property is situated on 8.10 acres of land located in Atlanta, Georgia, and has 200 total parking spaces for a parking ratio of 1.41 spaces per unit. Since acquisition in 2023, the borrower sponsor has invested approximately $11 million ($78,000 per unit) in capital improvements, completing gut renovations of unit interiors as well as upgrades to the exteriors, common areas, and amenities.

A-3-64

Mortgage Loan No. 13 — The Lodge at St. Moritz

The Lodge at St. Moritz Property includes 40 one-bedroom units and 102 two-bedroom units, with an average unit size of 914 square feet. The 102 two-bedroom units include 38 townhome-style units. Unit amenities include fully equipped kitchens with a dishwasher, microwave, range/oven, and refrigerator, and select units feature private patios, stainless steel appliances, and in-unit washers and dryers. Community amenities include a community gathering deck, laundry facilities, a perimeter fence, and security monitoring. As of April 29, 2026, The Lodge at St. Moritz Property was 97.9% occupied.

The following table presents detailed information with respect to the unit mix at The Lodge at St. Moritz Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
1 BR / 1 BA	40	28.2%	40	100.0%	600	$1,332	$2.22
2 BR / 1 BA	40	28.2	38	95.0%	1,000	$1,541	$1.54
2 BR / 2 BA	24	16.9	23	95.8%	1,000	$1,602	$1.60
2 BR / 1.5 BA (Townhome)	38	26.8	38	100.0%	1,100	$1,575	$1.43
Total/Wtd. Avg.	142	100.0%	139	97.9%	914	$1,500	$1.64
(1)	Based on the underwritten rent roll dated April 29, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF is based on occupied units and in-place rents.

The following table presents certain information relating to the historical and current occupancy of The Lodge at St. Moritz Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
NAV	NAV	79.0%	97.9%
(1)	Historical occupancies for 2023 and 2024 were not provided by the borrower due to low occupancy in 2023 when the borrower acquired The Lodge at St. Mortiz Property low in 2024 as the borrower completed renovations.
(2)	Historical occupancy is as of December 31, 2025.
(3)	Current occupancy is based on the underwritten roll dated April 29, 2026.

Appraisal. According to the appraisal, The Lodge at St. Moritz Property had an “as-is” appraised value of $26,400,000 as of February 20, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$26,400,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 29, 2025, there was no evidence of any recognized environmental conditions at The Lodge at St. Moritz Property.

A-3-65

Mortgage Loan No. 13 — The Lodge at St. Moritz

The following table presents certain information relating to the operating history and underwritten cash flows of The Lodge at St. Moritz:

Cash Flow Analysis

	2023(2)	2024(2)	2025	TTM(1)	UW(3)	UW Per Unit
Gross Potential Rent	$244,117	$949,140	$1,940,067	$2,224,895	$2,559,072	$18,022
Vacancy	0	0	0	0	(153,544)	(1,081)
Credit Loss	(12,036)	(18,077)	(21,903)	(16,417)	(38,386)	(270)
Concessions	0	0	0	0	0	0
Net Rental Income	$232,081	$931,063	$1,918,163	$2,208,479	$2,367,142	$16,670
Other Income(4)	73,933	79,635	192,212	214,740	165,108	1,163
Effective Gross Income	$306,013	$1,010,698	$2,110,375	$2,423,219	$2,532,250	$17,833

Real Estate Taxes	0	78,653	51,525	0	343,009	2,416
Insurance	110,735	171,044	195,011	187,493	227,751	1,604
Management Fee	0	0	0	0	75,967	535
Other Expenses(5)	187,099	270,583	205,536	214,704	338,866	2,386
Total Expenses	$297,835	$520,279	$452,072	$402,197	$985,593	$6,941

Net Operating Income	$8,179	$490,418	$1,658,304	$2,021,022	$1,546,657	$10,892
Replacement Reserves	0	0	0	0	35,500	250
Net Cash Flow	$8,179	$490,418	$1,658,304	$2,021,022	$1,511,157	$10,642

Occupancy(6)	NAV	NAV	79.0%	89.3%	92.5%
NOI DSCR	0.01x	0.46x	1.55x	1.88x	1.44x
NCF DSCR	0.01x	0.46x	1.55x	1.88x	1.41x
NOI Debt Yield	0.0%	2.7%	9.2%	11.2%	8.6%
NCF Debt Yield	0.0%	2.7%	9.2%	11.2%	8.4%
(1)	TTM represents the trailing 12-month period as of March 31, 2026.
(2)	The low 2023 Net Operating Income and 2024 Net Operating Income are due to low occupancy when the borrower acquired The Lodge at St. Moritz Property in 2023 and then completed renovations in 2024.
(3)	UW Gross Potential Rent is based on the contractual rent in place as of the underwritten rent roll dated April 29, 2026. The vacant units have been underwritten based on appraisal concluded market rent.
(4)	Other Income is comprised of late fees, administrative fees, legal fees, and laundry income.
(5)	Other Expenses is comprised of repairs and maintenance, utilities, payroll & benefits, and general & administrative fees.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. As of April 29, 2026, The Lodge at St. Moritz Property was 97.9% occupied.

The Market. The Lodge at St. Moritz Property is located in Atlanta, Georgia within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). According to the appraisal, the Atlanta MSA’s economy is home to a number of Fortune 500 companies, including Home Depot, the United Parcel Service, Delta Air Lines, and Coca-Cola. Hartsfield Jackson Atlanta International Airport, located approximately two miles south of The Lodge at St. Moritz Property, is the most significant factor impacting economic growth and demand for multifamily housing. An additional economic demand driver is the Fulton Industrial District, one of the largest concentrations of industrial, logistics and distribution facilities in the region. The Atlanta MSA includes a total of 3,254,824 employees and has a 3.6% unemployment rate.

The Lodge at St. Moritz Property is located in Atlanta, Georgia, and is considered a suburban location. The Lodge at St. Moritz Property is located approximately 8.0 miles west of the Atlanta central business district. Interstate 75/85 is located approximately three miles to the east of The Lodge at St. Moritz Property and extends from north to south through downtown Atlanta. Interstate 285, Atlanta’s circumferential highway, provides additional access to the entire metropolitan area and is approximately 2.5 miles west of The Lodge at St. Moritz Property. Primary local traffic arteries within a three-mile radius include Stanton Road, Arthur B. Langford Jr. Parkway (GA-154/166), US Highway 29, Connally Drive, and Campbellton Road SW.

According to the appraisal, The Lodge at St. Moritz Property is located in the South Atlanta multifamily submarket within the Atlanta-Sandy Springs-Roswell, Georgia multifamily market. As of the fourth quarter of 2025, the Atlanta-Sandy Springs-Roswell, Georgia apartment market had a vacancy rate of 6.3%, an average rental rate of $1,584 per unit, and an existing inventory of 594,750 units. 3,428 new units were delivered during the quarter, a decline from 3,764 units delivered during the prior quarter. As of the fourth quarter of 2025, the South Atlanta multifamily submarket

A-3-66

Mortgage Loan No. 13 — The Lodge at St. Moritz

had a vacancy rate of 6.2%, an average asking rent of $1,243 per month, and an existing inventory of 18,774 units. No new units were delivered in the fourth quarter of 2025, and no additional deliveries are anticipated in the submarket during 2026.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of The Lodge at St. Moritz Property was 10,014, 54,732, and 182,539, respectively, and the average household income within the same radii was $56,109, $71,102, and $94,404, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for The Lodge at St. Moritz Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				1 BR / 1 BA(2)	600	(2)	$2.22	(2)	$1,332	(2)
The Lodge at St. Moritz 62 Harwell Road Northwest Atlanta, GA	1970 / 2024	97.9%(2)	142(2)	2 BR / 1 BA(2)	1,000	(2)	$1.54	(2)	$1,541	(2)
				2 BR / 2 BA(2)	1,000	(2)	$1.60	(2)	$1,602	(2)
				2 BR / 1.5 BA (Townhome)(2)	1,100	(2)	$1.43	(2)	$1,575	(2)
Crystal Heights 3440 Boulder Park Drive Atlanta, GA	1970 / 2020	92.0%	130	2 BR / 1 BA	800		$1.50		$1,200
Crystal Townhomes 3804 Martin Luther King Jr Drive SW Atlanta, GA	1969 / NAP	98.0%	124	2 BR / 1.5 BA	1,080		$1.20		$1,300
				3 BR / 2 BA	1,340		$1.19		$1,600
The Avenue at 3060 3020 Delmar Ln NW Atlanta, GA	1965 / 2023	98.0%	238	1 BR / 1 BA	500		$2.80		$1,400
				2 BR / 1 BA	800		$1.75		$1,400
				2 BR / 2 BA	821		$1.95		$1,600
				3 BR / 2 BA	1,500		$1.20		$1,800
Centra Villas 1717 Centra Villas Drive Atlanta, GA	1970 / 2000	93.0%	132	1 BR / 1 BA	804		$1.56		$1,256
				2 BR / 1 BA	984		$1.48		$1,457
				3 BR / 2 BA	1,273		$1.22		$1,557
Cielo at West Midtown 2265 Perry Boulevard NW Atlanta, GA	1965 / 2022	89.0%	112	Studio	450		$2.44		$1,100
				1 BR / 1 BA	460		$2.45		$1,125
				2 BR / 1 BA	670		$1.98		$1,325
				3 BR / 1 BA	840		$1.88		$1,580
Cascade Oaks 3820 Old Cascade Road Atlanta, GA	1968 / NAP	95.0%	112	1 BR / 1 BA	692		$1.52		$1,049
				2 BR / 2 BA	759		$1.53		$1,162
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 29, 2026.

The Borrower. The borrower is The Lodge Apartments, LLC, a single-purpose, bankruptcy remote Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of The Lodge at St. Moritz Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for The Lodge at St. Moritz Mortgage Loan is Alejandro Delgado. Mr. Delgado currently holds a portfolio consisting of 15 assets across Atlanta.

Property Management. The Lodge at St. Moritz Property is managed by Golden Door Realty Group, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $207,302 into a tax reserve (ii) $84,185 into an insurance reserve (iii) $8,438 into a deferred maintenance reserve (iv) $8,375 into a radon mitigation reserve and $132,000 into a building code notice removal funds reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $29,615).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the annual estimated insurance premiums (initially, approximately $18,617).

A-3-67

Mortgage Loan No. 13 — The Lodge at St. Moritz

Replacement Reserve – On each monthly payment date, the borrower is required to deposit to a replacement reserve an amount equal to $2,958 for replacement reserves.

Building Code Notices Removal Funds – At origination, the borrower deposited $132,000 with the lender related to the open code violations for 11 buildings at The Lodge at St. Moritz Property related to the borrower’s election to have new certificates of completion for these buildings. Upon the issuance of a certificate of completion or the removal of the open building code notice for an affected unit, provided no event of default is occurring, the lender will release $12,000 to the borrower.

Lockbox / Cash Management. The Lodge at St. Moritz Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue from The Lodge at St. Moritz Property into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Lodge at St. Moritz Mortgage Loan documents. Pursuant to The Lodge at St. Moritz Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Lodge at St. Moritz Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following a Cash Management Trigger Event Cure (as defined below) or (ii) upon the payment in full of The Lodge at St. Moritz Mortgage Loan and all amounts due under The Lodge at St. Moritz Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if as of any date of determination the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means that if the Cash Management Trigger Event (a) is caused by clause (i) of the definition thereof, upon the cure or receipt of a waiver with respect thereto and (b) is caused by clause (ii) of the definition thereof, the date on which the debt service coverage ratio has been at least 1.15x for two quarters; provided that each Cash Management Trigger Event Cure is subject to the following conditions: (1) for two consecutive quarters since the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-68

Mortgage Loan No. 14 — Star Villa Ana
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,750,000	Title:	Fee
Cut-off Date Principal Balance:	$17,750,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	176
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Star Villa Ana, LLC	Year Built / Renovated:	1979 / 2022-2024
Borrower Sponsors(1):	Uma Aggarwal and Gopal K. Aggarwal	Occupancy:	93.2%
Interest Rate:	6.53500%	Occupancy Date:	6/23/2026
Note Date:	7/8/2026	4th Most Recent NOI (As of):	$1,242,217 (12/31/2023)
Maturity Date:	7/8/2031	3rd Most Recent NOI (As of):	$1,425,021 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,403,168 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,446,603 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	90.9%
Amortization Type:	Interest Only	UW Revenues:	$2,474,172
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$1,002,189
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,471,983
Additional Debt:	No	UW NCF:	$1,436,783
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,800,000 / $140,909
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/11/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$100,852
Taxes:	$164,327	$27,388	N/A	Maturity Date Loan / Unit:	$100,852
Insurance:	$47,847	$11,962	N/A	Cut-off Date LTV:	71.6%
Replacement Reserve:	$150,000	$2,933	N/A	Maturity Date LTV:	71.6%
				UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,750,000	100.0%	Loan Payoff	$14,725,699	83.0%
			Return of Equity	$2,149,913	12.1
			Closing Costs	$512,214	2.9
			Reserves	$362,174	2.0
Total Sources	$17,750,000	100.0%	Total Uses	$17,750,000	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Star Westheimer mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Star Villa Ana mortgage loan (the “Star Villa Ana Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Star Villa Ana Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.53500% per annum on an Actual/360 basis.

The Property. The Star Villa Ana Property is a 176-unit garden-style multifamily property located in Houston, Texas which was built in 1979 and renovated between 2022 and 2024. The Star Villa Ana Property consists of 13, two-story buildings situated on a 5.67-acre site. The Star Villa Ana Property features 100 one-bedroom/one-bathroom units, 44 two-bedroom/one-bathroom apartment units, and 32 two-bedroom/two-bathroom apartment units. Community amenities include pet stations, a swimming pool, camera surveillance, security gates and fences, and controlled access. Apartment amenities include air conditioners, washer/dryer hookups, wood burning fireplaces, granite countertops in select units, and walk-in closets in select units. Parking is provided via 278 surface spaces, resulting in a parking ratio of 1.6-spaces per unit. As of June 23, 2026, the Star Villa Ana Property was 93.2% occupied.

A-3-69

Mortgage Loan No. 14 — Star Villa Ana

Since purchasing the Star Villa Ana Property in April 2022 for $15.1 million, the borrower sponsor has invested approximately $6.6 million ($37,756/unit) in renovations including full unit renovations ($2.4 million; $17,000 per renovated unit), exterior upgrades ($2.1 million), parking lot and sidewalk improvements ($404,000), new HVAC units ($308,000), appliance replacement ($220,000), and pool upgrades ($35,000). As of the Cut-off date, 79.5% of the units have been renovated. Based on the June 23, 2026 rent roll, the weighted average in-place rent for renovated units is $76 higher than for unrenovated units.

The following table presents detailed information with respect to the unit mix at the Star Villa Ana Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	100	56.8%	98	98.0%	655	$912	$1.39
2-BR / 1-BA	44	25.0	38	86.4%	845	$1,180	$1.40
2-BR / 2-BA	32	18.2	28	87.5%	1,000	$1,327	$1.33
Total/Wtd. Avg.	176	100.0%	164	93.2%	765	$1,045	$1.38
(1)	Based on the underwritten rent roll dated June 23, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of the Star Villa Ana Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
89.7%	88.9%	90.0%	93.2%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of June 23, 2026.

Appraisal. According to the appraisal, the Star Villa Ana Property had an “as-is” appraised value of $24,800,000 as of May 11, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,800,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 13, 2026, there was no evidence of any recognized environmental conditions at the Star Villa Ana Property.

A-3-70

Mortgage Loan No. 14 — Star Villa Ana

The following table presents certain information relating to the operating history and underwritten cash flows of the Star Villa Ana:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$2,142,148	$2,365,731	$2,215,379	$2,158,112	$2,230,632	$12,674
Vacancy	($264,718)	($284,237)	($245,605)	($207,949)	($178,451)	($1,014)
Credit Loss	($100,204)	($158,790)	($6,524)	($25,969)	($11,233)	($64)
Concessions	($16,871)	($10,330)	($18,182)	($13,710)	($13,710)	($78)
Net Rental Income	$1,760,355	$1,912,374	$1,945,068	$1,910,484	$2,027,239	$11,518
Other Income(3)	$303,989	$484,186	$418,990	$446,933	$446,933	$2,539
Effective Gross Income	$2,064,344	$2,396,560	$2,364,058	$2,357,417	$2,474,172	$14,058

Real Estate Taxes	$334,998	$310,807	$308,359	$295,195	$328,653	$1,867
Insurance	$140,613	$174,153	$162,134	$148,841	$136,706	$777
Management Fee	$41,192	$89,954	$87,905	$65,734	$74,225	$422
Other Expenses(4)	$305,324	$396,625	$402,492	$401,044	$462,604	$2,628
Total Expenses	$822,127	$971,539	$960,890	$910,814	$1,002,189	$5,694

Net Operating Income	$1,242,217	$1,425,021	$1,403,168	$1,446,603	$1,471,983	$8,364
Replacement Reserves	$0	$0	$0	$0	$35,200	$200
Net Cash Flow	$1,242,217	$1,425,021	$1,403,168	$1,446,603	$1,436,783	$8,164

Occupancy(5)	89.7%	88.9%	90.0%	91.3%	92.0%
NOI DSCR	1.06x	1.21x	1.19x	1.23x	1.25x
NCF DSCR	1.06x	1.21x	1.19x	1.23x	1.22x
NOI Debt Yield	7.0%	8.0%	7.9%	8.1%	8.3%
NCF Debt Yield	7.0%	8.0%	7.9%	8.1%	8.1%
(1)	TTM represents the trailing 12-month period ending May 31, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 23, 2026.
(3)	Other Income includes late charges, damage fees, cleaning fees, renters insurance income, pet fees, pet rent, washer/dryer rental income, reserved/covered parking fees, and utility and contract services reimbursements.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative, and advertising & marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for underwritten cash flows.

The Market. The Star Villa Ana Property is located in Houston, Texas, within the Houston-Pasadena-The Woodlands, Texas metropolitan statistical area (the “Houston MSA”). Employment in the Houston MSA is primarily concentrated in the services, construction, retail, and manufacturing industry sectors. According to the appraisal, the Houston MSA is a center for the fabrication of metal products and drilling equipment, as well as storage facilities, pipeline construction, engineering services, and oilfield services. Manufacturing’s share of the Houston MSA’s GDP is 40% higher than the national share. The Port of Houston acts as the center of the Houston MSA’s distribution activity, and from 2014 through 2024, container traffic has doubled to a record high, making it the largest port in the nation by tonnage. The top five employers in the Houston MSA are the NASA Johnson Space Center (11,000 employees), the University of Texas Medical Branch (10,684 employees), ExxonMobil Corp. (10,000 employees), Shell Oil Co. (9,000 employees), and Chevron Corp. (8,000 employees). As of February 2026, unemployment in the Houston MSA was 4.7%.

The Star Villa Ana Property is located in the Far West Houston multifamily submarket within the Houston multifamily market. The Star Villa Ana Property has good regional access via frontage on West Sam Houston Parkway South (Beltway 8), with connections to Bissonnet Street, US 59/Interstate 69, and Westpark Tollway. The Star Villa Ana Property is approximately 18 miles southwest of the Houston central business district, approximately 27 miles from the William P. Hobby Airport, and approximately 36 miles from the George Bush Intercontinental Airport.

As of the first quarter of 2026, the Houston apartment market was projected to have a vacancy rate of 6.9%, an average rental rate of $1,390 per unit, and an existing inventory of 799,071 units. 2,512 new units were projected to be delivered during the quarter, roughly consistent with the 2,799 completions during the prior quarter. The submarket had a projected vacancy rate of 7.5%, an average asking rent of $1,192 per unit, and an existing inventory of 31,959 units. No new units were projected to be delivered in the first quarter of 2026.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Star Villa Ana Property was 24,260, 191,058, and 484,376, respectively, and an average household income within the same radii was $48,735, $70,486, and $79,806, respectively.

A-3-71

Mortgage Loan No. 14 — Star Villa Ana

The following table presents certain information relating to the appraisal’s market rent conclusion for the Star Villa Ana Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Star Villa Ana 10101 West Sam Houston Parkway Houston, TX	1979 / 2022-2024	93.2%(2)	176(2)	1-BR / 1-BA	655	(2)	$1.39	(2)	$912	(2)
				2-BR / 1-BA	845	(2)	$1.40	(2)	$1,180	(2)
				2-BR / 2-BA	1,000	(2)	$1.33	(2)	$1,327	(2)
La Solera 10536 Wilcrest Drive Houston, TX	1978 / 2019	91.0%	438	1-BR / 1-BA 2-BR / 1-BA	620-850 910		$0.95-$1.26 $1.05		$759-$809 $956
Las Varandas Del Sur 10003 North Forum West Drive Houston, TX	1980 / NAP	95.0%	240	1-BR / 1-BA	543-670		$1.25-1.58		$839-$859
				2-BR / 2-BA	827-979		$1.08-$1.33		$989-$1,289
				3-BR / 1-BA	827		$1.47		$1,219
The Reserve at Westwood 10225 Bissonet Street Houston, TX	1977 / 2013	91.0%	708	1-BR / 1-BA	653-782		$1.22-$1.27		$795-$995
				2-BR / 2-BA	976-1,172		$1.03-$1.19		$1,160-$1,210
				2-BR / 2.5-BA	1,332		$1.11		$1,480
Terraza West 10222 Forum West Drive Houston, TX	1980 / 2019	97.0%	384	Studio	443		$1.76-$2.01		$779-889
				1-BR / 1-BA	553-867		$1.13-$1.68		$819-$999
				2-BR / 2-BA	896-1,046		$1.15-$1.25		$1,199
Ashford Stancliff Park 10350 Lands End Drive Houston, TX	1983 / NAP	93.0%	400	1-BR / 1-BA 2-BR / 2-BA	580-707 825		$1.55-$1.67 $1.45		$950-$1,099 $1,199
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 23, 2026.

The Borrower. The borrower is Star Villa Ana, LLC, a single-purpose bankruptcy-remote Delaware limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Star Villa Ana Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Star Villa Ana Mortgage Loan are Uma Aggarwal and Gopal K. Aggarwal, who are co-founders of Tara Capital, a real estate firm based out of Houston, Texas, that focuses on acquiring underperforming multifamily properties in the Houston market and repositioning them through value-add business plans. Tara Capital and its affiliates currently own and manage over $250 million of multifamily real estate investments and have acquired, renovated and managed over 1,900 apartment units since 2018. Gopal K. Aggarwal serves as CEO and Uma Aggarwal serves as CFO, and each has over 30 years of real estate experience across apartment, hotel and retail properties.

Property Management. The Star Villa Ana Property is managed by Krishna Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $47,847 into an insurance reserve, (ii) $164,327 into a real estate tax reserve, and (iii) $150,000 into a replacement reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $27,388).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $11,962).

Replacement Reserve – On each monthly payment date the borrower is required to deposit an amount equal to approximately $2,933 into a replacement reserve account.

Lockbox / Cash Management. The Star Villa Ana Mortgage Loan is structured with a springing lockbox and springing cash management. Within ten business days following the occurrence of a Cash Management Trigger Event, (i) the borrower is required to establish and maintain a lender-controlled lockbox account and (ii) the borrower or property manager is required to deposit all rents and other gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Star Villa Ana Mortgage Loan documents. Pursuant to Star Villa Ana Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Star Villa Ana Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

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Mortgage Loan No. 14 — Star Villa Ana

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the applicable Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Star Villa Ana Mortgage Loan and all amounts due under the Star Villa Ana Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by lender, the debt service coverage ratio is less than 1.10x.

A “Cash Management Trigger Event Cure” will occur if (a) the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months; provided that each Cash Management Trigger Event Cure is subject to the following: (i) for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and (ii) after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-73

Mortgage Loan No. 15 — The Maynard of Augusta
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,100,000	Title:	Fee
Cut-off Date Principal Balance:	$16,100,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	3.6%	Net Rentable Area (Units):	236
Loan Purpose:	Acquisition	Location:	Augusta, GA
Borrowers:	CLK Pointe Augusta LLC, Milbank Augusta LLC and CLK DeVille Augusta LLC	Year Built / Renovated:	1986 / 2020
Borrower Sponsor:	Craig L. Koenigsberg	Occupancy:	92.8%
Interest Rate:	6.28000%	Occupancy Date:	3/16/2026
Note Date:	3/23/2026	4th Most Recent NOI (As of):	$1,231,147 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,208,480 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,229,681 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,295,719 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	89.3%
Amortization Type:	Interest Only	UW Revenues:	$2,986,042
Call Protection:	L(28),DorYM1(28),O(4)	UW Expenses:	$1,400,705
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$1,585,337
Additional Debt:	No	UW NCF:	$1,526,337
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,100,000 / $102,119
Additional Debt Type:	N/A	Appraised Value As Of Date:	1/7/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$68,220
Taxes:	$92,528	$19,897	N/A	Maturity Date Loan / Unit:	$68,220
Insurance:	$110,431	Springing	N/A	Cut-off Date LTV:	66.8%
Replacement Reserve:	$750,000	$4,847	N/A	Maturity Date LTV:	66.8%
Deferred Maintenance:	$84,538	$0	N/A	UW NCF DSCR:	1.49x
				UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,100,000	69.2%	Purchase Price	$21,500,000	92.4%
Borrower Sponsor Equity	7,166,893	30.8	Upfront Reserves	1,037,497	4.5
			Closing Costs	729,397	3.1
Total Sources	$23,266,893	100.0%	Total Uses	$23,266,893	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase in UW NOI is primarily due to a reduction in actual insurance premiums by approximately $100,000 and due to lower in-place vacancy than prior periods as of the March 16, 2026 rent roll.

The Loan. The Maynard of Augusta mortgage loan (“The Maynard of Augusta Mortgage Loan”) is secured by the borrowers’ fee interest in a multifamily property (“The Maynard of Augusta Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis.

The Property. The Maynard of Augusta Property is comprised 16 two-story residential buildings and one, one-story clubhouse building situated on a 14.19-acre site in Augusta, Georgia which was built in 1986 and renovated in 2020. The Maynard of August Property includes 236 units and 392 surface parking spaces for a parking ratio of 1.7 spaces per unit. The Maynard of Augusta Property includes 172 one-bedroom units and 64 two-bedroom units, with an average unit size of 733 square feet. The two previous owners invested approximately $4.7 million in capital expenditures since 2019 to renovate the interiors of all units, the exterior, common areas and amenities. Unit renovations include granite countertops, vinyl plank flooring, stainless-steel appliances, refinished cabinets, and other miscellaneous upgrades. Exterior and amenity

A-3-74

Mortgage Loan No. 15 — The Maynard of Augusta

renovations include new pool tile and resurfacing, new entry fence and property gate, a new dog park, roof repairs and replacements, asphalt repair, and exterior paint. As of March 16, 2026, The Maynard of Augusta Property was 92.8% occupied.

The following table presents detailed information with respect to the unit mix at The Maynard of Augusta Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1 BR / 1 BA	172	72.9%	161	93.6%	675	$1,003	$1.48
2 BR / 1 BA	32	13.6	29	90.6%	855	$1,200	$1.40
2 BR / 2 BA	32	13.6	29	90.6%	918	$1,217	$1.33
Total/Wtd. Avg.	236	100.0%	219	92.8%	733	$1,057	$1.45
(1)	Based on the underwritten rent roll dated March 16, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square footage, respectively, and exclude the on-site maintenance personnel unit.

The following table presents certain information relating to the historical and current occupancy of The Maynard of Augusta Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
82.5%	89.2%	89.3%	92.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of the underwritten rent roll dated March 16, 2026.

Appraisal. According to the appraisal, The Maynard of Augusta Property had an “as-is” appraised value of $24,100,000 as of January 7, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,100,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated February 25, 2026, there was no evidence of any recognized environmental conditions at The Maynard of Augusta Property.

A-3-75

Mortgage Loan No. 15 — The Maynard of Augusta

The following table presents certain information relating to the operating history and underwritten cash flows of The Maynard of Augusta Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$3,089,448	$2,945,247	$2,943,266	$2,963,721	$3,014,038	$12,771
Vacancy	(539,235)	(353,083)	(339,344)	(296,443)	(219,780)	(931)
Credit Loss	(71,432)	(42,717)	(41,366)	(52,268)	(41,045)	(174)
Concessions and Model Units	(39,696)	(61,939)	(105,505)	(94,256)	(61,471)	(260)
Net Rental Income	$2,439,085	$2,487,508	$2,457,051	$2,520,754	$2,691,742	$11,406
Other Income(3)	294,862	266,822	291,105	294,300	294,300	1,247
Effective Gross Income	$2,733,947	$2,754,330	$2,748,156	$2,815,053	$2,986,042	$12,653

Real Estate Taxes	325,615	251,190	253,676	253,332	231,804	982
Insurance	208,232	211,904	203,305	204,266	108,275	459
Management Fee	58,529	96,489	88,102	90,691	89,581	380
Other Expenses(4)	910,424	986,267	973,393	971,045	971,045	4,115
Total Expenses	$1,502,800	$1,545,850	$1,518,476	$1,519,335	$1,400,705	$5,935

Net Operating Income(5)	$1,231,147	$1,208,480	$1,229,681	$1,295,719	$1,585,337	$6,718
Replacement Reserves	0	0	0	0	59,000	250
Net Cash Flow	$1,231,147	$1,208,480	$1,229,681	$1,295,719	$1,526,337	$6,468

Occupancy(6)	82.5%	89.2%	89.3%	89.6%	89.3%
NOI DSCR	1.20x	1.18x	1.20x	1.26x	1.55x
NCF DSCR	1.20x	1.18x	1.20x	1.26x	1.49x
NOI Debt Yield	7.6%	7.5%	7.6%	8.0%	9.8%
NCF Debt Yield	7.6%	7.5%	7.6%	8.0%	9.5%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 16, 2026.
(3)	Other Income is comprised of clubhouse rental fees, laundry income, interest income, and stormwater utility reimbursement income.
(4)	Other Expenses includes repairs and maintenance, utilities, payroll and benefits, general and administrative, and marketing expenses.
(5)	The increase in UW Net Operating Income is primarily due to a reduction in actual insurance premiums by approximately $100,000 and due to lower in-place vacancy than prior periods as of the March 16, 2026 rent roll.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. As of March 16, 2026, The Maynard of Augusta Property was 92.8% occupied.

The Market. The Maynard of Augusta Property is located in Augusta, Georgia within the Augusta-Richmond County, GA-SC metropolitan statistical area (the “Augusta-Richmond County MSA”). The Augusta-Richmond County MSA’s economy is driven by medical facilities and military bases. St. Joseph’s Hospital, Veteran’s Hospital, and the Doctors of Augusta Hospital are all located within a three-mile radius of The Maynard of Augusta Property. Fort Gordon, located about 8.0 miles southwest of Augusta, Georgia, has an estimated $1.4 billion economic impact on metropolitan Augusta, employing approximately 22,500 enlisted and civilian workers. Additionally, the Augusta National Golf Club, which is home of the Masters Golf Tournament, draws international attention and tourism to the Augusta-Richmond County MSA.

The Maynard of Augusta Property is located in the Augusta/Richmond County multifamily submarket and is considered a suburban location. Several major roads traverse the 3.0-mile radius around The Maynard of Augusta Property. Interstate 20 is a major east/west arterial, which passes through this area. Interstate 520 intersects Interstate 20 approximately 0.3 miles from The Maynard of Augusta Property and serves as a partial perimeter highway for the western suburbs of Augusta. Wheeler Road, Washington Road, Wrightsboro Road, Riverwatch Parkway and Walton Way facilitate local east/west traffic in the neighborhood and access to downtown Augusta.

According to the appraisal, The Maynard of Augusta Property is located in the Augusta/Richmond multifamily submarket within the Augusta-Richmond County, GA-SC multifamily market. As of the fourth quarter of 2025, the Augusta-Richmond County, GA-SC apartment market had a vacancy rate of 5.9%, an average rental rate of $1,235 per unit, and an existing inventory of 34,216 units. 71 new units were projected to be delivered during the quarter, a slight decline from positive completions of 78 units from the prior quarter. The Augusta/Richmond multifamily submarket

A-3-76

Mortgage Loan No. 15 — The Maynard of Augusta

had a vacancy rate of 6.1%, an average asking rent of $1,159 per month, and an existing inventory of 22,164 units. No new units were projected to be delivered in the fourth quarter of 2025.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of The Maynard of Augusta Property was 6,681, 65,265, and 154,144, respectively, and the average household income within the same radii was $96,121, $96,170, and $96,707, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Maynard of Augusta Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The Maynard of Augusta 2900 Perimeter Parkway Augusta, GA	1986 / 2020	92.8%(2)	236(2)	1 BR / 1 BA	675	(2)	$1.48	(2)	$1,003	(2)
				2 BR / 1 BA	855	(2)	$1.40	(2)	$1,200	(2)
				2 BR / 2 BA	918	(2)	$1.33	(2)	$1,217	(2)
The Estates at Perimeter 50 St. Andrews Drive Augusta, GA	2007 / NAP	98.0%	240	1 BR / 1 BA	660-912		$1.33-$1.86		$1,185-$1,225
				2 BR / 2 BA	1,060-1,337		$1.13-$1.35		$1,360-$1,510
				3 BR / 2 BA	1,366-1,439		$1.24-$1.27		$1,735-$1,785
Bradford Pointe 100 Sterling Ridge Drive Augusta, GA	1987 / NAP	96.0%	192	1 BR / 1 BA	511		$2.35		$1,153-$1,249
				1 BR / 1.5 BA	801		$1.76		$1,358-$1,461
				2 BR / 1 BA	836		$1.62		$1,346-$1,358
				2 BR / 2 BA	1,024		$1.30		$1,267-$1,394
Spring House 2319 Spring House Lane Augusta, GA	1986 / NAP	94.0%	244	1 BR / 1 BA	694		$1.50		$966-$1,110
				1 BR / 1 BA Den	826		$1.55		$1,191-$1,369
				2 BR / 1 BA	840		$1.42		$1,172-$1,217
				2 BR / 2 BA	928-1,048		$1.64-$1.71		$1,529-$1,767
				3 BR / 2 BA	1,101		$1.37		$1,506
Marks Church Commons 1700 Bowdoin Drive Augusta, GA	1988 / NAP	96.0%	160	1 BR / 1 BA	667-750		$1.38-$1.56		$1,022-$1,047
				2 BR / 1 BA	860		$1.37		$1,164-$1,184
				2 BR / 2 BA	919		$1.32		$1,188-$1,234
Traditions at Augusta 3722 Walton Way Extension Augusta, GA	1980 / NAP	92.0%	256	1 BR / 1 BA	809		$1.16		$939
				2 BR / 1 BA	1,044		$1.07		$1,120
				2 BR / 2 BA	1,044		$1.09		$1,143
				3 BR / 2 BA	1,236		$1.06		$1,312
Sanctuary Apartments 5000 Sanctuary Drive Augusta, GA	2000 / NAP	95.0%	323	Studio	520		$2.33		$1,209
				1 BR / 1 BA	544-800		$1.52-$2.43		$1,029-$1,322
				2 BR / 1.5 BA	1,008		$1.38		$1,396
				2 BR / 2 BA	985-1,250		$1.15-$1.61		$1,323-$1,692
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 16, 2026.

The Borrowers. The borrowers are CLK Pointe Augusta LLC, CLK DeVille Augusta LLC, and Milbank Augusta LLC, each a single-purpose, bankruptcy-remote Delaware limited liability company with no independent managers. The borrowers own The Maynard of Augusta Property as tenants-in-common. Legal counsel to the borrowers did not deliver a non-consolidation opinion in connection with the origination of The Maynard of Augusta Mortgage Loan. The tenant-in-common borrowers waived their right to partition with respect to The Maynard at Augusta Property.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for The Maynard of Augusta Mortgage Loan is Craig L. Koenigsberg, the founder and CEO of CLK Properties, an institutional multifamily owner/operator with over 85 properties under management across 15 states. Mr. Koenigsberg is involved in ongoing litigation relating to another mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Maynard of Augusta Property is managed by CLK Multifamily Management, LLC, an affiliate of the borrower sponsor.

A-3-77

Mortgage Loan No. 15 — The Maynard of Augusta

Escrows and Reserves. At origination, the borrowers were required to deposit approximately (i) $92,528 into a real estate tax reserve, (ii) $110,431 into an insurance reserve, (iii) $750,000 into a replacement reserve, and (iv) $84,538 into a required repairs reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a tax reserve 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $19,897).

Insurance Reserve – On each monthly payment date, the borrowers are required into deposit to an insurance reserve 1/12th of the annual insurance premiums the lender estimates will be payable for the renewal of coverage afforded by the policies upon the expiration thereof, provided, however, monthly insurance deposits are waived if (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrowers are acceptable blanket polices and are in full force and effect, (iii) the borrowers provide the lender evidence of renewal of such blanket insurance policies, (iv) the borrowers deliver to the lender receipts or other evidence of payment of the insurance premiums as soon as practicable but within 10 business days of the due date, (v) the borrowers deposit $28,422 into a static insurance reserve and (vi) at all times, the amount on deposit is at least equal to three months of estimated insurance premiums on a standalone policy basis. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit an amount equal to $4,847 for replacements into the replacement reserve.

Lockbox / Cash Management. The Maynard of Augusta Mortgage Loan is structured with a springing lockbox and springing cash management. No later than ten business days following the occurrence of a Cash Management Trigger Event (as defined below), (i) the borrowers are required to establish and maintain a lender-controlled lockbox account and (ii) the borrowers or property manager is required to deposit all rents and other gross revenues received into the lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Maynard of Augusta Mortgage Loan documents. Pursuant to The Maynard of Augusta Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Maynard of Augusta Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrowers and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the occurrence of the related Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of The Maynard of Augusta Mortgage Loan together with any other amounts due under The Maynard of Augusta Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or, (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination by the lender, from and after the January 2027 payment date.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or waiver thereof and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-78

Mortgage Loan No. 16 — Townes at Southpark
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,000,000	Property Type – Subtype:	Multifamily – Townhome
% of Pool by Initial Pool Balance:	3.4%	Net Rentable Area (Units):	19
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	Delray at South Park, LLC	Year Built / Renovated:	2022 / N/A
Borrower Sponsors:	Daniel Jimenez and Raymond V. Jones	Occupancy:	100.0%
Interest Rate:	5.92500%	Occupancy Date:	3/24/2026
Note Date:	12/11/2025	4th Most Recent NOI (As of)(1):	$755,223 (12/31/2023)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,095,220 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$832,994 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$945,425 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,566,279
Call Protection:	L(31),D(22),O(7)	UW Expenses:	$468,996
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,097,283
Additional Debt:	No	UW NCF:	$1,092,533
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$21,300,000 / $1,121,053
Additional Debt Type:	N/A	Appraised Value As Of Date:	11/3/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$789,474
Taxes:	$9,404	$9,404	N/A	Maturity Date Loan / Unit:	$789,474
Insurance:	$30,522	$2,671	N/A	Cut-off Date LTV:	70.4%
Replacement Reserve:	$0	$396	N/A	Maturity Date LTV:	70.4%
				UW NCF DSCR:	1.21x
				UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,000,000	100.0%	Loan Payoff	$10,034,848	66.9%
			Return of Equity	4,378,142	29.2
			Closing Costs	547,085	3.6
			Reserves	39,926	0.3
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%
(1)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(2)	The decrease in the 2nd Most Recent NOI from the 3rd Most Recent NOI can be attributed to a decrease in occupancy at the Townes at Southpark Property (as defined below), caused by the owner temporarily contemplating selling off the units. The increase in the Most Recent NOI from the 2nd Most Recent NOI can be attributed to an increase in occupancy at the Townes at Southpark Property, as the owner decided not to sell the units and re-leased them.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Townes at Southpark mortgage loan (the “Townes at Southpark Mortgage Loan”) is secured by the borrower’s fee interest in a townhome multifamily property (the “Townes at Southpark Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.92500% per annum on an Actual/360 basis.

The Property. The Townes at Southpark Property is a 19-unit townhome multifamily property located in Charlotte, North Carolina, which was built in 2022 and consists of four townhome-style apartment buildings situated on a 2.01-acre site. The Townes at Southpark features five three-bedroom and 14 four-bedroom units for an average unit size of 3,064 square feet. Each unit contains an attached two-car garage. Unit amenities include a stainless steel appliance package, quartz countertops, cabinetry with soft-close doors and drawers, glass-front kitchen cabinets with interior lighting, wood-grain plank style flooring, frameless showers and freestanding soaking tubs, a walk-in laundry room with full-size washer

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Mortgage Loan No. 16 — Townes at Southpark

and dryers, Google Nest thermostats and covered terraces. Select units feature a built-in wet bar and wine fridge, a home office and private elevator cabs. Community amenities include direct access to the Cross Charlotte Trail and Park Road Park to the Townes at Southpark Property, which are within walking distance. As of March 24, 2026, the Townes at Southpark Property was 100.0% occupied.

The following table presents detailed information with respect to the unit mix at Townes at Southpark Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
3-Bedroom	5	26.3%	5	100.0%	2,929	$6,280	$2.14
4-Bedroom	14	73.7%	14	100.0%	3,112	$6,970	$2.24
Total/Wtd. Avg.	19	100.0%	19	100.0%	3,064	$6,789	$2.21
(1)	Based on the underwritten rent roll dated March 24, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units.

The following table presents certain information relating to the historical and current occupancy of the Townes at Southpark Property:

Historical and Current Occupancy

2023(1)(2)	2024(1)	2025(1)(3)	Current(4)
69.3%	87.1%	78.4%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(3)	The decrease in occupancy can be attributed to the owner of the Townes at Southpark Property temporarily contemplating selling off the units. The owner ultimately decided not to sell the units and re-leased the units that had become vacant.
(4)	Current occupancy is as of March 24, 2026.

Appraisal. According to the appraisal, the Townes at Southpark Property had an “as-is” appraised value of $21,300,000 as of November 3, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$21,300,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the Townes at Southpark Property.

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Mortgage Loan No. 16 — Townes at Southpark

The following table presents certain information relating to the operating history and underwritten cash flows of the Townes at Southpark Property:

Cash Flow Analysis

	2022(1)	2023	2024	2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$556,464	$1,603,825	$1,550,595	$1,562,813	$1,578,411	$1,547,784	$81,462
Vacancy	(534,277)	(533,264)	(161,190)	(331,024)	(246,551)	(77,389)	(4,073)
Credit Loss	0	(26,957)	(388)	(19)	449	0	0
Concessions	0	(58,964)	(20,043)	(13,834)	(14,134)	0	0
Non-Revenue Units	0	0	0	(13,000)	(6,500)	0	0
Net Rental Income	22,187	984,640	1,368,974	1,204,937	$1,311,675	$1,470,395	$77,389
Other Income(4)	6,153	99,693	109,903	91,791	95,884	95,884	5,047
Effective Gross Income	$28,340	$1,084,333	$1,478,877	$1,296,728	$1,407,559	$1,566,279	$82,436

Real Estate Taxes	7,350	(1,774)	104,297	109,556	109,643	110,086	5,794
Insurance	1,341	12,228	15,944	20,932	23,091	30,522	1,606
Management Fee	20,000	48,316	48,917	48,000	48,000	46,988	2,473
Other Expenses(5)	33,783	270,340	214,499	285,246	281,399	281,399	14,810
Total Expenses	$62,474	$329,100	$383,657	$463,734	$462,133	$468,996	$24,684

Net Operating Income	($34,134)	$755,223	$1,095,220	$832,994	$945,425	$1,097,283	$57,752
Replacement Reserves	0	0	0	0	0	4,750	250
Net Cash Flow	($34,134)	$755,223	$1,095,220	$832,994	$945,425	$1,092,533	$57,502

Occupancy(6)	4.0%	69.3%	87.1%	78.4%	84.4%	95.0%
NOI DSCR	(0.04x)	0.84x	1.22x	0.92x	1.05x	1.22x
NCF DSCR	(0.04x)	0.84x	1.22x	0.92x	1.05x	1.21x
NOI Debt Yield	(0.2%)	5.0%	7.3%	5.6%	6.3%	7.3%
NCF Debt Yield	(0.2%)	5.0%	7.3%	5.6%	6.3%	7.3%
(1)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(2)	TTM represents the trailing 12 months ending February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 24, 2026.
(4)	Other Income is comprised of parking income, pet fee, tenant reimbursements and miscellaneous income.
(5)	Other Expenses is comprised of repairs & maintenance, utilities, payroll, contract services, turnover expenses, general & administrative expenses and marketing expenses.
(6)	Historical occupancies are based on physical occupancy and UW Occupancy is based on economic occupancy. As of March 24, 2026, the Townes at Southpark Property was 100.0% occupied.

The Market. The Townes at Southpark Property is located in Charlotte, Mecklenburg County, North Carolina, and forms part of the Charlotte-Concord-Gastonia metropolitan statistical area (the “Charlotte MSA”). The Charlotte MSA is a major financial center, transportation hub, and entertainment destination. Charlotte is the second largest financial hub in the United States behind New York City, as it is the headquarters for Bank of America and Truist Financial and the east coast headquarters and largest employment hub of Wells Fargo. Other Fortune 500 companies headquartered in the Charlotte MSA include Brighthouse Financial, Duke Energy, Honeywell, Lowe's, and Nucor. The Charlotte MSA is home to the Carolina Panthers, Charlotte Hornets, and Charlotte FC. Within the Charlotte MSA are several higher education institutions, including the University of North Carolina at Charlotte, Queens University of Charlotte, Davidson College and Belmont Abbey College.

Primary access to the Townes at Southpark Property is provided by Interstate 77, Interstate 277, US Highway 74 and US Highway 29. The immediate area around the Townes at Southpark Property includes residential, office, retail and general commercial properties. The Townes at Southpark Property is located approximately 1.1 miles southwest of the Southpark Shopping Mall, which includes The Cheesecake Factory, Bulla Gastrobar, Maggiano’s Little Italy, Belk, Macy’s, Nordstrom, Dillard’s, Neiman Marcus, Apple, Lens Crafters and The Container Store. Other commercial uses near the Townes at Southpark Property include Bruce Julian Clothier, Urban Outfitters, Alo, Dick’s Sporting Goods, KK Bloom Boutique, Micro Center and Park Road Shopping Center.

According to the appraisal, the Townes at Southpark Property is located in the Closeburn-Glenkirk multifamily submarket within the Charlotte multifamily market. As of the third quarter of 2025, the Charlotte multifamily market reported an inventory of 320,172 units, with an occupancy

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Mortgage Loan No. 16 — Townes at Southpark

rate of 88.8% and an asking rental rate of $1,567 per unit, a decrease from the previous quarter’s asking rental rate of $1,585 per unit. The Closeburn-Glenkirk submarket reported inventory of 907 units, with an occupancy rate of 89.9% and an asking rental rate of $1,266 per unit, a decrease from the previous quarter’s asking rental rate of $1,278 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Townes at Southpark Property was 11,481, 102,400, and 253,081, respectively, and the average household income within the same radii was $158,204, $181,217, and $166,174 respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Townes at Southpark Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Townes at Southpark 5505 Closeburn Road Charlotte, NC	2022 / NAP	100.0%(2)	19(2)	4-BR / 4.5-BA	2,929	(2)	$2.14	(2)	$6,280	(2)
				5-BR / 5.5-BA	3,112	(2)	$2.24	(2)	$6,970	(2)
Hazel SouthPark 4401 Barclay Downs Drive Charlotte, NC	2019 / NAP	92.6%	203	Studio	586-599		$2.77-$3.01		$1,624-$1,802
				1-BR / 1-BA	652-1,126		$2.09-$2.89		$1,786-$2,634
				1-BR / 1.5 BA TH(3)	1,172		$2.30		$2,695
				2-BR / 2-BA	1,062-1,692		$2.29-$3.19		$2,432-$5,400
				2-BR / 2.5-BA	1,172		$3.41		$3,995
				2-BR / 2.5 BA TH(3)	1,716		$2.08		$3,573
				3-BR / 2-BA	1,504-2,099		$2.20-$3.30		$3,816-$6,470
				3-BR / 3-BA TH(3)	2,718		$2.57		$6,985
The Colony Apartments 4220 Colony Plaza Drive Charlotte, NC	2021 / NAP	91.8%	340	1-BR / 1-BA	628-915		$2.41-$2.69		$1,689-$2,349
				2-BR / 2-BA	1,111-1,446		$2.07-$2.59		$2,649-$3,449
				3-BR / 2-BA	1,509-1,654		$2.39-$2.45		$3,699-$3,949
The Encore SouthPark 6205 Carnegie Boulevard Charlotte, NC	2015 / NAP	95.5%	280	1-BR / 1-BA	722-920		$2.11-$2.58		$1,635-$2,025
				2-BR / 2-BA	1,068-1,514		$2.08-$2.60		$2,775-$3,670
				2-BR / 2-BA Den	1,498		$2.42		$3,230
				3-BR / 2-BA	1,599-1,884		$2.62-$2.95		$4,725-$4,940
Apex SouthPark 4425 Sharon Road Charlotte, NC	2021 / NAP	97.0%	345	Studio	665		$2.74		$1,821
				1-BR / 1-BA	718-951		$2.47-$2.95		$1,995-$2,426
				2-BR / 2-BA	1,138-1,954		$2.05-$2.42		$2,334-$4,728
				2-BR / 2.5 BA	1,602-1,667		$2.34-$2.46		$3,893-$3,944
				3-BR / 2.5-BA	1,932-2,002		$3.39-$3.96		$6,780-$7,646
				3-BR / 3-BA PH(4)	1,689-2,114		$4.18-$4.90		$7,053-$10,500
				3-BR / 3 5-BA PH(4)	2,323		$5.05		$11,740
The Residence at SouthPark 4300 Sharon Road Charlotte, NC	2007 / NAP	92.7%	150	1-BR / 1-BA	1,036-1,556		$1.43-$2.36		$2,133-$2,676
				2-BR / 2-BA	1,471-2,610		$1.45-$2.51		$2,905-$5,215
				2BR / 2.5-BA	1,840-2,813		$1.74-$2.75		$4,112-$6,438
				3-BR / 3-BA	2,232		$2.95-$3.01		$6,584-$6,723
				3-BR / 3.5-BA	2,775-3,057		$3.32-$3.50		$9,726-$10,135
Hanover Dilworth 771 East Morehead Street Charlotte, NC	2024 / NAP	91.5%	339	Studio	560		$3.84		$2,150
				1-BR / 1-BA	770-984		$2.37-$3.39		$1,912-$2,770
				2-BR / 2-BA	1,165-1,572		$2.10-$2.82		$2,854-$4,106
				2-BR / 2-BA PH(4)	1,697-2,215		$3.43-$4.30		$6,164-$8,545
				2-BR / 2.5-BA TH(3)	2,440-2,940		$2.64-$3.03		$7,385-$7,750
				3-BR / 2-BA	1,863		$3.03		$5,654
				3-BR / 2.5-BA PH(4)	2,516		$3.83		$9,625
				4-BR / 3.5-BA TH(3)	2,884		$3.02		$8,699
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 24, 2026.
(3)	Represents a townhouse unit.
(4)	Represents a penthouse unit.
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Mortgage Loan No. 16 — Townes at Southpark

The Borrower. The borrower is Delray at South Park, LLC, a single purpose, bankruptcy remote North Carolina limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination Townes of Southpark Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Townes at Southpark Mortgage Loan are Daniel Jimenez and Raymond V. Jones, who are each principals of Delray Ventures (“Delray”). Based in Charlotte, North Carolina, Delray is a privately held real estate development company focused on delivering multifamily and mixed-use communities throughout the southeastern United States. Delray’s team combines its years of experience with a disciplined development approach to create projects providing long-term value for investors, partners and residents.

Property Management. The Townes at Southpark Property is managed by Rivergate KW Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $30,522 into an insurance reserve and (ii) $9,404 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $9,404).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration (initially, approximately $2,671).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $396 for replacement reserves.

Lockbox / Cash Management. The Townes at Southpark Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue in a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Townes at Southpark Mortgage Loan documents. Pursuant to Townes at Southpark Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Townes at Southpark Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Townes at Southpark Mortgage Loan and any amounts due under the Townes at Southpark Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or, (ii) the debt service coverage ratio, as of any date of determination by lender, is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur upon (a) if the Cash Management Trigger Event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the Cash Management Trigger Event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that each Cash Management Trigger Event Cure is subject to the following: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

Master Lease. The borrower and borrower sponsors entered into a one-year master lease at origination of the Townes at Southpark Mortgage Loan, pursuant to which the borrower sponsors are required to rent from the borrower any and all current and future vacant townhome space at the Townes at Southpark Property during the term of the master lease. Rent is required to be paid monthly in arrears on the first day of each month during the lease term, and the rent payable on such rent payment date is required to equal the aggregate of the Applicable Rent (as defined below) for every townhome for which there was a vacancy during the entirety of the prior month. As of March 2026, the Townes at Southpark Property was fully leased.

“Applicable Rent” means for any townhome the most recent monthly rent paid by the tenant of that townhome. Notwithstanding the foregoing, rent will only be due and payable on such rent payment date if, on such date, either (i) two or more townhomes are vacant or (ii) unit #4006 (current rent $11,000 per month) is vacant.

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Mortgage Loan No. 17 — The William and The Geoffrey
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$14,800,000	Title:	Fee
Cut-off Date Principal Balance:	$14,800,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	3.3%	Net Rentable Area (Units):	12
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	436 and 442 East 13th Street Owner LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Drew Popkin, Adam Shapiro and David Kantor	Occupancy:	100.0%
Interest Rate:	5.76000%	Occupancy Date:	4/7/2026
Note Date:	5/7/2026	4th Most Recent NOI (As of):	$1,064,249 (12/31/2023)
Maturity Date:	5/7/2031	3rd Most Recent NOI (As of):	$1,066,365 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,088,626 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,021,754 (TTM 3/31/2026)
Original Amortization:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$1,681,783
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$639,396
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,042,387
Additional Debt:	No	UW NCF:	$1,039,387
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$22,100,000 / $1,841,667
Additional Debt Type:	N/A	Appraised Value As Of Date:	3/18/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$1,233,333
Taxes:	$84,194	$42,097	N/A	Maturity Date Loan / Unit:	$1,233,333
Insurance:	$5,837	$2,919	N/A	Cut-off Date LTV:	67.0%
Replacement Reserve:	$0	$250	N/A	Maturity Date LTV:	67.0%
Deferred Maintenance:	$2,750	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,800,000	96.3%	Loan Payoff	$14,589,184	94.9%
Borrower Sponsor Equity	572,917	3.7	Closing Costs	690,953	4.5
			Reserves	92,781	0.6
Total Sources	$15,372,917	100.0%	Total Uses	$15,372,917	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The William and The Geoffrey mortgage loan (“The William and The Geoffrey Mortgage Loan”) is secured by the borrower’s fee interests in two multifamily properties (“The William and The Geoffrey Properties”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.76000% per annum on an Actual/360 basis.

The Properties. The William and The Geoffrey Properties consist of two, six story multifamily properties operated as one economic unit, located at 436 and 442 East 13th Street in the East Village neighborhood of New York, New York. The William and The Geoffrey Properties were constructed in 2021 and contain a total of 12 market-rate full-floor units (six units in each building) and two parking spaces. The William and The Geoffrey Properties are on two non-contiguous sites. Each of The William and The Geoffrey Properties features one duplexed two-bedroom unit and five, four-bedroom units, with one resident occupying each floor with its own elevator entrance. Unit amenities include floor-to-ceiling windows, soundproof windows, Lualdi Italian doors, Turkish marble bath tile and Alta Italia kitchens with stainless steel appliances, and washers and dryers. Amenities include storage rooms and key-accessible elevators. The first floor units feature private yards, the third through fifth floor units have private terraces and the top floor unit has a private roof deck. As of April 7, 2026, The William and The Geoffrey Properties were 100.0% occupied.

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Mortgage Loan No. 17 — The William and The Geoffrey

The William and The Geoffrey Properties are classified as Tax Class 2A (under 10 units per building) and benefit from the “8/30” tax cap limitation, which restricts annual assessment increases to 8% and aggregate increases to 30% over any five-year period.

The following table presents detailed information with respect to the unit mix at The William and The Geoffrey Properties:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
2-BR / 2.5-BA	2	16.7%	2	100.0%	1,600	$11,010	$6.88
4-BR / 3-BA	10	83.3	10	100.0%	2,000	$12,215	$6.11
Total/Wtd. Avg.	12	100.0%	12	100.0%	1,933	$12,014	$6.21
(1)	Based on the underwritten rent roll dated April 7, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of The William and The Geoffrey Properties:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of April 7, 2026.

Appraisal. According to the appraisal, The William and The Geoffrey Properties had an “as-is” appraised value of $22,100,000 as of March 18, 2026. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$22,100,000	4.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 27, 2026, there was evidence of a controlled recognized environmental condition related to soil and groundwater contamination from an adjoining property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

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Mortgage Loan No. 17 — The William and The Geoffrey

The following table presents certain information relating to the operating history and underwritten cash flows of The William and The Geoffrey Properties:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,671,413	$1,646,771	$1,661,171	$1,716,130	$1,721,640	$143,470
Vacancy	0	0	0	0	(51,649)	(4,304)
Credit Loss	0	0	0	0	(8,608)	(717)
Net Rental Income	$1,671,413	$1,646,771	$1,661,171	$1,716,130	$1,661,383	$138,449
Parking Income	0	10,800	10,800	12,000	20,400	1,700
Effective Gross Income	$1,671,413	$1,657,571	$1,671,971	$1,728,130	$1.681,783	$140,149

Real Estate Taxes	455,886	453,923	447,128	561,789	490,448	40,871
Insurance	26,462	26,742	24,804	37,644	33,356	2,780
Management Fee	48,625	49,727	49,859	50,279	50,453	4,204
Other Expenses(3)	76,191	60,814	61,554	56,664	65,139	5,428
Total Expenses	$607,164	$591,206	$583,345	$706,376	$639,396	$53,283

Net Operating Income	$1,064,249	$1,066,365	$1,088,626	$1,021,754	$1,042,387	$86,866
Replacement Reserves	0	0	0	0	3,000	250
Net Cash Flow	$1,064,249	$1,066,365	$1,088,626	$1,021,754	$1,039,387	$86,616

Occupancy(4)	100.0%	100.0%	100.0%	100.0%	96.5%
NOI DSCR	1.23x	1.23x	1.26x	1.18x	1.21x
NCF DSCR	1.23x	1.23x	1.26x	1.18x	1.20x
NOI Debt Yield	7.2%	7.2%	7.4%	6.9%	7.0%
NCF Debt Yield	7.2%	7.2%	7.4%	6.9%	7.0%

TTM represents the trailing 12-month period ending March 31, 2026.

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 7, 2026.
(2)	Other Expenses consists of repairs & maintenance, utilities, professional fees, general & administrative, turnover expenses, contract services and marketing expenses.
(3)	Occupancy represents physical occupancy for historical cash flows. UW Occupancy is based on the economic occupancy of The William and The Geoffrey Properties. As of April 7, 2026, The William and The Geoffrey Properties were 100.0% occupied.

The Market. The William and The Geoffrey Properties are located in the East Village neighborhood of New York, New York. The neighborhood surrounding The William and The Geoffrey Properties is comprised primarily of multifamily and mixed use buildings. Access is provided via the F, J, M and Z subway lines at Delancey and Essex Streets, providing convenient access to Brooklyn, New York. Additionally, The William and The Geoffrey Properties location provides access to the Williamsburg Bridge, Brooklyn Battery Tunnel to the south and the Holland Tunnel to the east.

According to the appraisal, The William and The Geoffrey Properties are located in the New York-NY multifamily market and the East Village multifamily submarket. As of the fourth quarter of 2025, the New York-NY multifamily market reported inventory of 229,467 units, an occupancy rate of 91.7% and an asking rental rate of $4,670 per unit, a slight decrease over the prior quarter asking rental rate of $4,689 per unit. As of the fourth quarter of 2025, the East Village multifamily submarket reported an inventory of 850 units, an occupancy rate of 89.0% and an asking rental rate of $4,842 per unit.

A-3-86

Mortgage Loan No. 17 — The William and The Geoffrey

The following table presents certain information relating to the appraisal’s market rent conclusion for The William and The Geoffrey Properties:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The William and The Geoffrey New York, NY	2021 / NAP	100.0%(2)	12(2)	2-BR / 2.5-BA	1,600	(2)	$6.88	(2)	$11,010	(2)
				4-BR / 3-BA	2,000	(2)	$6.11	(2)	$12,215	(2)
38 East 1st Street New York, NY	1920 / NAP	NAV	13	2-BR / 2-BA	1,318		$100.15		$11,000
38 Stuyvesant Street New York, NY	1900 / NAP	NAV	12	2-BR / 2-BA	1,385		$103.97		$12,000
410 East 9th Street New York, NY	1900 / NAP	NAV	2	2-BR / 2.5-BA	1,888		$88.95		$13,995
125 East 12th Street New York, NY	1988 / NAP	NAV	44	2-BR / 2-BA	1,245		$96.87		$10,050
104 Avenue B New York, NY	1945 / NAP	NAV	4	2-BR / 2-BA	1,500		$68.00		$8,500
91 East 4th Street New York, NY	1929 / NAP	NAV	5	4-BR / 2-BA	2,000		$71.97		$11,995
425 East 12th Street New York, NY	1900 / NAP	NAV	12	4-BR / 2-BA	1,412		$76.44		$8,995
631 East 6th Street New York, NY	1900 / NAP	NAV	10	4-BR / 3-BA	2,200		$65.45		$12,000
230 East 11th Street New York, NY	1900 / NAP	NAV	2	4-BR / 2-BA	2,829		$65.75		$15,500
20 St Marks Place New York, NY	1900 / NAP	NAV	5	4-BR / 2-BA	1,300		$129.23		$14,000

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 7, 2026.

The Borrower. The borrower is 436 and 442 East 13th Street Owner LLC, a single purpose, bankruptcy remote New York limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of The William and The Geoffrey Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The William and The Geoffrey Mortgage Loan are Drew Popkin, Adam Shapiro and David Kantor. Drew Popkin and Adam Shapiro are co-founders of Highpoint Property Group (“HPG”), a real estate developer, operator, owner and manager based in New York, with a primary focus on residential and mixed-use development throughout New York and the tri-state areas. Since 2017, HPG has owned, developed or repositioned real estate assets across New York.

Property Management. The William and The Geoffrey Properties are managed by McCallister Management LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $5,837 into an insurance reserve, (ii) $84,194 into a real estate tax reserve, and (iii) $2,750 into a deferred maintenance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $42,097).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $2,919).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $250 into a replacement reserve account.

Lockbox / Cash Management. The William and The Geoffrey Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within three business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The William and The Geoffrey Mortgage Loan documents. Pursuant to The William and The Geoffrey Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The William and The Geoffrey Mortgage Loan documents) are required to be applied as

A-3-87

Mortgage Loan No. 17 — The William and The Geoffrey

follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of The William Apartments and The Geoffrey Apartments Mortgage Loan and any amounts due under The William Apartments and The Geoffrey Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) the debt service coverage ratio on any date of determination by the lender is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur (a) if the Cash Management Trigger Event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event of default is cured or waived and (b) if the Cash Management Trigger Event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio was at least 1.10x for two consecutive quarters; provided that the following conditions must also be satisfied: (1) for two consecutive calendar quarters since the recent Cash Management Trigger Event: (A) no event of default has occurred, and (B) after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-88

Mortgage Loan No. 18 — Nox Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$13,167,000	Title:	Fee Simple
Cut-off Date Principal Balance:	$13,167,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	2.9%	Net Rentable Area (Units):	86
Loan Purpose:	Refinance	Location:	Minneapolis, MN
Borrower:	2700 Girard Apartments LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Robb Lubenow and Bryan Walters	Occupancy:	96.5%
Interest Rate:	5.72100%	Occupancy Date:	6/1/2026
Note Date:	6/4/2026	4th Most Recent NOI (As of):	$741,422 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$781,861(12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$923,918 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$919,122 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$1,790,586
Call Protection:	L(26),DorYM1(27),O(7)	UW Expenses:	$828,843
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$961,743
Additional Debt:	No	UW NCF:	$944,543
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$17,710,000 / $205,930
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/13/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$153,105
Taxes:	$66,517	$23,544	N/A	Maturity Date Loan / Unit:	$153,105
Insurance:	$22,467	$4,493	N/A	Cut-off Date LTV:	74.3%
Replacement Reserve:	$0	$1,433	N/A	Maturity Date LTV:	74.3%
				UW NCF DSCR:	1.24x
				UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,167,000	95.3%	Loan Payoff	$12,896,645	93.3%
Borrower Sponsor Equity	650,878	4.7	Closing Costs	832,250	6.0
			Reserves	88,984	0.6
Total Sources	$13,817,878	100.0%	Total Uses	$13,817,878	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Midline Apartments mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Nox Apartments mortgage loan (the “Nox Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Nox Apartments Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.72100% per annum on an Actual/360 basis.

The Property. The Nox Apartments Property is a 86-unit multifamily property located in Minneapolis, Minnesota, which was built in 2021 and consists of one, four-story building situated on a 0.54-acre site. The Nox Apartments Property features studio, alcove, one-bedroom and two-bedroom units for an average unit size of 599 SF. Unit amenities include a stainless steel appliance package, floor to ceiling windows, dark wood flooring, marbled quartz countertop and grey cabinetry, in-unit laundry in select units, and balconies and patios in select units. Property amenities include a rooftop lounge, a resident lounge, co-working spaces, a fitness center, laundry facilities, an onsite pet spa and a heated underground parking garage. Parking is provided via 50 garage spaces, resulting in a parking ratio of 0.58-spaces per unit. As of June 1, 2026, the Nox Apartments Property was 96.5% occupied.

A-3-89

Mortgage Loan No. 18 — Nox Apartments

The following table presents detailed information with respect to the unit mix at the Nox Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
Studio	16	18.6%	16	100.0%	422	$1,160	$2.75
Alcove	17	19.8	17	100.0%	538	$1,320	$2.45
1-BR / 1-BA	38	44.2	35	92.1%	599	$1,573	$2.63
2-BR / 1-BA	7	8.1	7	100.0%	717	$1,817	$2.53
2-BR / 2-BA	8	9.3	8	100.0%	977	$2,188	$2.24
Total/Wtd. Avg.	86	100.0%	83	96.5%	599	$1,521	$2.54
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of the Nox Apartments Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
95.4%	90.7%	94.2%	96.5%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of June 1, 2026.

Appraisal. According to the appraisal, the Nox Apartments Property had an “as-is” appraised value of $17,710,000 as of February 13, 2026. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$17,710,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 17, 2026, there was no evidence of any recognized environmental conditions at the Nox Apartments Property.

A-3-90

Mortgage Loan No. 18 — Nox Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Nox Apartments Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,488,314	$1,487,455	$1,533,686	$1,548,893	$1,579,200	$18,363
Vacancy	(114,484)	(116,730)	(77,550)	(77,883)	(78,960)	(918)
Loss to Lease	(12,300)	(2,923)	3,585	6,633	(6,984)	(81)
Credit Loss/Loss to Lease	0	0	(8,090)	(8,526)	(7,466)	(87)
Concessions	(60,533)	(27,702)	(39,822)	(45,296)	(23,583)	(274)
Net Rental Income	$1,300,998	$1,340,099	$1,411,810	$1,423,820	$1,462,206	$17,002
Other Income(3)	285,378	264,787	323,265	320,764	328,379	3,818
Effective Gross Income	$1,586,375	$1,604,886	$1,735,075	$1,744,584	$1,790,586	$20,821

Real Estate Taxes	270,128	274,009	247,366	268,059	268,059	3,117
Insurance	20,367	34,852	51,886	55,022	51,353	597
Management Fee	65,511	65,820	50,564	46,667	53,718	625
Other Expenses(4)	488,948	448,345	461,341	455,714	455,714	5,299
Total Expenses	$844,953	$823,025	$811,157	$825,462	$828,843	$9,638

Net Operating Income	$741,422	$781,861	$923,918	$919,122	$961,743	$11,183
Replacement Reserves	0	0	0	0	17,200	200
Net Cash Flow	$741,422	$781,861	$923,918	$919,122	$944,543	$10,983

Occupancy(5)	87.4%	90.1%	92.1%	91.9%	92.6%
NOI DSCR	0.97x	1.02x	1.21x	1.20x	1.26x
NCF DSCR	0.97x	1.02x	1.21x	1.20x	1.24x
NOI Debt Yield	5.6%	5.9%	7.0%	7.0%	7.3%
NCF Debt Yield	5.6%	5.9%	7.0%	7.0%	7.2%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2026.
(3)	Other Income is comprised of parking income, tenant reimbursements, pet fees, late fees and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative, contract expenses, marketing expenses, and turnover expenses.
(5)	Occupancy represents economic occupancy for historical cashflows and UW cash flows. As of June 1, 2026, the Nox Apartments Property was 96.5% occupied.

The Market. The Nox Apartments Property is located within the central area of the Minneapolis metropolitan statistical area (the “Minneapolis MSA”). Major employers within the Minneapolis MSA include Fairview Health Services, Target Corporation, Allina Health System, University of Minnesota and HealthPartners Inc. Regional access to the Nox Apartments Property is provided via Intestate 394, Interstate 35W and Minnesota State Highway 62. According to the appraisal, The Nox Apartments Property is situated within an established residential and mixed-use neighborhood in south Minneapolis characterized by a combination of multifamily residential, retail, commercial, and neighborhood service uses. The surrounding area reflects a mature urban development pattern with a diverse mix of housing options, local businesses, and community amenities. Public transportation in the area is provided by Metro Transit, with multiple bus routes serving nearby corridors and connecting the Nox Apartments Property to destinations throughout the Twin Cities. The Nox Apartments Property is also located within approximately 4.4-miles of the Metro Blue and Green light rail lines, which provide connections to downtown Minneapolis, downtown St. Paul, the University of Minnesota, and Minneapolis–St. Paul International Airport.

According to the appraisal, the Nox Apartments Property is located in the Uptown apartment submarket within the Minneapolis MSA apartment market. As of the fourth quarter of 2025, the Minneapolis MSA apartment market reported an inventory of 445,318 units, with an occupancy rate of 93.9% and an asking rental rate of $1,548 per unit, an increase from the previous quarter’s asking rent of $1,543 per unit. The Uptown apartment submarket reported inventory of 6,400 units, with an occupancy rate of 91.0% and an asking rental rate of $1,482 per unit, an increase from the previous quarter’s asking rent of $1,458 per unit.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Nox Apartments Property was 40,133, 237,423, and 508,529, respectively, and an average household income within the same radii was $109,468, $117,069, and $123,383, respectively.

A-3-91

Mortgage Loan No. 18 — Nox Apartments

The following table presents certain information relating to the appraisal’s market rent conclusion for the Nox Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Nox Apartments 2703 Girard Avenue South Minneapolis, MN	2021 / NAP	96.5%(2)	86(2)	Studio	422	(2)	$2.75	(2)	$1,160	(2)
				Alcove	538	(2)	$2.45	(2)	$1,320	(2)
				1-BR / 1-BA	599	(2)	$2.63	(2)	$1,573	(2)
				2-BR / 1-BA	717	(2)	$2.53	(2)	$1,817	(2)
				2-BR / 2-BA	977	(2)	$2.24	(2)	$2,188	(2)
The Bohen 2851 Hennepin Avenue South Minneapolis, MN	2023 / NAP	91.6%	143	Studio	481-491		$2.89-$2.97		$1,390-$1,460
				1-BR / 1-BA	558-770		$2.30-$2.82		$1,545-$1,885
				2-BR / 1-BA	870		$2.90		$2,525
				2-BR / 2-BA	885-1,006		$2.71-$2.78		$2,463-$2,725
				3-BR / 2-BA	1,266		$2.34		$2,960
Lumos Apartments 2826 Girard Avenue South Minneapolis, MN				Studio	390-585		$2.21-$3.04		$1,185-$1,292
	2021 / NAP	98.7%	76	1-BR / 1-BA	492-621		$2.33-$3.11		$1,382-$1,503
				2-BR / 2-BA	945		$2.10		$1,989
Odie Apartments 607 West 28th Street Minneapolis, MN	2020 / NAP	97.0%	67	Studio	375-384		$3.14-$3.23		$1,205-$1,210
				1-BR / 1-BA	525-715		$2.40-$2.93		$1,540-$1,715
Alexander Apartments 3224-3236 Girard Avenue South Minneapolis, MN	2021 / NAP	96.1%	77	Studio	360-430		$2.74-$3.19		$1,145-$1,215
				1-BR / 1-BA	465-610		$2.54-$2.99		$1,391-$1,565
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2026.

The Borrower. The borrower is 2700 Girard Apartments LLC, a single purpose, bankruptcy remote Minnesota limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Nox Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Nox Apartments Mortgage Loan Mortgage Loan are Robb Lubenow and Bryan Walters. Robb Lubenow and Bryan Walters are the co-founders of Yellow Tree, a Minneapolis based real estate development, construction and property management firm. Yellow Tree focuses on the revitalization of urban properties. Since 2018, Yellow Tree has completed over 30 buildings and 2,300 units and invested over $504 million in the Twin Cities market.

Property Management. The Nox Apartments Property is managed by Yellow Tree Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $22,467 into an insurance reserve and (ii) $66,517 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $23,544).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $4,493).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $1,433 into a replacement reserve account.

Lockbox / Cash Management. The Nox Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Nox Apartments Mortgage Loan documents. Pursuant to the Nox Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Nox Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A-3-92

Mortgage Loan No. 18 — Nox Apartments

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Nox Apartments Mortgage Loan and any amounts due under the Nox Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur (a) if the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that, in each case, the following must be satisfied in connection with the cure: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-93

Mortgage Loan No. 19 — Hidden Creek Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$12,950,000	Title:	Fee
Cut-off Date Principal Balance:	$12,950,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	2.9%	Net Rentable Area (Units):	183
Loan Purpose:	Refinance	Location:	Jeffersonville, IN
Borrower:	MOF HC Owner, LLC	Year Built / Renovated:	1971 / 2022
Borrower Sponsor:	Ramon M. Corona	Occupancy:	93.4%
Interest Rate:	5.85500%	Occupancy Date:	4/10/2026
Note Date:	11/12/2025	4th Most Recent NOI (As of)(2):	$432,250 (12/31/2023)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(2):	$795,444 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$893,252 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$896,455 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	86.2%
Amortization Type:	Interest Only	UW Revenues:	$2,301,043
Call Protection:	L(32),DorYM1(24),O(4)	UW Expenses:	$1,332,802
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$968,241
Additional Debt:	No	UW NCF:	$922,241
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$18,140,000 / $99,126
Additional Debt Type:	N/A	Appraised Value As Of Date:	10/8/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,765
Taxes:	$182,136	$18,873	N/A	Maturity Date Loan / Unit:	$70,765
Insurance:	$167,726	$18,636	N/A	Cut-off Date LTV:	71.4%
Replacement Reserve:	$0	$3,833	N/A	Maturity Date LTV:	71.4%
Deferred Maintenance:	$61,055	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$12,950,000	85.4%	Loan Payoff	$14,262,781	94.0%
Borrower Sponsor Equity	2,221,987	14.6	Closing Costs	498,290	3.3
			Reserves	410,917	2.7
Total Sources	$15,171,987	100.0%	Total Uses	$15,171,987	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Since acquisition, the borrower completed significant renovations on unit interiors and common area amenities, resulting in progressive increases from 4th Most Recent NOI to 3rd and 2nd Most Recent NOI as the property stabilized.

The Loan. The Hidden Creek Apartments mortgage loan (the “Hidden Creek Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a garden-style multifamily property (the “Hidden Creek Apartments Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.85500% per annum on an Actual/360 basis.

The Property. The Hidden Creek Apartments Property is a 183-unit garden-style multifamily property located in Jeffersonville, Indiana, which was built in 1971 and consists of 23, two-story apartment buildings and one clubhouse building situated on a 11.10-acre site. The Hidden Creek Apartments Property features 70 one-bedroom/one-bathroom units, 91 two-bedroom/one-bathroom units, and 22 two-bedroom/one-and-a-half-bathroom units. Community amenities include a swimming pool, dog park, playground, clubhouse with a leasing office and common laundry room. Unit amenities include stainless steel appliances, dishwashers, quartz countertops, LVP flooring, and washer/dryer connections. Since 2022, the borrower sponsor has completed $2,525,854 in interior and exterior capital improvements at the property. Parking is provided via 343 surface spaces, resulting in a parking ratio of approximately 1.86-spaces per unit. As of April 10, 2026, the Hidden Creek Apartments Property was 93.4% occupied.

A-3-94

Mortgage Loan No. 19 — Hidden Creek Apartments

The following table presents detailed information with respect to the unit mix at the Hidden Creek Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units		% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
1-BR / 1-BA	70		38.3%	64	91.4%	859	$913	$1.06
2-BR / 1-BA	91		49.7	86	94.5%	1,030	$1,090	$1.06
2-BR / 1.5-BA	22		12.0	21	95.5%	1,050	$1,045	$1.00
Total/Wtd. Avg.	183	(2)	100.0%	171	93.4%	967	$1,018	$1.05
(1)	Based on the underwritten rent roll dated April 10, 2026. Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.
(2)	Total unit count per the rent roll dated April 10, 2026 includes one employee unit.

The following table presents certain information relating to the historical and current occupancy of the Hidden Creek Apartments Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
88.5%	85.3%	85.3%	93.4%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of April 10, 2026.

Appraisal. According to the appraisal, the Hidden Creek Apartments Property had an “as-is” appraised value of $18,140,000 as of October 8, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$18,140,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 21, 2025, there was no evidence of any recognized environmental conditions at the Hidden Creek Apartments Property.

A-3-95

Mortgage Loan No. 19 — Hidden Creek Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Hidden Creek Apartments Property:

Cash Flow Analysis

	2022	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,274,712	$2,248,832	$2,281,390	$2,279,516	$2,287,085	$2,324,256	$12,701
Vacancy	(77,740)	(224,547)	(283,876)	(184,719)	(161,144)	(164,928)	(901)
Credit Loss	(62,900)	(61,834)	(70,589)	(82,192)	(69,726)	(57,819)	(316)
Loss-to-Lease	(834,103)	(397,364)	(181,024)	(75,937)	(69,026)	(54,648)	(299)
Employee/Model Units	0	(10,997)	(10,068)	(8,992)	(14,490)	(15,300)	(84)
Concessions	(8,413)	(19,604)	(38,723)	(39,912)	(40,224)	(27,369)	(150)
Net Rental Income	$1,291,557	$1,534,487	$1,697,111	$1,887,764	$1,932,475	$2,004,192	$10,952
Other Income(3)	120,926	202,957	329,819	313,143	294,311	296,851	1,622
Effective Gross Income	$1,412,483	$1,737,444	$2,026,930	$2,200,908	$2,226,786	$2,301,043	$12,574

Real Estate Taxes	198,491	222,220	240,000	240,710	240,661	240,661	1,315
Insurance	201,920	274,752	227,538	210,195	211,509	211,509	1,156
Management Fee	45,689	52,723	59,220	64,903	66,560	69,031	377
Other Expenses(4)	462,471	755,499	704,728	791,848	811,601	811,601	4,435
Total Expenses	$908,571	$1,305,194	$1,231,486	$1,307,656	$1,330,331	$1,332,802	$7,283

Net Operating Income	$503,912	$432,250	$795,444	$893,252	$896,455	$968,241	$5,291
Replacement Reserves	10,891	0	0	0	0	46,000	251
Net Cash Flow	$493,021	$432,250	$795,444	$893,252	$896,455	$922,241	$5,040

Occupancy(5)	95.7%	88.5%	85.3%	85.3%	NAV	86.2%
NOI DSCR	0.66x	0.56x	1.03x	1.16x	1.17x	1.26x
NCF DSCR	0.64x	0.56x	1.03x	1.16x	1.17x	1.20x
NOI Debt Yield	3.9%	3.3%	6.1%	6.9%	6.9%	7.5%
NCF Debt Yield	3.8%	3.3%	6.1%	6.9%	6.9%	7.1%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW rent is based on the underwritten rent roll dated April 10, 2026.
(3)	Other Income is comprised of utility reimbursements, renters insurance fees, laundry & vending income, administrative fees, application fees, NSF fees, late fees, legal fees, pet fees, key and lock fees, lease cancellation fees, damage/turnover charges, interest income, collection income, month-to-month fees, transfer fees, insufficient notice fees, and miscellaneous income.
(4)	Other Expenses is comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover, contract services, and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Hidden Creek Apartments Property is located in Jeffersonville, Clark County, Indiana, which is part of the Louisville-Jefferson County, KY-IN metropolitan statistical area (the “Louisville-Jefferson County MSA”). The Louisville-Jefferson County MSA’s largest employers include United Parcel Service (UPS) (24,000 employees), Norton Healthcare (16,785 employees), UofL Health Inc. (14,654 employees), Ford Motor Co. (12,531 employees), and Baptist Healthcare Systems Inc. (11,085 employees). As of August 2025, unemployment in the MSA stood at 4.0%. Industries providing economic stability include vehicle manufacturing, logistics and transportation, and construction.

The Hidden Creek Apartments Property is located in the southeastern area of Jeffersonville, Indiana, approximately 8.0 miles north of the Louisville, Kentucky central business district. Major access routes serving the Hidden Creek Apartments Property include Interstate 265, Interstate 65, and US Highway 31. Hidden Creek Apartments Property is approximately 11.8 miles from the Louisville Muhammad Ali International Airport.

According to the appraisal, the Hidden Creek Apartments Property is located in the Northwest Louisville multifamily submarket within the Louisville/Jefferson County multifamily market. As of the third quarter of 2025, the Louisville/Jefferson County apartment market had a vacancy rate of 4.5%, an average rental rate of $1,299 per unit per month, and an existing inventory of 103,703 units. 458 new units were delivered during the quarter, a decline from 749 units delivered in the prior quarter. The Northwest Louisville submarket had a vacancy rate of 4.1%, an average asking rent of $1,179 per unit, and an existing inventory of 15,163 units. 206 new units were delivered to the submarket in the third quarter of 2025.

A-3-96

Mortgage Loan No. 19 — Hidden Creek Apartments

According to the appraisal, the 2025 total population within a one-, three-, and five-mile radius of the Hidden Creek Apartments Property was 9,476, 45,005, and 126,330, respectively, and the 2025 average household income within the same radii of $83,079, $96,099, and $109,366, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Hidden Creek Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Hidden Creek Apartments 3130 Middle Road Jeffersonville, IN	1971 / 2022	93.4%(2)	183(2)	1-BR / 1-BA	859	(2)	$1.06	(2)	$913	(2)
				2-BR / 1-BA	1,030	(2)	$1.06	(2)	$1,090	(2)
				2-BR / 1.5-BA	1,050	(2)	$1.06	(2)	$1,045	(2)
Beech Grove Apartments 3014 Beech Grove Court Jeffersonville, IN	1972 / 2006	90.0%	182	1-BR / 1-BA	603		$1.37		$825
				2-BR / 2-BA	871		$1.21		$1,050
				3-BR / 2-BA	1,143		$1.06		$1,217
Bridgepoint Apartments 1919 Viking Drive Jeffersonville, IN	1969 / NAP	96.0%	136	1-BR / 1-BA	650		$1.21		$785
				2-BR / 1-BA	985		$0.93		$915
Lighthouse Apartments 900 Lighthouse Drive Jeffersonville, IN	2002 / NAP	98.0%	232	1-BR / 1-BA	850		$1.15		$980
				2-BR / 2-BA	1,020		$1.08		$1,100
				3-BR / 2-BA	1,300		$1.12		$1,450
Autumn Ridge Apartments 3250 Autumn Ridge Court Jeffersonville, IN	1996 / NAP	96.0%	104	1-BR / 1-BA	683		$1.49		$1,015
				2-BR / 2-BA	1,125		$1.00		$1,125
Olde Towne Village Apartments 790 Irving Drive Clarksville, IN	1965 / 1996	94.0%	156	1-BR / 1-BA	750		$1.17		$880
				2-BR / 1-BA	1,300		$0.75		$981
River Chase Apartments 626 Dartmouth Drive Clarksville, IN	1972 / 2020	96.0%	472	1-BR / 1-BA	750		$1.06		$795
				2-BR / 2-BA	1,000		$0.91		$905
				3-BR / 2-BA	1,340		$1.02		$1,363
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 10, 2026.

The Borrower. The borrower is MOF HC Owner, LLC, a single-purpose, bankruptcy-remote Delaware limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Hidden Creek Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Hidden Creek Apartments Mortgage Loan is Ramon M. Corona. Mr. Corona is a founding principal at Monument Capital Management, a fully integrated real estate investment firm focused on acquiring and repositioning multifamily assets, which has acquired over $1 billion in assets across 16 US states, comprised of over 15,000 units.

Property Management. The Hidden Creek Apartments Property is managed by Monument Real Estate Services LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $167,726 into an insurance reserve, (ii) $182,136 into a real estate tax reserve, and (iii) $61,055 into a required repairs reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $18,873).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $18,636).

Replacement Reserve – On each monthly payment date the borrower is required to deposit an amount equal to approximately $3,833 into a replacement reserve account.

Lockbox / Cash Management. The Hidden Creek Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Hidden Creek Apartments Mortgage Loan documents. Pursuant to Hidden Creek Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment

A-3-97

Mortgage Loan No. 19 — Hidden Creek Apartments

of monthly amounts due under the Hidden Creek Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the occurrence of the related Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of the Hidden Creek Mortgage Loan and any amounts due under the Hidden Creek Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or waiver thereof and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.15x for two consecutive quarters; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-98

Mortgage Loan No. 20 — Alpine Studios
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$10,550,000	Title:	Fee
Cut-off Date Principal Balance:	$10,550,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	2.4%	Net Rentable Area (Units):	114
Loan Purpose:	Refinance	Location:	Indianapolis, IN
Borrower:	AP Alpine LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	Aminim Properties, LLC	Occupancy:	94.7%
Interest Rate:	6.06000%	Occupancy Date:	5/5/2026
Note Date:	6/11/2026	4th Most Recent NOI (As of):	$836,439 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of):	$816,882 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$855,613 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$798,751 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$1,647,173
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$793,386
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$853,787
Additional Debt:	No	UW NCF:	$825,287
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$14,425,000 / $126,535
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/8/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$92,544
Taxes:	$58,942	$20,863	N/A	Maturity Date Loan / Unit:	$92,544
Insurance:	$5,938	$2,969	N/A	Cut-off Date LTV:	73.1%
Replacement Reserve:	$0	$2,375	N/A	Maturity Date LTV:	73.1%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$10,550,000	100.0%	Loan Payoff	$9,868,753	93.5%
			Closing Costs	574,154	5.4
			Reserves	64,880	0.6
			Principal Equity Distribution	42,213	0.4
Total Sources	$10,550,000	100.0%	Total Uses	$10,550,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Alpine Studios mortgage loan (the “Alpine Studios Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Alpine Studios Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.06000% per annum on an Actual/360 basis.

The Property. The Alpine Studios Property is a 114-unit multifamily property located in Indianapolis, Indiana, which was built in 2021 and consists of four three-story buildings situated on a 5.37-acre site. The Alpine Studios Property features 58 studio units, 42 one-bedroom units, and 14 two-bedroom units. Unit amenities include stainless steel kitchen appliances, wood cabinets, laminate countertops, in-unit washer/dryer, and ceiling fans. Community amenities include a clubhouse, fitness center, dog park, and on-site management. Parking is provided via 127 surface spaces, resulting in a parking ratio of approximately 1.1 spaces per unit. As of May 5, 2026, the Alpine Studios Property was 94.7% occupied.

A-3-99

Mortgage Loan No. 20 — Alpine Studios

The following table presents detailed information with respect to the unit mix at the Alpine Studios Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
Studio	58	50.9%	58	100.0%	450	$965	$2.14
1-BR / 1-BA	42	36.8	38	90.5%	691	$1,179	$1.71
2-BR / 1-BA	7	6.1	7	100.0%	992	$1,382	$1.39
2-BR / 2-BA	7	6.1	5	71.4%	936	$1,419	$1.52
Total/Wtd. Avg.	114	100.0%	108	94.7%	602	$1,088	$1.84
(1)	Based on the underwritten rent roll dated May 5, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Alpine Studios Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
96.9%	92.4%	91.6%	94.7%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of May 5, 2026.

Appraisal. According to the appraisal, the Alpine Studios Property had an “as-is” appraised value of $14,425,000 as of May 8, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$14,425,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 19, 2026, there was no evidence of any recognized environmental conditions at the Alpine Studios Property.

A-3-100

Mortgage Loan No. 20 — Alpine Studios

The following table presents certain information relating to the operating history and underwritten cash flows of the Alpine Studios Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,384,334	$1,465,788	$1,479,553	$1,492,831	$1,502,718	$13,182
Vacancy	(47,754)	(115,362)	(141,352)	(154,924)	(92,730)	(813)
Credit Loss	(7,990)	(13,166)	(12,158)	(14,154)	(14,154)	(124)
Concessions	(2,629)	(4,973)	(38,022)	(55,838)	(7,050)	(62)
Net Rental Income	$1,325,961	$1,332,287	$1,288,021	$1,267,915	$1,388,784	$12,182
Other Income(3)	280,256.00	276,628.00	260,595.00	258,389.00	258,389.00	2,267
Effective Gross Income	$1,606,217	$1,608,915	$1,548,616	$1,526,304	$1,647,173	$14,449

Real Estate Taxes	250,356	264,148	176,664	182,938	247,082	2,167
Insurance	32,789	29,971	30,140	29,330	29,330	257
Management Fee	52,097	51,956	50,394	51,844	53,533	470
Other Expenses(4)	434,536	445,958	435,805	463,441	463,441	4,065
Total Expenses	$769,778	$792,033	$693,003	$727,553	$793,386	$6,960

Net Operating Income	$836,439	$816,882	$855,613	$798,751	$853,787	$7,489
Replacement Reserves	0	0	0	0	28,500	250
Net Cash Flow	$836,439	$816,882	$855,613	$798,751	$825,287	$7,239

Occupancy(5)	96.9%	92.4%	91.6%	90.9%	92.4%
NOI DSCR	1.29x	1.26x	1.32x	1.23x	1.32x
NCF DSCR	1.29x	1.26x	1.32x	1.23x	1.27x
NOI Debt Yield	7.9%	7.7%	8.1%	7.6%	8.1%
NCF Debt Yield	7.9%	7.7%	8.1%	7.6%	7.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	Gross Potential UW Rent is based on the underwritten rent roll dated May 5, 2026.
(3)	Other Income is comprised of interest income, pet fee/pet rent, utility reimbursements, pest control fees, valet trash fees, and application fees, administrative fees, and waived deposit fees.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover, contract services, and advertising & marketing expenses.
(5)	Occupancy represents the physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Alpine Studios Property is located Indianapolis, Indiana, within the Indianapolis-Carmel-Greenwood, Indiana metropolitan statistical area (the “Indianapolis MSA”). The Indianapolis MSA is home to companies in the automotive manufacturing, pharmaceuticals, information technology, advanced manufacturing, life sciences, logistics, sports, and motor-sports industries. Retail, healthcare and government organizations are also significant industries. The top five employers in the Indianapolis MSA are Walmart Inc. (44,751 employees), the U.S. Government (41,200 employees), Indiana University Health (35,238 employees), the State of Indiana (31,369 employees), and Indiana University (26,043 employees). As of December 2025, the Indianapolis MSA included a total of 1,160,735 employees and had a 2.5% unemployment rate.

The Alpine Studios Property is located in the southwest portion of Indianapolis along the State Road 67/Kentucky Avenue commercial corridor. Primary local access roads include Six Points Road, which leads to Interstate 70, the Plainfield Industrial Parks, and the new Indianapolis International Airport Midfield Terminal. Additional highways serving the Alpine Studios Property include the Interstate 67 and the Interstate 465 interchange.

According to the appraisal, the Alpine Studios Property is located in the Southwest Indianapolis multifamily submarket within the Indianapolis-Carmel-Greenwood/Greencastle, Indiana multifamily market. As of the first quarter of 2026, the Indianapolis-Carmel-Greenwood/Greencastle, Indiana apartment market reported a vacancy rate of 5.3%, average asking rent of $1,323 per unit per month, and inventory of 187,056 units. 1,005 units were delivered during the quarter, an increase over the prior quarter’s 738 delivered units. As of the first quarter of 2026, the Southwest Indianapolis apartment submarket had a vacancy rate of 5.0%, an average asking rent of $1,146 per unit per month, and 16,040 units of existing inventory. There were no new units completed during the first quarter of 2026.

A-3-101

Mortgage Loan No. 20 — Alpine Studios

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Alpine Studios Property was 6,097, 34,816, and 96,327, respectively, and the average household income within the same radii was $77,718, $78,935, and $85,641, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Alpine Studios Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Alpine Studios 5818 Flight School Drive Indianapolis, IN	2021 / NAP	94.7%(2)	114(2)	Studio	450	(2)	$2.14	(2)	$965	(2)
				1-BR / 1-BA	691	(2)	$1.71	(2)	$1,179	(2)
				2-BR / 1-BA	992	(2)	$1.39	(2)	$1,382	(2)
				2-BR / 2-BA	936	(2)	$1.52	(2)	$1,419	(2)
Residences on Penn 2801 South Pennsylvania Street Indianapolis, IN	2025 / NAP	93.0%	17	Studio	603		$1.37		$825
				1-BR / 1-BA	871		$1.21		$1,050
				2-BR / 1-BA	1,143		$1.06		$1,217
Arbor Manor Apartments 212 Churchill Drive Mooresville, IN	1965 / NAP	94.0%	108	Studio	363		$363		$837
				1-BR / 1-BA	477		$477		$933
				2-BR / 1-BA	678		$678		$1,035
				2-BR / 1.5-BA	780		$780		$1,045
				2-BR / 2.5-BA	815		$815		$1,070
Horizons 4955 Red Horizon Boulevard Indianapolis, IN	1972 / NAP	90.0%	274	1-BR / 1-BA	600		$1.54		$925
				2-BR / 1-BA	750		$1.47		$1,105
				3-BR / 1.5-BA	1,050		$1.26		$1,321
				4-BR / 1.5-BA	1,200		$1.25		$1,505
Stone Ridge 7111 Vedder Place Indianapolis, IN	2002 / 2016	91.0%	393	1-BR / 1-BA	720		$1.48		$1,065
				2-BR / 1-BA	868		$1.72		$1,497
				2-BR / 2-BA	929		$1.60		$1,485
				3-BR / 2-BA	1,129		$1.51		$1,706
				2-BR / 2.5-BA	1,311		$1.31		$1,711
				3-BR / 2.5-BA	1,836		$1.24		$2,281
Bristol Apartments 7705 Harborside Drive Indianapolis, IN	2004 / NAP	92.0%	211	1-BR / 1-BA	788-797		$1.42-$1.44		$1,135
				2-BR / 2-BA	997-1393		$1.27-$2.60		$1,355-$2,590
				3-BR / 2-BA	1,188		$1.89		$2,240
Aspen Pointe 5838 Mooreseville Indianapolis, IN	1969 / 2016	90.0%	180	Studio	533		$1.83		$976
				1-BR / 1-BA	738		$1.52		$1,120
				2-BR / 1-BA	814		$1.53		$1,247
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 5, 2026.

The Borrower. The borrower is AP Alpine LLC, a single purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Alpine Studios Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Alpine Studios Mortgage Loan is Aminim Properties, LLC, a privately held commercial real estate investment company established in 1996. Since 2004, the company has made over $1.7 billion multifamily acquisitions. The firm has purchased and managed more than 10,700 apartment units in the United States across multiple markets and has purchased and managed more than 4 million square feet of logistics, industrial and other commercial space in the United States, Canada, and Europe.

Property Management. The Alpine Studios Property is managed by Birge & Held Property Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $5,938 into an insurance reserve and (ii) $58,942 into a real estate tax reserve.

A-3-102

Mortgage Loan No. 20 — Alpine Studios

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $20,863).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $2,969).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $2,375 into a replacement reserve account.

Lockbox / Cash Management. The Alpine Studios Mortgage Loan is structured with a springing lockbox and springing cash management. No later than 10 business days following the occurrence of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish and maintain a lender-controlled lockbox account and (ii) the borrower or manager is required to deposit any such amounts received into the lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Alpine Studios Mortgage Loan documents. Pursuant to the Alpine Studios Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Alpine Studios Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) payment in full of the Alpine Studios Mortgage Loan and any amounts due under the Alpine Studios Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, the date the event of default is cured or waived and (b) the occurrence of the Cash Management Trigger Event in clause (ii) of such definition, the date on which the debt service coverage is at least equal to 1.15x for one quarter; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-103

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Contacts
Role	Party and Contact Information
Depositor	Natixis Commercial Mortgage Securities LLC
	Real Estate Finance of Americas,	(212) 891-6100
Head of CMBS Securities, 1251 Avenue of the Americas | New York, NY 10020 | United States
Servicer & Special Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Certificate Administrator and Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: D2-Natixis 2026-M1 – Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-26	0	0	0	0	0	0
Aug-26	0	0	0	0	0	0
Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	09/17/26	D2-Natixis Multifamily Mortgage Trust 2026-M1
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-M1

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the prior calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2026 (the “Pooling and Servicing Agreement”), between Natixis Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Transaction: D2-Natixis Multifamily Mortgage Trust 2026-M1, Commercial Mortgage Pass-Through Certificates, Series 2026-M1

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer as of December 31, [INSERT YEAR]: [Midland Loan Services, a Division of PNC Bank, National Association]

Directing Certificateholder: [                    ]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a) [●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b) Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. The Asset Status Reports may not yet be fully implemented.

2.	An Operating Advisor Consultation Event [existed during some or all] [did not exist during any portion] of the prior calendar year [INSERT YEAR].
3.	[●] Mortgage Loans were, during the prior calendar year [INSERT YEAR], the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements set forth in the Pooling and Servicing Agreement)

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

has undertaken a review of the Special Servicer’s actions and decisions in respect of (A) Specially Serviced Loans and, (B) solely in connection with Major Decisions as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Event, Non-Specially Serviced Loans, in each case in light of (1) the Servicing Standard and (2) the requirements of the Pooling and Servicing Agreement. Based on such review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [believes / does not believe], in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to the performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATIONS FROM (1) THE SERVICING STANDARD AND/OR (2) THE SPECIAL SERVICER’S OBLIGATIONS UNDER THE POOLING AND SERVICING AGREEMENT]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                                List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and (with the exception of the items listed in paragraph no. 7 below) relied upon the accuracy and completeness of the items listed below:

1.	Information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, certain information the Operating Advisor has reasonably requested from the Special Servicer pursuant to the Pooling and Servicing Agreement, assets on the CREFC® Servicer Watch List, Specially Serviced Loans [AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and Major Decisions on Mortgage Loans].
2.	Each Final Asset Status Report [AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and each other Asset Status Report], in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement. The Operating Advisor reviewed Final Asset Status Reports with respect to the following Mortgage Loans: [LIST]. The Operating Advisor reviewed Asset Status Reports with respect to the following Mortgage Loans: [LIST].
3.	Each Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement. The Operating Advisor reviewed Major Decision Reporting Packages with respect to the following Mortgage Loans: [LIST]
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Major Decisions related to the following Mortgage Loans: [LIST]. The Operating Advisor
C-2

participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Asset Status Reports related to the following Mortgage Loans: [LIST]. The Operating Advisor participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.
7.	Appraisal Reduction Amount calculations, Collateral Deficiency Amount calculations and net present value calculations delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
8.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any (i) Appraisal Reduction Amount, (ii) Collateral Deficiency Amount or (iii) net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a)	The Operating Advisor [agreed/did not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

9.	The Special Servicer’s annual compliance statement, assessment of compliance report and attestation report by a third party regarding the Special Servicer’s compliance with its obligations delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

10.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
11.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements, re-engineer the quantitative aspects of their net present value calculation or similar underlying documents (other than documents that the Operating Advisor is required to review pursuant to Section 3.26 of the Pooling and Servicing Agreement), visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

C-3

IV.                                Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than receipt of any Major Decision Reporting Package and any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and applicable Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the applicable Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information made available to it pursuant to the Pooling and Servicing Agreement or delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to directly communicate with any investors pursuant to the Pooling and Servicing Agreement. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s Website.
C-4

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

[ ]

By:
Name:
Title:

C-5

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the MLPA.

The MLPA, together with the related representations and warranties, serves to contractually allocate risk between the sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.        Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller, participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity

D-1-1

(regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.      Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.

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Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage

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and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.    Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than

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(i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.    Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in

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accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring

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the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

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23   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a

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holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which

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provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity

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date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated

D-1-13

maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration,

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will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.   Intentionally Omitted.

40.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate

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of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-21 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-21 or its successor) at the related Mortgaged Property.

44.  Intentionally Omitted.

45.   Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

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46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

48.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-1-18

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

D-1-19

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-20

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Star Westheimer (Loan No. 3) / Star Villa Ana (Loan No. 14)

Midline Apartments (Loan No. 10) / Nox Apartments (Loan No. 18)

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[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Royal Blue (Loan No. 4)	The Mortgage is a second-priority mortgage, subject to the related Mortgagor’s obligation to make PILOT payments, which payments are secured by a first priority PILOT mortgage (the “PILOT Mortgage”) in favor of the Nassau County Industrial Development Agency (the “IDA”). The related Mortgagor’s obligations under the PILOT Mortgage are capped at $577,055.00, plus any enforcement costs and protective advances incurred or advanced by the IDA and any accrued interest thereon. At origination, the IDA provided an estoppel confirming no existing defaults under the PILOT Mortgage and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as the Mortgage on the Mortgaged Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.
(9) Junior Liens	The Helm on the Allegheny (Loan No. 2)	There is a related subordinate loan in the amount of $2,000,000 (the “URA Loan”) from the Urban Redevelopment Authority of Pittsburgh (the “Pittsburgh URA”) that is coterminous with the related Mortgage Loan. At origination, the lender and the Pittsburgh URA entered into a subordination and intercreditor agreement, subordinating the URA Loan to the related Mortgage Loan.
(15) Actions Concerning Mortgage Loan	The Maynard of Augusta (Loan No. 15)	The related borrower sponsor and guarantor was the guarantor of an $125 million loan secured by a non-collateral office property, and in connection with such loan, the related borrower sponsor executed a customary recourse guaranty. In July 2024, the lender commenced litigation against multiple parties, including the related borrower sponsor and affiliated entities, alleging, among other things, fraud and breach of contract in connection with the origination of that mortgage loan. On June 29, 2026, the court denied the defendants' motions to dismiss an amended complaint, and the defendants have filed notices of appeal. Such litigation may materially and adversely affect the related guarantor’s ability to perform under the guaranty related to the Mortgage Loan.
(26) Local Law Compliance	1010 Bedford-Stuyvesant (Loan No. 11)	There are open environmental control board violations at the related Mortgaged Property. The related Mortgage Loan documents require that the related Mortgagor diligently prosecute and complete the cure of such open violations.
(26) Local Law Compliance	The Lodge at St. Moritz (Loan No. 13)	There are building code and zoning code violations at the related Mortgaged Property. The related Mortgage Loan documents require that the related Mortgagor cure such open violations.

D-2-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	24
Summary of Risk Factors	49
Risk Factors	51
Description of the Mortgage Pool	130
Transaction Parties	168
Credit Risk Retention	187
Description of the Certificates	199
Description of the Mortgage Loan Purchase Agreement	237
Pooling and Servicing Agreement	246
Certain Legal Aspects of Mortgage Loans	350
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	370
Pending Legal Proceedings Involving Transaction Parties	371
Use of Proceeds	371
Yield and Maturity Considerations	372
Material Federal Income Tax Considerations	382
Certain State and Local Tax Considerations	396
Method of Distribution (Conflicts of Interest)	396
Incorporation of Certain Information by Reference	399
Where You Can Find More Information	399
Financial Information	400
Certain ERISA Considerations	400
Legal Investment	404
Legal Matters	405
Ratings	405
Index of Defined Terms	409

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$377,960,000
(Approximate)

Natixis Commercial Mortgage
Securities LLC
Depositor

D2-Natixis

Multifamily Mortgage
Trust 2026-M1
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2026-M1

Class A-2	$	[ ]
Class A-3	$	[ ]
Class X-A		$336,640,000
Class A-S		$24,000,000
Class B		$18,430,000
Class C		$22,890,000

PROSPECTUS

NATIXIS
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

August [_], 2026